Filed Pursuant to Rule 424(b)(3)

Registration No. 333-149137

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 29, 2008)

KAR HOLDINGS, INC.

$150,000,000 Floating Rate Senior Notes Due 2014

$450,000,000 8 3/4% Senior Notes Due 2014

$425,000,000 10% Senior Subordinated Notes Due 2015

Attached hereto and incorporated by reference herein is our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2008. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

See “Risk Factors” beginning on page 16 of the prospectus for a discussion of certain risks you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Goldman, Sachs & Co. may act as principal or agent in these transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such resales.

October 15, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-148847	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 4, 2008, the following subsidiaries of KAR Holdings, Inc. (the “Company”), ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Florida, LLC, ADESA Washington, LLC and ADESA Atlanta, LLC (collectively the “ADESA Entities”), entered into a transaction with subsidiaries of First Industrial Realty Trust, Inc. (“First Industrial”) to sell and simultaneously lease back to the ADESA Entities the interest of the ADESA Entities in the land (and improvements on the west 39 acres of the San Diego site) at eight vehicle auction sites. The closing of the sale-leaseback of seven of the eight locations has already occurred and the remaining site, a ground leasehold interest in Fairburn, Georgia, is expected to close by the end of September 2008, subject to the satisfaction of certain conditions set forth in the Purchase and Sale Agreement. The portfolio is comprised of four sites in California (Tracy, San Diego, Mira Loma and Sacramento), and single sites in Fairburn, Georgia (near Atlanta), Houston, Texas, Auburn, Washington (near Seattle-Tacoma), and Bradenton, Florida (near Tampa). The properties will continue to house ADESA’s used vehicle auctions.

The aggregate purchase price for the ADESA Entities’ interest in the subject properties is $81,915,000. The Company received net cash proceeds of approximately $73.1 million from the closing of the sale-leaseback of the first seven locations. The Company will utilize 50% of the net proceeds to repay debt in accordance with terms of its Senior Credit Agreement.

The initial lease term of each lease is 20 years for each property, together with additional renewal options to extend the term of each lease by up to an additional 20 years. Additionally, each lease contains a “cross default” provision pursuant to which a default under any other lease in the portfolio or any of the Guaranties (as defined below) shall be deemed a default under such lease; provided, however, the “cross default” provision shall remain in effect with respect to each lease only for such time as the lease is a part of the subject portfolio of leases and is held by First Industrial and its affiliates or a third party and its affiliates.

The Company entered into guaranties (the “Guaranties”) to guarantee the obligations of the ADESA Entities with respect to the leases. Under the Guaranties, the Company agreed to guarantee the payment of all rent, sums and charges of every type and nature payable by the applicable tenant under its lease, and the performance of all covenants, terms, conditions, obligations and agreements to be performed by the applicable tenant under its lease.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Document

10.1	Purchase and Sale Agreement, dated as of September 4, 2008, by and among the ADESA Entities (other than ADESA Atlanta, LLC) and First Industrial Acquisitions, Inc.

Exhibit Number	Description of Document

10.2	Purchase and Sale Agreement, dated as of September 4, 2008, by and between ADESA Atlanta, LLC and First Industrial Acquisitions, Inc.

10.3	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial, L.P. (East 39 Acres at San Diego, California)

10.4	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial, L.P. (West 39 Acres at San Diego, California)

10.5	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.6	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)

10.7	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)

10.8	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)

10.9	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)

10.10	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

10.11	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (East 39 Acres at Otay Mesa, California)

10.12	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (West 39 Acres at Otay Mesa, California)

10.13	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.14	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Tracy, California)

10.15	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Auburn, Washington)

10.16	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Houston, Texas)

10.17	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Mira Loma, California)

10.18	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

99.1	Press Release, dated September 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 9, 2008	KAR Holdings, Inc.

	By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Purchase and Sale Agreement, dated as of September 4, 2008, by and among the ADESA Entities (other than ADESA Atlanta, LLC) and First Industrial Acquisitions, Inc.

10.2	Purchase and Sale Agreement, dated as of September 4, 2008, by and between ADESA Atlanta, LLC and First Industrial Acquisitions, Inc.

10.3	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial, L.P. (East 39 Acres at Otay Mesa, California)

10.4	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial, L.P. (West 39 Acres at Otay Mesa, California)

10.5	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.6	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)

10.7	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)

10.8	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)

10.9	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)

10.10	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

10.11	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (East 39 Acres at Otay Mesa, California)

10.12	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (West 39 Acres at Otay Mesa, California)

10.13	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.14	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Tracy, California)

10.15	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Auburn, Washington)

10.16	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Houston, Texas)

10.17	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Mira Loma, California)

10.18	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

99.1	Press Release, dated September 9, 2008

Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 4 day of September, 2008 (“Effective Date”), by and among those entities listed on Schedule 1 attached hereto, each of which is also a signatory to this Agreement (collectively, “Seller”), and FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation (“Buyer”).

1. SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the Property (as hereinafter defined).

1.1. Property. For purposes of this Agreement, the term “Property” shall mean those certain parcels of land described on Exhibits A-1 through A-7 attached hereto (collectively and individually, as the case may be, the “Land”), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, Seller. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that the term “Property” does not include any improvements located on the Land, including, but not limited to, those certain buildings constructed on the Land and utilized by Seller for the operation of its business operations (individually or collectively, as the case may be, the “Building”), or any other structures, systems, and utilities associated with, and utilized by Seller in, the ownership and operation of the Building (all such improvements being collectively referred to as the “Improvements”).

2. PURCHASE PRICE. The total purchase price to be paid to Seller by Buyer for the Property shall be Seventy Four Million Three Hundred Eighty Thousand Five Hundred Twenty and No/100 Dollars ($74,380,520.00) (the “Purchase Price”). The Purchase Price shall be allocated among the parcels constituting the Land in accordance with Schedule 2 attached hereto. The Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, by federal wire transfer of immediately available funds.

3. CLOSING. The purchase and sale contemplated herein shall be consummated at a closing (“Closing”) to take place by mail through an escrow with the Title Company (as hereinafter defined) on the basis of a “New York-style” closing. The Closing shall occur on the Effective Date (the “Closing Date”). The Closing shall be effective as of 12:01 A.M. on the Closing Date.

4. TITLE

4.1. Conveyance of Title to Land. At Closing, Seller agrees to deliver to Buyer a Special Warranty Deed, or in the case of Land located in California, a Grant Deed (individually and collectively, the “Deed”), in recordable form, conveying the Land to Buyer or Buyer’s assignee or designee, free and clear of all liens, claims and encumbrances except for the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, the term, “Permitted Exceptions,” shall mean both (i) all liens, claims, encumbrances, restrictions, covenants, conditions, matters or exceptions to title of record as of the Closing Date or arising under applicable law; and (ii) and any matters that an accurate survey or physical inspection of the Land and Improvements would reveal.

5. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that the following matters are true as of the Effective Date and shall be true as of the Closing Date:

5.1. Seller’s Representations.

5.1.1. Cellular Tower Leases. To Seller’s knowledge, there are no cellular tower leases to which Seller is a party and that encumber all or any portion of the Land and Improvements except the OM Cellular Lease (as defined below).

5.1.2. Contracts. There are no contracts of any kind relating to the management or leasing of the Property, except this Agreement and those “Contracts” listed on Schedule 5.1.2. Seller has not received any written notice alleging that it has failed to timely perform all of the obligations required to be performed by it where such failure remains continuing, nor alleging that Seller is otherwise in default, which default remains continuing, under any of such Contracts. Buyer shall not assume any of the Contracts.

5.1.3. Environmental Matters. Seller hereby represents to Buyer that the following matters are true as of the Closing Date, except to the extent expressly and specifically contradicted by any environmental studies or investigations of the Land or the Improvements commissioned or otherwise obtained by Buyer or provided by Seller (including, without limitation, so-called “Phase I” studies and “Phase II” studies):

5.1.3.1. To Seller’s knowledge, the Property has been operated during Seller’s period of ownership in material compliance with all applicable Environmental Laws and Environmental Permits.

5.1.3.2. To Seller’s knowledge, there have been no past (which remain unremedied or unresolved), and Seller has not received any written notice of any pending or threatened: (a) claims, complaints, or notices seeking to hold Seller liable with respect to any material violation or alleged material violation of any applicable Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of any portion of the Property, and (b) claims, complaints or notices regarding any actual, potential or alleged material liability or obligation under or material violation of any applicable Environmental Law or Environmental Permit by Seller or any of its affiliates with respect to any portion of the Property.

5.1.3.3. Seller has not received any written notice alleging liability related to Releases of Hazardous Materials at, on, under, near, in or about any portion of the Property which remain unremedied or unresolved.

5.1.3.4. To Seller’s knowledge, no conditions exist at, on, in or under any portion of the Land that does or will, with the passage of time, constitute a Hazardous Condition or would reasonably be expected to give rise to any material claim, liability or obligation under any applicable Environmental Law or Environmental Permit against Seller.

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5.1.3.5. To Seller’s knowledge, none of Seller or any other person or entity for which Seller is or may be held responsible has transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Material from any portion of the Property except in material compliance with applicable Environmental Laws.

5.1.3.6. All Containers located at any portion of the Property are in material compliance with all applicable Environmental Laws. Seller has not removed, closed or abandoned any Containers at the Property, except in material compliance with all applicable Environmental Laws, nor to Seller’s knowledge, has any other party done so during Seller’s ownership of the Property except in material compliance with all applicable Environmental Laws.

5.1.3.7. Seller has not received any written notice alleging or advising of liability related to the existence of any PCBs or friable or damaged asbestos at any portion of the Property. Seller has not removed (or required or requested the removal of) any PCBs or damaged or friable asbestos from any portion of the Property except in material compliance with applicable Environmental Laws. To Seller’s knowledge, there does not currently exist any PCBs or damaged or friable asbestos at the Property.

Unless the context otherwise requires, the capitalized terms used in this Section 5.1.3 shall have the meanings respectively ascribed to them in Exhibit B.

5.1.4. Compliance with Laws and Codes. Seller has not received any written notice advising or alleging that, and Seller has no knowledge that, the entirety of the Property and the Improvements, and the use and operation thereof, are not in compliance with all applicable municipal and other governmental laws, ordinances, rules, regulations, codes (including Environmental Laws), licenses, permits and authorizations (collectively, “Laws”). To Seller’s knowledge, there are presently and validly in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Property as it is presently being operated.

5.1.5. Litigation. Except as set forth on Schedule 5.1.5, there are no pending, or, to Seller’s knowledge, threatened, judicial, municipal or administrative proceedings affecting the Property, or in which Seller is or will be a party by reason of Seller’s ownership or operation of the Property or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Property or by reason of the condition, use of, or operations on, the Property that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Property or on Seller’s ability to consummate the transactions contemplated by this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or reorganization proceedings are pending, or, to Seller’s knowledge, threatened, against Seller.

5.1.6. Re-Zoning. Seller is not a party to, nor to Seller’s knowledge does there exist, any threatened proceeding for the rezoning of the Property or any portion thereof, or the taking of any other action by governmental authorities that would have a material adverse impact on the value of the Property or use thereof.

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5.1.7. Authority. The execution and delivery of this Agreement by Seller, and the performance of its obligations under this Agreement by Seller, have been duly authorized by Seller, and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. To Seller’s knowledge, no consent of any creditor, investor, judicial or administrative body, governmental authority, or other governmental body or agency, or other party to such execution, delivery and performance by Seller is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or, to Seller’s knowledge, the Property are bound; or (ii), to Seller’s knowledge, violate any restriction, court order or other legal obligation to which Seller and/or the Property is subject.

5.1.8. Real Estate Taxes. Seller has not received written notice of any proposed increase in the assessed valuation of the Property. There is not now pending any proceeding or application for a reduction in the real estate tax assessment of the Property. There are no outstanding written agreements with attorneys or consultants with respect to the real estate taxes payable with respect to the Property that will be binding on Buyer or the Property after the Closing. Other than the amounts disclosed by tax bills with respect to the Property and Improvements, to Seller’s knowledge, no special assessments of any kind (special, bond or otherwise) are or have been levied against the Property, or any portion thereof, that are outstanding or unpaid.

5.1.9. Lease Matters. Except as is disclosed by the title commitment obtained by Buyer for the Property or as set forth on Schedule 5.1.2, Seller is not a party to any agreement granting to any third party a possessory interest in all or any portion of the Land, whether a lease, a license or otherwise.

5.1.10. United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

5.1.11. Condemnation. Seller has not received any written notice advising it of any pending or threatened condemnation or other governmental taking proceedings affecting all or any part of the Property.

5.1.12. Private Restrictions. To Seller’s knowledge, there is no outstanding violation of or failure to timely comply with any or all of the requirements of any private restrictions (a) encumbering all or some portion of the Land and (b) evidenced by a written document recorded against all or some portion of the Land (whether a deed; covenants, conditions and restrictions; or otherwise).

5.1.13. Utilities. Seller has not received any written notice advising or alleging of the existence of any fact or condition that would or could result in the termination or impairment of the furnishing of service to the Property of water, sewer, gas, electric, telephone, drainage or other such utility services.

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5.1.14. Zoning. Seller has not received any written notice alleging that any or all of the Land violates any applicable Law with respect to zoning and zoning-related matters (“Zoning Laws”). To Seller’s knowledge, all of the Land and the Improvements thereon (including, but not limited to, parking areas) are in compliance with applicable Zoning Laws.

As used in this Section 5.1, references to the “knowledge” of Seller means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

5.2. Limitations. The representations and warranties of Seller to Buyer contained in Section 5.1 hereof (the “Seller Representations”) shall survive the Closing Date and the delivery of the Deed for a period of one (1) year. No claim for a breach of any Seller Representation shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not actually known by Buyer prior to Closing, and (b) written notice containing a description of the specific nature of such breach shall have been delivered by Buyer to Seller prior to the expiration of said one (1) year survival period, and an action with respect to such breach(es) shall have been commenced by Buyer against Seller within eighteen (18) months after Closing.

6. SELLER’S CLOSING DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably acceptable to Buyer:

6.1. Deed. The Deed for the Land executed by Seller, in recordable form conveying the Land to Buyer free and clear of all liens, claims and encumbrances except for the Permitted Exceptions.

6.2. Memorandum of Ground Lease. The Memorandum of Ground Lease, with respect to each of the Leases (defined below), in the form of Exhibit C attached hereto and incorporated herein by this reference (“Memoranda of Ground Leases”).

6.3. Leases. Duplicate originals of each of the ground leases for each parcel of Land (the “Leases”) in the general form attached hereto and incorporated herein as Exhibit I, duly executed by Seller.

6.4. Guaranties. Duplicate originals of each Guaranty, executed by KAR Holdings, Inc.

6.5. ALTA Statement. If required by the Title Company, an Owner’s Affidavit and a “gap” affidavit (for the California Properties, a Form 593-C), each executed by Seller and in form and substance reasonably acceptable to the Title Company.

6.6. Closing Statement. A closing statement conforming to the prorations and other relevant provisions of this Agreement.

6.7. Tracy, California Quit Claim Deed. A Quit Claim Deed for the Tracy, California Land executed by ADESA California, LLC, in the form attached hereto as Exhibit D.

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6.8. Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

6.9. Cellular Tower Lease. Seller shall execute and deliver to Buyer an assignment (in form and substance reasonably acceptable to both Seller and Buyer) of all of Seller’s right, title and interest in, to and under that certain Communications Site Sublease Agreement, dated October 24, 1996, by and between ADESA California, LLC (as successor-in-interest to Maljack, Inc.) and AirTouch Cellular (the “OM Cellular Lease”).

6.10. Assignment of Annexation Agreement Obligations. Duplicate originals of an Assignment of Annexation Agreement Obligations executed by ADESA California, LLC, in the form attached hereto as Exhibit E (the “Assignment of Annexation Agreement”).

6.11. Other. Such other documents and instruments as may reasonably be required by Buyer or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

7. CLOSING DELIVERIES. At Closing, Buyer shall cause the following to be delivered to Seller:

7.1. Purchase Price. The Purchase Price, plus or minus prorations, shall be delivered to the Title Company in escrow for disbursement to Seller.

7.2. Closing Statement. A closing statement conforming to the prorations and other relevant portions of this Agreement.

7.3. Leases and Memoranda of Ground Leases. The Leases and the Memoranda of Ground Leases, executed in counterpart by Buyer.

7.4. Assignment of Annexation Agreement. The Assignment of Annexation Agreement, executed in counterpart by Buyer.

7.5. Other. Such other documents and instruments as may reasonably be required by Seller or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

8. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Buyer as of the Closing Date, except as otherwise specified:

8.1. Operating Expenses. Under the terms of the Leases, Seller, as tenant, shall be solely responsible for the payment of all utility charges and other operating expenses, whether accruing prior to, on or after the Closing Date; therefore, the parties shall not prorate those items.

8.2. Assessments. No assessments, general or special, shall be prorated as of the Closing Date, as Seller, as tenant, shall be responsible for the timely payment thereof under the Leases, regardless of whether such assessments accrue prior to, on or after the Closing Date.

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8.3. Taxes. Seller and Buyer acknowledge that all ad valorem real estate and personal property taxes with respect to the Land and the Improvements shall be paid by the Seller, as tenant, under the Leases regardless of whether such taxes accrue prior to, on or after the Closing Date, and, as such, such taxes shall not be prorated at the Closing.

8.4. Rent. At Closing, Seller shall pay to Buyer the Base Rent and any Additional Rent (as defined in the Form Lease) due from Seller, as tenant, under each and all of the Leases for the period of time from (and inclusive of) the Closing Date through the last day of the calendar month in which the Closing occurs.

The obligations of the parties pursuant to this Section 8 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.

9. CLOSING EXPENSES. Seller shall pay the entire cost of the premium for the Title Policy (inclusive of Endorsements), all state, county and municipal transfer taxes, all recording costs, the cost of the Survey, any pre-payment penalties associated with the payment of any indebtedness encumbering the Land or the Improvements, any expenses relating to the assignment of the existing warranties to Buyer, all costs of any escrows hereunder, all of Buyer’s out-of-pocket costs incurred in connection with its due diligence inspection and all of Buyer’s legal fees incurred in connection with the subject transaction up to and including the Closing.

10. SUCCESSORS AND ASSIGNS; TAX-DEFERRED EXCHANGE.

10.1. Assignment. The terms, conditions and covenants of this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by Buyer or Seller during the term of this Agreement, except as expressly provided herein. Buyer may assign all or any of its right, title and interest under this Agreement to (i) any third party intermediary (an “Intermediary”) in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (an “Exchange”); (ii) any affiliate of Buyer or First Industrial, L.P. (a “Buyer Affiliate”); and (iii) any joint venture, limited liability company or partnership in which Buyer or any Buyer Affiliate has a direct or indirect interest. In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder. Seller may assign all or any of its right, title and interest under this Agreement to an Intermediary in connection with an Exchange, in which event its assignee shall be deemed to be the Seller hereunder for all purposes hereof, and shall have all rights of Seller hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder.

10.2. Tax-Deferred Exchange. In the event either or both of Seller and Buyer elects to assign this Agreement to an Intermediary, the other shall reasonably cooperate with the assigning party (without incurring any additional liability or any additional third party expenses) in connection with such election and the consummation of the Exchange, including without limitation, by executing an acknowledgment of the assigning party’s assignment of this Agreement to the Intermediary.

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11. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Buyer as follows:

Seller:	c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon Fax: (317) 249-4501

With a copy to its attorneys:	Winston & Strawn LLP 35 W. Wacker Dr. Chicago, IL 60601 Attn: Ankur Gupta Fax: (312) 558-5700

Buyer:	First Industrial Acquisitions, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Johannson Yap Fax: (312) 922-6320

With a copy to:	First Industrial Acquisitions, Inc. 2425 E. Camelback Road Suite 785 Phoenix, AZ 85016 Attn: Kevin Czerwinski Fax: (602) 381-6830

With a copy to its attorneys:	Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith Fax: (312) 984-3150

Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile.

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12. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Section 10 and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

13. LIMITATION OF LIABILITY. Upon the Closing, Buyer shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than those specifically agreed to between the parties and set forth in this Agreement. Except with respect to the foregoing obligations, Buyer shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent, known or unknown.

14. BROKERAGE. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction. Seller and Buyer each hereby indemnify, protect and defend and hold the other harmless from and against all Losses, resulting from the claims of any broker, finder, or other such party, claiming by, through or under the acts or agreements of the indemnifying party. The obligations of the parties pursuant to this Section 14 shall survive the Closing or any earlier termination of this Agreement.

15. RESRICTIONS AND ESTOPPELS. Seller acknowledges that, in the course of Buyer’s performance of Buyer’s review of the condition of title to the Land, which examination occurred prior to the execution of this Agreement, Buyer determined that certain portions of the Land are encumbered by Restrictions. As a result, Buyer has requested prior to the date hereof that Seller procure and deliver to Buyer estoppel certifications with respect to certain Restrictions so as to provide Buyer with written confirmation of current compliance with the terms of such Restrictions (“Restrictions Estoppels”). The parties acknowledge that the Restrictions Estoppels will be issued by both private property owners and associations formed for the purpose of enforcing certain of the Restrictions. Seller and Buyer acknowledge and agree that, as of the Effective Date, Seller has not yet procured all of the Restrictions Estoppels. Seller hereby covenants and agrees that it shall use its reasonable, diligent and good faith efforts to procure and deliver to Buyer all of the outstanding Restrictions Estoppels as soon as is reasonably possible after the Effective Date, all at Seller’s sole cost and expense; provided, however, such obligation shall terminate with respect to any Restrictions Estoppels not received within ninety (90) days of the Effective Date. All Restrictions Estoppels shall be in form and substance reasonably acceptable to Buyer. The provisions of this Section 15 shall survive the Closing for a period of ninety (90) days.

16. MISCELLANEOUS.

16.1. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals, in each case with respect to the transaction contemplated herein, are hereby superseded and rendered null and void and of no further force and effect and are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

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16.2. Time of the Essence. Time is of the essence of this Agreement.

16.3. Legal Holidays. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof in the State of Illinois.

16.4. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement. The headings of various sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

16.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

16.6. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

16.7. Permitted Termination. In the event that Buyer exercises any right it may have hereunder to terminate this Agreement, neither party shall have any further obligation or liability under this Agreement except as otherwise expressly provided hereunder.

16.8. No Reliance. This Agreement represents the full and complete agreement between Seller and Buyer. Any representations, warranties, promises or conditions, whether written or oral, not specifically incorporated (by reference or otherwise) into this Agreement shall not be binding upon either of the parties hereto, and each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. All discussions, negotiations and writings have been and are merged into this Agreement.

16.9. Joint and Several. The entities listed on Schedule 1 attached hereto shall be jointly and severally liable for the obligations of Seller hereunder.

16.10. Counterparts. This Agreement may be executed in any number of identical counterparts all of which, when taken together, shall constitute a complete original.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

SELLER:

ADESA WASHINGTON, LLC, a Washington limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

ADESA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

ADESA SAN DIEGO, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

ADESA FLORIDA, LLC, a Florida limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

ADESA TEXAS, INC., a Texas corporation

By:	/s/ Paul J. Lips
Name:	Paul Lips
Title:	Executive Vice President

S-1

BUYER:

FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investment

S-2

SCHEDULE OF EXHIBITS AND SCHEDULES

A	Legal Descriptions

B	Certain Definitions

C	Memorandum of Ground Lease

D	Tracy, CA Quit Claim Deed

E	Assignment of Annexation Agreement

F	[Deleted]

G	[Deleted]

H	[Deleted]

I	Form of Lease

J	[Deleted]

K	Guaranty of Lease

L	[Deleted]

Schedule 1     Seller Entities

Schedule 2     Allocation of Purchase Price

Schedule 5.1.2 Contracts

Schedule 5.1.5 Litigation

EXHIBIT A

Legal Descriptions of the Land

A-1

EXHIBIT B

Certain Definitions

1. “Container” or “Containers” means: (i) above-ground and underground storage tanks and related equipment; and (ii) barrels, drums, containers, clarifiers, oil/water separators, and any piping containing or previously containing any Hazardous Material.

2. “Environmental Law” or “Environmental Laws” means all present federal, state and local statutes, regulations and ordinances and final court orders issued with respect to Seller and/or the Property, which pertain to environmental matters or contamination of any type whatsoever, as such have been amended, modified or supplemented from time to time (including all present amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing.

3. “Environmental Permit” or “Environmental Permits” means licenses, certificates, permits, directives, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law.

4. “Governmental Authorities” means any agency, commission, department or body of any municipal, township, county, local, state or Federal government having jurisdiction or authority over all or any portion of the Property or the management, operation, use or improvement thereof.

5. “Hazardous Conditions” refers to the existence or presence of any Hazardous Materials on, in, under or at the Property or any portion thereof (including groundwater) that requires investigation or remediation under applicable Environmental Laws.

6. “Hazardous Material” or “Hazardous Materials” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or other material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls (“PCBs”), solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA.

7. “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits.

B-1

EXHIBIT C

Memorandum of Ground Lease

C-1

EXHIBIT D

Tracy, CA Quit Claim Deed

D-1

EXHIBIT E

Assignment of Annexation Agreement

E-1

EXHIBIT F

[Deleted]

F-1

EXHIBIT G

[Deleted]

G-1

EXHIBIT H

[Deleted]

H-1

EXHIBIT I

Form of Lease

I-1

EXHIBIT J

[Deleted]

J-1

EXHIBIT K

Guaranty of Lease

K-1

EXHIBIT L

[Deleted]

L-1

SCHEDULE 1

Seller Entities

ADESA California, LLC, a California limited liability company

ADESA San Diego, LLC, a California limited liability company

ADESA Texas, Inc, a Texas corporation

ADESA Washington, LLC, a Washington limited liability company

ADESA Florida, LLC, a Florida limited liability company

SCHEDULE 2

Allocation of Purchase Price

SCHEDULE 5.1.2

Contracts

SCHEDULE 5.1.5

Litigation

Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 4 day of September, 2008 (“Effective Date”), by and between ADESA ATLANTA, LLC, a New Jersey limited liability company (“Seller”), and FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation (“Buyer”).

1. SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, the Property (as hereinafter defined).

1.1. Property. For purposes of this Agreement, the term “Property” shall mean those certain parcels of land described on Exhibit A-1 attached hereto (the “Land”), together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to the Land and any water or mineral rights owned by, or leased to, Seller. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by the parties hereto that the term “Property” does not include any improvements located on the Land, including, but not limited to, those certain buildings constructed on the Land and utilized by Seller for the operation of its business operations (individually or collectively, as the case may be, the “Building”), or any other structures, systems, and utilities associated with, and utilized by Seller in, the ownership and operation of the Building (all such improvements being collectively referred to as the “Improvements”).

1.2. Ground Lease. Seller has advised Buyer that Seller does not own fee simple title to Tracts 1 through 4 of the Land described on Exhibit A-1 attached hereto (the “Leased Fulton Land”). The Leased Fulton Land is owned by the Development Authority of Fulton County (“DAFC”) and leased to Seller pursuant to that certain Lease Agreement, dated as of December 1, 2002 (“Ground Lease”), between the DAFC, as landlord, and Seller, as tenant. DAFC has assigned its interest under the Ground Lease to SunTrust Bank, as trustee (“Trustee”) under a Trust Indenture dated as of December 1, 2002 (the “Indenture”) between DAFC and the Trustee, as security for the payment of principal, interest and any premium on those certain Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project) Series 2002 and any additional bonds issued under the Indenture (collectively, the “Bonds”). As a part of the subject transaction, Seller shall assign to Buyer Seller’s entire right, title, entitlement and interest (beneficial or otherwise), if any, in, to and under the Ground Lease, the Indenture and the Bonds (as each may amended pursuant to Section 1.3 hereof).

1.3. Wetlands Parcel. Seller has advised Buyer that Seller holds fee simple title to the 20.85 acre parcel of Land described as Tract 5 on Exhibit A-1 attached hereto (the “Fee Parcel”). The Fee Parcel was inadvertently excluded from the Leased Fulton Land that was previously transferred by Seller to the DAFC and leased to Seller by the DAFC pursuant to the Ground Lease, and is therefore not a leased parcel under the Ground Lease. Seller intends, on or prior to the Closing Date, to convey the Fee Parcel to the DAFC and amend the Ground Lease to subject the Fee Parcel to the Ground Lease. Accordingly, Seller has requested that the DAFC accept a transfer of the Fee Parcel and amend the Ground Lease to add the Fee Parcel as leased parcel (the “Ground Lease Amendment”). It shall be a Condition Precedent to Buyer’s obligations to close as set forth in this Agreement that, on or prior to the Closing, title to the Fee Parcel be transferred to DAFC and that the Ground Lease Amendment be executed and delivered by the applicable parties, together with any applicable amendments to any related documents, including the Indenture and/or the Bonds as necessary (collectively, the “Ground Lease Amendment Condition Precedent”).

2. PURCHASE PRICE. The total purchase price to be paid to Seller by Buyer for the Property shall be Seven Million Five Hundred Thirty-Four Four Hundred Eighty and No/100 Dollars ($7,534,480.00) (the “Purchase Price”). Provided that all conditions precedent to Buyer’s obligations to close as set forth in this Agreement (“Conditions Precedent”) have been satisfied and fulfilled, or waived in writing by Buyer, the Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, by federal wire transfer of immediately available funds.

3. CLOSING. The purchase and sale contemplated herein shall be consummated at a closing (“Closing”) to take place by mail through an escrow with the Title Company (as hereinafter defined) on the basis of a “New York-style” closing. The Closing shall occur on or before September 30, 2008, or at such other time as the parties may agree upon in writing (the “Closing Date”). The Closing shall be effective as of 12:01 A.M. on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of the Property shall be borne by Seller up to and including the actual time of the Closing and wire transfer of the Purchase Price to Seller, and thereafter by Buyer, subject, however, to the terms and conditions of Section 13 below.

4. PROPERTY INSPECTION.

4.1. Basic Property Inspection. At all times prior to Closing, including times following the “Review Period Expiration Date” (which Review Period Expiration Date is defined to be September 26, 2008), Buyer, its agents and representatives shall be entitled to conduct a “Due Diligence Inspection,” which includes the rights to: (i) enter upon the Land and Improvements, on reasonable notice to Seller during normal business hours, to perform inspections and tests of the Land and the Improvements, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof (collectively, the “HVAC System”) and environmental studies and investigations of the Land and the Improvements (including, without limitation, a so-called “Phase I” study and, if required in the judgment of Buyer’s environmental consultant, a so-called “Phase II” study); (ii) examine and copy any and all books, records, correspondence, financial data, and all other documents and matters, public or private, maintained by Seller or its agents (the “Records”), and relating to receipts and expenditures pertaining to the ownership and operation of the Property for the three most recent full calendar years and the current calendar year; (iii) make investigations with regard to zoning, environmental, building, code and other legal requirements; and (iv) make or obtain market studies and real estate tax analyses. Prior to Buyer or any of its agents or representatives physically entering upon any portion of the Land or Improvements to conduct any test, inspection, evaluation, examination, study or investigation, Buyer shall cause to be delivered to Seller evidence of commercial general liability insurance for bodily injury and property damage in an amount not less than $3,000,000 aggregate naming Seller as an additional insured thereunder and otherwise in a form reasonably acceptable to Seller. If, at any time prior to the Review Period Expiration Date, Buyer, in its sole and absolute discretion, determines that the results of any inspection, test or examination do not meet Buyer’s criteria for the purchase, financing or operation of the Property in the manner contemplated by

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Buyer, or if Buyer, in its sole and absolute discretion, otherwise determines that the Property is unsatisfactory to it, then Buyer may terminate this Agreement by written notice to Seller, with a copy to First American Title Insurance Company (“Escrowee”), given not later than 5:00 P.M. (Chicago time) on the Review Period Expiration Date, whereupon the provisions of Section 21.8 governing a permitted termination by Buyer of the entire Agreement shall apply.

4.2. Indemnification. Buyer hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Property pursuant to this Section 4 to be performed in a manner that does not unreasonably disturb or disrupt the business operations at the Land or Improvements. In the event that, as a result of Buyer’s Due Diligence Inspection, any damage occurs to the Property or Improvements, then Buyer shall promptly repair such damage at Buyer’s sole cost and expense. Buyer hereby indemnifies, protects, defends and holds Seller harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses, including, but not limited to, reasonable fees of attorneys (collectively, “Losses”) that Seller actually suffers or incurs as a direct result of (i) a breach of Buyer’s agreements set forth in this Section 4 in connection with the Due Diligence Inspection or (ii) physical damage to the Property or bodily injury caused by any act of Buyer or its agents, employees or contractors in connection with the right of inspection granted under this Section 4. The terms of this Section 4.2 shall survive the termination of this Agreement for one (1) year.

5. TITLE AND SURVEY MATTERS.

5.1. Conveyance of Title to Land. At Closing, Seller shall assign to Buyer Seller’s entire right, title, entitlements and interest in, to and under the Ground Lease (as such Ground Lease shall be amended pursuant to Section 1.3 hereto) (“Ground Lease Assignment”). The Ground Lease Assignment shall be in the form attached hereto as Exhibit J. Buyer shall, at Seller’s sole cost, obtain a commitment with respect to the Property (the “Title Commitment”) issued by First American Title Insurance Company, through its National Title Services in Chicago, Illinois (the “Title Company”), for a leasehold title insurance policy (the “Title Policy”), ALTA Policy Form 2006, if available (if not available, then Form B-1992), in the full amount of the portion of the Purchase Price. It shall be a Condition Precedent to Buyer’s obligation to proceed to Closing that, at Closing, the Title Company shall issue a pro forma or “mark-up” of the Title Policy to Buyer insuring Buyer as the owner of the leasehold interest in the Property for the full amount of the Purchase Price, which Title Policy shall provide full “extended form” coverage and all of the following endorsements: (i) an ALTA 3.1 zoning endorsement (with parking); (ii) a survey endorsement; (iii) a tax parcel endorsement; (iv) an owner’s comprehensive endorsement; and (v) an access endorsement (collectively, “Endorsements”), if and to the extent that such Endorsements are available in the applicable jurisdiction and approved for issuance by the Title Company.

5.2. Survey. Buyer shall, at Seller’s sole cost, order an as-built survey of the Land and Improvements of the Property (the “Survey”), prepared by a surveyor duly registered in the state of Georgia, and certified by said surveyor as having been prepared in accordance with the most currently available minimum detail and classification requirements of the land survey standards of the American Land Title Association. Should the Survey indicate the presence of any encroachments by or upon the Property, or other matters that do or could adversely affect the value or marketability of title to the Property, or other matters that do or could

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adversely affect Buyer’s use, operation or financing of such parcel of Land, such matters shall be considered Defects (as defined in Section 5.3), and the cure provisions set forth in Section 5.3 shall apply.

5.3. Defects and Cure. If the Title Commitment, the Survey or any update to either of the foregoing, (“Title Evidence”) discloses unpermitted claims, liens, exceptions or conditions (the “Defects”), said Defects shall be cured and removed by Seller from the Title Evidence prior to Closing in accordance with this Section 5.3.

5.3.1. Mandatory Cure Items. On or prior to Closing, Seller shall be unconditionally obligated to cure or remove the following Defects (the “Liquidated Defects”), whether described in the Title Commitment, or first arising or first disclosed by the Title Company (or otherwise) to Buyer after the date of the Title Commitment, and whether or not raised in a Title Objection Notice (defined below): (a) liens securing a mortgage, deed of trust or trust deed evidencing an indebtedness of Seller (except the Indenture); (b) judgment liens against any or all of Seller or its shareholders, partners or members, as the case may be, and the officers, directors, employees, agents or duly authorized managing agent of any or all of Seller or its shareholders, partners or members, as the case may be (collectively “Seller Parties”); (c) tax liens; (d) broker’s liens based on the written agreement of Seller or any Seller Parties; and (e) any mechanics liens that are based upon a written agreement between either (x) the claimant (a “Contract Claimant”) and any or all of Seller and the Seller Parties, or (y) the Contract Claimant and any other contractor, supplier or materialman with which any or all of Seller and the Seller Parties has a written agreement. Notwithstanding anything to the contrary set forth herein, if, prior to Closing, Seller fails to so cure or remove (or insure over, in a form and substance reasonably acceptable to Buyer) all Liquidated Defects, then Buyer may either (1) terminate this Agreement by written notice to Seller, in which event the provisions of Section 21.8 governing a permitted termination by Buyer of the entire Agreement shall apply; or (2) proceed to close with title to the Property as it then is, with the right to deduct from the Purchase Price a sum equal to the aggregate amount necessary to cure or remove (by endorsement or otherwise, as reasonably determined by Buyer, acting in good faith) the Liquidated Defects.

5.3.2. Other Defects. Buyer may deliver one or more notices (each a “Title Objection Notice”) to Seller specifying any lien, claim, encumbrance, restriction, covenant, condition, exception to title or other matter disclosed by the Title Evidence that is not a Liquidated Defect (“Other Defects”): (a) that is evidenced by the Title Evidence, except that Buyer may not raise objection to any or all of the Ground Lease, the Indenture or the Bonds, or (b) that first arises, or is first disclosed to Buyer, subsequent to the delivery of the applicable item of Title Evidence to Buyer, and that renders title unacceptable to Buyer. Seller shall be obligated to advise Buyer in writing (“Seller’s Cure Notice”) within three (3) business days after Buyer delivers any Title Objection Notice, which (if any) of the Other Defects specified in the applicable of Title Objection Notice Seller is willing to cure (the “Seller’s Cure Items”). If Seller delivers a Seller’s Cure Notice, and identifies any Seller’s Cure Items, Seller shall be unconditionally obligated to cure or remove the Seller’s Cure Items prior to the Closing. In the event that Seller fails to timely deliver a Seller’s Cure Notice, or in the event that Seller’s Cure Notice (specifying Seller’s Cure Items) does not include each and every Other Defect specified

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in each Title Objection Notice, then Buyer may either (A) elect to terminate this Agreement by written notice to Seller, in which event the provisions of Section 21.8 governing a permitted termination by Buyer of the entire Agreement shall apply, or (B) proceed to close, accepting title to the Property subject to those Other Defects not included in Seller’s Cure Notice. For purposes of this Agreement, the term, “Permitted Exceptions,” shall mean both (i) all liens, claims, encumbrances, restrictions, covenants, conditions, matters or exceptions to title (other than Liquidated Defects) that are set forth in the Title Evidence, but not objected to by Buyer in a Title Objection Notice; and (ii) any Other Defects that Seller elects, or is deemed to have elected, not to cure, but despite which, pursuant to (B) above, Buyer nevertheless elects to close.

6. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that the following matters are true as of the Effective Date and shall be true as of the Closing Date:

6.1. Seller’s Representations.

6.1.1. Cellular Tower Leases. To Seller’s knowledge, there are no cellular tower leases to which Seller is a party and that encumber all or any portion of the Land and Improvements.

6.1.2. Contracts. There are no contracts of any kind relating to the management or leasing of the Property, except this Agreement and those “Contracts” listed on Schedule 6.1.2. Seller has not received any written notice alleging that it has failed to timely perform all of the obligations required to be performed by it where such failure remains continuing, nor alleging that Seller is otherwise in default, which default remains continuing, under any of such Contracts. Buyer shall not assume any of the Contracts.

6.1.3. Environmental Matters. Seller hereby represents to Buyer that the following matters are true as of the Effective Date and shall be true as of the Closing Date, except to the extent expressly and specifically contradicted by any environmental studies or investigations of the Land or the Improvements commissioned or otherwise obtained by Buyer or provided by Seller (including, without limitation, so-called “Phase I” studies and “Phase II” studies):

6.1.3.1. To Seller’s knowledge, the Property has been operated during Seller’s period of ownership (and/or, in the case of the Leased Fulton Land, use pursuant to the Ground Lease) in material compliance with all applicable Environmental Laws and Environmental Permits.

6.1.3.2. To Seller’s knowledge, there have been no past (which remain unremedied or unresolved), and Seller has not received any written notice of any pending or threatened: (a) claims, complaints, or notices seeking to hold Seller liable with respect to any material violation or alleged material violation of any applicable Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of any portion of the Property, and (b) claims, complaints or notices regarding any actual, potential or alleged material liability or obligation under or material violation of any applicable Environmental Law or Environmental Permit by Seller or any of its affiliates with respect to any portion of the Property.

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6.1.3.3. Seller has not received any written notice alleging liability related to Releases of Hazardous Materials at, on, under, near, in or about any portion of the Property which remain unremedied or unresolved.

6.1.3.4. To Seller’s knowledge, no conditions exist at, on, in or under any portion of the Land that does or will, with the passage of time, constitute a Hazardous Condition or would reasonably be expected to give rise to any material claim, liability or obligation under any applicable Environmental Law or Environmental Permit against Seller.

6.1.3.5. To Seller’s knowledge, none of Seller or any other person or entity for which Seller is or may be held responsible has transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Material from any portion of the Property except in material compliance with applicable Environmental Laws.

6.1.3.6. All Containers located at any portion of the Property are in material compliance with all applicable Environmental Laws. Seller has not removed, closed or abandoned any Containers at the Property, except in material compliance with all applicable Environmental Laws, nor to Seller’s knowledge, has any other party done so during Seller’s ownership of the Property except in material compliance with all applicable Environmental Laws.

6.1.3.7. Seller has not received any written notice alleging or advising of liability related to the existence of any PCBs or friable or damaged asbestos at any portion of the Property. Seller has not removed (or required or requested the removal of) any PCBs or damaged or friable asbestos from any portion of the Property except in material compliance with applicable Environmental Laws. To Seller’s knowledge, there does not currently exist any PCBs or damaged or friable asbestos at the Property.

Unless the context otherwise requires, the capitalized terms used in this Section 6.1.3 shall have the meanings respectively ascribed to them in Exhibit B.

6.1.4. Compliance with Laws and Codes. Seller has not received any written notice advising or alleging that, and Seller has no knowledge that, the entirety of the Property and the Improvements, and the use and operation thereof, are not in compliance with all applicable municipal and other governmental laws, ordinances, rules, regulations, codes (including Environmental Laws), licenses, permits and authorizations (collectively, “Laws”). To Seller’s knowledge, there are presently and validly in effect all licenses, permits and other authorizations necessary for the use, occupancy and operation of the Property as it is presently being operated.

6.1.5. Litigation. Except as set forth on Schedule 6.1.5, there are no pending, or, to Seller’s knowledge, threatened, judicial, municipal or administrative proceedings affecting the Property, or in which Seller is or will be a party by reason of Seller’s ownership or operation of the Property or any portion thereof, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the

6

Property or by reason of the condition, use of, or operations on, the Property that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Property or on Seller’s ability to consummate the transactions contemplated by this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or reorganization proceedings are pending, or, to Seller’s knowledge, threatened, against Seller.

6.1.6. Re-Zoning. Seller is not a party to, nor to Seller’s knowledge does there exist, any threatened proceeding for the rezoning of the Property or any portion thereof, or the taking of any other action by governmental authorities that would have a material adverse impact on the value of the Property or use thereof.

6.1.7. Authority. The execution and delivery of this Agreement by Seller, and the performance of its obligations under this Agreement by Seller, have been duly authorized by Seller, and this Agreement is binding on Seller and enforceable against Seller in accordance with its terms. To Seller’s knowledge, no consent of any creditor, investor, judicial or administrative body, governmental authority, or other governmental body or agency, or other party to such execution, delivery and performance by Seller is required. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Seller is a party or by which Seller or, to Seller’s knowledge, the Property are bound; or (ii), to Seller’s knowledge, violate any restriction, court order or other legal obligation to which Seller and/or the Property is subject.

6.1.8. Real Estate Taxes. Seller has not received written notice of any proposed increase in the assessed valuation of the Property. There is not now pending, and Seller agrees that it will not, without the prior written consent of Buyer (which consent will not be unreasonably withheld or delayed), institute prior to the Closing Date, any proceeding or application for a reduction in the real estate tax assessment of the Property. There are no outstanding written agreements with attorneys or consultants with respect to the real estate taxes payable with respect to the Property that will be binding on Buyer or the Property after the Closing. Other than the amounts disclosed by tax bills with respect to the Property and Improvements, to Seller’s knowledge, no special assessments of any kind (special, bond or otherwise) are or have been levied against the Property, or any portion thereof, that are outstanding or unpaid.

6.1.9. Lease Matters. Except with respect to the Ground Lease or as is disclosed by the Title Commitment for the Property or as set forth on Schedule 6.1.2, Seller is not a party to any agreement granting to any third party a possessory interest in all or any portion of the Land, whether a lease, a license or otherwise. The Ground Lease is in full force and effect. Seller has not received any written notice of any alleged default thereunder, nor to Seller’s knowledge, has any event occurred which, with the giving of notice or the passage of time, or both, will constitute a default under the Ground Lease by either party thereto. To Seller’s knowledge, the Indenture and the Bonds are in full force and effect. Seller has not received any written notice of any alleged default under the Bonds nor, to Seller’s knowledge, has any event occurred which, with the giving of notice or the passage of time or both, will constitute a default under any or all of the Indenture and the Bonds.

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6.1.10. United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

6.1.11. Condemnation. Seller has not received any written notice advising it of any pending or threatened condemnation or other governmental taking proceedings affecting all or any part of the Property.

6.1.12. Private Restrictions. To Seller’s knowledge, there is no outstanding violation of or failure to timely comply with any or all of the requirements of any private restrictions (a) encumbering all or some portion of the Land and (b) evidenced by a written document recorded against all or some portion of the Land (whether a deed; covenants, conditions and restrictions; or otherwise).

6.1.13. Utilities. Seller has not received any written notice advising or alleging of the existence of any fact or condition that would or could result in the termination or impairment of the furnishing of service to the Property of water, sewer, gas, electric, telephone, drainage or other such utility services.

6.1.14. Zoning. Seller has not received any written notice alleging that any or all of the Land (inclusive of the Leased Fulton Land) violates any applicable Law with respect to zoning and zoning-related matters (“Zoning Laws”). To Seller’s knowledge, all of the Land (inclusive of the Leased Fulton Land) and the Improvements thereon (including, but not limited to, parking areas) are in compliance with all applicable Zoning Laws.

As used in this Section 6.1, references to the “knowledge” of Seller means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

6.2. Limitations. The representations and warranties of Seller to Buyer contained in Section 6.1 hereof (the “Seller Representations”) shall survive the Closing Date and the delivery of the Deed for a period of one (1) year. No claim for a breach of any Seller Representation shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not actually known by Buyer prior to Closing, and (b) written notice containing a description of the specific nature of such breach shall have been delivered by Buyer to Seller prior to the expiration of said one (1) year survival period, and an action with respect to such breach(es) shall have been commenced by Buyer against Seller within eighteen (18) months after Closing.

7. COVENANTS OF SELLER. From and after the Effective Date, Seller hereby covenants with Buyer as follows:

7.1. Leasing Activities. Notwithstanding anything contained herein to the contrary, Seller shall not execute and enter into any lease, license or occupancy agreement for all or some portion of the Land (a “New Lease”) (excluding, however, the Ground Lease Amendment) unless Seller obtains Buyer’s advance written consent to such New Lease, which consent shall not be unreasonably withheld, conditioned or delayed.

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7.2. Ground Lease Estoppel Certificate. It shall be a Condition Precedent to Buyer’s obligation to proceed to close hereunder that, on or prior to the Closing, Seller delivers to Buyer an estoppel certificate from DAFC with respect to the Ground Lease, which estoppel certificate shall be without material modification to the form of estoppel certificate attached hereto as Exhibit F (the “Estoppel Certificate”). If Seller fails to timely deliver to Buyer the Estoppel Certificate, Buyer may either (i) proceed to Closing and waive such Condition Precedent or (ii) terminate this Agreement by delivery of written notice to Seller on or before the Closing, in which event neither party shall have any further liabilities or obligations hereunder except those liabilities and obligations that expressly survive a termination of this Agreement.

7.3. Insurance. Seller shall maintain its existing insurance policies with respect to the Building continuously in force through and including the Closing Date.

7.4. Operation of Property. From and after the Effective Date and through and including the Closing Date, Seller shall operate and maintain the Property in the same manner in which it is being operated and maintained as of the Effective Date; and shall perform, prior to delinquency, all of Seller’s obligations under the Contracts, governmental approvals and other agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property. Except as otherwise specifically provided herein, at Closing, Seller shall deliver the Property in substantially the same condition as exists on the Effective Date, reasonable wear and tear, Casualty Damage and Eminent Domain (as such terms are defined in Section 13) excepted.

7.5. No Assignment. After the Effective Date and prior to Closing, Seller shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein except as otherwise contemplated by Section 1.3 hereof. Without limitation of the foregoing, Seller shall not grant any easement, right of way, restriction, covenant or other comparable right affecting the Land or the Improvements without obtaining Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall not enter into any agreement, arrangement or understanding, formal or informal, for the sale of the Property, whether conditional or otherwise.

7.6. Change in Conditions. Seller shall, to the extent Seller obtains actual knowledge thereof, promptly notify Buyer of any change in any condition with respect to the Property, or of the occurrence of any event or circumstance, that makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable of being performed or any Condition Precedent incapable of being satisfied.

7.7. Intentionally Deleted.

7.8. Compliance with Applicable Building, Health and Safety Requirements. If, as a direct result of, or as a condition precedent to, the transfer of any Property, any applicable Governmental or quasi-Governmental Authority (as defined in Exhibit B) requires the performance of any inspection by or on behalf of any such Governmental Authority (collectively, “Title Transfer Requirements”), then, on or prior to the Review Period Expiration Date, Seller shall advise Purchaser, in writing, whether or not Seller shall, at Seller’s

9

sole cost and expense, cause all such Title Transfer Requirements to be performed prior to Closing. If Seller advises Purchaser that Seller will not comply with the Title Transfer Requirements, then Purchaser shall have the unilateral right to terminate this Agreement by providing written notice thereof to Seller within three (3) business days after Buyer’s receipt of Seller’s written response concerning such Title Transfer Requirements and, upon such termination, neither party shall have any further obligation or liability under this Agreement except as otherwise expressly provided hereunder. If any inspections performed pursuant to this Section 7.9 require improvements, repairs or replacements to be made at any portion of the Property as a matter of law in order to permit the conveyance of such portion of the Property and Seller elects to proceed, as described above, it shall be a Condition Precedent that such improvements, repairs or replacements have been performed as of the Closing Date. In the event that, after Closing, it is disclosed that any Title Transfer Requirements have not been performed, then promptly after notice from Buyer, Seller shall, at Buyer’s option, perform such unsatisfied Title Transfer Requirements or reimburse Buyer for any costs and expenses incurred by Buyer in connection with the performance thereof.

All covenants made in this Agreement by Seller shall survive the Closing for a period of one (1) year and shall not be merged into any instrument of conveyance delivered at Closing.

8. ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. In addition to the other conditions enumerated in this Agreement, the following shall be additional Conditions Precedent to Buyer’s obligation to close hereunder:

8.1. Physical Condition. The physical condition of the Land shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted, unless the alteration of said physical condition is the result of Casualty Damage or Eminent Domain.

8.2. Pending Actions. At Closing, there shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after Closing, would, in Buyer’s reasonable judgment, materially and adversely affect the value or marketability of the Property, or the ability of Seller to operate the Property in the manner it is being operated on the Effective Date.

8.3. Real Estate Taxes. As of the Closing Date, there shall have been no actual or pending reassessment of the value of the Property for the purpose of calculating real estate taxes and resulting in an increase in the assessed value of the Property, other than a reassessment in the ordinary course of general applicability.

8.4. Zoning. On the Closing Date, no proceedings shall be pending or threatened that could or would involve the change, redesignation, redefinition or other modification of the zoning classifications of (or any building, environmental, or code requirements applicable to) the Property, or any portion thereof.

8.5. Representations and Warranties. As of the Closing Date, the representations and warranties made by Seller to Buyer as of the Effective Date shall be true, accurate and correct as if specifically remade at that time.

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8.6. Lease and Guaranty. On or prior to the Closing Date, Seller, as tenant, shall have executed and entered into a ground sublease for the Land (the “Lease”). The Lease shall be in the general form attached hereto and incorporated herein as Exhibit I (“Form Lease”), and the initial rate of Base Rent (as defined in the Form Lease) for the Lease shall be, on a per annum basis, 8.6% of that portion of the Purchase Price allocated to the Land and the respective Improvements located thereon. The Lease shall be cross-defaulted with those certain leases entered into pursuant to that certain Purchase and Sale Agreement of even date herewith by and between First Industrial Acquisitions, Inc. and ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Washington, LLC and ADESA Florida, LLC, as applicable. All of the obligations imposed on Seller, as tenant, under the Lease shall be guaranteed pursuant to that certain Guaranty of Lease issued by KAR Holdings, Inc. (the “Guaranty”), which Guaranty shall be in the form attached hereto as Exhibit K.

8.7. Ground Lease. Seller shall have procured from the DAFC, at Seller’s sole cost, any consent or approval required as a condition precedent to the assignment of the Ground Lease from Seller to Buyer.

9. SELLER’S CLOSING DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably acceptable to Buyer:

9.1. Assignment of Ground Lease. Two (2) duly executed counterparts of an Assignment and Assumption of Ground Lease (the “Assignment of Lease”) in the form attached hereto as Exhibit J.

9.2. Estoppel Certificate. The Estoppel Certificate received by Seller pursuant to Section 7.2 above.

9.3. Memorandum of Ground Lease. The Memorandum of Sub-Ground Lease with respect to the Lease, in the form of Exhibit C attached hereto and incorporated herein by this reference (“Memorandum of Ground Lease”).

9.4. Lease. Duplicate originals of the Lease, duly executed by Seller.

9.5. Guaranty. Duplicate originals of the Guaranty, executed by KAR Holdings, Inc.

9.6. ALTA Statement. If required by the Title Company, an Owner’s Affidavit and a “gap” affidavit, each executed by Seller and in form and substance reasonably acceptable to the Title Company.

9.7. Original Documents. To the extent not previously delivered to Buyer, an original of the Ground Lease, together with certified (as to correctness and completion) copies of the Indenture and Bonds.

9.8. Closing Statement. A closing statement conforming to the prorations and other relevant provisions of this Agreement.

9.9. [Deleted]

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9.10. Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

9.11. [Deleted]

9.12. Closing Certificate. A certificate, signed by Seller, certifying to the Buyer that the representations and warranties of Seller contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Seller prior to the Closing Date have been performed, in all material respects.

9.13. Other. Such other documents and instruments as may reasonably be required by Buyer or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

10. CLOSING DELIVERIES. At Closing Buyer shall cause the following to be delivered to Seller:

10.1. Purchase Price. The Purchase Price, plus or minus prorations, shall be delivered to the Title Company in escrow for disbursement to Seller.

10.2. Assignment of Ground Lease. Duplicate originals of the Assignment of Lease executed in counterpart by Buyer.

10.3. Closing Statement. A closing statement conforming to the prorations and other relevant portions of this Agreement.

10.4. Lease and Memorandum of Ground Lease. The Lease and the Memorandum of Ground Lease, executed in counterpart by Buyer.

10.5. Other. Such other documents and instruments as may reasonably be required by Seller or the Title Company and that may be reasonably necessary or appropriate to consummate this transaction and to otherwise effect the agreements of the parties hereto.

11. PRORATIONS AND ADJUSTMENTS. The following shall be prorated and adjusted between Seller and Buyer as of the Closing Date, except as otherwise specified:

11.1. Operating Expenses. Under the terms of the Lease, Seller, as tenant, shall be solely responsible for the payment of all utility charges and other operating expenses, whether accruing prior to, on or after the Closing Date; therefore, the parties shall not prorate those items.

11.2. Assessments. No assessments, general or special, shall be prorated as of the Closing Date, as Seller, as tenant, shall be responsible for the timely payment thereof under the Lease, regardless of whether such assessments accrue prior to, on or after the Closing Date.

11.3. Taxes. Seller and Buyer acknowledge that all ad valorem real estate and personal property taxes with respect to the Land and the Improvements shall be paid by the Seller, as tenant, under the Lease regardless of whether such taxes accrue prior to, on or after the Closing Date, and, as such, such taxes shall not be prorated at the Closing.

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11.4. Rent. At Closing, Seller shall pay to Buyer the Base Rent and any Additional Rent (as defined in the Form Lease) due from Seller, as tenant, under the Lease for the period of time from (and inclusive of) the Closing Date through the last day of the calendar month in which the Closing occurs.

The obligations of the parties pursuant to this Section 11 shall survive the Closing and shall not merge into any documents of conveyance delivered at Closing.

12. CLOSING EXPENSES. Seller shall pay the entire cost of the premium for the Title Policy (inclusive of Endorsements), all state, county and municipal transfer taxes, all recording costs, the cost of the Survey, any pre-payment penalties associated with the payment of any indebtedness encumbering the Land or the Improvements, any expenses relating to the assignment of the Ground Lease and existing warranties to Buyer, all costs of any escrows hereunder, all of Buyer’s out-of-pocket costs incurred in connection with its Due Diligence Inspection and all of Buyer’s reasonable legal fees incurred in connection with the subject transaction up to and including the Closing (collectively, the “Closing Expenses”). If Buyer consummates the subject transaction, Buyer shall not be responsible for any costs or expenses in connection with this Agreement, the Lease and the subject transaction; provided, however, if and only if Buyer terminates this Agreement as a result of its Due Diligence Inspection, Buyer shall pay any and all costs due to the Title Company for work performed in connection with the transactions contemplated by this Agreement, all costs of the Survey, all of Buyer’s out-of-pocket costs incurred in connection with its Due Diligence Inspection and all of Buyer’s legal fees. In the event the Closing does not occur due to the failure of the Ground Lease Amendment Condition Precedent to occur, Seller shall pay all of the Closing Expenses.

13. DESTRUCTION, LOSS OR DIMINUTION OF IMPROVEMENTS. If, prior to Closing, all or any portion of the Land or the Improvements is damaged by fire or other natural casualty (collectively “Casualty Damage”), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively “Eminent Domain”), then the following procedures shall apply:

(a)	If the aggregate cost of repair or replacement of the Casualty Damage (collectively, “repair and/or replacement”) is $1,000,000 or less (whether affecting one or more of the Properties and, therefore, on a collective basis), in the opinion of Buyer’s and Seller’s respective engineering consultants, Buyer shall close and take the Property as diminished by such events, provided that the Lease are executed and delivered at Closing and the parties shall, therefore, proceed in accordance with Section 18 of the Lease.

(b)

If (x) the aggregate cost of repair and/or replacement of the Casualty Damage is greater than $1,000,000 (whether affecting one or more of the Properties and, therefore, on a collective basis), in the opinion of Buyer’s and Seller’s respective engineering consultants, or (y) in the event of an

13

Eminent Domain, then Buyer, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller in which event the provisions of Section 21.8 governing a permitted termination by Buyer of the entire Agreement shall apply; or (ii) proceed to close provided that the Lease are executed and delivered at Closing and the parties shall, therefore, proceed in accordance with Section 18 of the Lease. The proceeds and benefits under any rent loss policies attributable to the period following the Closing shall be transferred and paid over (and, if applicable, likewise credited on an interim basis) to Buyer.

(c)	In the event of a dispute between Seller and Buyer with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 13, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Buyer and Seller.

14. DEFAULT.

14.1. Default by Seller. If any of Seller’s Representations contained herein are not true and correct on the Effective Date and on the Closing Date, or if Seller fails to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller’s obligation to close), Buyer may elect, as its sole and exclusive remedy, either to (i) terminate Buyer’s obligations under this Agreement by written notice to Seller with a copy to Escrowee; or (ii) file an action for specific performance. Seller agrees that in the event Buyer elects (ii) above, Buyer shall not be required to post a bond or any other collateral with the court or any other party as a condition to Buyer’s pursuit of an action. Notwithstanding the foregoing, in the event Seller defaults in any of its post-closing obligations, Buyer shall have all of its remedies at law and in equity on account of such default.

14.2. Default by Buyer. In the event Buyer fails to perform any of the covenants and agreements contained herein to be performed by Buyer within the time for performance as specified herein (including Buyer’s obligation to close), Seller shall have all of its remedies at law or in equity on account of such default.

15. SUCCESSORS AND ASSIGNS; TAX-DEFERRED EXCHANGE.

15.1. Assignment. The terms, conditions and covenants of this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by Buyer or Seller during the term of this Agreement, except as expressly provided herein. Buyer may assign all or any of its right, title and interest under this Agreement to (i) any third party intermediary (an “Intermediary”) in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (an “Exchange”); (ii) any affiliate of Buyer or First

14

Industrial, L.P. (a “Buyer Affiliate”); and (iii) any joint venture, limited liability company or partnership in which Buyer or any Buyer Affiliate has a direct or indirect interest. In the event of an assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder. Seller may assign all or any of its right, title and interest under this Agreement to an Intermediary in connection with an Exchange, in which event its assignee shall be deemed to be the Seller hereunder for all purposes hereof, and shall have all rights of Seller hereunder (including, but not limited to, the right of further assignment), but the assignor shall not be released from liability hereunder.

15.2. Tax-Deferred Exchange. In the event either or both of Seller and Buyer elects to assign this Agreement to an Intermediary, the other shall reasonably cooperate with the assigning party (without incurring any additional liability or any additional third party expenses) in connection with such election and the consummation of the Exchange, including without limitation, by executing an acknowledgment of the assigning party’s assignment of this Agreement to the Intermediary.

16. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Buyer as follows:

Seller:	c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon Fax: (317) 249-4501

With a copy to its attorneys:	Winston & Strawn LLP 35 W. Wacker Dr. Chicago, IL 60601 Attn: Ankur Gupta Fax: (312) 558-5700

Buyer:	First Industrial Acquisitions, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Johannson Yap Fax: (312) 922-6320

With a copy to:	First Industrial Acquisitions, Inc. 2425 E. Camelback Road Suite 785 Phoenix, AZ 85016 Attn: Kevin Czerwinski Fax: (602) 381-6830

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With a copy to its attorneys:	Barack Ferrazzano Kirschbaum & Nagelberg, LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith Fax: (312) 984-3150

Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile.

17. BENEFIT. This Agreement is for the benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Section 15 and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

18. LIMITATION OF LIABILITY. Upon the Closing, Buyer shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than those specifically agreed to between the parties and set forth in this Agreement. Except with respect to the foregoing obligations, Buyer shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent, known or unknown.

19. BROKERAGE. Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction. Seller and Buyer each hereby indemnify, protect and defend and hold the other harmless from and against all Losses, resulting from the claims of any broker, finder, or other such party, claiming by, through or under the acts or agreements of the indemnifying party. The obligations of the parties pursuant to this Section 19 shall survive the Closing or any earlier termination of this Agreement.

20. RESTRICTIONS AND ESTOPPELS. Seller acknowledges that, in the course of Buyer’s performance of Buyer’s review of the condition of title to the Land pursuant to Sections 4 and 5 above, Buyer may determine (and so advise Seller in writing, including via email message) that certain portions of the Land are encumbered by Restrictions. In such instances, Buyer may request in writing that Seller procure and deliver to Buyer estoppel certifications with respect to certain or all Restrictions so as to provide Buyer with written confirmation of current compliance with the terms of such Restrictions (“Restrictions Estoppels”). The parties acknowledge that the Restrictions Estoppels will be issued by both private property owners and associations formed for the purpose of enforcing certain of the Restrictions. Seller and Buyer acknowledge and agree that Seller may not be able to procure all of the Restrictions Estoppels on or before the Closing Date. Seller hereby covenants and agrees that it shall use its reasonable, diligent and good faith efforts to procure and deliver to Buyer all of the outstanding Restrictions Estoppels as soon as is reasonably possible after the Closing Date, all at Seller’s sole cost and expense; provided, however, such obligation shall terminate

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with respect to any Restrictions Estoppels not received within ninety (90) days of the Closing. All Restrictions Estoppels shall be in form and substance reasonably acceptable to Buyer. The provisions of this Section 20 shall survive the Closing for a period of ninety (90) days.

21. MISCELLANEOUS.

21.1. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals, in each case with respect to the transaction contemplated herein, are hereby superseded and rendered null and void and of no further force and effect and are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

21.2. Time of the Essence. Time is of the essence of this Agreement.

21.3. Legal Holidays. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof in the State of Illinois.

21.4. Conditions Precedent. The obligations of Buyer to make the payments described in Section 2 and to close the transaction contemplated herein are subject to the express Conditions Precedent set forth in this Agreement, each of which is for the sole benefit of Buyer and may be waived at any time by written notice thereof from Buyer to Seller. The waiver of any particular Condition Precedent shall not constitute the waiver of any other. In the event of the failure of a Condition Precedent for any reason whatsoever, Buyer may elect, in its sole discretion, to terminate this Agreement in which event the provisions of Section 21.8 governing a permitted termination by Buyer of the entire Agreement shall apply.

21.5. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement. The headings of various sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

21.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

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21.7. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

21.8. Permitted Termination. In the event that Buyer exercises any right it may have hereunder to terminate this Agreement, neither party shall have any further obligation or liability under this Agreement except as otherwise expressly provided hereunder.

21.9. No Reliance. This Agreement represents the full and complete agreement between Seller and Buyer. Any representations, warranties, promises or conditions, whether written or oral, not specifically incorporated (by reference or otherwise) into this Agreement shall not be binding upon either of the parties hereto, and each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. All discussions, negotiations and writings have been and are merged into this Agreement.

21.10. Counterparts. This Agreement may be executed in any number of identical counterparts all of which, when taken together, shall constitute a complete original.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

SELLER:

ADESA ATLANTA, LLC, a New Jersey limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, manager

S-1

BUYER:

FIRST INDUSTRIAL ACQUISITIONS, INC., a Maryland corporation

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investment

S-2

SCHEDULE OF EXHIBITS AND SCHEDULES

A	Legal Descriptions

B	Certain Definitions

C	Memorandum of Sub-Ground Lease

D	[Deleted]

E	[Deleted]

F	Ground Lease Estoppel

G	[Deleted]

H	[Deleted]

I	Form of Lease

J	Assignment and Assumption of Ground Lease

K	Guaranty of Lease

Schedule 6.1.2     Contracts

Schedule 6.1.5     Litigation

EXHIBIT A

Legal Descriptions of the Land

A-1

EXHIBIT B

Certain Definitions

1. “Container” or “Containers” means: (i) above-ground and underground storage tanks and related equipment; and (ii) barrels, drums, containers, clarifiers, oil/water separators, and any piping containing or previously containing any Hazardous Material.

2. “Environmental Law” or “Environmental Laws” means all present federal, state and local statutes, regulations and ordinances and final court orders issued with respect to Seller and/or the Property, which pertain to environmental matters or contamination of any type whatsoever, as such have been amended, modified or supplemented from time to time (including all present amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing.

3. “Environmental Permit” or “Environmental Permits” means licenses, certificates, permits, directives, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental Law.

4. “Governmental Authorities” means any agency, commission, department or body of any municipal, township, county, local, state or Federal government having jurisdiction or authority over all or any portion of the Property or the management, operation, use or improvement thereof.

5. “Hazardous Conditions” refers to the existence or presence of any Hazardous Materials on, in, under or at the Property or any portion thereof (including groundwater) that requires investigation or remediation under applicable Environmental Laws.

6. “Hazardous Material” or “Hazardous Materials” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or other material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls (“PCBs”), solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA.

7. “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits.

B-1

EXHIBIT C

Memorandum of Ground Lease

C-1

EXHIBIT D

[Deleted]

D-1

EXHIBIT E

[Deleted]

E-1

EXHIBIT F

Ground Lease Estoppel Certificate

F-1

EXHIBIT G

[Deleted]

G-1

EXHIBIT H

[Deleted]

H-1

EXHIBIT I

Form of Lease

I-1

EXHIBIT J

Assignment and Assumption of Ground Lease

J-1

EXHIBIT K

Guaranty of Lease

K-1

SCHEDULE 6.1.2

Contracts

None

SCHEDULE 6.1.5

Litigation

None

Exhibit 10.3

EAST 39 ACRES

2175 CACTUS ROAD

SAN DIEGO, CALIFORNIA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial, L.P., a Delaware limited partnership

1.3. Tenant: ADESA San Diego, LLC, a California limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 39 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$430,000	$35,833.33
Year 2	$430,000	$35,833.33
Year 3	$456,187	$38,015.58
Year 4	$456,187	$38,015.58
Year 5	$483,969	$40,330.75
Year 6	$483,969	$40,330.75
Year 7	$513,442	$42,786.83
Year 8	$513,442	$42,786.83
Year 9	$544,711	$45,392.58
Year 10	$544,711	$45,392.58
Year 11	$577,884	$48,157.00

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 12	$577,884	$48,157.00
Year 13	$613,077	$51,089.75
Year 14	$613,077	$51,089.75
Year 15	$650,414	$54,201.17
Year 16	$650,414	$54,201.17
Year 17	$690,024	$57,502.00
Year 18	$690,024	$57,502.00
Year 19	$732,046	$61,003.83
Year 20	$732,046	$61,003.83

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial, L.P., P.O. Box 100363, Pasadena, CA 91189-0363, or if sent by overnight courier, First Industrial, L.P. 100363, JPM Chase, 2710 Media Center, Suite 120, Building 6, Los Angeles, CA 90065 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

2.6. Tenant Improvement Allowance; Rent Increase

2.6.1. Tenant’s Work

Tenant has advised Landlord that Tenant desires to construct one or more additional Buildings on the Premises (the “Tenant’s Work”); however, Tenant has requested that Landlord provide to Tenant the funds required to so construct and perform Tenant’s Work. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall comply with the terms and provisions of this Section 2.6 with respect to the Tenant’s Work. In the event of any conflict between the provisions of this Section 2.6 and those of Section 11, the provisions of this Section 2.6 shall control, in all events.

2.6.2. Submittal of Plans

Prior to commencing any of the Tenant’s Work on the Premises, Tenant shall submit to Landlord for Landlord’s review and approval, which shall not be unreasonably withheld, Tenant’s proposed plans, specifications and working drawings (“Plans”) for Tenant’s Work. Landlord shall have ten (10) business days to review the Plans (“Review Period”) and if Landlord does not provide comments on or before the expiration of the Review Period, the Plans shall be deemed acceptable. If Landlord makes any comments to the proposed Plans, Tenant shall incorporate any changes required by Landlord into a revised set of proposed Plans, and shall resubmit such revised proposed Plans to Landlord for Landlord’s review and approval, which shall not be unreasonably withheld. Landlord shall have five (5) business days to review the revised Plans and if Landlord does not provide comments on or before the expiration of the five (5) business day period, the proposed and now revised Plans shall be deemed acceptable. Tenant may not commence any of the Tenant’s Work on the Premises until Tenant has obtained Landlord’s written approval of Tenant’s Plans (as revised per Landlord’s requirements, if applicable), whether such approval is express or deemed, as provided above. Tenant shall also be required to procure, at its sole cost and expense and as a condition to the commencement of Tenant’s Work, any and all permits, licenses or other approvals required from any governmental authority having jurisdiction over the Premises for the performance of Tenant’s Work (collectively, “Permits”). Tenant shall deliver copies of the Permits to Landlord prior to commencement of Tenant’s Work. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord “as-built” plans for all of Tenant’s Work. All of Tenant’s Work shall be performed in accordance with all applicable Laws and all private restrictions encumbering the Premises.

2.6.3. Costs; Tenant Improvement Allowance

2.6.3.1. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant’s Work (including the costs of all Permits and inspections therefor, including the applicable certificate of occupancy or comparable certification) and shall furnish to Landlord evidence of such payment upon receipt of written request therefor.

2.6.3.2. Landlord has agreed to reimburse Tenant for a portion of the cost of Tenant’s Work in the maximum, aggregate amount of $12,500,000.00 (“Landlord’s Contribution”). Tenant shall be solely responsible for all costs of the Tenant’s Work that exceed Landlord’s Contribution. Landlord will fund the Landlord’s Contribution in installments of not less than $1,500,000.00 each (each, a “Disbursement”), not more frequently than once every ninety (90) days, based on applications for payment submitted by Tenant’s general contractor on forms reasonably acceptable to Landlord and Escrowee (as hereinafter defined). Tenant may not seek any Disbursement after June 30, 2011 (“Improvements Completion Deadline”). Landlord acknowledges, however, that Tenant shall be required to procure Permits, from one or more governmental authorities, as a condition precedent to the commencement of Tenant’s Work. Landlord further acknowledges that the permitting process through which Tenant shall be required to proceed may, in fact, be cumbersome and time-consuming. As a result, Landlord hereby agrees that in the event that (i) Tenant applies for the requisite Permits promptly upon Landlord’s approval (or deemed approval) of the Plans and Tenant (ii) pursues the issuance of the Permits with diligent and good faith efforts, but (x) the issuance of the Permits is, in the mutual and reasonable opinions of Landlord and Tenant, delayed for an unusual or unreasonable period of time for no reason that is within Tenant’s control (“Permit Delay”), and (y) as a result of that Permit Delay, Tenant fails to complete Tenant’s Work and request Disbursements of the entire Landlord’s Contribution on or before the Improvements Completion Deadline, then Landlord shall extend the Improvements Completion Deadline by one day for each day of Permit Delay. Landlord shall have no obligation to make any Disbursement (A) after the Improvements Completion Deadline, as it may be extended, as provided above; and (B) if Tenant is in Default hereunder. Upon completion of Tenant’s Work, Tenant shall provide Landlord with (a) evidence of Tenant’s final payment for all of Tenant’s Work and (b) final lien waivers from all applicable contractors, subcontractors, vendors and suppliers.

2.6.3.3. Prior to commencement of any construction or performance of any Tenant’s Work or payment of any portion of the Landlord’s Contribution, Landlord shall establish a construction escrow or other payment procedure reasonably acceptable to Landlord at a title insurance company designated by Landlord (the “Escrowee”). Except with respect to the Final Disbursement, no portion of Landlord’s Contribution shall be disbursed except to pay architects, contractors, subcontractors, consultants, permit fees and other “hard” and “soft” costs directly related to the Tenant’s Work or to reimburse Tenant for payments made by Tenant for such purposes, unless Landlord, in its sole discretion, otherwise agrees. In connection with any release of the Landlord’s Contribution to Tenant, Tenant shall provide such contractor’s affidavits, tenant (owner) statements, partial and final waivers of lien and any additional documentation, if any, which may be required by Escrowee in order to provide Landlord with a so-called “date down endorsement” pursuant to which Landlord’s owner’s policy of title insurance is updated to or after the date of the applicable Disbursement and provides Landlord with insurance against mechanics liens (“Date Down Endorsement”). On the date of each Disbursement, at Tenant’s expense, Landlord shall receive a Date Down Endorsement to its owner’s title insurance policy covering the Premises in form and substance, and subject only to such exceptions as are, reasonably acceptable to Landlord.

2.6.4. Mechanics Liens

Tenant shall not suffer or permit to be enforced against all or any portion of the Premises or the Building, any mechanics, materialman’s, contractor’s or subcontractor’s liens arising out or relating to the performance of all or any portion of Tenant’s Work, however any such lien may arise. Tenant shall notify Landlord at least ten (10) days prior to the commencement of construction of any Tenant’s Work and Landlord shall have the right to post and record a notice of nonresponsibility in conformity with applicable Laws. Within thirty (30) days following completion of Tenant’s Work, Tenant shall file a “Notice of Completion” and deliver to Landlord an unconditional release and waiver of lien executed by each contractor, subcontractor and materialman involved in Tenant’s Work. In the event any lien is filed against the Premises, the Building, or any portion of either, or against Tenant’s leasehold interest in the Premises, Tenant shall obtain the release and/or discharge of said lien within thirty (30) days after receipt of written notice of the filing thereof. In the event Tenant fails to do so, Landlord may obtain the release and/or discharge of said lien, at Tenant’s sole cost, and in such event, Tenant indemnifies Landlord for the costs thereof, including reasonable attorney’s fees, together with interest at the Default Interest rate from the date of demand until paid in full, inclusive of interest. Such indemnity shall survive the expiration or termination of this Lease. Nothing herein shall prohibit Tenant from contesting the validity of any such asserted claim, provided Tenant furnishes to Landlord a bond (in form and substance reasonably acceptable to Landlord) freeing the Premises from the effect of the lien claim.

2.6.5. Indemnity

Tenant hereby indemnifies, defends (with counsel satisfactory to Landlord) and holds Landlord and the Indemnitees harmless from and against any and all Losses suffered or incurred by any or all of Landlord and the Indemnitees as a result of or in connection with any personal injury or property damage, or otherwise (including, without limitation, contract and breach of warranty claims), arising from the performance of Tenant’s Work. Such indemnity shall survive the expiration or termination of this Lease.

2.6.6. Base Rent Increase

As of the first day of the first calendar month after each Disbursement, but effective as of the actual date of that Disbursement, including the Final Disbursement, the annual Base Rent shall automatically increase by the amount of the applicable Disbursement or the Final Disbursement, as the case may be, multiplied by 8.6%. As a result, the first adjusted Base Rent payment after each Disbursement shall be paid both partially in arrears (from the date of Disbursement through the end of the calendar month in which the Disbursement occurs) and partially in advance (for the first full calendar month following the occurrence of the Base Rent adjustment.) For example, if a Disbursement in the amount of $1,500,000.00 is made to Tenant on the 15th day of a month, (x) annual Base Rent shall increase by $129,000.00 and (y) monthly Base Rent shall increase by $10,750.00 from and after the date of such Disbursement; however, the first monthly payment of Base Rent due after the Disbursement shall be increased (from the monthly installment of Base Rent due immediately prior to the occurrence of the Disbursement) by $16,125.00. If Landlord so requests, Tenant shall enter into one or more amendments to this Lease in order to memorialize any adjustments to Base Rent occurring under Section 2.6.

2.7. Ownership of Improvements.

. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant hereby acknowledge and agree that Landlord, rather than Tenant, shall be the sole and exclusive owner of all improvements, of any nature, that are constructed or installed in, on, or at the Premises (a) as a part of

Tenant’s Work and (b) for which payment or reimbursement is made by or through Landlord’s Contribution (“Tenant’s Work Improvements”). Although Landlord shall be the owner of all Tenant’s Work Improvements, Landlord shall have no responsibility to repair, maintain, insure or replace any or all of Tenant’s Work Improvements; rather, all of the responsibilities and obligations imposed on Tenant under this Lease with respect to operation, use, repair, alteration, maintenance, insurance and replacement of the Premises and any improvements located thereon shall also apply to all Tenant’s Work Improvements.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil Code to (i) cause the Landlord to make any replacements or repairs or take other actions in relation to the Premises, (ii) make replacements or repairs or take other actions at Landlord’s expense, or (iii) vacate the Premises.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the

Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same,

Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises, without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Natural Resources. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not submit any correspondence, document, analytical data or reports related to the existence of any natural resources at the Premises (collectively, “NR Submittals”), to any governmental authority, without Landlord’s prior review and approval, which approval shall not be unreasonably withheld. Prior to the submission of any NR Submittals by Tenant, Tenant shall provide draft copies of the NR Submittals to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord, provided that such comments are received within ten (10) business days of Landlord’s receipt of the NR Submittals. Further, if Landlord does not approve the NR Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such NR Submittals.

In addition, Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.5 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to the existence of any natural resources at the Premises, without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings.

9.6. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.7. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.7 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.8. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3) provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $250,000.00 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.7, above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this

Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and any and all other provisions of law from time to time in effect during the Term relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises shall be those specifically set forth herein.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $2.94 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 100% and Tenant shall receive 0% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking. Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

Landlord and Tenant hereby waive any statutory right in conflict with the provisions of this Section 18.2, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a “Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate the Lease and Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth at the time of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated)); and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsection (i) and (ii), above, the “worth at the time of award” shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 21.2, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); or;

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord. Tenant hereby waives the provisions of California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174(c) and 1179.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this

Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in San Diego County, California with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investments

TENANT:

ADESA SAN DIEGO, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

S-1

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA San Diego, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to: First Industrial Realty Trust, Inc. 898 North Sepulveda Blvd., Suite 750 El Segundo, California 90245 Attn: Operations Director

With a copy to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	With a copy to: Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

S-2

EXHIBIT A

PREMISES

LEGAL DESCRIPTION

“PARCEL 4”:

PARCEL 1 AS SHOWN ON THAT CERTAIN CERTIFICATE OF COMPLIANCE EVIDENCED BY DOCUMENT RECORDED FEBRUARY 16, 1990 AS INSTRUMENT NO. 1990-089223 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED IN SAID DOCUMENT AS FOLLOWS:

THE NORTHWEST QUARTER OF SOUTHEAST QUARTER OF SOUTHEAST QUARTER; NORTHEAST QUARTER OF SOUTHEAST QUARTER OF SOUTHEAST QUARTER; SOUTHEAST QUARTER OF NORTHEAST QUARTER OF SOUTHEAST QUARTER AND SOUTHWEST QUARTER OF NORTHEAST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ALL ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS, AS SAID LAND MAY ALSO BE DESCRIBED IN INSTRUMENT NO 1990-47686 AND INSTRUMENT NO 1965-137539 OF OFFICIAL RECORDS.

APN: 646-100-10-00

“PARCEL 4A”:

AN EASEMENT FOR INGRESS AND EGRESS FOR ROAD PURPOSES OVER, ALONG AND ACROSS THE WESTERLY 20 FEET OF THE EASTERLY 166 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SOUTHEAST QUARTER, SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO UNITED STATES GOVERNMENT SURVEY APPROVED SEPTEMBER 11, 1879, SAID EASEMENT TO BE APPURTENANT TO THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

A-1

EXHIBIT B

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

3.	Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports (> 10,000lbs. of hazardous materials STORED at any one time)	YES	NO

b. SARA Title III Section 313 (Tier III) Form R reports (> 10,000lbs. of hazardous materials USED per year)	YES	NO

c. NPDES or SPDES Stormwater Discharge permit (answer “No” if “No-Exposure Certification” filed)	YES	NO

d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

C-1

•	No ceiling tiles may be missing or materially damaged.

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

4.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

5.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

None.

E-1

EXHIBIT F

QUIT CLAIM BILL OF SALE

None.

F-1

EXHIBIT G

MEMORANDUM OF GROUND LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of                     , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA SAN DIEGO, LLC, a California limited liability company (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in San Diego County, California, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

G-1

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

☒	The term of this lease is less than 35 years and therefore this document is exempt from documentary transfer tax.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

G-2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of                     , 2008.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited liability company

By:	First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner

By:
Name:	Johannson L. Yap
Title:	Chief Investment Officer

TENANT:

ADESA SAN DIEGO, LLC, a California limited liability company

By:
Paul J. Lips, a manager

G-3

STATE OF	)
)
COUNTY OF	)

On September     , 2008, before me,                                 , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                          that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

G-4

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

On August     , 2008, before me,                                 , personally appeared Johannson L. Yap, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

G-5

EXHIBIT A

LEGAL DESCRIPTION

San Diego (39 E)

PARCEL 4:

PARCEL 1 AS SHOWN ON THAT CERTAIN CERTIFICATE OF COMPLIANCE EVIDENCED BY DOCUMENT RECORDED FEBRUARY 16, 1990 AS INSTRUMENT NO. 1990-089223 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED IN SAID DOCUMENT AS FOLLOWS:

THE NORTHWEST QUARTER OF SOUTHEAST QUARTER OF SOUTHEAST QUARTER; NORTHEAST QUARTER OF SOUTHEAST QUARTER OF SOUTHEAST QUARTER; SOUTHEAST QUARTER OF NORTHEAST QUARTER OF SOUTHEAST QUARTER AND SOUTHWEST QUARTER OF NORTHEAST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ALL ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS.

APN: 646-100-10-00

PARCEL 4A:

AN EASEMENT FOR INGRESS AND EGRESS FOR ROAD PURPOSES OVER, ALONG AND ACROSS THE WESTERLY 20 FEET OF THE EASTERLY 166 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SOUTHEAST QUARTER, SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO UNITED STATES GOVERNMENT SURVEY APPROVED SEPTEMBER 11, 1879, SAID EASEMENT TO BE APPURTENANT TO THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

G-6

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M - GKLL; $2M AGG - AL/GL	$500,000
Excess Liability
legal liability, tail coverage	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

Exhibit 10.4

WEST 39 ACRES

2175 CACTUS ROAD

SAN DIEGO, CALIFORNIA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial, L.P., a Delaware limited partnership

1.3. Tenant: ADESA California, LLC, a California limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 39 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10.  Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$975,974	$81,331.16
Year 2	$975,974	$81,331.16
Year 3	$1,035,411	$86,284.25
Year 4	$1,035,411	$86,284.25
Year 5	$1,098,467	$91,538.92
Year 6	$1,098,467	$91,538.92
Year 7	$1,165,364	$97,113.67
Year 8	$1,165,364	$97,113.67
Year 9	$1,236,335	$103,027.92
Year 10	$1,236,335	$103,027.92
Year 11	$1,311,627	$109,302.25

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Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 12	$1,311,627	$109,302.25
Year 13	$1,391,505	$115,958.75
Year 14	$1,391,505	$115,958.75
Year 15	$1,476,248	$123,020.67
Year 16	$1,476,248	$123,020.67
Year 17	$1,566,152	$130,512.67
Year 18	$1,566,152	$130,512.67
Year 19	$1,661,530	$138,460.83
Year 20	$1,661,530	$138,460.83

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial, L.P., P.O. Box 100363, Pasadena, CA 91189-0363, or if sent by overnight courier, First Industrial, L.P. 100363, JPM Chase, 2710 Media Center, Suite 120, Building 6, Los Angeles, CA 90065 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any

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other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

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2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

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2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at

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least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s

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monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement

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date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other

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expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of

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Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has

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not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the

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benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

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5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil Code to (i) cause the Landlord to make any replacements or repairs or take other actions in relation to the Premises, (ii) make replacements or repairs or take other actions at Landlord’s expense, or (iii) vacate the Premises.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

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7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to

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which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the

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Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same,

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Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation,

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those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3)

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provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

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10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $567,426.70 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

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11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

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(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

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13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors,

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officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

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18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and any and all other provisions of law from time to time in effect during the Term relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises shall be those specifically set forth herein.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

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If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $6.67 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 5.89% and Tenant shall receive 94.11% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

Landlord and Tenant hereby waive any statutory right in conflict with the provisions of this Section 18.2, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached

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hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is

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due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a

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“Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate the Lease and Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth at the time of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated)); and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsection (i) and (ii), above, the “worth at the time of award” shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 21.2, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting such amount

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at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); or;

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord. Tenant hereby waives the provisions of California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174(c) and 1179.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

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(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

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22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

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24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

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24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

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24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in San Diego County, California with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

37

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investments

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA California, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

S-1

With a copy to:

First Industrial Realty Trust, Inc. 898 North Sepulveda Blvd., Suite 750 El Segundo, California 90245 Attn: Operations Director

With a copy to:	With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

S-2

EXHIBIT A

Legal Description

PARCEL 1:

THE NORTHWEST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-14-00

PARCEL 2:

THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS, AS SAID LAND MAY ALSO BE DESCRIBED IN INSTRUMENT NO 1990-47686 AND INSTRUMENT NO 1965-137539 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OIL AND MINERAL RIGHTS, AS PREVIOUSLY EXCEPTED BY DEEDS OF RECORD.

APN: 646-100-09-00

PARCEL 3:

THE NORTHEAST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-13-00

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

B-1

EXHIBIT B

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

3.	Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)
d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-2

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-3

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

4.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

5.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

QUITCLAIM DEED

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (“Grantor”), hereby quitclaims to FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Grantee”), all of Grantor’s interest, if any, in that certain real property located in the City of San Diego, County of San Diego, State of California, described on Exhibit “A” attached hereto and made a part hereof, together with Grantor’s interest, if any, in the improvements, buildings, structures, easements, privileges and rights appurtenant thereto.

☒	This transfer is for consideration or value less than $100.00 and therefore is exempt from documentary transfer tax pursuant to Revenue and Tax Code Section 11911.

[SIGNATURES ON NEXT PAGE]

MAIL TAX STATEMENTS TO:

c/o First Industrial Realty Trust

898 N. Sepulveda Blvd., Suite 750

El Segundo, California 90245

E-1

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of             , 2008.

GRANTOR:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

E-2

STATE OF __________	)
) SS.
COUNTY OF _________	)

On September         , 2008, before me,                         , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

E-3

EXHIBIT A

LEGAL DESCRIPTION

(San Diego - 39 W only)

PARCEL 1:

THE NORTHWEST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-14-00

PARCEL 2:

THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OIL AND MINERAL RIGHTS, AS PREVIOUSLY EXCEPTED BY DEEDS OF RECORD.

APN: 646-100-09-00

PARCEL 3:

THE NORTHEAST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-13-00

E-4

EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (collectively, “Seller”), hereby quitclaims unto FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September         , 2008.

SELLER:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

F-1

EXHIIBIT A

LAND

San Diego (39 W)

PARCEL 1:

THE NORTHWEST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-14-00

PARCEL 2:

THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OIL AND MINERAL RIGHTS, AS PREVIOUSLY EXCEPTED BY DEEDS OF RECORD.

APN: 646-100-09-00

PARCEL 3:

THE NORTHEAST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-13-00

F-2

EXHIBIT G

MEMORANDUM OF GROUND LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of             , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA CALIFORNIA, LLC, a California limited liability company (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in San Diego County, California, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

G-1

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

☒	The term of this lease is less than 35 years and therefore this document is exempt from documentary transfer tax.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

G-2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of             , 2008.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited liability company

By:	First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner

By:
Name:	Johannson L. Yap
Title:	Chief Investment Officer

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

G-3

STATE OF ______	)
) SS.
COUNTY OF ____	)

On September         , 2008, before me,                                 , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

G-4

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

On August         , 2008, before me,                     , personally appeared Johannson L. Yap, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

G-5

EXHIBIT A

LEGAL DESCRIPTION

San Diego (39 W)

PARCEL 1:

THE NORTHWEST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-14-00

PARCEL 2:

THE SOUTH HALF OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND, IF ANY, LYING WITHIN THE NORTH QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 33, AS SAID NORTH QUARTER IS DESCRIBED IN DECREE ESTABLISHING BOUNDARY LINE AND QUIETING PLAINTIFF’S TITLE RECORDED MARCH 3, 1958 IN BOOK 6975, PAGE 305 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OIL AND MINERAL RIGHTS, AS PREVIOUSLY EXCEPTED BY DEEDS OF RECORD.

APN: 646-100-09-00

PARCEL 3:

THE NORTHEAST QUARTER OF SOUTHWEST QUARTER OF SOUTHEAST QUARTER OF SECTION 33, TOWNSHIP 18 SOUTH, RANGE 1 WEST, SAN BERNARDINO BASE AND MERIDIAN, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

APN: 646-100-13-00

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

G-6

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - Incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M - GKLL; $2M AGG - AL/GL	$500,000
Excess Liability	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
legal liability, tail coverage
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

Exhibit 10.5

8469 KIEFER BOULEVARD

SACRAMENTO, CALIFORNIA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial Pennsylvania, L.P., a Delaware limited partnership

1.3. Tenant: Collectively and jointly and severally, ADESA California, LLC, a California limited liability company, and ADESA San Diego, LLC, a California limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 39.0389 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit

C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$413,284	$34,440.33
Year 2	$413,284	$34,440.33
Year 3	$438,453	$36,537.75
Year 4	$438,453	$36,537.75
Year 5	$465,155	$38,762.92
Year 6	$465,155	$38,762.92
Year 7	$493,483	$41,123.58
Year 8	$493,483	$41,123.58
Year 9	$523,536	$43,628.00
Year 10	$523,536	$43,628.00

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Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 11	$555,419	$46,284.92
Year 12	$555,419	$46,284.92
Year 13	$589,244	$49,103.67
Year 14	$589,244	$49,103.67
Year 15	$625,129	$52,094.08
Year 16	$625,129	$52,094.08
Year 17	$663,199	$55,266.58
Year 18	$663,199	$55,266.58
Year 19	$703,588	$58,632.33
Year 20	$703,588	$58,632.33

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial Pennsylvania LP, P.O. Box 33098, Newark, NJ 07188-0098, or if sent by overnight courier, JP Morgan National Processing Ctr, 3rd Floor, 300 Harmon Meadow Boulevard, Secaucus, NJ 07094, Attn: FILP LBX 33098 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any

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check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

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2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

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2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at

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least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s

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monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement

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date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other

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expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of

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Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has

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not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the

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benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

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5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil Code to (i) cause the Landlord to make any replacements or repairs or take other actions in relation to the Premises, (ii) make replacements or repairs or take other actions at Landlord’s expense, or (iii) vacate the Premises.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any

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applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to

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which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the

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Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same,

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Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation,

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those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3)

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provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

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10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $240,281.37 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

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11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

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(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

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13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors,

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officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

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18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and any and all other provisions of law from time to time in effect during the Term relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises shall be those specifically set forth herein.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the

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property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $2.83 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 14.15% and Tenant shall receive 85.85% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

Landlord and Tenant hereby waive any statutory right in conflict with the provisions of this Section 18.2, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached

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hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is

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due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a

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“Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate the Lease and Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth at the time of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated)); and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsection (i) and (ii), above, the “worth at the time of award” shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 21.2, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting such amount

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at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); or;

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord. Tenant hereby waives the provisions of California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174(c) and 1179.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market

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conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers

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or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

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24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under

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this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant. The liability of all persons and entities who are identified herein as a “Tenant” shall be joint and several.

24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

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24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in Sacramento County, California with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership

By:	First Industrial Pennsylvania Corporation, a Maryland corporation, its sole general partner

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investments

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

ADESA SAN DIEGO, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

S-1

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA California, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to:	And:

First Industrial Realty Trust, Inc. 898 North Sepulveda Blvd., Suite 750 El Segundo, California 90245 Attn: Operations Director	ADESA San Diego, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to:	With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

S-2

EXHIBIT A

PREMISES

Real property in the City of Sacramento, County of Sacramento, State of California, described as follows:

PARCEL ONE:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORDS OF SURVEY ENTITLED “A PORTION OF THE WEST HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.&M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTER LINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING ALONG SAID CENTERLINE, SOUTH 89° 26’ 12” WEST, 585.47 FEET; THENCE NORTH 00° 15’ 22” EAST, 208.70 FEET; THENCE SOUTH 89° 26’ 12” WEST, 208.70 FEET; THENCE NORTH 00° 15’ 22” EAST, 125.94 FEET; THENCE SOUTH 89° 26’ 12” WEST, 155.45 FEET; THENCE NORTH 00° 45’ 12” WEST, 10.50 FEET; THENCE SOUTH 89° 19’ 38” WEST, 125.31 FEET; THENCE NORTH 00° 15’ 22” EAST, 493.31 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.083 FEET, THE CHORD OF WHICH BEARS NORTH 64° 27’ 34” EAST, 113.66 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.65 FEET, THE CHORD OF WHICH BEARS NORTH 63° 54’ 52” EAST, 199.29 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.64 FEET, THE CHORD OF WHICH BEARS NORTH 63° 24’ 49” EAST, 301.71 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 12,335.45 FEET, THE CHORD OF WHICH BEARS NORTH 62° 10’ 48” EAST, 401.87 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 8,652.17 FEET, THE CHORD OF WHICH BEARS NORTH 62° 33’ 53” EAST, 194.10 FEET; THENCE SOUTH 00° 19’ 17” WEST, 1,376.30 FEET TO THE POINT OF BEGINNING, ALSO DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 810119, PAGE 919, OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDS OF THE LAND OWNED BY SOUTHERN PACIFIC TRANSPORTATION CO.

A-1

APN: 078-0190-025-0000

PARCEL TWO:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORD OF SURVEY ENTITLED “A PORTION OF THE WEST ONE-HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.& M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTERLINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING NORTH 00° 33’ 48” WEST, 414.35 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 11,516.92 FEET, THE CHORD OF WHICH BEARS NORTH 69° 52’ 47” EAST, 358.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.08 FEET, THE CHORD OF WHICH BEARS NORTH 66° 51’ 03” EAST, 791.30 FEET; THENCE SOUTH 00° 15’ 22” WEST, 493.31 FEET; THENCE NORTH 89° 19’ 38” EAST, 125.31 FEET; THENCE SOUTH 00° 45’ 12” EAST, 320.11 FEET; THENCE SOUTH 00° 15’ 22” WEST, 25.00 FEET TO A POINT IN THE CENTERLINE OF KIEFER BOULEVARD, AS SHOWN ON SAID MAP; THENCE ALONG SAID CENTERLINE SOUTH 89° 26’ 12” WEST, 1187.02 FEET TO THE POINT OF BEGINNING, AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 8101-19, PAGE 919, OFFICIAL RECORDS.

APN: 078-0190-026-0000

LESS AND EXCEPT FROM ALL THE PARCELS DESCRIBED ABOVE THE IMPROVEMENTS SITUATED THEREON.

A-2

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008, last revised August 27, 2008, designated MSI Site No. 15309 and being more particularly described as follows:

Parcel One:

All that real property situate in the County of Sacramento, State of California, and being a portion of that certain parcel shown on the official records of survey entitled “A portion of the West half of Section 13, Township 8 North, Range 5 East, M.D.B.&M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southeast corner of said parcel, said corner being located in the center line of Kiefer Boulevard; Thence from said point of beginning along said centerline, South 89° 26’ 12” West, 585.47 feet; Thence, North 00° 15’ 22” East, 208.70 feet; Thence, South 89° 26’ 12” West, 208.70 feet; Thence, North 00° 15’ 22” East, 125.94 feet; Thence, South 89° 26’ 12” West, 155.45 feet; Thence, North 00° 45’ 12” West, 10.50 feet; Thence, South 89° 19’ 38” West, 125.31 feet; Thence, North 00° 15’ 22” East, 493.31 feet; Thence, along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 113.66 feet, a delta angle of 00°36’44”, and a chord bearing North 64° 27’ 34” East, a chord length of 113.66 feet; Thence, along the arc of a curve to the left having a radius of 28,705.65 feet, an arc length of 199.29 feet, a delta angle of 00°23’52”, and a chord bearing North 63° 54’ 52” East, a chord length of 199.29 feet; Thence, South 00°15’22” West, 46.96 feet; Thence, along the arc of a curve to the left having a radius of 28,738.90 feet, an arc length of 322.75 feet, a delta angle of 00°38’36”, and a chord bearing North 64° 05’ 00” East, a chord length of 322.75 feet; Thence, along the arc of a curve to the left having a radius of 12,377.70 feet, an arc length of 402.54 feet, a delta angle of 01°51’48”, and a chord bearing North 62° 49’ 50” East, a chord length of 402.52 feet; Thence, along the arc of a curve to the left having a radius of 8,694.42 feet, an arc length of 166.77 feet, a delta angle of 01°05’56”, and a chord bearing North 63° 18’ 08” East, a chord length of 166.77 feet; Thence, South 00° 19’ 17” West, 1,317.11 feet to the point of beginning and containing 23.0517 acres (1,004,133 square feet) of land more of less as surveyed in July of 2008 on behalf of Millman Surveying, Inc. under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

Parcel Two:

All that real property situate in the County of Sacramento, State of California and being a portion of that certain parcel shown on the official record of survey entitled “A portion of the West one-half of Section 13, Township 8 North, Range 5 East, M.D.B.& M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

A-3

Beginning at the southwest corner of said parcel, said corner being located in the centerline of Kiefer Boulevard; Thence from said point of beginning North 00° 33’ 48” West, 414.35 feet; Thence along the arc of a curve to the left having a radius of 11,516.92 feet, an arc length of 358.12 feet, a delta angle of 01°46’54”, and a chord bearing North 69° 52’ 47” East, a chord length of 358.11 feet; Thence along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 791.48 feet, a delta angle of 04°15’46”, and a chord bearing North 66° 51’ 03” East, a chord length of 791.30 feet; Thence South 00° 15’ 22” West, 493.31 feet; Thence North 89° 19’ 38” East, 125.31 feet; Thence South 00° 45’ 12” East, 320.11 feet; Thence South 00° 15’ 22” west, 25.00 feet to a point in the centerline of Kiefer Boulevard, as shown on said map; Thence along said centerline South 89° 26’ 12” West, 1187.02 feet to the point of beginning and containing 15.9872 acres (696,402 square feet) of land, more or less, as surveyed in July of 2008 on behalf of Millman Surveying, Inc., under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

LESS AND EXCEPT FROM ALL THE PARCELS DESCRIBED ABOVE THE IMPROVEMENTS SITUATED THEREON.

APN: 078-0190-025-0000 and 078-0190-026-0000

A-4

EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact_______________________________________________________________

2.	Address/Phone___________________________________________________________________________________
_______________________________________________________________________________________________

3.	Provide a brief description of your business and operations: _______________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)
d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

4.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

5.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

QUITCLAIM DEED

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company and ADESA SAN DIEGO, LLC, a California limited liability company (collectively, “Grantor”), hereby quitclaims to FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Grantee”), all of Grantor’s interest, if any, in that certain real property located in the City of Sacramento, County of Sacramento, State of California, described on Exhibit “A” attached hereto and made a part hereof, together with Grantor’s interest, if any, in the improvements, buildings, structures, easements, privileges and rights appurtenant thereto.

☒	This transfer is for consideration or net value less than $100.00 and is therefore exempt from documentary transfer tax pursuant to Revenue and Tax Code Section 11911.

[SIGNATURES ON NEXT PAGE]

MAIL TAX STATEMENTS TO:

c/o First Industrial Realty Trust

898 N. Sepulveda Blvd., Suite 750

El Segundo, California 90245

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of ________________, 2008.

GRANTOR:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

ADESA SAN DIEGO, LLC, a California limited liability company

By:
Paul J. Lips, a manager

STATE OF ____________	)
	)	SS.
COUNTY OF _________	)

On September ___, 2008, before me, _______________________, a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Sacramento, County of Sacramento, State of California, described as follows:

PARCEL ONE:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORDS OF SURVEY ENTITLED “A PORTION OF THE WEST HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.&M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTER LINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING ALONG SAID CENTERLINE, SOUTH 89° 26’ 12” WEST, 585.47 FEET; THENCE NORTH 00° 15’ 22” EAST, 208.70 FEET; THENCE SOUTH 89° 26’ 12” WEST, 208.70 FEET; THENCE NORTH 00° 15’ 22” EAST, 125.94 FEET; THENCE SOUTH 89° 26’ 12” WEST, 155.45 FEET; THENCE NORTH 00° 45’ 12” WEST, 10.50 FEET; THENCE SOUTH 89° 19’ 38” WEST, 125.31 FEET; THENCE NORTH 00° 15’ 22” EAST, 493.31 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.083 FEET, THE CHORD OF WHICH BEARS NORTH 64° 27’ 34” EAST, 113.66 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.65 FEET, THE CHORD OF WHICH BEARS NORTH 63° 54’ 52” EAST, 199.29 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.64 FEET, THE CHORD OF WHICH BEARS NORTH 63° 24’ 49” EAST, 301.71 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 12,335.45 FEET, THE CHORD OF WHICH BEARS NORTH 62° 10’ 48” EAST, 401.87 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 8,652.17 FEET, THE CHORD OF WHICH BEARS NORTH 62° 33’ 53” EAST, 194.10 FEET; THENCE SOUTH 00° 19’ 17” WEST, 1,376.30 FEET TO THE POINT OF BEGINNING, ALSO DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 810119, PAGE 919, OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDS OF THE LAND OWNED BY SOUTHERN PACIFIC TRANSPORTATION CO.

APN: 078-0190-025-0000

PARCEL TWO:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORD OF SURVEY ENTITLED “A PORTION OF THE WEST ONE-HALF OF

SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.& M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTERLINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING NORTH 00° 33’ 48” WEST, 414.35 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 11,516.92 FEET, THE CHORD OF WHICH BEARS NORTH 69° 52’ 47” EAST, 358.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.08 FEET, THE CHORD OF WHICH BEARS NORTH 66° 51’ 03” EAST, 791.30 FEET; THENCE SOUTH 00° 15’ 22” WEST, 493.31 FEET; THENCE NORTH 89° 19’ 38” EAST, 125.31 FEET; THENCE SOUTH 00° 45’ 12” EAST, 320.11 FEET; THENCE SOUTH 00° 15’ 22” WEST, 25.00 FEET TO A POINT IN THE CENTERLINE OF KIEFER BOULEVARD, AS SHOWN ON SAID MAP; THENCE ALONG SAID CENTERLINE SOUTH 89° 26’ 12” WEST, 1187.02 FEET TO THE POINT OF BEGINNING, AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 8101-19, PAGE 919, OFFICIAL RECORDS.

APN: 078-0190-026-0000

PARCEL THREE:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL TWO AS CREATED BY INDIVIDUAL GRANT DEED DATED JANUARY 30, 1981 AND RECORDED MARCH 13, 1981 IN BOOK 810313, PAGE 103, OFFICIAL RECORDS, FOR ROADWAY AND UTILITY PURPOSES.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008, last revised August 27, 2008, designated MSI Site No. 15309 and being more particularly described as follows:

Parcel One:

All that real property situate in the County of Sacramento, State of California, and being a portion of that certain parcel shown on the official records of survey entitled “A portion of the West half of Section 13, Township 8 North, Range 5 East, M.D.B.&M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southeast corner of said parcel, said corner being located in the center line of Kiefer Boulevard; Thence from said point of beginning along said centerline, South 89° 26’ 12” West, 585.47 feet; Thence, North 00° 15’ 22” East, 208.70 feet; Thence, South 89° 26’ 12” West, 208.70 feet; Thence, North 00° 15’ 22” East, 125.94 feet; Thence, South 89° 26’ 12” West, 155.45 feet; Thence, North 00° 45’ 12” West, 10.50 feet; Thence, South 89° 19’ 38” West, 125.31 feet; Thence, North 00° 15’ 22” East, 493.31 feet; Thence, along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 113.66 feet, a delta angle of 00°36’44”, and a chord bearing North 64° 27’ 34” East, a chord length of 113.66 feet; Thence, along the arc of a curve to the left having a radius of 28,705.65 feet, an arc length of 199.29 feet, a delta angle of 00°23’52”, and a chord bearing North 63° 54’ 52” East, a chord length of 199.29 feet; Thence, South 00°15’22” West, 46.96 feet; Thence, along the arc of a curve to the left having a radius of 28,738.90 feet, an arc length of 322.75 feet, a delta angle of 00°38’36”, and a chord bearing North 64° 05’ 00” East, a chord length of 322.75 feet; Thence, along the arc of a curve to the left having a radius of 12,377.70 feet, an arc length of 402.54 feet, a delta angle of 01°51’48”, and a chord bearing North 62° 49’ 50” East, a chord length of 402.52 feet; Thence, along the arc of a curve to the left having a radius of 8,694.42 feet, an arc length of 166.77 feet, a delta angle of 01°05’56”, and a chord bearing North 63° 18’ 08” East, a chord length of 166.77 feet; Thence, South 00° 19’ 17” West, 1,317.11 feet to the point of beginning and containing 23.0517 acres (1,004,133 square feet) of land more of less as surveyed in July of 2008 on behalf of Millman Surveying, Inc. under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

Parcel Two:

All that real property situate in the County of Sacramento, State of California and being a portion of that certain parcel shown on the official record of survey entitled “A portion of the West one-half of Section 13, Township 8 North, Range 5 East, M.D.B.& M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southwest corner of said parcel, said corner being located in the centerline of Kiefer Boulevard; Thence from said point of beginning North 00° 33’ 48” West, 414.35 feet; Thence along the arc of a curve to the left having a radius of 11,516.92 feet, an arc length of 358.12 feet, a delta angle of 01°46’54”, and a chord bearing North 69° 52’ 47” East, a chord length of 358.11 feet; Thence along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 791.48 feet, a delta angle of 04°15’46”, and a chord bearing North 66° 51’ 03” East, a chord length of 791.30 feet; Thence South 00° 15’ 22” West, 493.31 feet; Thence North 89° 19’ 38” East, 125.31 feet; Thence South 00° 45’ 12” East, 320.11 feet; Thence South 00° 15’ 22” west, 25.00 feet to a point in the centerline of Kiefer Boulevard, as shown on said map; Thence along said centerline South 89° 26’ 12” West, 1187.02 feet to the point of beginning and containing 15.9872 acres (696,402 square feet) of land, more or less, as surveyed in July of 2008 on behalf of Millman Surveying, Inc., under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

APN: 078-0190-025-0000 and 078-0190-026-0000

PARCEL THREE:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL TWO AS CREATED BY INDIVIDUAL GRANT DEED DATED JANUARY 30, 1981 AND RECORDED MARCH 13, 1981 IN BOOK 810313, PAGE 103, OFFICIAL RECORDS, FOR ROADWAY AND UTILITY PURPOSES.

EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (as to Parcel 1) and ADESA SAN DIEGO, LLC, a California limited liability company (as to Parcel 2) (collectively, “Seller”), hereby quitclaims unto FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September ___. 2008.

SELLER:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

ADESA SAN DIEGO, LLC, a California limited liability company

By:
Paul J. Lips, a manager

EXHIBIT A

LAND

PARCEL ONE:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORDS OF SURVEY ENTITLED “A PORTION OF THE WEST HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.&M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTER LINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING ALONG SAID CENTERLINE, SOUTH 89° 26’ 12” WEST, 585.47 FEET; THENCE NORTH 00° 15’ 22” EAST, 208.70 FEET; THENCE SOUTH 89° 26’ 12” WEST, 208.70 FEET; THENCE NORTH 00° 15’ 22” EAST, 125.94 FEET; THENCE SOUTH 89° 26’ 12” WEST, 155.45 FEET; THENCE NORTH 00° 45’ 12” WEST, 10.50 FEET; THENCE SOUTH 89° 19’ 38” WEST, 125.31 FEET; THENCE NORTH 00° 15’ 22” EAST, 493.31 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.083 FEET, THE CHORD OF WHICH BEARS NORTH 64° 27’ 34” EAST, 113.66 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.65 FEET, THE CHORD OF WHICH BEARS NORTH 63° 54’ 52” EAST, 199.29 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.64 FEET, THE CHORD OF WHICH BEARS NORTH 63° 24’ 49” EAST, 301.71 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 12,335.45 FEET, THE CHORD OF WHICH BEARS NORTH 62° 10’ 48” EAST, 401.87 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 8,652.17 FEET, THE CHORD OF WHICH BEARS NORTH 62° 33’ 53” EAST, 194.10 FEET; THENCE SOUTH 00° 19’ 17” WEST, 1,376.30 FEET TO THE POINT OF BEGINNING, ALSO DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 810119, PAGE 919, OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDS OF THE LAND OWNED BY SOUTHERN PACIFIC TRANS

PARCEL TWO:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORD OF SURVEY ENTITLED “A PORTION OF THE WEST ONE-HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.& M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTERLINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING NORTH 00° 33’ 48” WEST, 414.35 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 11,516.92 FEET, THE CHORD OF WHICH BEARS NORTH 69° 52’ 47” EAST, 358.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.08 FEET, THE CHORD OF WHICH BEARS NORTH 66° 51’ 03” EAST, 791.30 FEET; THENCE SOUTH 00° 15’ 22” WEST, 493.31 FEET; THENCE NORTH 89° 19’ 38” EAST, 125.31 FEET; THENCE SOUTH 00° 45’ 12” EAST, 320.11 FEET; THENCE SOUTH 00° 15’ 22” WEST, 25.00 FEET TO A POINT IN THE CENTERLINE OF KIEFER BOULEVARD, AS SHOWN ON SAID MAP; THENCE ALONG SAID CENTERLINE SOUTH 89° 26’ 12” WEST, 1187.02 FEET TO THE POINT OF BEGINNING, AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 8101-19, PAGE 919, OFFICIAL RECORDS.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008, last revised ___________, 2008, designated MSI Site No. 15309 and being more particularly described as follows:

Parcel One:

All that real property situate in the County of Sacramento, State of California, and being a portion of that certain parcel shown on the official records of survey entitled “A portion of the West half of Section 13, Township 8 North, Range 5 East, M.D.B.&M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southeast corner of said parcel, said corner being located in the center line of Kiefer Boulevard;

Thence from said point of beginning along said centerline, South 89° 26’ 12” West, 585.47 feet;

Thence, North 00° 15’ 22” East, 208.70 feet;

Thence, South 89° 26’ 12” West, 208.70 feet;

Thence, North 00° 15’ 22” East, 125.94 feet;

Thence, South 89° 26’ 12” West, 155.45 feet;

Thence, North 00° 45’ 12” West, 10.50 feet;

Thence, South 89° 19’ 38” West, 125.31 feet;

Thence, North 00° 15’ 22” East, 493.31 feet;

Thence, along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 113.66 feet, a delta angle of 00°36’44”, and a chord bearing North 64° 27’ 34” East, a chord length of 113.66 feet;

Thence, along the arc of a curve to the left having a radius of 28,705.65 feet, an arc length of 199.29 feet, a delta angle of 00°23’52”, and a chord bearing North 63° 54’ 52” East, a chord length of 199.29 feet;

Thence, South 00°15’22” West, 46.96 feet;

Thence, along the arc of a curve to the left having a radius of 28,738.90 feet, an arc length of 322.75 feet, a delta angle of 00°38’36”, and a chord bearing North 64° 05’ 00” East, a chord length of 322.75 feet;

Thence, along the arc of a curve to the left having a radius of 12.377.70 feet, an arc length of 402.54 feet, a delta angle of 01°51’48”, and a chord bearing North 62° 49’ 50” East, a chord length of 402.52 feet;

Thence, along the arc of a curve to the left having a radius of 8,694.42 feet, an arc length of 166.77 feet, a delta angle of 01°05’56”, and a chord bearing North 63° 18’ 08” East, a chord length of 166.77 feet;

Thence, South 00° 19’ 17” West, 1,317.11 feet to the point of beginning and containing 23.0517 acres (1,004,133 square feet) of land more of less as surveyed in July of 2008 on behalf of Millman Surveying, Inc. under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

Parcel Two:

All that real property situate in the County of Sacramento, State of California and being a portion of that certain parcel shown on the official record of survey entitled “A portion of the West one-half of Section 13, Township 8 North, Range 5 East, M.D.B.& M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southwest corner of said parcel, said corner being located in the centerline of Kiefer Boulevard; Thence from said point of beginning North 00° 33’ 48” West, 414.35 feet;

Thence along the arc of a curve to the left having a radius of 11,516.92 feet, an arc length of 358.12 feet, a delta angle of 01°46’54”, and a chord bearing North 69° 52’ 47” East, a chord length of 358.11 feet;

Thence along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 791.48 feet, a delta angle of 04°15’46”, and a chord bearing North 66° 51’ 03” East, a chord length of 791.30 feet;

Thence South 00° 15’ 22” West, 493.31 feet;

Thence North 89° 19’ 38” East, 125.31 feet;

Thence South 00° 45’ 12” East, 320.11 feet;

Thence south 00° 15’ 22” west, 25.00 feet to a point in the centerline of Kiefer Boulevard, as shown on said map;

Thence along said centerline South 89° 26’ 12” West, 1187.02 feet to the point of beginning and containing 15.9872 acres (696,402 square feet) of land, more or less, as surveyed in July of 2008 on behalf of Millman Surveying, Inc., under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

EXHIBIT G

MEMORANDUM OF GROUND LEASE

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of ___________, 2008, by and between FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Landlord”) and ADESA CALIFORNIA, LLC, a California limited liability company, and ADESA SAN DIEGO, LLC, a California limited liability company (collectively, “Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated ________________, 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in Sacramento County, California, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing ____________, 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

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5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

☒	The term of this lease is less than 35 years and therefore this document is exempt from documentary transfer tax.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of ________________, 2008.

LANDLORD:

FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited liability company

By:	First Industrial Pennsylvania Corporation, a Maryland corporation, its sole general partner

By:
Name:	Johannson L. Yap,
Title:	Chief Investment Officer

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

ADESA SAN DIEGO, LLC, a California limited liability company

By:
Paul J. Lips, a manager

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STATE OF ____________	)
	)	SS.
COUNTY OF _________	)

On September ___, 2008, before me, _______________________, a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

On August ___, 2008 before me, _____________________, personally appeared Johannson L. Yap, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Sacramento, County of Sacramento, State of California, described as follows:

PARCEL ONE:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA, AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORDS OF SURVEY ENTITLED “A PORTION OF THE WEST HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.&M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTER LINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING ALONG SAID CENTERLINE, SOUTH 89° 26’ 12” WEST, 585.47 FEET; THENCE NORTH 00° 15’ 22” EAST, 208.70 FEET; THENCE SOUTH 89° 26’ 12” WEST, 208.70 FEET; THENCE NORTH 00° 15’ 22” EAST, 125.94 FEET; THENCE SOUTH 89° 26’ 12” WEST, 155.45 FEET; THENCE NORTH 00° 45’ 12” WEST, 10.50 FEET; THENCE SOUTH 89° 19’ 38” WEST, 125.31 FEET; THENCE NORTH 00° 15’ 22” EAST, 493.31 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.083 FEET, THE CHORD OF WHICH BEARS NORTH 64° 27’ 34” EAST, 113.66 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.65 FEET, THE CHORD OF WHICH BEARS NORTH 63° 54’ 52” EAST, 199.29 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 28,705.64 FEET, THE CHORD OF WHICH BEARS NORTH 63° 24’ 49” EAST, 301.71 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 12,335.45 FEET, THE CHORD OF WHICH BEARS NORTH 62° 10’ 48” EAST, 401.87 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 8,652.17 FEET, THE CHORD OF WHICH BEARS NORTH 62° 33’ 53” EAST, 194.10 FEET; THENCE SOUTH 00° 19’ 17” WEST, 1,376.30 FEET TO THE POINT OF BEGINNING, ALSO DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 810119, PAGE 919, OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDS OF THE LAND OWNED BY SOUTHERN PACIFIC TRANSPORTATION CO.

APN: 078-0190-025-0000

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PARCEL TWO:

ALL THAT REAL PROPERTY SITUATE IN THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA AND BEING A PORTION OF THAT CERTAIN PARCEL SHOWN ON THE OFFICIAL RECORD OF SURVEY ENTITLED “A PORTION OF THE WEST ONE-HALF OF SECTION 13, TOWNSHIP 8 NORTH, RANGE 5 EAST, M.D.B.& M.”, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY IN BOOK 32 OF SURVEYS, AT PAGE 8, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL, SAID CORNER BEING LOCATED IN THE CENTERLINE OF KIEFER BOULEVARD; THENCE FROM SAID POINT OF BEGINNING NORTH 00° 33’ 48” WEST, 414.35 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 11,516.92 FEET, THE CHORD OF WHICH BEARS NORTH 69° 52’ 47” EAST, 358.11 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10,638.08 FEET, THE CHORD OF WHICH BEARS NORTH 66° 51’ 03” EAST, 791.30 FEET; THENCE SOUTH 00° 15’ 22” WEST, 493.31 FEET; THENCE NORTH 89° 19’ 38” EAST, 125.31 FEET; THENCE SOUTH 00° 45’ 12” EAST, 320.11 FEET; THENCE SOUTH 00° 15’ 22” WEST, 25.00 FEET TO A POINT IN THE CENTERLINE OF KIEFER BOULEVARD, AS SHOWN ON SAID MAP; THENCE ALONG SAID CENTERLINE SOUTH 89° 26’ 12” WEST, 1187.02 FEET TO THE POINT OF BEGINNING, AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE RECORDED JANUARY 19, 1981, IN BOOK 8101-19, PAGE 919, OFFICIAL RECORDS.

APN: 078-0190-026-0000

PARCEL THREE:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL TWO AS CREATED BY INDIVIDUAL GRANT DEED DATED JANUARY 30, 1981 AND RECORDED MARCH 13, 1981 IN BOOK 810313, PAGE 103, OFFICIAL RECORDS, FOR ROADWAY AND UTILITY PURPOSES.

LESS AND EXCEPT FROM ALL THE PARCELS DESCRIBED ABOVE THE IMPROVEMENTS SITUATED THEREON.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008, last revised August 27, 2008, designated MSI Site No. 15309 and being more particularly described as follows:

Parcel One:

All that real property situate in the County of Sacramento, State of California, and being a portion of that certain parcel shown on the official records of survey entitled “A portion of the West half of

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Section 13, Township 8 North, Range 5 East, M.D.B.&M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southeast corner of said parcel, said corner being located in the center line of Kiefer Boulevard; Thence from said point of beginning along said centerline, South 89° 26’ 12” West, 585.47 feet; Thence, North 00° 15’ 22” East, 208.70 feet; Thence, South 89° 26’ 12” West, 208.70 feet; Thence, North 00° 15’ 22” East, 125.94 feet; Thence, South 89° 26’ 12” West, 155.45 feet; Thence, North 00° 45’ 12” West, 10.50 feet; Thence, South 89° 19’ 38” West, 125.31 feet; Thence, North 00° 15’ 22” East, 493.31 feet; Thence, along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 113.66 feet, a delta angle of 00°36’44”, and a chord bearing North 64° 27’ 34” East, a chord length of 113.66 feet; Thence, along the arc of a curve to the left having a radius of 28,705.65 feet, an arc length of 199.29 feet, a delta angle of 00°23’52”, and a chord bearing North 63° 54’ 52” East, a chord length of 199.29 feet; Thence, South 00°15’22” West, 46.96 feet; Thence, along the arc of a curve to the left having a radius of 28,738.90 feet, an arc length of 322.75 feet, a delta angle of 00°38’36”, and a chord bearing North 64° 05’ 00” East, a chord length of 322.75 feet; Thence, along the arc of a curve to the left having a radius of 12,377.70 feet, an arc length of 402.54 feet, a delta angle of 01°51’48”, and a chord bearing North 62° 49’ 50” East, a chord length of 402.52 feet; Thence, along the arc of a curve to the left having a radius of 8,694.42 feet, an arc length of 166.77 feet, a delta angle of 01°05’56”, and a chord bearing North 63° 18’ 08” East, a chord length of 166.77 feet; Thence, South 00° 19’ 17” West, 1,317.11 feet to the point of beginning and containing 23.0517 acres (1,004,133 square feet) of land more of less as surveyed in July of 2008 on behalf of Millman Surveying, Inc. under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

Parcel Two:

All that real property situate in the County of Sacramento, State of California and being a portion of that certain parcel shown on the official record of survey entitled “A portion of the West one-half of Section 13, Township 8 North, Range 5 East, M.D.B.& M.”, recorded in the Office of the County Recorder of Sacramento County in Book 32 of Surveys, at Page 8, described as follows:

Beginning at the southwest corner of said parcel, said corner being located in the centerline of Kiefer Boulevard; Thence from said point of beginning North 00° 33’ 48” West, 414.35 feet; Thence along the arc of a curve to the left having a radius of 11,516.92 feet, an arc length of 358.12 feet, a delta angle of 01°46’54”, and a chord bearing North 69° 52’ 47” East, a chord length of 358.11 feet; Thence along the arc of a curve to the left having a radius of 10,638.08 feet, an arc length of 791.48 feet, a delta angle of 04°15’46”, and a chord bearing North 66° 51’ 03” East, a chord length of 791.30 feet; Thence South 00° 15’ 22” West, 493.31 feet; Thence North 89° 19’ 38” East, 125.31 feet; Thence South 00° 45’ 12” East, 320.11 feet; Thence South 00° 15’ 22” west, 25.00 feet to a point in the centerline of Kiefer Boulevard, as shown on said map; Thence along said centerline South 89° 26’ 12” West, 1187.02 feet to the point of beginning and containing 15.9872 acres (696,402 square feet) of land, more or less, as surveyed in July of 2008 on behalf of Millman Surveying, Inc., under Project No. 15309, and is subject to all legal highways, easements and restrictions of record.

APNs: 078-0190-025-0000 and 078-0190-026-0000

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PARCEL THREE:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL TWO AS CREATED BY INDIVIDUAL GRANT DEED DATED JANUARY 30, 1981 AND RECORDED MARCH 13, 1981 IN BOOK 810313, PAGE 103, OFFICIAL RECORDS, FOR ROADWAY AND UTILITY PURPOSES.

LESS AND EXCEPT FROM ALL THE PARCELS DESCRIBED ABOVE THE IMPROVEMENTS SITUATED THEREON.

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EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

KAR Holdings, Inc.

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits,	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M -GKLL; $2M AGG - AL/GL	$500,000
Excess Liability	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
legal liability, tail coverage
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08-3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage fo CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER/$10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 -/2010		$250,000

Exhibit 10.6

18501 W. STANFORD ROAD

TRACY, CALIFORNIA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial Pennsylvania, L.P., a Delaware limited partnership

1.3. Tenant: ADESA California, LLC, a California limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 218.2978 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$1,310,038	$109,169.83
Year 2	$1,310,038	$109,169.83
Year 3	$1,389,819	$115,818.25
Year 4	$1,389,819	$115,818.25
Year 5	$1,474,459	$122,871.58
Year 6	$1,474,459	$122,871.58
Year 7	$1,564,254	$130,354.50
Year 8	$1,564,254	$130,354.50
Year 9	$1,659,517	$138,293.08
Year 10	$1,659,517	$138,293.08
Year 11	$1,760,582	$146,715.17

2

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 12	$1,760,582	$146,715.17
Year 13	$1,867,801	$155,650.08
Year 14	$1,867,801	$155,650.08
Year 15	$1,981,550	$165,129.17
Year 16	$1,981,550	$165,129.17
Year 17	$2,102,227	$175,185.58
Year 18	$2,102,227	$175,185.58
Year 19	$2,230,252	$185,854.33
Year 20	$2,230,252	$185,854.33

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial Pennsylvania LP, P.O. Box 33098, Newark, NJ 07188-0098, or if sent by overnight courier, JP Morgan National Processing Ctr, 3rd Floor, 300 Harmon Meadow Boulevard, Secaucus, NJ 07094, Attn: FILP LBX 33098 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any

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other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

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2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

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2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at

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least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s

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monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement

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date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other

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expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of

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Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has

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not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the

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benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

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5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil Code to (i) cause the Landlord to make any replacements or repairs or take other actions in relation to the Premises, (ii) make replacements or repairs or take other actions at Landlord’s expense, or (iii) vacate the Premises.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

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8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to

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which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the

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Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same,

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Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation,

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those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3)

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provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

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10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $761,650.05 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

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11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

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(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

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13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors,

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officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

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18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and any and all other provisions of law from time to time in effect during the Term relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises shall be those specifically set forth herein.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the

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property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $1.60 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 33.59% and Tenant shall receive 66.41% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

Landlord and Tenant hereby waive any statutory right in conflict with the provisions of this Section 18.2, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached

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hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is

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due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a

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“Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate the Lease and Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth at the time of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated)); and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsection (i) and (ii), above, the “worth at the time of award” shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 21.2, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting such amount

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at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); or;

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord. Tenant hereby waives the provisions of California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174(c) and 1179.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market

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conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers

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or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

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24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

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24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

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24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in San Joaquin County, California with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership

By:	First Industrial Pennsylvania Corporation, a Maryland corporation, its sole general partner

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investments

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

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Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA California, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to: First Industrial Realty Trust, Inc. 898 North Sepulveda Blvd., Suite 750 El Segundo, California 90245 Attn: Operations Director

With a copy to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	With a copy to: Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

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EXHIBIT A

PREMISES

REAL PROPERTY IN THE CITY OF TRACY, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

THAT PORTION OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE SOUTH 28° 45’ 19” EAST, 158.44 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 223, THENCE SOUTH 09° 32’ 48” EAST, 892.36 FEET AND SOUTH 43° 52’ 18” EAST, 669.12 FEET; THENCE NORTH 89° 09’ EAST, 68.39 FEET; THENCE RUNNING NORTHWESTERLY AND DISTANT 50 FEET, MEASURED AT RIGHT ANGLES, FROM SAID CALIFORNIA AQUEDUCT RIGHT-OF-WAY, NORTH 43° 52’ 18” WEST, 700.34 FEET: NORTH 09° 32’ 48” WEST, 885.38 FEET; NORTH 28° 45’ 19” WEST, 167.78 FEET AND NORTH 30° 46’ 00” WEST, 82.92 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28; THENCE SOUTH 0° 35’ 29” WEST, 96.08 FEET TO THE POINT OF BEGINNING.

APN: 209-090-45 (A PORTION)

PARCEL TWO:

A PORTION OF THE SOUTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID QUARTER SECTION; THENCE NORTH 86° 31’ 33” WEST ALONG THE SOUTH LINE OF SAID QUARTER SECTION, A DISTANCE OF 383.49 FEET TO THE NORTHEAST LINE OF THE CALIFORNIA AQUEDUCT DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 26, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2966, PAGE 461, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID NORTHEAST LINE OF SAID AQUEDUCT, THE FOLLOWING COURSES: NORTH 61° 41’ 49” WEST, 1033.17 FEET TO A BRASS PLUG MARKED CA 227; THENCE NORTH 43° 52’ 18” WEST, 1616.05 FEET; NORTH 09° 32’ 48” WEST, 892.36 FEET; NORTH 28° 45’ 19” WEST, 158.44 FEET TO THE NORTHWEST CORNER OF SAID QUARTER SECTION; THENCE LEAVING SAID NORTHEAST LINE IN AN EASTERLY DIRECTION ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, 2640 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

A-1

EXCEPTING THEREFROM THAT CERTAIN 14.09 ACRE PARCEL OF LAND DESCRIBED IN DEED TO MARTIN WUNDERLICH RECORDED DECEMBER 29, 1967 IN BOOK OF OFFICIAL RECORDS, BOOK 3176, PAGE 372, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT CERTAIN PARCEL TWO DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 9, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2961, PAGE 367, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED OCTOBER 9, 1969, IN BOOK 3341 OF OFFICIAL RECORDS, PAGE 442, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT COMPANY RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM PARCEL A, AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980 IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST, A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF SAN JOAQUIN BY DEED RECORDED NOVEMBER 24, 1992, RECORDER’S INSTRUMENT NO. 92136368, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION AS DESCRIBED AS NEW PARCEL 1 IN CORPORATION GRANT DEED TO UNITED FACILITIES INC., AN ILLINOIS CORPORATION, RECORDED SEPTEMBER 24, 1997, RECORDER’S INSTRUMENT NO. 97095335, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL THREE:

A PORTION OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF THE PATTERSON PASS ROAD, SAID POINT BEING NORTH 89° 41’ WEST, 30.00 FEET FROM THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION; THENCE NORTH 0° 20’ WEST, 194.00 FEET ALONG THE WEST LINE OF THE PATTERSON PASS ROAD TO A POINT ON THE SOUTHERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL DESCRIBED IN DEED TO THE UNITED STATES, RECORDED JULY 18, 1947, IN BOOK OF OFFICIAL RECORDS, BOOK 1061, PAGE 209, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID SOUTHERLY RIGHT OF WAY AS FOLLOWS:

NORTH 64° 30’ WEST, 274.40 FEET; NORTH 52° 55’ WEST, 303.40 FEET; NORTH 45° 09’ WEST, 2366.10 FEET; NORTH 54° 01’ WEST, 564.40 FEET TO A POINT ON THE WEST LINE OF SAID NORTHEAST QUARTER OF SAID SECTION; THENCE SOUTH 0° 04’ EAST, 2481.27 FEET ALONG THE WEST LINE OF SAID QUARTER SECTION TO THE SOUTHWEST CORNER OF SAID QUARTER; THENCE SOUTH 89° 41’ EAST, 2621.74 FEET ALONG THE SOUTH LINE OF SAID QUARTER SECTION TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS, LYING WITHIN THE ABOVE DESCRIBED PARCEL OF LAND.

ALSO EXCEPTING THEREFROM PARCEL A AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980, IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST , A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, THAT PORTION AS SHOWN ON THE PARCEL MAP FILED FOR RECORD IN BOOK 21 OF PARCEL MAPS, AT PAGE 120, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL FOUR:

A PORTION OF PARCEL 3, AS SHOWN ON THE MAP ENTITLED PARCEL MAP MS-98-12, FILED IN BOOK OF PARCEL MAPS, BOOK 21, PAGE 120, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE NORTHEASTERLY LINE OF SAID PARCEL 3, NORTH 43° 52’ 14” WEST, 34.43 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE NORTH 43° 52’ 14” WEST, 155.68 FEET TO A CURVE TO THE RIGHT HAVING A RADIUS OF 2042.00 FEET, A DELTA OF 07° 21’ 52”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 262.47 FEET; THENCE NORTH 36° 30’ 22” WEST, 287.44 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE LEAVING SAID NORTHEASTERLY LINE AND ALONG THE WESTERLY LINE OF SAID PARCEL 3, SOUTH 09° 32’ 23” EAST, 850.69 FEET; THENCE LEAVING SAID WESTERLY LINE ON A LINE THAT IS PARALLEL WITH AND 34.43 FEET MEASURED AT A RIGHT ANGLE NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID PARCEL 3, NORTH 46° 07’ 46” EAST, 426.07 FEET TO THE POINT OF BEGINNING.

APN: 209-440-16

PARCEL FIVE:

THAT PORTION OF THE EAST ONE-HALF OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL 7 (D-SL-21) UNIT D IN THE FINAL ORDER OF CONDEMNATION, THE PEOPLE OF THE STATE OF CALIFORNIA (PLAINTIFF) VS. AMELIA L. MACHADO, ET AL (DEFENDANTS), RECORDED FEBRUARY 25, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2920, PAGE 118, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT DESIGNATED POINT P IN UNIT B AS SAID UNIT B IS DESCRIBED IN SAID FINAL ORDER. SAID POINT BEING POINT OF INTERSECTION OF THE EASTERLY LINE OF SAID UNIT B WITH THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE FROM SAID POINT OF BEGINNING, NORTH 26° 33’ 23” WEST, 384.49 FEET; THENCE NORTH 03° 58’ 21” WEST 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL, THENCE ALONG SAID RIGHT OF WAY, THE FOLLOWING COURSES: SOUTH 66° 51’ 05” EAST, 163.03 FEET; SOUTH 80° 52’ 05” EAST, 389.20 FEET; SOUTH 38° 38’ 13” EAST, 375.72 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE LEAVING SAID RIGHT OF WAY ALONG SAID EAST LINE, SOUTH 00° 29’ 09” WEST 282.51 FEET; THENCE LEAVING SAID EAST LINE SOUTH 27° 16’ 17” WEST, 29.44 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID SOUTH LINE NORTH 89° 12’ 01” WEST, 607.15 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OILS, GASES, MINERALS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

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APN: 209-080-23 PORTION

PARCEL SIX:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL B IN GRANT DEED FROM PETER W. MALONEY, ET AL TO THE STATE OF CALIFORNIA, RECORDED OCTOBER 5, 1962 IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY LINE OF SAID PARCEL A, NORTH 11° 36’ 44” WEST, 537.07 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 607.15 FEET TO THE WESTERLY RIGHT OF WAY LINE OF THE PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION, AS SAID RIGHT OF WAY WAS CONVEYED TO SAID PACIFIC GAS AND ELECTRIC COMPANY BY DEED RECORDED OCTOBER 23, 1957, IN BOOK OF OFFICIAL RECORDS, BOOK 2010, PAGE 399, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 27° 15’ 17” WEST, 425.00 FEET; THENCE LEAVING SAID WESTERLY RIGHT OF WAY LINE, SOUTH 65° 18’ 53” WEST, 334.85 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL SEVEN:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL C IN GRANT DEED RECORDED OCTOBER 5, 1962, IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING NORTH 65° 18’ 53” EAST, 334.85 FEET; THENCE NORTH 27° 16’ 17” EAST, 425.00 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 13.27 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE ALONG SAID EAST LINE SOUTH 00° 29’ 09” WEST, 1205.68 FEET; THENCE LEAVING SAID EAST LINE NORTH 36° 06’ 33” WEST, 851.86 FEET TO THE POINT OF BEGINNING.

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EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL EIGHT:

BEGINNING AT THE CENTER OF SAID SECTION 28 BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE RUNNING ALONG SAID LINE NORTH 30° 46’ 00” WEST 705.55 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 221; THENCE NORTH 39° 11’ 52” WEST 1103.26 FEET AND NORTH 51° 47’ 35” WEST 1196.73 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 217; THENCE NORTH 45° 38’ 49” WEST 860.37 FEET TO A POINT ON THE WEST LINE OF SECTION 21, SAID POINT BEARING NORTH 0° 29’ 29” EAST, 111.45 FEET FROM THE SOUTHWEST CORNER OF SAID SECTION 21; THENCE ALONG SAID WEST SECTION LINE NORTH 0° 29’ 29” EAST 1235.31 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE RUNNING ALONG SAID LINE: NORTH 81° 00’ 29” EAST, 195.40 FEET; SOUTH 37° 56’ 31” EAST 307.50 FEET; SOUTH 89° 21’ 31” EAST 610.80 FEET; SOUTH 69° 20’ 31” EAST 333.60 FEET; SOUTH 30° 51’ 31” EAST 492.30 FEET; SOUTH 47° 38’ 31” EAST 324.40 FEET; SOUTH 55° 45’ 31” EAST 196.00 FEET; SOUTH 14° 13’ 29” WEST 301.40 FEET; SOUTH 88° 59’ 31” EAST 515.34 FEET; SOUTH 53° 55’ 31” EAST 282.45 FEET; TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28, SAID POINT BEARING SOUTH 0° 35’ 29” WEST 162.30 FEET FROM THE NORTH QUARTER CORNER OF SECTION 28; THENCE RUNNING ALONG SAID EAST LINE SOUTH 0° 35’ 29” WEST 2482.81 FEET TO THE POINT OF BEGINNING.

APN: 209-080-23 AND 209-090-25

LESS AND EXCEPT FROM ALL THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

THE ABOVE DESCRIBED LAND IS THE SAME AS THAT SHOWN ON THE SURVEY PREPARED BY SLOOTEN CONSULTING, INC., DATED AUGUST 4, 2008, LAST REVISED AUGUST __, 2008, DESIGNATED JOB NO. 8005-03, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF SECTION 20, SECTION 21 AND SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT AND

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RUNNING THENCE ALONG SAID LINE NORTH 30°48’41” WEST, 705.55 FEET; THENCE NORTH 39°14’33” WEST, 1103.26 FEET; THENCE NORTH 51°50’16” WEST, 1196.73 FEET; THENCE NORTH 45°41’30” WEST, 860.37 FEET; THENCE NORTH 36°08’54” WEST, 851.86 FEET; THENCE NORTH 11°39’05” WEST, 537.07 FEET; THENCE NORTH 26°35’44” WEST, 384.49 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 03°56”00” EAST, 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 66°53’26” EAST, 163.03 FEET; THENCE SOUTH 80°54’26” EAST, 389.20 FEET; THENCE SOUTH 38°40’34” EAST, 375.71 FEET; THENCE SOUTH 00°26’48” WEST, 279.63 FEET TO A POINT “A”; THENCE NORTH 80°57’48” EAST, 195.04 FEET; THENCE SOUTH 37°59’12” EAST, 307.50 FEET; THENCE SOUTH 89°24’12” EAST, 610.80 FEET; THENCE SOUTH 69°23’12” EAST, 333.60 FEET; THENCE SOUTH 30°54’12” EAST, 492.30 FEET; THENCE SOUTH 47°41’12” EAST, 324.40 FEET; THENCE SOUTH 55°48’12” EAST, 196.00 FEET; THENCE SOUTH 14°10’48” WEST, 301.40 FEET; THENCE SOUTH 89°02’12” EAST, 515.34 FEET; THENCE SOUTH 53°55’57” EAST, 289.20 FEET; THENCE SOUTH 53°29’35” EAST, 565.04 FEET; THENCE SOUTH 44°30’25” EAST, 2312.20 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 02°06’16” EAST, 586.02 FEET TO THE NORTHEASTERLY RIGHT OF WAY LINE OF BERKELEY ROAD AS DEPICTED ON THAT CERTAIN MAP ENTITLED “PARCEL MAP MS-98-12” FILED IN BOOK 21 OF PARCEL MAPS, PAGE 120, OFFICIAL RECORD OF SAN JOAQUIN COUNTY; THENCE ALONG SAID RIGHT OF WAY LINE NORTH 89°39’21” WEST, 4.56 FEET TO A POINT ON A 1058.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, AN INCLUDED ANGLE OF 24°18’15”, AN ARC DISTANCE OF 448.79 FEET TO A POINT ON A 458.00 FOOT RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 22°43’15”, AN ARC DISTANCE OF 181.62 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 47°22’09” WEST, 84.00 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF STANFORD ROAD AS DEPICTED ON SAID PARCEL MAP, ALSO SAID POINT OF A 35.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID CURVE AND SAID RIGHT OF WAY SOUTHWESTERLY, WHOSE CENTER BEARS SOUTH 47°22’09” WEST, THROUGH AN INCLUDED ANGLE 96°04’29”, AN ARC DISTANCE OF 58.69 FEET TO A POINT ON A 658.00 RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, THROUGH AN INCLUDED ANGLE 11°18’40”, AN ARC DISTANCE OF 129.90 FEET; THENCE SOUTH 64°45’18” WEST, 635.59 FEET TO A POINT ON A 1042.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE LEFT, THROUGH AN INCLUDED ANGLE 17°30’30” AN ARC DISTANCE OF 318.41 FEET TO A POINT ON A 35.00 FOOT RADIUS REVERSE CURVE; THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 89°10’28”, AN ARC DISTANCE OF 54.47 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°25’16” WEST, 84.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF SCHULTE ROAD AS DEPICTED ON SAID PARCEL MAP SAID POINT ALSO ON A 2042.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID RIGHT OF WAY LINE AND CURVE SOUTHEASTERLY, WHOSE CENTER BEARS NORTH 46°25’16” EAST, THROUGH AN INCLUDED ANGLE OF 00°17’30”, AN ARC DISTANCE OF 10.40 FEET; THENCE SOUTH 43°52’14” EAST, 155.68 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°07’46” WEST, 426.08 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE

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CALIFORNIA AQUEDUCT; THENCE NORTH 09°32’23” WEST, 850.69 FEET; THENCE NORTH 28°00’33” WEST, 161.40 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

COMMENCING AT THE HEREINABOVE DESCRIBED POINT “A”, THENCE SOUTH 00°26’48” WEST 3.28 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°26’48” WEST 26.35 FEET; THENCE NORTH 89°15’14” WEST 13.27 FEET; THENCE NORTH 27°13’56” EAST 29.44 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT FROM ALL THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

APNs: 209-080-23; 209-090-25; 209-090-45; and 209-440-16

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EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

3. Provide a brief description of your business and operations:

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)
d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

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EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

5.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

6.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

7.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

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EXHIBIT E

QUIT CLAIM DEED

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

QUITCLAIM DEED

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company, formerly known as ADESA CALIFORNIA, INC., a California corporation (“Grantor”), hereby quitclaims to FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Grantee”), all of Grantor’s interest, if any, in that certain real property located in the City of Tracy, County of San Joaquin, State of California, described on Exhibit “A” attached hereto and made a part hereof, together with Grantor’s interest, if any, in the improvements, buildings, structures, easements, privileges and rights appurtenant thereto.

☒	This transfer is for consideration or net value less than $100.00 and therefore this transfer is exempt from documentary transfer tax pursuant to Revenue and Tax Code Section 11911.

[SIGNATURES ON NEXT PAGE]

MAIL TAX STATEMENTS TO:

c/o First Industrial Realty Trust

898 N. Sepulveda Blvd., Suite 750

El Segundo, California 90245

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IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of             , 2008.

GRANTOR:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

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STATE OF ______	)
	)	SS.
COUNTY OF ____	)

On September             , 2008, before me,                         , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                          that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF TRACY, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

THAT PORTION OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE SOUTH 28° 45’ 19” EAST, 158.44 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 223, THENCE SOUTH 09° 32’ 48” EAST, 892.36 FEET AND SOUTH 43° 52’ 18” EAST, 669.12 FEET; THENCE NORTH 89° 09’ EAST, 68.39 FEET; THENCE RUNNING NORTHWESTERLY AND DISTANT 50 FEET, MEASURED AT RIGHT ANGLES, FROM SAID CALIFORNIA AQUEDUCT RIGHT-OF-WAY, NORTH 43° 52’ 18” WEST, 700.34 FEET: NORTH 09° 32’ 48” WEST, 885.38 FEET; NORTH 28° 45’ 19” WEST, 167.78 FEET AND NORTH 30° 46’ 00” WEST, 82.92 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28; THENCE SOUTH 0° 35’ 29” WEST, 96.08 FEET TO THE POINT OF BEGINNING.

APN: 209-090-45 (A PORTION)

PARCEL TWO:

A PORTION OF THE SOUTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID QUARTER SECTION; THENCE NORTH 86° 31’ 33” WEST ALONG THE SOUTH LINE OF SAID QUARTER SECTION, A DISTANCE OF 383.49 FEET TO THE NORTHEAST LINE OF THE CALIFORNIA AQUEDUCT DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 26, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2966, PAGE 461, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID NORTHEAST LINE OF SAID AQUEDUCT, THE FOLLOWING COURSES: NORTH 61° 41’ 49” WEST, 1033.17 FEET TO A BRASS PLUG MARKED CA 227; THENCE NORTH 43° 52’ 18” WEST, 1616.05 FEET; NORTH 09° 32’ 48” WEST, 892.36 FEET; NORTH 28° 45’ 19” WEST, 158.44 FEET TO THE NORTHWEST CORNER OF SAID QUARTER SECTION; THENCE LEAVING SAID NORTHEAST LINE IN AN EASTERLY DIRECTION ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, 2640 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

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EXCEPTING THEREFROM THAT CERTAIN 14.09 ACRE PARCEL OF LAND DESCRIBED IN DEED TO MARTIN WUNDERLICH RECORDED DECEMBER 29, 1967 IN BOOK OF OFFICIAL RECORDS, BOOK 3176, PAGE 372, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT CERTAIN PARCEL TWO DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 9, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2961, PAGE 367, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED OCTOBER 9, 1969, IN BOOK 3341 OF OFFICIAL RECORDS, PAGE 442, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT COMPANY RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM PARCEL A, AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980 IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST, A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF SAN JOAQUIN BY DEED RECORDED NOVEMBER 24, 1992, RECORDER’S INSTRUMENT NO. 92136368, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION AS DESCRIBED AS NEW PARCEL 1 IN CORPORATION GRANT DEED TO UNITED FACILITIES INC., AN ILLINOIS CORPORATION, RECORDED SEPTEMBER 24, 1997, RECORDER’S INSTRUMENT NO. 97095335, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL THREE:

A PORTION OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF THE PATTERSON PASS ROAD, SAID POINT BEING NORTH 89° 41’ WEST, 30.00 FEET FROM THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION; THENCE NORTH 0° 20’ WEST, 194.00 FEET ALONG THE WEST LINE OF THE PATTERSON PASS ROAD TO A POINT ON THE SOUTHERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL DESCRIBED IN DEED TO THE UNITED STATES, RECORDED JULY 18, 1947, IN BOOK OF OFFICIAL RECORDS, BOOK 1061, PAGE 209, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID SOUTHERLY RIGHT OF WAY AS FOLLOWS:

NORTH 64° 30’ WEST, 274.40 FEET; NORTH 52° 55’ WEST, 303.40 FEET; NORTH 45° 09’ WEST, 2366.10 FEET; NORTH 54° 01’ WEST, 564.40 FEET TO A POINT ON THE WEST LINE OF SAID NORTHEAST QUARTER OF SAID SECTION; THENCE SOUTH 0° 04’ EAST, 2481.27 FEET ALONG THE WEST LINE OF SAID QUARTER SECTION TO THE SOUTHWEST CORNER OF SAID QUARTER; THENCE SOUTH 89° 41’ EAST, 2621.74 FEET ALONG THE SOUTH LINE OF SAID QUARTER SECTION TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS, LYING WITHIN THE ABOVE DESCRIBED PARCEL OF LAND.

ALSO EXCEPTING THEREFROM PARCEL A AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980, IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST , A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, THAT PORTION AS SHOWN ON THE PARCEL MAP FILED FOR RECORD IN BOOK 21 OF PARCEL MAPS, AT PAGE 120, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL FOUR:

A PORTION OF PARCEL 3, AS SHOWN ON THE MAP ENTITLED PARCEL MAP MS-98-12, FILED IN BOOK OF PARCEL MAPS, BOOK 21, PAGE 120, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE NORTHEASTERLY LINE OF SAID PARCEL 3, NORTH 43° 52’ 14” WEST, 34.43 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE NORTH 43° 52’ 14” WEST, 155.68 FEET TO A CURVE TO THE RIGHT HAVING A RADIUS OF 2042.00 FEET, A DELTA OF 07° 21’ 52”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 262.47 FEET; THENCE NORTH 36° 30’ 22” WEST, 287.44 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE LEAVING SAID NORTHEASTERLY LINE AND ALONG THE WESTERLY LINE OF SAID PARCEL 3, SOUTH 09° 32’ 23” EAST, 850.69 FEET; THENCE LEAVING SAID WESTERLY LINE ON A LINE THAT IS PARALLEL WITH AND 34.43 FEET MEASURED AT A RIGHT ANGLE NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID PARCEL 3, NORTH 46° 07’ 46” EAST, 426.07 FEET TO THE POINT OF BEGINNING.

APN: 209-440-16

PARCEL FIVE:

THAT PORTION OF THE EAST ONE-HALF OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL 7 (D-SL-21) UNIT D IN THE FINAL ORDER OF CONDEMNATION, THE PEOPLE OF THE STATE OF CALIFORNIA (PLAINTIFF) VS. AMELIA L. MACHADO, ET AL (DEFENDANTS), RECORDED FEBRUARY 25, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2920, PAGE 118, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT DESIGNATED POINT P IN UNIT B AS SAID UNIT B IS DESCRIBED IN SAID FINAL ORDER. SAID POINT BEING POINT OF INTERSECTION OF THE EASTERLY LINE OF SAID UNIT B WITH THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE FROM SAID POINT OF BEGINNING, NORTH 26° 33’ 23” WEST, 384.49 FEET; THENCE NORTH 03° 58’ 21” WEST 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL, THENCE ALONG SAID RIGHT OF WAY, THE FOLLOWING COURSES: SOUTH 66° 51’ 05” EAST, 163.03 FEET; SOUTH 80° 52’ 05” EAST, 389.20 FEET; SOUTH 38° 38’ 13” EAST, 375.72 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE LEAVING SAID RIGHT OF WAY ALONG SAID EAST LINE, SOUTH 00° 29’ 09” WEST 282.51 FEET; THENCE LEAVING SAID EAST LINE SOUTH 27° 16’ 17” WEST, 29.44 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID SOUTH LINE NORTH 89° 12’ 01” WEST, 607.15 FEET TO THE POINT OF BEGINNING.

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EXCEPT THEREFROM ALL OILS, GASES, MINERALS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23 PORTION

PARCEL SIX:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL B IN GRANT DEED FROM PETER W. MALONEY, ET AL TO THE STATE OF CALIFORNIA, RECORDED OCTOBER 5, 1962 IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY LINE OF SAID PARCEL A, NORTH 11° 36’ 44” WEST, 537.07 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 607.15 FEET TO THE WESTERLY RIGHT OF WAY LINE OF THE PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION, AS SAID RIGHT OF WAY WAS CONVEYED TO SAID PACIFIC GAS AND ELECTRIC COMPANY BY DEED RECORDED OCTOBER 23, 1957, IN BOOK OF OFFICIAL RECORDS, BOOK 2010, PAGE 399, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 27° 15’ 17” WEST, 425.00 FEET; THENCE LEAVING SAID WESTERLY RIGHT OF WAY LINE, SOUTH 65° 18’ 53” WEST, 334.85 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL SEVEN:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL C IN GRANT DEED RECORDED OCTOBER 5, 1962, IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING NORTH 65° 18’ 53” EAST, 334.85 FEET; THENCE NORTH 27° 16’ 17” EAST,

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425.00 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 13.27 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE ALONG SAID EAST LINE SOUTH 00° 29’ 09” WEST, 1205.68 FEET; THENCE LEAVING SAID EAST LINE NORTH 36° 06’ 33” WEST, 851.86 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL EIGHT:

BEGINNING AT THE CENTER OF SAID SECTION 28 BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE RUNNING ALONG SAID LINE NORTH 30° 46’ 00” WEST 705.55 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 221; THENCE NORTH 39° 11’ 52” WEST 1103.26 FEET AND NORTH 51° 47’ 35” WEST 1196.73 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 217; THENCE NORTH 45° 38’ 49” WEST 860.37 FEET TO A POINT ON THE WEST LINE OF SECTION 21, SAID POINT BEARING NORTH 0° 29’ 29” EAST, 111.45 FEET FROM THE SOUTHWEST CORNER OF SAID SECTION 21; THENCE ALONG SAID WEST SECTION LINE NORTH 0° 29’ 29” EAST 1235.31 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE RUNNING ALONG SAID LINE: NORTH 81° 00’ 29” EAST, 195.40 FEET; SOUTH 37° 56’ 31” EAST 307.50 FEET; SOUTH 89° 21’ 31” EAST 610.80 FEET; SOUTH 69° 20’ 31” EAST 333.60 FEET; SOUTH 30° 51’ 31” EAST 492.30 FEET; SOUTH 47° 38’ 31” EAST 324.40 FEET; SOUTH 55° 45’ 31” EAST 196.00 FEET; SOUTH 14° 13’ 29” WEST 301.40 FEET; SOUTH 88° 59’ 31” EAST 515.34 FEET; SOUTH 53° 55’ 31” EAST 282.45 FEET; TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28, SAID POINT BEARING SOUTH 0° 35’ 29” WEST 162.30 FEET FROM THE NORTH QUARTER CORNER OF SECTION 28; THENCE RUNNING ALONG SAID EAST LINE SOUTH 0° 35’ 29” WEST 2482.81 FEET TO THE POINT OF BEGINNING.

APN: 209-080-23 AND 209-090-25

THE ABOVE DESCRIBED LAND IS THE SAME AS THAT SHOWN ON THE SURVEY PREPARED BY SLOOTEN CONSULTING, INC., DATED SEPTEMBER 4, 2008, LAST REVISED SEPTEMBER __, 2008, DESIGNATED JOB NO. 8005-03, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF SECTION 20, SECTION 21 AND SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA

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AQUEDUCT AND RUNNING THENCE ALONG SAID LINE NORTH 30°48’41” WEST, 705.55 FEET; THENCE NORTH 39°14’33” WEST, 1103.26 FEET; THENCE NORTH 51°50’16” WEST, 1196.73 FEET; THENCE NORTH 45°41’30” WEST, 860.37 FEET; THENCE NORTH 36°08’54” WEST, 851.86 FEET; THENCE NORTH 11°39’05” WEST, 537.07 FEET; THENCE NORTH 26°35’44” WEST, 384.49 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 03°56”00” EAST, 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 66°53’26” EAST, 163.03 FEET; THENCE SOUTH 80°54’26” EAST, 389.20 FEET; THENCE SOUTH 38°40’34” EAST, 375.71 FEET; THENCE SOUTH 00°26’48” WEST, 279.63 FEET TO A POINT “A”; THENCE NORTH 80°57’48” EAST, 195.04 FEET; THENCE SOUTH 37°59’12” EAST, 307.50 FEET; THENCE SOUTH 89°24’12” EAST, 610.80 FEET; THENCE SOUTH 69°23’12” EAST, 333.60 FEET; THENCE SOUTH 30°54’12” EAST, 492.30 FEET; THENCE SOUTH 47°41’12” EAST, 324.40 FEET; THENCE SOUTH 55°48’12” EAST, 196.00 FEET; THENCE SOUTH 14°10’48” WEST, 301.40 FEET; THENCE SOUTH 89°02’12” EAST, 515.34 FEET; THENCE SOUTH 53°55’57” EAST, 289.20 FEET; THENCE SOUTH 53°29’35” EAST, 565.04 FEET; THENCE SOUTH 44°30’25” EAST, 2312.20 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 02°06’16” EAST, 586.02 FEET TO THE NORTHEASTERLY RIGHT OF WAY LINE OF BERKELEY ROAD AS DEPICTED ON THAT CERTAIN MAP ENTITLED “PARCEL MAP MS-98-12” FILED IN BOOK 21 OF PARCEL MAPS, PAGE 120, OFFICIAL RECORD OF SAN JOAQUIN COUNTY; THENCE ALONG SAID RIGHT OF WAY LINE NORTH 89°39’21” WEST, 4.56 FEET TO A POINT ON A 1058.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, AN INCLUDED ANGLE OF 24°18’15”, AN ARC DISTANCE OF 448.79 FEET TO A POINT ON A 458.00 FOOT RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 22°43’15”, AN ARC DISTANCE OF 181.62 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 47°22’09” WEST, 84.00 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF STANFORD ROAD AS DEPICTED ON SAID PARCEL MAP, ALSO SAID POINT OF A 35.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID CURVE AND SAID RIGHT OF WAY SOUTHWESTERLY, WHOSE CENTER BEARS SOUTH 47°22’09” WEST, THROUGH AN INCLUDED ANGLE 96°04’29”, AN ARC DISTANCE OF 58.69 FEET TO A POINT ON A 658.00 RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, THROUGH AN INCLUDED ANGLE 11°18’40”, AN ARC DISTANCE OF 129.90 FEET; THENCE SOUTH 64°45’18” WEST, 635.59 FEET TO A POINT ON A 1042.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE LEFT, THROUGH AN INCLUDED ANGLE 17°30’30” AN ARC DISTANCE OF 318.41 FEET TO A POINT ON A 35.00 FOOT RADIUS REVERSE CURVE; THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 89°10’28”, AN ARC DISTANCE OF 54.47 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°25’16” WEST, 84.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF SCHULTE ROAD AS DEPICTED ON SAID PARCEL MAP SAID POINT ALSO ON A 2042.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID RIGHT OF WAY LINE AND CURVE SOUTHEASTERLY, WHOSE CENTER BEARS NORTH 46°25’16” EAST, THROUGH AN INCLUDED ANGLE OF 00°17’30”, AN ARC DISTANCE OF 10.40 FEET; THENCE SOUTH 43°52’14” EAST, 155.68 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°07’46”

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WEST, 426.08 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE NORTH 09°32’23” WEST, 850.69 FEET; THENCE NORTH 28°00’33” WEST, 161.40 FEET TO THE POINT OF BEGINNING.

APNs: 209-080-23; 209-090-25; 209-090-45; and 209-440-16

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EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September         , 2008.

SELLER:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

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EXHIBIT A

LAND

PARCEL ONE:

THAT PORTION OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE SOUTH 28° 45’ 19” EAST, 158.44 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 223, THENCE SOUTH 09° 32’ 48” EAST, 892.36 FEET AND SOUTH 43° 52’ 18” EAST, 669.12 FEET; THENCE NORTH 89° 09’ EAST, 68.39 FEET; THENCE RUNNING NORTHWESTERLY AND DISTANT 50 FEET, MEASURED AT RIGHT ANGLES, FROM SAID CALIFORNIA AQUEDUCT RIGHT-OF-WAY, NORTH 43° 52’ 18” WEST, 700.34 FEET: NORTH 09° 32’ 48” WEST, 885.38 FEET; NORTH 28° 45’ 19” WEST, 167.78 FEET AND NORTH 30° 46’ 00” WEST, 82.92 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28; THENCE SOUTH 0° 35’ 29” WEST, 96.08 FEET TO THE POINT OF BEGINNING.

APN: 209-090-45 (A PORTION)

PARCEL TWO:

A PORTION OF THE SOUTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID QUARTER SECTION; THENCE NORTH 86° 31’ 33” WEST ALONG THE SOUTH LINE OF SAID QUARTER SECTION, A DISTANCE OF 383.49 FEET TO THE NORTHEAST LINE OF THE CALIFORNIA AQUEDUCT DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 26, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2966, PAGE 461, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID NORTHEAST LINE OF SAID AQUEDUCT, THE FOLLOWING COURSES:

NORTH 61° 41’ 49” WEST, 1033.17 FEET TO A BRASS PLUG MARKED CA 227; THENCE NORTH 43° 52’ 18” WEST, 1616.05 FEET; NORTH 09° 32’ 48” WEST, 892.36 FEET; NORTH 28° 45’ 19” WEST, 158.44 FEET TO THE NORTHWEST CORNER OF SAID QUARTER SECTION; THENCE LEAVING SAID NORTHEAST LINE IN AN EASTERLY DIRECTION ALONG THE NORTH LINE OF SAID SOUTHEAST QUARTER TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, 2640 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT CERTAIN 14.09 ACRE PARCEL OF LAND DESCRIBED IN DEED TO MARTIN WUNDERLICH RECORDED DECEMBER 29, 1967 IN BOOK OF OFFICIAL RECORDS, BOOK 3176, PAGE 372, SAN JOAQUIN COUNTY RECORDS.

F-2

ALSO EXCEPTING THEREFROM THAT CERTAIN PARCEL TWO DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 9, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2961, PAGE 367, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED OCTOBER 9, 1969, IN BOOK 3341 OF OFFICIAL RECORDS, PAGE 442, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT COMPANY RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM PARCEL A, AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980 IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST, A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF SAN JOAQUIN BY DEED RECORDED NOVEMBER 24, 1992, RECORDER’S INSTRUMENT NO. 92136368, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION AS DESCRIBED AS NEW PARCEL 1 IN CORPORATION GRANT DEED TO UNITED FACILITIES INC., AN ILLINOIS CORPORATION, RECORDED SEPTEMBER 24, 1997, RECORDER’S INSTRUMENT NO. 97095335, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL THREE:

A PORTION OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF THE PATTERSON PASS ROAD, SAID POINT BRING NORTH 89° 41’ WEST, 30.00 FEET FROM THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION; THENCE NORTH 0° 20’ WEST, 194.00 FEET ALONG THE WEST LINE OF THE PATTERSON PASS ROAD TO A POINT ON THE SOUTHERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL DESCRIBED IN DEED TO THE UNITED STATES, RECORDED JULY 18, 1947, IN BOOK OF OFFICIAL RECORDS, BOOK 1061, PAGE 209, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID SOUTHERLY RIGHT OF WAY AS FOLLOWS:

NORTH 64° 30’ WEST, 274.40 FEET; NORTH 52° 55’ WEST, 303.40 FEET; NORTH 45° 09’ WEST, 2366.10 FEET; NORTH 54° 01’ WEST, 564.40 FEET

TO A POINT ON THE WEST LINE OF SAID NORTHEAST QUARTER OF SAID SECTION; THENCE SOUTH 0° 04’ EAST, 2481.27 FEET ALONG THE WEST LINE OF SAID QUARTER SECTION TO THE SOUTHWEST CORNER OF SAID QUARTER; THENCE SOUTH 89° 41’ EAST, 2621.74 FEET ALONG THE SOUTH LINE OF SAID QUARTER SECTION TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS, LYING WITHIN THE ABOVE DESCRIBED PARCEL OF LAND.

ALSO EXCEPTING THEREFROM PARCEL A AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980, IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST , A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, THAT PORTION AS SHOWN ON THE PARCEL MAP FILED FOR RECORD IN BOOK 21 OF PARCEL MAPS, AT PAGE 120, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

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PARCEL FOUR:

A PORTION OF PARCEL 3, AS SHOWN ON THE MAP ENTITLED PARCEL MAP MS-98-12, FILED IN BOOK OF PARCEL MAPS, BOOK 21, PAGE 120, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE NORTHEASTERLY LINE OF SAID PARCEL 3, NORTH 43° 52’ 14” WEST, 34.43 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE NORTH 43° 52’ 14” WEST, 155.68 FEET TO A CURVE TO THE RIGHT HAVING A RADIUS OF 2042.00 FEET, A DELTA OF 07° 21’ 52”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 262.47 FEET; THENCE NORTH 36° 30’ 22” WEST, 287.44 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE LEAVING SAID NORTHEASTERLY LINE AND ALONG THE WESTERLY LINE OF SAID PARCEL 3, SOUTH 09° 32’ 23” EAST, 850.69 FEET; THENCE LEAVING SAID WESTERLY LINE ON A LINE THAT IS PARALLEL WITH AND 34.43 FEET MEASURED AT A RIGHT ANGLE NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID PARCEL 3, NORTH 46° 07’ 46” EAST, 426.07 FEET TO THE POINT OF BEGINNING.

APN: 209-440-16

PARCEL FIVE:

THAT PORTION OF THE EAST ONE-HALF OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL 7 (D-SL-21) UNIT D IN THE FINAL ORDER OF CONDEMNATION, THE PEOPLE OF THE STATE OF CALIFORNIA (PLAINTIFF) VS. AMELIA L. MACHADO, ET AL (DEFENDANTS), RECORDED FEBRUARY 25, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2920, PAGE 118, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT DESIGNATED POINT P IN UNIT B AS SAID UNIT B IS DESCRIBED IN SAID FINAL ORDER. SAID POINT BEING POINT OF INTERSECTION OF THE EASTERLY LINE OF SAID UNIT B WITH THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE FROM SAID POINT OF BEGINNING, NORTH 26° 33’ 23” WEST, 384.49 FEET; THENCE NORTH 03° 58’ 21” WEST 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL, THENCE ALONG SAID RIGHT OF WAY, THE FOLLOWING COURSES:

SOUTH 66° 51’ 05” EAST, 163.03 FEET; SOUTH 80° 52’ 05” EAST, 389.20 FEET; SOUTH 38° 38’ 13” EAST, 375.72 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE LEAVING SAID RIGHT OF WAY ALONG SAID EAST LINE, SOUTH 00° 29’ 09” WEST 282.51 FEET; THENCE LEAVING SAID EAST LINE SOUTH 27° 16’ 17” WEST, 29.44 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID SOUTH LINE NORTH 89° 12’ 01” WEST, 607.15 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OILS, GASES, MINERALS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23 PORTION

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PARCEL SIX:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL B IN GRANT DEED FROM PETER W. MALONEY, ET AL TO THE STATE OF CALIFORNIA, RECORDED OCTOBER 5, 1962 IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY LINE OF SAID PARCEL A, NORTH 11° 36’ 44” WEST, 537.07 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 607.15 FEET TO THE WESTERLY RIGHT OF WAY LINE OF THE PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION, AS SAID RIGHT OF WAY WAS CONVEYED TO SAID PACIFIC GAS AND ELECTRIC COMPANY BY DEED RECORDED OCTOBER 23, 1957, IN BOOK OF OFFICIAL RECORDS, BOOK 2010, PAGE 399, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 27° 15’ 17” WEST, 425.00 FEET; THENCE LEAVING SAID WESTERLY RIGHT OF WAY LINE, SOUTH 65° 18’ 53” WEST, 334.85 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL SEVEN:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20,TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL C IN GRANT DEED RECORDED OCTOBER 5, 1962, IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING NORTH 65° 18’ 53” EAST, 334.85 FEET; THENCE NORTH 27° 16’ 17” EAST, 425.00 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 13.27 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE ALONG SAID EAST LINE SOUTH 00° 29’ 09” WEST, 1205.68 FEET; THENCE LEAVING SAID EAST LINE NORTH 36° 06’ 33” WEST, 851.86 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

F-6

APN: 209-080-23, PORTION

PARCEL EIGHT:

BEGINNING AT THE CENTER OF SAID SECTION 28 BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE RUNNING ALONG SAID LINE NORTH 30° 46’ 00” WEST 705.55 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 221; THENCE NORTH 39° 11’ 52” WEST 1103.26 FEET AND NORTH 51° 47’ 35” WEST 1196.73 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 217; THENCE NORTH 45° 38’ 49” WEST 860.37 FEET TO A POINT ON THE WEST LINE OF SECTION 21, SAID POINT BEARING NORTH 0° 29’ 29” EAST, 111.45 FEET FROM THE SOUTHWEST CORNER OF SAID SECTION 21; THENCE ALONG SAID WEST SECTION LINE NORTH 0° 29’ 29” EAST 1235.31 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE RUNNING ALONG SAID LINE:

NORTH 81° 00’ 29” EAST, 195.04 FEET; SOUTH 37° 56’ 31” EAST 307.50 FEET;

SOUTH 89° 21’ 31” EAST 610.80 FEET; SOUTH 69° 20’ 31” EAST 333.60 FEET;

SOUTH 30° 51’ 31” EAST 492.30 FEET; SOUTH 47° 38’ 31” EAST 324.40 FEET;

SOUTH 55° 45’ 31” EAST 196.00 FEET; SOUTH 14° 13’ 29” WEST 301.40 FEET;

SOUTH 88° 59’ 31” EAST 515.34 FEET; SOUTH 53° 55’ 31” EAST 282.45 FEET;

TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28, SAID POINT BEARING SOUTH 0° 35’ 29” WEST 162.30 FEET FROM THE NORTH QUARTER CORNER OF SECTION 28; THENCE RUNNING ALONG SAID EAST LINE SOUTH 0° 35’ 29” WEST 2482.81 FEET TO THE POINT OF BEGINNING.

APN: 209-080-23 AND 209-090-25

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

THE ABOVE DESCRIBED LAND IS THE SAME AS THAT SHOWN ON THE SURVEY PREPARED BY SLOOTEN CONSULTING, INC., DATED SEPTEMBER 4, 2008, LAST REVISED SEPTEMBER __, 2008, DESIGNATED JOB NO. 8005-03, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF SECTION 20, SECTION 21 AND SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE NORTH 30°48’41” WEST, 705.55 FEET;

F-7

THENCE NORTH 39°14’33” WEST, 1103.26 FEET; THENCE NORTH 51°50’16” WEST, 1196.73 FEET;

THENCE NORTH 45°41’30” WEST, 860.37 FEET; THENCE NORTH 36°08’54” WEST, 851.86 FEET;

THENCE NORTH 11°39’05” WEST, 537.07 FEET; THENCE NORTH 26°35’44” WEST, 384.49 FEET;

THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 03°56”00” EAST, 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL;

THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 66°53’26” EAST, 163.03 FEET;

THENCE SOUTH 80°54’26” EAST, 389.20 FEET; THENCE SOUTH 38°40’34” EAST, 375.71 FEET;

THENCE SOUTH 00°26’48” WEST, 279.63 FEET TO A POINT ‘A’;

THENCE NORTH 80°57’48” EAST, 195.04 FEET; THENCE SOUTH 37°59’12” EAST, 307.50 FEET;

THENCE SOUTH 89°24’12” EAST, 610.80 FEET; THENCE SOUTH 69°23’12” EAST, 333.60 FEET;

THENCE SOUTH 30°54’12” EAST, 492.30 FEET; THENCE SOUTH 47°41’12” EAST, 324.40 FEET;

THENCE SOUTH 55°48’12” EAST, 196.00 FEET; THENCE SOUTH 14°10’48” WEST, 301.40 FEET;

THENCE SOUTH 89°02’12” EAST, 515.34 FEET; THENCE SOUTH 53°55’57” EAST, 289.20 FEET;

THENCE SOUTH 53°29’35” EAST, 565.04 FEET; THENCE SOUTH 44°30’25” EAST, 2312.20 FEET;

THENCE LEAVING SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 02°06’16” EAST, 586.02 FEET TO THE NORTHEASTERLY RIGHT OF WAY LINE OF BERKELEY ROAD AS DEPICTED ON THAT CERTAIN MAP ENTITLED “PARCEL MAP MS-98-12” FILED IN BOOK 21 OF PARCEL MAPS, PAGE 120, OFFICIAL RECORD OF SAN JOAQUIN COUNTY;

THENCE ALONG SAID RIGHT OF WAY LINE NORTH 89°39’21” WEST, 4.56 FEET TO A POINT ON A 1058.00 FOOT RADIUS TANGENT CURVE;

F-8

THENCE ALONG SAID CURVE TO THE RIGHT, AN INCLUDED ANGLE OF 24°18’15”, AN ARC DISTANCE OF 448.79 FEET TO A POINT ON A 458.00 FOOT RADIUS COMPOUND CURVE;

THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 22°43’15”, AN ARC DISTANCE OF 181.62 FEET;

THENCE LEAVING SAID RIGHT OF WAY SOUTH 47°22’09” WEST, 84.00 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF STANFORD ROAD AS DEPICTED ON SAID PARCEL MAP, ALSO SAID POINT OF A 35.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID CURVE AND SAID RIGHT OF WAY SOUTHWESTERLY, WHOSE CENTER BEARS SOUTH 47°22’09” WEST, THROUGH AN INCLUDED ANGLE 96°04’29”, AN ARC DISTANCE OF 58.69 FEET TO A POINT ON A 658.00 RADIUS COMPOUND CURVE;

THENCE ALONG SAID CURVE TO THE RIGHT, THROUGH AN INCLUDED ANGLE 11°18’40”, AN ARC DISTANCE OF 129.90 FEET;

THENCE SOUTH 64°45’18” WEST, 635.59 FEET TO A POINT ON A 1042.00 FOOT RADIUS TANGENT CURVE;

THENCE ALONG SAID CURVE TO THE LEFT, THROUGH AN INCLUDED ANGLE 17°30’30 AN ARC DISTANCE OF 318.41 FEET TO A POINT ON A 35.00 FOOT RADIUS REVERSE CURVE;

THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 89°10’28”, AN ARC DISTANCE OF 54.47 FEET;

THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°25’16” WEST, 84.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF SCHULTE ROAD AS DEPICTED ON SAID PARCEL MAP SAID POINT ALSO ON A 2042.00 FOOT RADIUS NON-TANGENT CURVE;

THENCE ALONG SAID RIGHT OF WAY LINE AND CURVE SOUTHEASTERLY, WHOSE CENTER BEARS NORTH 46°25’16” EAST, THROUGH AN INCLUDED ANGLE OF 00°17’30”, AN ARC DISTANCE OF 10.40 FEET;

THENCE SOUTH 43°52’14” EAST, 155.68 FEET;

THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°07’46” WEST, 426.08 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT;

THENCE NORTH 09°32’23” WEST, 850.69 FEET; THENCE NORTH 28°00’33” WEST, 161.40 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

COMMENCING AT THE HEREINABOVE DESCRIBED POINT ‘A’, THENCE SOUTH 00°26’48” WEST 3.25 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 00°26’48” WEST 26.35’; THENCE NORTH 89°15’14” WEST 13.27 FEET; THENCE NORTH 27°13’56” EAST 29.44 FEET TO THE POINT OF BEGINNING.

F-9

EXHIBIT G

MEMORANDUM OF GROUND LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of                     , 2008, by and between FIRST INDUSTRIAL PENNSYLVANIA, L.P., a Delaware limited partnership (“Landlord”) and ADESA CALIFORNIA, LLC, a California limited liability company (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in San Joaquin County, California, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

☒	The term of this lease is less than 35 years and therefore this transfer is exempt from documentary transfer tax.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of                     , 2008.

LANDLORD:

FIRST INDUSTRIAL PENNYSYLVANIA, L.P., a Delaware limited liability company

By:	First Industrial Pennsylvania Corporation, a Maryland corporation, its sole general partner

By:
Name:	Johannson L. Yap
Title:	Chief Investment Officer

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

STATE OF ____________	)
	)	SS.
COUNTY OF	)

On September         , 2008, before me,                                 , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

STATE OF ___________	)
)
COUNTY OF	)

On September         , 2008, before me,                                 , personally appeared Johannson L. Yap, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF TRACY, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

THAT PORTION OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE SOUTH 28° 45’ 19” EAST, 158.44 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 223, THENCE SOUTH 09° 32’ 48” EAST, 892.36 FEET AND SOUTH 43° 52’ 18” EAST, 669.12 FEET; THENCE NORTH 89° 09’ EAST, 68.39 FEET; THENCE RUNNING NORTHWESTERLY AND DISTANT 50 FEET, MEASURED AT RIGHT ANGLES, FROM SAID CALIFORNIA AQUEDUCT RIGHT-OF-WAY, NORTH 43° 52’ 18” WEST, 700.34 FEET: NORTH 09° 32’ 48” WEST, 885.38 FEET; NORTH 28° 45’ 19” WEST, 167.78 FEET AND NORTH 30° 46’ 00” WEST, 82.92 FEET TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28; THENCE SOUTH 0° 35’ 29” WEST, 96.08 FEET TO THE POINT OF BEGINNING.

APN: 209-090-45 (A PORTION)

PARCEL TWO:

A PORTION OF THE SOUTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID QUARTER SECTION; THENCE NORTH 86° 31’ 33” WEST ALONG THE SOUTH LINE OF SAID QUARTER SECTION, A DISTANCE OF 383.49 FEET TO THE NORTHEAST LINE OF THE CALIFORNIA AQUEDUCT DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 26, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2966, PAGE 461, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID NORTHEAST LINE OF SAID AQUEDUCT, THE FOLLOWING COURSES: NORTH 61° 41’ 49” WEST, 1033.17 FEET TO A BRASS PLUG MARKED CA 227; THENCE NORTH 43° 52’ 18” WEST, 1616.05 FEET; NORTH 09° 32’ 48” WEST, 892.36 FEET; NORTH 28° 45’ 19” WEST, 158.44 FEET TO THE NORTHWEST CORNER OF SAID QUARTER SECTION; THENCE LEAVING SAID NORTHEAST LINE IN AN EASTERLY DIRECTION ALONG THE

NORTH LINE OF SAID SOUTHEAST QUARTER TO THE NORTHEAST CORNER THEREOF; THENCE SOUTH ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, 2640 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT CERTAIN 14.09 ACRE PARCEL OF LAND DESCRIBED IN DEED TO MARTIN WUNDERLICH RECORDED DECEMBER 29, 1967 IN BOOK OF OFFICIAL RECORDS, BOOK 3176, PAGE 372, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT CERTAIN PARCEL TWO DESCRIBED IN DEED TO STATE OF CALIFORNIA RECORDED JULY 9, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2961, PAGE 367, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED OCTOBER 9, 1969, IN BOOK 3341 OF OFFICIAL RECORDS, PAGE 442, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT COMPANY RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM PARCEL A, AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980 IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST, A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF SAN JOAQUIN BY DEED RECORDED NOVEMBER 24, 1992, RECORDER’S INSTRUMENT NO. 92136368, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION AS DESCRIBED AS NEW PARCEL 1 IN CORPORATION GRANT DEED TO UNITED FACILITIES INC., AN ILLINOIS CORPORATION, RECORDED SEPTEMBER 24, 1997, RECORDER’S INSTRUMENT NO. 97095335, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

PARCEL THREE:

A PORTION OF THE NORTHEAST QUARTER OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST LINE OF THE PATTERSON PASS ROAD, SAID POINT BEING NORTH 89° 41’ WEST, 30.00 FEET FROM THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION; THENCE NORTH 0° 20’ WEST, 194.00 FEET ALONG THE WEST LINE OF THE PATTERSON PASS ROAD TO A POINT ON THE SOUTHERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL DESCRIBED IN DEED TO THE UNITED STATES, RECORDED JULY 18, 1947, IN BOOK OF OFFICIAL RECORDS, BOOK 1061, PAGE 209, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID SOUTHERLY RIGHT OF WAY AS FOLLOWS:

NORTH 64° 30’ WEST, 274.40 FEET; NORTH 52° 55’ WEST, 303.40 FEET; NORTH 45° 09’ WEST, 2366.10 FEET; NORTH 54° 01’ WEST, 564.40 FEET TO A POINT ON THE WEST LINE OF SAID NORTHEAST QUARTER OF SAID SECTION; THENCE SOUTH 0° 04’ EAST, 2481.27 FEET ALONG THE WEST LINE OF SAID QUARTER SECTION TO THE SOUTHWEST CORNER OF SAID QUARTER; THENCE SOUTH 89° 41’ EAST, 2621.74 FEET ALONG THE SOUTH LINE OF SAID QUARTER SECTION TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED IN DEED TO TRI-STATE MOTOR TRANSIT CO., RECORDED MAY 28, 1970, IN BOOK OF OFFICIAL RECORDS, BOOK 3395, PAGE 43, SAN JOAQUIN COUNTY RECORDS, LYING WITHIN THE ABOVE DESCRIBED PARCEL OF LAND.

ALSO EXCEPTING THEREFROM PARCEL A AS SHOWN UPON PARCEL MAP RECORDED IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

A PORTION OF THE EAST HALF OF SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL A, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED JUNE 13, 1980, IN BOOK OF PARCEL MAPS, BOOK 9, PAGE 78, SAN JOAQUIN COUNTY RECORDS; THENCE SOUTH 89° 39’ 30” WEST, A DISTANCE OF 36.38 FEET; THENCE NORTH 02° 47’ 25” WEST , A DISTANCE OF 582.65 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY SOUTH 45° 09’ EAST, A DISTANCE OF 53.94 FEET TO THE WESTERLY LINE OF SAID PARCEL A; THENCE ALONG SAID WESTERLY LINE SOUTH 02° 47’ 25” EAST, A DISTANCE OF 544.35 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCELS 1, 2 AND 3 ABOVE, THAT PORTION AS SHOWN ON THE PARCEL MAP FILED FOR RECORD IN BOOK 21 OF PARCEL MAPS, AT PAGE 120, SAN JOAQUIN COUNTY RECORDS.

APN: 209-090-45 (A PORTION)

PARCEL FOUR:

A PORTION OF PARCEL 3, AS SHOWN ON THE MAP ENTITLED PARCEL MAP MS-98-12, FILED IN BOOK OF PARCEL MAPS, BOOK 21, PAGE 120, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE NORTHEASTERLY LINE OF SAID PARCEL 3, NORTH 43° 52’ 14” WEST, 34.43 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE NORTH 43° 52’ 14” WEST, 155.68 FEET TO A CURVE TO THE RIGHT HAVING A RADIUS OF 2042.00 FEET, A DELTA OF 07° 21’ 52”; THENCE ALONG SAID CURVE AN ARC LENGTH OF 262.47 FEET; THENCE NORTH 36° 30’ 22” WEST, 287.44 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE LEAVING SAID NORTHEASTERLY LINE AND ALONG THE WESTERLY LINE OF SAID PARCEL 3, SOUTH 09° 32’ 23” EAST, 850.69 FEET; THENCE LEAVING SAID WESTERLY LINE ON A LINE THAT IS PARALLEL WITH AND 34.43 FEET MEASURED AT A RIGHT ANGLE NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID PARCEL 3, NORTH 46° 07’ 46” EAST, 426.07 FEET TO THE POINT OF BEGINNING.

APN: 209-440-16

PARCEL FIVE:

THAT PORTION OF THE EAST ONE-HALF OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL 7 (D-SL-21) UNIT D IN THE FINAL ORDER OF CONDEMNATION, THE PEOPLE OF THE STATE OF CALIFORNIA (PLAINTIFF) VS. AMELIA L. MACHADO, ET AL (DEFENDANTS), RECORDED FEBRUARY 25, 1965, IN BOOK OF OFFICIAL RECORDS, BOOK 2920, PAGE 118, SAN JOAQUIN COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT DESIGNATED POINT P IN UNIT B AS SAID UNIT B IS DESCRIBED IN SAID FINAL ORDER. SAID POINT BEING POINT OF INTERSECTION OF THE EASTERLY LINE OF SAID UNIT B WITH THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE FROM SAID POINT OF BEGINNING, NORTH 26° 33’ 23” WEST, 384.49 FEET; THENCE NORTH 03° 58’ 21” WEST 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY OF THE DELTA MENDOTA CANAL, THENCE ALONG SAID RIGHT OF WAY, THE FOLLOWING COURSES: SOUTH 66° 51’ 05” EAST, 163.03 FEET; SOUTH 80° 52’ 05” EAST, 389.20 FEET; SOUTH 38° 38’ 13” EAST,

375.72 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE LEAVING SAID RIGHT OF WAY ALONG SAID EAST LINE, SOUTH 00° 29’ 09” WEST 282.51 FEET; THENCE LEAVING SAID EAST LINE SOUTH 27° 16’ 17” WEST, 29.44 FEET TO THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID SOUTH LINE NORTH 89° 12’ 01” WEST, 607.15 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OILS, GASES, MINERALS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23 PORTION

PARCEL SIX:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL B IN GRANT DEED FROM PETER W. MALONEY, ET AL TO THE STATE OF CALIFORNIA, RECORDED OCTOBER 5, 1962 IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING ALONG THE EASTERLY LINE OF SAID PARCEL A, NORTH 11° 36’ 44” WEST, 537.07 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 607.15 FEET TO THE WESTERLY RIGHT OF WAY LINE OF THE PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION, AS SAID RIGHT OF WAY WAS CONVEYED TO SAID PACIFIC GAS AND ELECTRIC COMPANY BY DEED RECORDED OCTOBER 23, 1957, IN BOOK OF OFFICIAL RECORDS, BOOK 2010, PAGE 399, SAN JOAQUIN COUNTY RECORDS; THENCE ALONG SAID WESTERLY RIGHT OF WAY LINE SOUTH 27° 15’ 17” WEST, 425.00 FEET; THENCE LEAVING SAID WESTERLY RIGHT OF WAY LINE, SOUTH 65° 18’ 53” WEST, 334.85 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL SEVEN:

THAT PORTION OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 20, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, DESCRIBED AS PARCEL C IN GRANT DEED RECORDED OCTOBER 5, 1962, IN BOOK OF OFFICIAL RECORDS, BOOK 2605, PAGE 225, SAN JOAQUIN COUNTY RECORDS DESCRIBED AS FOLLOWS:

BEGINNING AT THE THREE-QUARTER INCH IRON PIPE WITH BRASS PLUG MARKED CA 211, AS DESCRIBED IN PARCEL A OF SAID GRANT DEED; THENCE FROM SAID POINT OF BEGINNING NORTH 65° 18’ 53” EAST, 334.85 FEET; THENCE NORTH 27° 16’ 17” EAST, 425.00 FEET TO THE NORTH LINE OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 20; THENCE ALONG SAID NORTH LINE SOUTH 89° 12’ 01” EAST, 13.27 FEET TO THE EAST LINE OF SAID SECTION 20; THENCE ALONG SAID EAST LINE SOUTH 00° 29’ 09” WEST, 1205.68 FEET; THENCE LEAVING SAID EAST LINE NORTH 36° 06’ 33” WEST, 851.86 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL OILS, GASES, MINERALS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED.

APN: 209-080-23, PORTION

PARCEL EIGHT:

BEGINNING AT THE CENTER OF SAID SECTION 28 BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE RUNNING ALONG SAID LINE NORTH 30° 46’ 00” WEST 705.55 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 221; THENCE NORTH 39° 11’ 52” WEST 1103.26 FEET AND NORTH 51° 47’ 35” WEST 1196.73 FEET TO A  3/4 INCH IRON PIPE WITH A BRASS PLUG STAMPED CA 217; THENCE NORTH 45° 38’ 49” WEST 860.37 FEET TO A POINT ON THE WEST LINE OF SECTION 21, SAID POINT BEARING NORTH 0° 29’ 29” EAST, 111.45 FEET FROM THE SOUTHWEST CORNER OF SAID SECTION 21; THENCE ALONG SAID WEST SECTION LINE NORTH 0° 29’ 29” EAST 1235.31 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE RUNNING ALONG SAID LINE: NORTH 81° 00’ 29” EAST, 195.40 FEET; SOUTH 37° 56’ 31” EAST 307.50 FEET; SOUTH 89° 21’ 31” EAST 610.80 FEET; SOUTH 69° 20’ 31” EAST 333.60 FEET; SOUTH 30° 51’ 31” EAST 492.30 FEET; SOUTH 47° 38’ 31” EAST 324.40 FEET; SOUTH 55° 45’ 31” EAST 196.00 FEET; SOUTH 14° 13’ 29” WEST 301.40 FEET; SOUTH 88° 59’ 31” EAST 515.34 FEET; SOUTH 53° 55’ 31” EAST 282.45 FEET; TO A POINT ON THE EAST LINE OF THE NORTHWEST QUARTER OF SECTION 28, SAID POINT BEARING SOUTH 0° 35’ 29” WEST 162.30 FEET FROM THE NORTH QUARTER CORNER OF SECTION 28; THENCE RUNNING ALONG SAID EAST LINE SOUTH 0° 35’ 29” WEST 2482.81 FEET TO THE POINT OF BEGINNING.

APN: 209-080-23 AND 209-090-25

LESS AND EXCEPT FROM ALL THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

THE ABOVE DESCRIBED LAND IS THE SAME AS THAT SHOWN ON THE SURVEY PREPARED BY SLOOTEN CONSULTING, INC., DATED SEPTEMBER 4, 2008, LAST REVISED SEPTEMBER __, 2008, DESIGNATED JOB NO. 8005-03, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A PORTION OF SECTION 20, SECTION 21 AND SECTION 28, TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO BASE AND MERIDIAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE CENTER OF SAID SECTION 28, BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT AND RUNNING THENCE ALONG SAID LINE NORTH 30°48’41” WEST, 705.55 FEET; THENCE NORTH 39°14’33” WEST, 1103.26 FEET; THENCE NORTH 51°50’16” WEST, 1196.73 FEET; THENCE NORTH 45°41’30” WEST, 860.37 FEET; THENCE NORTH 36°08’54” WEST, 851.86 FEET; THENCE NORTH 11°39’05” WEST, 537.07 FEET; THENCE NORTH 26°35’44” WEST, 384.49 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 03°56”00” EAST, 376.91 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE DELTA MENDOTA CANAL; THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 66°53’26” EAST, 163.03 FEET; THENCE SOUTH 80°54’26” EAST, 389.20 FEET; THENCE SOUTH 38°40’34” EAST, 375.71 FEET; THENCE SOUTH 00°26’48” WEST, 279.63 FEET TO A POINT “A”; THENCE NORTH 80°57’48” EAST, 195.04 FEET; THENCE SOUTH 37°59’12” EAST, 307.50 FEET; THENCE SOUTH 89°24’12” EAST, 610.80 FEET; THENCE SOUTH 69°23’12” EAST, 333.60 FEET; THENCE SOUTH 30°54’12” EAST, 492.30 FEET; THENCE SOUTH 47°41’12” EAST, 324.40 FEET; THENCE SOUTH 55°48’12” EAST, 196.00 FEET; THENCE SOUTH 14°10’48” WEST, 301.40 FEET; THENCE SOUTH 89°02’12” EAST, 515.34 FEET; THENCE SOUTH 53°55’57” EAST, 289.20 FEET; THENCE SOUTH 53°29’35” EAST, 565.04 FEET; THENCE SOUTH 44°30’25” EAST, 2312.20 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT OF WAY LINE SOUTH 02°06’16” EAST, 586.02 FEET TO THE NORTHEASTERLY RIGHT OF WAY LINE OF BERKELEY ROAD AS DEPICTED ON THAT CERTAIN MAP ENTITLED “PARCEL MAP MS-98-12” FILED IN BOOK 21 OF PARCEL MAPS, PAGE 120, OFFICIAL RECORD OF SAN JOAQUIN COUNTY; THENCE ALONG SAID RIGHT OF WAY LINE NORTH 89°39’21” WEST, 4.56 FEET TO A POINT ON A 1058.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, AN INCLUDED ANGLE OF 24°18’15”, AN ARC DISTANCE OF 448.79 FEET TO A POINT ON A 458.00 FOOT RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 22°43’15”, AN ARC DISTANCE OF 181.62 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 47°22’09” WEST, 84.00 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY LINE OF STANFORD ROAD AS DEPICTED ON SAID PARCEL MAP, ALSO SAID POINT OF A 35.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID CURVE AND SAID RIGHT OF WAY SOUTHWESTERLY, WHOSE CENTER BEARS SOUTH 47°22’09” WEST, THROUGH AN INCLUDED ANGLE 96°04’29”, AN ARC DISTANCE OF 58.69 FEET TO A POINT ON A 658.00 RADIUS COMPOUND CURVE; THENCE ALONG SAID CURVE TO THE RIGHT, THROUGH AN INCLUDED ANGLE 11°18’40”, AN ARC DISTANCE OF 129.90 FEET; THENCE SOUTH 64°45’18” WEST, 635.59 FEET TO A POINT ON A 1042.00 FOOT RADIUS TANGENT CURVE; THENCE ALONG SAID CURVE TO THE LEFT, THROUGH AN INCLUDED ANGLE 17°30’30” AN ARC DISTANCE OF 318.41 FEET TO A POINT ON A 35.00 FOOT RADIUS REVERSE CURVE; THENCE ALONG

SAID CURVE NORTHWESTERLY, THROUGH AN INCLUDED ANGLE OF 89°10’28”, AN ARC DISTANCE OF 54.47 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°25’16” WEST, 84.00 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF SCHULTE ROAD AS DEPICTED ON SAID PARCEL MAP SAID POINT ALSO ON A 2042.00 FOOT RADIUS NON-TANGENT CURVE; THENCE ALONG SAID RIGHT OF WAY LINE AND CURVE SOUTHEASTERLY, WHOSE CENTER BEARS NORTH 46°25’16” EAST, THROUGH AN INCLUDED ANGLE OF 00°17’30”, AN ARC DISTANCE OF 10.40 FEET; THENCE SOUTH 43°52’14” EAST, 155.68 FEET; THENCE LEAVING SAID RIGHT OF WAY SOUTH 46°07’46” WEST, 426.08 FEET TO A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF THE CALIFORNIA AQUEDUCT; THENCE NORTH 09°32’23” WEST, 850.69 FEET; THENCE NORTH 28°00’33” WEST, 161.40 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

COMMENCING AT THE HEREINABOVE DESCRIBED POINT “A”, THENCE SOUTH 00°26’48” WEST 3.28 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°26’48” WEST 26.35 FEET; THENCE NORTH 89°15’14” WEST 13.27 FEET; THENCE NORTH 27°13’56” EAST 29.44 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT FROM ALL THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M -GKLL; $2M AGG -AL/GL	$500,000
Excess Liability
legal liability, tail coverage	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000.000
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER /$2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/ BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage fo CA locations
Environmental	ADESA -Zurich	9/20/04-9/20/09	$5M PER /$10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005-/2010		$250,000

Exhibit 10.7

621 37TH STREET NW

AUBURN, WASHINGTON

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial, L.P., a Delaware limited partnership

1.3. Tenant: ADESA Washington, LLC, a Washington limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 38.0382 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$699,171	$58,264.25
Year 2	$699,171	$58,264.25
Year 3	$741,751	$61,812.58
Year 4	$741,751	$61,812.58
Year 5	$786,923	$65,576.92
Year 6	$786,923	$65,576.92
Year 7	$834,847	$69,570.58
Year 8	$834,847	$69,570.58
Year 9	$885,689	$73,807.42
Year 10	$885,689	$73,807.42
Year 11	$939,628	$78,302.33
Year 12	$939,628	$78,302.33

2

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 13	$996,851	$83,070.92
Year 14	$996,851	$83,070.92
Year 15	$1,057,559	$88,129.92
Year 16	$1,057,559	$88,129.92
Year 17	$1,121,965	$93,497.08
Year 18	$1,121,965	$93,497.08
Year 19	$1,190,292	$99,191.00
Year 20	$1,190,292	$99,191.00

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial, L.P., P.O. Box 100363, Pasadena, CA 91189-0363, or if sent by overnight courier, First Industrial, L.P. 100363, JPM Chase, 2710 Media Center, Suite 120, Building 6, Los Angeles, CA 90065 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a

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per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including

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eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for

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land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)	shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

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(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

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2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

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3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those

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expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the

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other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant

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fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than

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once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made

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any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

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8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage,

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transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable

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Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same, Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup

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Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under

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applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3) provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including,

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without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease,

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including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $406,494.92 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

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11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

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(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

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14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the

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Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity, or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein.

FOR THE SOLE PURPOSE OF GIVING FULL FORCE AND EFFECT TO THE INDEMNIFICATION OBLIGATIONS UNDER THIS LEASE AND NOT FOR THE BENEFIT OF ANY EMPLOYEES OF TENANT OR ANY THIRD PARTIES UNRELATED TO THE PARTIES INDEMNIFIED UNDER THIS LEASE, TENANT SPECIFICALLY AND EXPRESSLY WAIVES ANY IMMUNITY THAT MAY BE GRANTED IT UNDER THE WASHINGTON STATE INDUSTRIAL INSURANCE ACT, TITLE 51 RCW.

(TENANT’S INITIALS                     ).

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The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

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If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $4.91 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 13.86% and Tenant shall receive 86.14% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant

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shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) the holdover shall be construed as a month-to-month tenancy; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions, In addition to any Default arising under Section 20.1, above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2;

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provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a “Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all

30

of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the Losses proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under Section 21, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

21.2.2. Continue the Lease and Tenant’s right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

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21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2 then such interest shall not accrue until expiration of such cure period) until paid,

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and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as

33

amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this

34

Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by

35

Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

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24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in King County, Washington, with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ David Harker
Name: David Harker
Its: Executive Director - Investment

TENANT:

ADESA Washington, LLC, a Washington limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

A-1

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA Washington, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to:

First Industrial Realty Trust, Inc. 1111 Third Avenue, Suite 2360 Seattle, Washington 98101 Attn: Regional Director

With a copy to:	With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

A-2

STATE OF
ss.
COUNTY OF

I certify that I know or have satisfactory evidence that Paul J. Lips is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he authorized to execute the instrument and acknowledged it as the manager of ADESA Washington, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: September 4, 2008

Notary name printed or typed: Notary Public in and for the State of Residing at My appointment expires:

A-3

STATE OF
SS.
COUNTY OF

I certify that I know or have satisfactory evidence that David Harker is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the Executive Director - Investment of First Industrial Realty Trust, Inc., a Maryland corporation and the sole general partner of First Industrial, L.P., a Delaware limited partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated: September 4, 2008

Notary name printed or typed: Notary Public in and for the State of Residing at My appointment expires:

A-4

EXHIBIT A

PREMISES

TRACTS “B”, “C”, “D” AND THAT PORTION OF TRACT “E”, LYING EASTERLY OF A TRACT OF LAND CONVEYED TO CHICAGO, MILWAUKEE AND ST. PAUL RAILWAY COMPANY BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 473296;

ALL IN THE TOWN OF CHRISTOPHER, ACCORDING TO THE PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 30, RECORDS OF KING COUNTY, WASHINGTON;

TOGETHER WITH VACATED PORTION OF ROSE STREET ADJOINING, WHICH UPON VACATION ATTACHED TO SAID PREMISES BY OPERATION OF LAW;

EXCEPT THAT PORTION OF SAID VACATED STREET LYING WITHIN THAT STRIP OF LAND CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED APRIL 13, 1989 UNDER RECORDING NO. 8904130316;

EXCEPT THAT PORTION OF SAID TRACTS CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED NOVEMBER 3, 1969 UNDER RECORDING NO. 6583631;

EXCEPT THAT PORTION OF TRACT “C” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 6, 1989 UNDER RECORDING NO. 8906061016;

EXCEPT THAT PORTION OF TRACT “D” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 28 1996 UNDER RECORDING NO. 9606280216.

LESS AND EXCEPT ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

APN:	158260-0040-03

158260-0021-06

158260-0022-05

158260-0025-02

158260-0023-04

158260-0030-05

158260-0020-07

A-1

EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

______________________________________________________________________________________

______________________________________________________________________________________

3.	Provide a brief description of your business and operations:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO

(> 10,000lbs. of hazardous materials STORED at any one time)

b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO

(> 10,000lbs. of hazardous materials USED per year)

c. NPDES or SPDES Stormwater Discharge permit	YES	NO

(answer “No” if “No-Exposure Certification” filed)

d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

5.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

6.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

When recorded return to:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

THE GRANTOR, ADESA WASHINGTON, LLC, a Washington limited liability company, f/k/a Auto Dealers Exchange of Washington, LLC, successor-by-merger to Adesa Washington, Inc., for and in consideration of TEN AND 00/100 DOLLARS ($10.00) in hand paid, conveys and quit claims to FIRST INDUSTRIAL, L.P., a Delaware limited partnership, Grantor’s interest, if any, in the following described real estate, situated in the County of King, State of Washington, together with all after acquired title of the grantor(s) herein:

See Exhibit A attached hereto and incorporated herein by reference.

Together with Grantor’s interest, if any, in the buildings and other improvements situated thereon or attached thereto and all tenements, hereditaments, improvements, appurtenances, rights, easements, licenses, benefits and rights-of-way appurtenant thereto.

Abbreviated Legal Description: Ptn Tracts B-E, Town of Christopher, Vol 7, P. 30

Tax Parcel Number(s):

158260-0040-03

158260-0021-06

158260-0022-05

158260-0025-02

158260-0023-04

158260-0030-05

158260-0020-07

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURES ON NEXT PAGE]

Dated:                         , 2008

ADESA WASHINGTON, LLC, a Washington limited liability company

By:
Paul J. Lips, a manager

STATE OF
ss.
COUNTY OF

I certify that I know or have satisfactory evidence that Paul J. Lips is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he authorized to execute the instrument and acknowledged it as the manager of ADESA Washington, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated:

Notary name printed or typed:

Notary Public in and for the State of

Residing at

My appointment expires:

EXHIBIT A

Legal Description

TRACTS “B”, “C”, “D” AND THAT PORTION OF TRACT “E”, LYING EASTERLY OF A TRACT OF LAND CONVEYED TO CHICAGO, MILWAUKEE AND ST. PAUL RAILWAY COMPANY BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 473296;

ALL IN THE TOWN OF CHRISTOPHER, ACCORDING TO THE PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 30, RECORDS OF KING COUNTY, WASHINGTON;

TOGETHER WITH VACATED PORTION OF ROSE STREET ADJOINING, WHICH UPON VACATION ATTACHED TO SAID PREMISES BY OPERATION OF LAW;

EXCEPT THAT PORTION OF SAID VACATED STREET LYING WITHIN THAT STRIP OF LAND CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED APRIL 13, 1989 UNDER RECORDING NO. 8904130316;

EXCEPT THAT PORTION OF SAID TRACTS CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED NOVEMBER 3, 1969 UNDER RECORDING NO. 6583631;

EXCEPT THAT PORTION OF TRACT “C” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 6, 1989 UNDER RECORDING NO. 8906061016;

EXCEPT THAT PORTION OF TRACT “D” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 28 1996 UNDER RECORDING NO. 9606280216.

APN: 158260-0040-03

E-1

158260-0021-06

158260-0022-05

158260-0025-02

158260-0023-04

158260-0030-05

158260-0020-07

E-2

EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA WASHINGTON, LLC, a Washington limited liability company (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September         , 2008.

SELLER:

ADESA WASHINGTON, LLC, a Washington limited liability company

By:
Paul J. Lips, a manager

EXHIBIT A

Land

TRACTS “B”, “C”, “D” AND THAT PORTION OF TRACT “E”, LYING EASTERLY OF A TRACT OF LAND CONVEYED TO CHICAGO, MILWAUKEE AND ST. PAUL RAILWAY COMPANY BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 473296;

ALL IN THE TOWN OF CHRISTOPHER, ACCORDING TO THE PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 30, RECORDS OF KING COUNTY, WASHINGTON;

TOGETHER WITH VACATED PORTION OF ROSE STREET ADJOINING, WHICH UPON VACATION ATTACHED TO SAID PREMISES BY OPERATION OF LAW;

EXCEPT THAT PORTION OF SAID VACATED STREET LYING WITHIN THAT STRIP OF LAND CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED APRIL 13, 1989 UNDER RECORDING NO. 8904130316;

EXCEPT THAT PORTION OF SAID TRACTS CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED NOVEMBER 3, 1969 UNDER RECORDING NO. 6583631;

EXCEPT THAT PORTION OF TRACT “C” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 6, 1989 UNDER RECORDING NO. 8906061016;

EXCEPT THAT PORTION OF TRACT “D” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 28 1996 UNDER RECORDING NO. 9606280216.

APN:	158260-0040-03
158260-0021-06
158260-0022-05
158260-0025-02
158260-0023-04
158260-0030-05
158260-0020-07

F-1

EXHIBIT G

MEMORANDUM OF GROUND LEASE

§When recorded return to:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of             , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA WASHINGTON, LLC, a Washington limited liability company, f/k/a Auto Dealers Exchange of Washington, LLC, successor-by-merger to Adesa Washington, Inc. (collectively, “Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in King County, Washington, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”), Abbreviated Legal Description: Ptn Tracts B-E, Town of Christopher, Vol 7, P. 30, Tax Parcel Number(s): 158260-0021-06; 158260-0022-05; 158260-0025-02; 158260-0023-04; 158260-0030-05; 158260-0020-07; .

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of             , 2008.

Dated:             , 2008

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner

By:
Johannson L. Yap
Chief Investment Officer

ADESA WASHINGTON, LLC, a Washington limited liability company

By:
Paul J. Lips, a manager

STATE OF
ss.
COUNTY OF

I certify that I know or have satisfactory evidence that Paul J. Lips is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he authorized to execute the instrument and acknowledged it as the manager of ADESA Washington, LLC, a Washington limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated:

Notary name printed or typed:

Notary Public in and for the State of

Residing at

My appointment expires:

STATE OF ILLINOIS
ss.
COUNTY OF COOK

I certify that I know or have satisfactory evidence that Johannson L. Yap is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the Chief Investment Officer of First Industrial Realty Trust, Inc., a Maryland corporation and the sole general partner of First Industrial, L.P., a Delaware limited partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

Dated:

Notary name printed or typed:

Notary Public in and for the State of

Residing at

My appointment expires:

EXHIBIT A

Legal Description

TRACTS “B”, “C”, “D” AND THAT PORTION OF TRACT “E”, LYING EASTERLY OF A TRACT OF LAND CONVEYED TO CHICAGO, MILWAUKEE AND ST. PAUL RAILWAY COMPANY BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 473296;

ALL IN THE TOWN OF CHRISTOPHER, ACCORDING TO THE PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 30, RECORDS OF KING COUNTY, WASHINGTON;

TOGETHER WITH VACATED PORTION OF ROSE STREET ADJOINING, WHICH UPON VACATION ATTACHED TO SAID PREMISES BY OPERATION OF LAW;

EXCEPT THAT PORTION OF SAID VACATED STREET LYING WITHIN THAT STRIP OF LAND CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED APRIL 13, 1989 UNDER RECORDING NO. 8904130316;

EXCEPT THAT PORTION OF SAID TRACTS CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED NOVEMBER 3, 1969 UNDER RECORDING NO. 6583631;

EXCEPT THAT PORTION OF TRACT “C” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 6, 1989 UNDER RECORDING NO. 8906061016;

EXCEPT THAT PORTION OF TRACT “D” CONVEYED TO THE CITY OF AUBURN FOR STREET PURPOSES BY DEED RECORDED JUNE 28 1996 UNDER RECORDING NO. 9606280216.

G-1

LESS AND EXCEPT ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

APN:	158260-0040-03

158260-0021-06

158260-0022-05

158260-0025-02

158260-0023-04

158260-0030-05

158260-0020-07

G-2

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M -GKLL; $2M AGG -AL/GL	$500,000
Excess Liability	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
Legal liability tail coverage
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER /$2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes.

All Risk Policy with sublimits for account receivable Automatic coverage, newly acquired, civil& military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/ BI subject to $100k minimum
includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage fo CA locations
Environmental	ADESA-Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

Exhibit 10.8

4526 N. SAM HOUSTON PARKWAY

HOUSTON, TEXAS

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial, L.P., a Delaware limited partnership

1.3. Tenant: ADESA TEXAS, INC., a Texas corporation

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 61.5 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$561,995	$46,832.92
Year 2	$561,995	$46,832.92
Year 3	$596,221	$49,685.08
Year 4	$596,221	$49,685.08
Year 5	$632,531	$52,710.92
Year 6	$632,531	$52,710.92
Year 7	$671,052	$55,921.00
Year 8	$671,052	$55,921.00
Year 9	$711,919	$59,326.58
Year 10	$711,919	$59,326.58
Year 11	$755,275	$62,939.58

2

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 12	$755,275	$62,939.58
Year 13	$801,271	$66,772.58
Year 14	$801,271	$66,772.58
Year 15	$850,068	$70,839.00
Year 16	$850,068	$70,839.00
Year 17	$901,837	$75,153.08
Year 18	$901,837	$75,153.08
Year 19	$956,759	$79,729.92
Year 20	$956,759	$79,729.92

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: First Industrial LP, P.O. Box 730632, Dallas, TX 75373-0632, and if by overnight courier, to Dallas National Wholesale Lockbox TX1-0029, Attn: First Industrial, Box #730816, 14800 Frye Rd, Fort Worth, TX 76155 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any

3

other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

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2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

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2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at

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least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s

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monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement

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date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other

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expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, revenue, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; provided, however, that any margin and franchise taxes imposed on Landlord are Taxes for the purposes of this Lease and are not excluded as “Landlord’s income taxes,” and, for purposes of allocating Landlord’s franchise or margin taxes to Tenant (both of which taxes are, as of the date hereof, based on Landlord’s modified gross income), Landlord shall allocate to Tenant a proportionate share of the franchise or margin tax based on a fraction in which the numerator for a given year shall be the aggregate annual Rent paid by Tenant during the year in question and the denominator shall be the aggregate gross income that Landlord received during the same year from all properties that Landlord owns in Texas; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

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3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

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3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

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4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

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4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

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7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger,

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consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord

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or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall

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provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same, Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii)

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any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability

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insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3) provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or

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from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $326,741.38 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to

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Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates; and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

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(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

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From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

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16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this

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Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

17.3. WAIVERS, RELEASES, AND INDEMNITIES. THE WAIVERS AND RELEASES IN SECTIONS 15 AND 17.1 AND THE INDEMNITIES IN SECTION 17.2 APPLY EVEN IF THE LOSS IS CAUSED IN PART BY THE NEGLIGENCE OR STRICT LIABILITY OF THE RELEASED OR INDEMNIFIED PARTY.

18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and

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irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $2.44 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 17.01% and Tenant shall receive 82.99% of the remainder of the Award.

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If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary

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petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in

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order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a “Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the

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Losses proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under Section 21, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Continue the Lease and Tenant’s right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

21.2.5. As a material inducement to Landlord to enter into this Lease, Tenant hereby waives, to the fullest extent permitted under applicable Law, any obligation or duty on the part of Landlord to mitigate any damages arising by virtue of or in connection with any default by Tenant under this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

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(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

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21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial

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information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

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24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

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24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in Harris County, Texas with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By: First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ David Harker
Name: David Harker
Its: Executive Director - Investments

TENANT:

ADESA TEXAS, INC., a Texas corporation

By:	/s/ Paul J. Lips
Its: Executive Vice President

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA Texas, Inc. c/o ADESA, Inc. 13085 Hamilton Crossing Boulevard, Suite 500 Carmel, Indiana 46032 Attn: Michelle Mallon

With a copy to:	With a copy to:

First Industrial Realty Trust, Inc. 6925 Portwest Drive, Suite 1000 Houston, Texas 77024 Attn: Operations Manager	Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

S-1

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith

S-2

EXHIBIT A

PREMISES

PARCEL I:

TRACT I:

CHAMPIONS GREEN SECTION ONE, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO 407014, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS. BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS UNDER PARCELS A, B, AND C.

PARCEL A

ALL THAT CERTAIN 15.8175 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE NORTH LINE OF A 18.13 ACRE TRACT DESCRIBED IN A DEED DATED 05-13-1971 FROM LINCOLN ASSOCIATES, INC. TO HOUSTON LIGHTING AND POWER COMPANY FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER E434257 FILM CODE NUMBER ###-##-#### BEING THE SOUTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE SOUTHERNMOST WEST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 89° 03’ 13” W - 1170.00’ WITH THE SOUTH LINE OF SAID 104.4078 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 15° 26’ 03”, A RADIUS OF 830.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 89° 03’ 13” W FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE AND THE EAST RIGHT-OF-WAY LINE OF PROPOSED CHAMPIONS GREEN DRIVE (60’ WIDE) FOR AN ARC DISTANCE OF 223.58’ TO A SET 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE N 00° 55’ 44” W - 626.22’ TO A POINT FOR CORNER;

THENCE WITH COMMON LINES TO SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES

N 89° 04’ 16” E - 327.36’ TO A POINT FOR CORNER;

S 00° 55’ 44” E - 370.00’ TO A POINT FOR CORNER;

N 89° 04’ 16” E - 872.64’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

S 00° 55’ 44” E - 476.75’ TO THE POINT OF BEGINNING CONTAINING 15.8175 ACRES (689,008 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL B

ALL THAT CERTAIN 6.2532 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE NORTHERNMOST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 37° 48’ 04” W - 485.56’ WITH A WEST LINE OF SAID 106.813 ACRE TRACT TO A POINT FOR CORNER;

THENCE N 62° 36’ 58” W - 503.55’, WITH A NORTH LINE OF SAID 106.813 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 56’ 54”, A RADIUS OF 1,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 62° 36’ 58” E FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE FOR AN ARC DISTANCE OF 200.64’ TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE N 38° 19’ 56” E - 381.67’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 51° 40’ 04” E - 489.99’, WITH THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 00° 31’ 52”, A RADIUS OF 2,050.00’;

THENCE CONTINUING WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 19.00’ TO THE POINT OF BEGINNING CONTAINING 6.2532 ACRES (272,388 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL C

ALL THAT CERTAIN 28.5516 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 12-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H622519 FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT;

THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 855.41’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE S 89° 04’ 16” W - 197.14’, WITH THE NORTH LINE OF THAT CERTAIN 2.0661 ACRE TRACT OF LAND DESCRIBED IN A DEED DATED 04-16-1984 FROM LINCOLN PROPERTY COMPANY NO. 45, LTD. TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERKS FILE NUMBER J470775 FILM CODE NUMBER ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE N 00° 55’ 44” W - 20.00’, WITH THE EAST LINE OF THAT CERTAIN 1,200 SQUARE FEET OF LAND DESCRIBED IN A DEED DATED 03-21-1985 FROM CHAMPIONS GREEN JOINT VENTURE TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NO. K114038, FILM CODE NO. ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOUND FOR CORNER;

THENCE S 89° 04’ 16” W - 60.00’ WITH THE NORTH LINE OF SAID 1,200 SQUARE FEET PARCEL TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 20.00’, WITH THE WEST LINE OF SAID 1,200 SQUARE FEET PARCEL, TO A CALLED AND FOUND 5/8” IRON ROD;

THENCE S 00° 55’ 44” E - 350.00’, WITH THE WEST LINE OF SAID 2.0661 ACRE TRACT, TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE WITH COMMON LINES OF SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES:

S 89° 04’ 16” W - 615.50’ TO A POINT FOR CORNER;

N 00° 55’ 44” W - 370.00’ TO A POINT FOR CORNER;

S 89° 04’ 16” W - 327.36’ TO A POINT FOR CORNER;

THENCE N 00° 55’ 44” W - 412.05’ WITH THE WESTERNMOST LINE OF THE AFOREMENTIONED 106.813 ACRE TRACT, TO A FOUND 5/8” IRON ROD MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 28° 18’ 47”, A RADIUS OF 1.050.00’;

THENCE CONTINUING WITH SAID WESTERNMOST LINE AND SAID CURVE FOR AN ARC DISTANCE OF 518.86’ TO A POINT FOR CORNER;

THENCE S 62° 36’ 58” E - 503.65’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS, TO A POINT FOR CORNER;

THENCE N 37° 48’ 04” E - 485.56’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS TO THE POINT OF BEGINNING CONTAINING 28.5516 ACRES (1,243,706 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT II:

AN ACCESS EASEMENT OVER AND ACROSS THAT ONE HUNDRED AND FIFTY (150) FOOT HOUSTON LIGHTING & POWER COMPANY FEE STRIP AS SET FORTH IN INSTRUMENT FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. E434257.

PARCEL II:

ALL THAT CERTAIN 10.8978 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-#### BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, AND BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT;

THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A FOUND 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 22° 43’ 30”, A RADIUS OF 2,050.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 26° 50’ 46” E FROM SAID POINT AND MARKING AND THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE IN AN EASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 813.09’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 41° 36’ 49” E - 21.42’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED BENCREST DRIVE TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 02° 51’ 48” W - 10.20’, WITH THE WEST RIGHT-OF-WAY LINE OF BENCREST DRIVE (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 09° 11’ 39”, A RADIUS OF 970.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 155.65’ TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE S 12° 03’ 27” W - 135.72’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 12° 19’ 53”, A RADIUS OF 1,030.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 221.68’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 44° 11’ 25” W - 21.25’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED HALLWORTHY ROAD TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 89° 04’ 16” W - 693.62’ WITH THE NORTH RIGHT-OF-WAY LINE OF SAID PROPOSED HALLWORTHY ROAD (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 00° 55’ 44” W - 775.41’ TO THE POINT OF BEGINNING CONTAINING 10.8978 ACRES (474,706 SQUARE FEET) OF LAND, MORE OR LESS.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

THE ABOVE DESCRIBED LAND IS THE SAME AS THAT SHOWN ON THE SURVEY PREPARED BY MILLMAN SURVEYING, INC., DATED AUGUST 6, 2008 AND LAST REVISED                     , 2008, DESIGNATED MSI SITE NO. 15315 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

DESCRIBING A 2,679,144 SQUARE FEET OR 61.5047 ACRE TRACT OF LAND BEING ALL OF THE FOLLOWING TRACTS OF LAND:

PARCEL A KNOWN AS ALL THAT CERTAIN 15.8175 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.C.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS.

PARCEL B KNOWN AS ALL THAT CERTAIN 6.2532 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.C.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS.

PARCEL C KNOWN AS ALL THAT CERTAIN 28.5516 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.C.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS.

PARCEL II KNOWN AS ALL THAT CERTAIN 10.8978 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.C.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS.

SAID 61.5047 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 5/8 INCH IRON ROD FOUND AT THE SOUTHEAST CORNER OF SAID TRACT A, AND IN THE NORTH LINE OF A CALLED 18.1300 ACRE TRACT OF LAND IN THE NAME OF HOUSTON LIGHTING AND POWER COMPANY, RECORDED IN COUNTY CLERKS FILE NUMBER E43257, HARRIS COUNTY TEXAS, FOR THE MOST SOUTHERLY SOUTHEAST CORNER OF THIS TRACT AND POINT OF BEGINNING;

THENCE S 89º03’13” W 1170.00 FEET ALONG THE SOUTH LINE OF SAID PARCEL A, AND NORTH LINE OF SAID HOUSTON LIGHTING AND POWER COMPANY TRACT TO A CAPPED 5/8” IRON SET AT THE SOUTHWEST CORNER OF THE SAID PARCEL A AND IN THE EAST LINE OF CHAMPIONS GREEN DRIVE (A PROPOSED 60’ WIDE PUBLIC RIGHT-OF-WAY) FOR THE SOUTHWEST CORNER OF THIS TRACT;

THENCE ALONG THE WEST LINE OF SAID PARCEL A AND THE EAST LINE OF SAID CHAMPIONS GREEN DRIVE AND WITH A CURVE TO THE RIGHT HAVING A RADIUS OF 830.00 FEET AN ARC LENGTH OF 222.89 FEET A CENTRAL ANGLE OF 15º23’11” AND A CHORD THAT BEARS S 08º45’00” E FOR 222.22 FEET TO A CAPPED 5/8” IRON SET AT AN ANGLE CORNER FOR SAID PARCEL A AND THIS TRACT;

THENCE N 00º55’54” W 1038.51 FEET ALONG THE WEST LINE OF SAID PARCELS A AND C TO A CAPPED 5/8” IRON SET AT AN ANGLE CORNER OF SAID PARCEL C AND THIS TRACT;

THENCE ALONG THE WEST LINE OF SAID PARCELS C AND B AND WITH A CURVE TO THE RIGHT HAVING A RADIUS OF 1050.00 FEET AN ARC LENGTH OF 719.38 FEET A CENTRAL ANGLE OF 39º15’16” AND A CHORD THAT BEARS N 18º40’33” E FOR 705.39 FEET TO A CAPPED 5/8” IRON SET AT AN ANGLE CORNER FOR SAID PARCEL B AND THIS TRACT;

THENCE N 38º19’56” E 381.67 FEET ALONG THE WEST LINE OF SAID PARCEL B TO A CAPPED 5/8” IRON SET FOR THE NORTHWEST CORNER OF SAID PARCEL B AND OF THIS TRACT;

THENCE S 51º40’17” E 490.13 FEET ALONG THE NORTH LINE OF SAID PARCEL B AND THE SOUTH LINE OF GREEN ROAD (A 100’ WIDE PUBLIC RIGHT-OF-WAY) TO A SPIKE FOUND FOR THE NORTHEAST CORNER OF SAID PARCEL B AND THE NORTH CORNER OF SAID PARCEL C AND ANGLE CORNER OF THIS TRACT;

THENCE ALONG THE NORTH LINE OF SAID PARCEL C AND PARCEL II AND THE SOUTH LINE OF SAID GREEN ROAD AND WITH A CURVE TO THE LEFT HAVING A RADIUS OF 2050.00 FEET AN ARC LENGTH OF 1223.99 FEET A CENTRAL ANGLE OF 34º12’34” AND A CHORD THAT BEARS S 68º47’10” E FOR 1205.89 FEET TO A FOUND IRON ROD AT AN ANGLE CORNER FOR SAID PARCEL II AND THIS TRACT;

THENCE S 41º16’42” E 21.52 FEET ALONG THE NORTHEAST LINE OF SAID PARCEL II TO A FOUND CAPPED IRON ROD IN THE WEST LINE OF BENCREST DRIVE (A 60’ WIDE PUBLIC RIGHT-OF-WAY) AND AT THE ANGLE POINT FOR SAID PARCEL II AND THIS TRACT;

THENCE ALONG THE EAST LINE OF SAID PARCEL II AND THE WEST LINE OF SAID BENCREST DRIVE THE FOLLOWING COURSES AND DISTANCES:

1. S 02º51’48” E 10.20 FEET TO A SET 5/8” CAPPED IRON ROD;

2. WITH A CURVE TO THE RIGHT HAVING A RADIUS OF 970.00 FEET AN ARC LENGTH OF 155.70’ FEET A CENTRAL ANGLE OF 07º40’17” AND A CHORD THAT BEARS S 07º50’14” W FOR 155.58 FEET TO A FOUND CAPPED IRON ROD;

3. S 12º02’32” W 135.80 FEET TO A FOUND CAPPED IRON ROD;

4. WITH A CURVE TO THE LEFT HAVING A RADIUS OF 1030.00 FEET AN ARC LENGTH OF 221.68 FEET A CENTRAL ANGLE OF 12º19’53” AND A CHORD THAT BEARS N 05º52’34” E FOR 221.25 FEET TO A SET 5/8” CAPPED IRON;

THENCE S 44º11’25” W 21.14 FEET ALONG THE SOUTHEAST CUTBACK LINE OF SAID PARCEL II AND IN THE NORTH LINE OF HOLLWORTH DRIVE (A PROPOSED 60’ WIDE PUBLIC RIGHT-OF-WAY) TO A FOUND CAPPED IRON ROD AT THE ANGLE POINT FOR SAID PARCEL II AND THIS TRACT;

THENCE S 89º04’16” W 693.86 FEET ALONG THE SOUTH LINE OF SAID PARCEL II AND NORTH LINE OF SAID HOLLWORTH DRIVE TO A SET 5/8” CAPPED IRON ROD AT THE SOUTHWEST CORNER OF SAID PARCEL II AND ANGLE POINT FOR THIS TRACT;

THENCE S 00º55’44” 79.92 FEET ALONG THE EAST LINE SAID PARCEL C AND THE WEST LINE OF SAID HALLWORTH DRIVE TO A FOUND 5/8” IRON ROD AT THE NORTHEAST CORNER OF A CALLED 2.0661 ACRE TRACT OF LAND IN THE NAME OF HARRIS COUNTY UTILITY DISTRICT NUMBER 14, FILM CODE NUMBER ###-##-#### HARRIS COUNTY, TEXAS AND THE ANGLE POINT FOR SAID PARCEL C AND THIS TRACT;

THENCE ALONG THE COMMON LINES OF SAID PARCEL C AND SAID HARRIS COUNTY UTILITY DISTRICT NUMBER 14 TRACT THE FOLLOWING COURSES AND DISTANCES:

1. S 89º04’16” W 196.90 FEET TO A SET 5/8” CAPPED IRON ROD;

2. N 00º55’44” W 19.92 FEET TO A SET 5/8” CAPPED IRON ROD;

3. S 89º04’16” W 60.09 FEET TO A SET 5/8” CAPPED IRON ROD;

4. S 00º55’44” E 369.95 FEET TO A SET 5/8” CAPPED IRON ROD AT THE SOUTHEAST CORNER SAID PARCEL C AND THE SOUTHWEST CORNER OF SAID HARRIS COUNTY UTILITY DISTRICT NUMBER 14 TRACT AND THE ANGLE POINT FOR THIS TRACT;

THENCE N 89º04’16” E 257.14 FEET ALONG THE NORTH LINE OF SAID PARCEL A AND THE SOUTH LINE OF SAID HARRIS COUNTY UTILITY DISTRICT NUMBER 14 TRACT TO A SET 5/8” CAPPED IRON ROD AT THE SOUTHEAST CORNER OF SAID HARRIS COUNTY UTILITY DISTRICT NUMBER 14 TRACT AND NORTHEAST CORNER OF SAID PARCEL A AND THE ANGLE POINT FOR THIS TRACT;

THENCE S 00º58’26” E 476.39 FEET ALONG THE EAST LINE OF SAID PARCEL A FOR THE POINT OF BEGINNING;

CONTAINING 61.5047 ACRES MORE OR LESS.

TOGETHER WITH THAT CERTAIN ACCESS EASEMENT OVER AND ACROSS THAT ONE HUNDRED AND FIFTY (150) FOOT HOUSTON LIGHTING & POWER COMPANY FEE STRIP AS SET FORTH IN INSTRUMENT FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. E4324257.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1. Name of Company/Contact _______________________________________________________________________________ _______________________________________

2. Address/Phone _________________________________________________________________________________________ ______________________________________________________________________________________________________ ___________________________

3. Provide a brief description of your business and operations: _____________________________________________________ ______________________________________________________________________________________________________ ______________________________________________________________________________________________________ _______________________

4. Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)
d. EPA Hazardous Waste Generator ID Number	YES	NO

5. Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

5.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

Prepared By and After Recording Return To:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

QUITCLAIM DEED

HARRIS COUNTY, TEXAS

THAT ADESA TEXAS, INC., a Texas corporation (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Grantor by FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Grantee”), whose current address is c/o First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, IL 60606, the receipt and sufficiency whereof are hereby acknowledged, QUITCLAIMS unto Grantee, Grantor’s interest, if any, in all that certain lot, tract or parcel of improved real estate situated in Harris County, Texas, more particularly described on Exhibit “A” attached hereto, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto (the “Land”) and Grantor’s interest, if any, in the buildings, structures and other improvements located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements (collectively, the “Improvements”). The Land and the Improvements are herein sometimes collectively called the “Property.”

TO HAVE AND TO HOLD the Property, to proper use, benefit and behalf of Grantee, it successors and assigns forever so that neither Grantor nor Grantor’s legal representatives, successors or assigns shall have, claim or demand, right or title to the Property or any part thereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS HEREOF, Grantor has caused this Quitclaim Deed to be duly executed by an officer thereunto duly authorized as of the date and year first written above.

GRANTOR:

ADESA TEXAS, INC., a Texas corporation

By:
Name:
Title:

STATE OF	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me on                         , 2008, by                                                          , as                                  of ADESA TEXAS, INC., a Texas corporation, on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public

My commission expires: ______________

[NOTARY SEAL]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

PARCEL I:

TRACT I:

CHAMPIONS GREEN SECTION ONE, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO 407014, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS. BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS UNDER PARCELS A, B, AND C.

PARCEL A

ALL THAT CERTAIN 15.8175 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE NORTH LINE OF A 18.13 ACRE TRACT DESCRIBED IN A DEED DATED 05-13-1971 FROM LINCOLN ASSOCIATES, INC. TO HOUSTON LIGHTING AND POWER COMPANY FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER E434257 FILM CODE NUMBER ###-##-#### BEING THE SOUTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE SOUTHERNMOST WEST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 89° 03’ 13” W - 1170.00’ WITH THE SOUTH LINE OF SAID 104.4078 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 15° 26’ 03”, A RADIUS OF 830.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 89° 03’ 13” W FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE AND THE EAST RIGHT-OF-WAY LINE OF PROPOSED CHAMPIONS GREEN DRIVE (60’ WIDE) FOR AN ARC DISTANCE OF 223.58’ TO A SET 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE N 00° 55’ 44” W - 626.22’ TO A POINT FOR CORNER;

THENCE WITH COMMON LINES TO SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES

N 89° 04’ 16” E - 327.36’ TO A POINT FOR CORNER;

S 00° 55’ 44” E - 370.00’ TO A POINT FOR CORNER;

N 89° 04’ 16” E - 872.64’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

S 00° 55’ 44” E - 476.75’ TO THE POINT OF BEGINNING CONTAINING 15.8175 ACRES (689,008 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL B

ALL THAT CERTAIN 6.2532 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE NORTHERNMOST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 37° 48’ 04” W - 485.56’ WITH A WEST LINE OF SAID 106.813 ACRE TRACT TO A POINT FOR CORNER;

THENCE N 62° 36’ 58” W - 503.55’, WITH A NORTH LINE OF SAID 106.813 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 56’ 54”, A RADIUS OF 1,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 62° 36’ 58” E FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE FOR AN ARC DISTANCE OF 200.64’ TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE N 38° 19’ 56” E - 381.67’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 51° 40’ 04” E - 489.99’, WITH THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 00° 31’ 52”, A RADIUS OF 2,050.00’;

THENCE CONTINUING WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 19.00’ TO THE POINT OF BEGINNING CONTAINING 6.2532 ACRES (272,388 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL C

ALL THAT CERTAIN 28.5516 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 12-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H622519 FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT;

THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 855.41’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE S 89° 04’ 16” W - 197.14’, WITH THE NORTH LINE OF THAT CERTAIN 2.0661 ACRE TRACT OF LAND DESCRIBED IN A DEED DATED 04-16-1984 FROM LINCOLN PROPERTY COMPANY NO. 45, LTD. TO HARRIS COUNTY UTILITY

DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERKS FILE NUMBER J470775 FILM CODE NUMBER ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE N 00° 55’ 44” W - 20.00’, WITH THE EAST LINE OF THAT CERTAIN 1,200 SQUARE FEET OF LAND DESCRIBED IN A DEED DATED 03-21-1985 FROM CHAMPIONS GREEN JOINT VENTURE TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NO. K114038, FILM CODE NO. ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOUND FOR CORNER;

THENCE S 89° 04’ 16” W - 60.00’ WITH THE NORTH LINE OF SAID 1,200 SQUARE FEET PARCEL TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 20.00’, WITH THE WEST LINE OF SAID 1,200 SQUARE FEET PARCEL, TO A CALLED AND FOUND 5/8” IRON ROD;

THENCE S 00° 55’ 44” E - 350.00’, WITH THE WEST LINE OF SAID 2.0661 ACRE TRACT, TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE WITH COMMON LINES OF SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES:

S 89° 04’ 16” W - 615.50’ TO A POINT FOR CORNER;

N 00° 55’ 44” W - 370.00’ TO A POINT FOR CORNER;

S 89° 04’ 16” W - 327.36’ TO A POINT FOR CORNER;

THENCE N 00° 55’ 44” W - 412.05’ WITH THE WESTERNMOST LINE OF THE AFOREMENTIONED 106.813 ACRE TRACT, TO A FOUND 5/8” IRON ROD MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 28° 18’ 47”, A RADIUS OF 1.050.00’;

THENCE CONTINUING WITH SAID WESTERNMOST LINE AND SAID CURVE FOR AN ARC DISTANCE OF 518.86’ TO A POINT FOR CORNER;

THENCE S 62° 36’ 58” E - 503.65’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS, TO A POINT FOR CORNER;

THENCE N 37° 48’ 04” E - 485.56’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS TO THE POINT OF BEGINNING CONTAINING 28.5516 ACRES (1,243,706 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT II:

AN ACCESS EASEMENT OVER AND ACROSS THAT ONE HUNDRED AND FIFTY (150) FOOT HOUSTON LIGHTING & POWER COMPANY FEE STRIP AS SET FORTH IN INSTRUMENT FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. E434257.

PARCEL II:

ALL THAT CERTAIN 10.8978 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-#### BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, AND BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT; THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A FOUND 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 22° 43’ 30”, A RADIUS OF 2,050.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 26° 50’ 46” E FROM SAID POINT AND MARKING AND THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE IN AN EASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 813.09’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 41° 36’ 49” E - 21.42’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED BENCREST DRIVE TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 02° 51’ 48” W - 10.20’, WITH THE WEST RIGHT-OF-WAY LINE OF BENCREST DRIVE (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 09° 11’ 39”, A RADIUS OF 970.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 155.65’ TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE S 12° 03’ 27” W - 135.72’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 12° 19’ 53”, A RADIUS OF 1,030.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 221.68’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 44° 11’ 25” W - 21.25’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED HALLWORTHY ROAD TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 89° 04’ 16” W - 693.62’ WITH THE NORTH RIGHT-OF-WAY LINE OF SAID PROPOSED HALLWORTHY ROAD (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 00° 55’ 44” W - 775.41’ TO THE POINT OF BEGINNING CONTAINING 10.8978 ACRES (474,706 SQUARE FEET) OF LAND, MORE OR LESS.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008 and last revised             , 2008, designated MSI Site No. 15315 and being more particularly described as follows:

Describing a 2,679,144 square feet or 61.5047 acre tract of land being all of the following tracts of land:

Parcel A known as all that certain 15.8175 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel B known as all that certain 6.2532 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel C known as all that certain 28.5516 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number ###-##-#### out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel II known as all that certain 10.8978 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number H822519, Film Code Number 038-90-0047 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Said 61.5047 acre tract being more particularly described as follows:

Beginning at a 5/8 inch iron rod found at the Southeast corner of said Tract A, and in the North line of a called 18.1300 acre tract of land in the name of Houston Lighting and Power Company, Recorded in County Clerks file number E43257, Harris County Texas, for the most Southerly Southeast corner of this tract and point of beginning;

Thence S 89º03’13” W 1170.00 feet along the South line of said Parcels A, and North line of said Houston Lighting and Power Company Tract to a capped 5/8” iron set at the Southwest Corner of the said Parcel A and in the East line of Champions Green Drive (A proposed 60’ wide public right-of-way) for the Southwest corner of this tract;

Thence along the West line of said Parcel A and the East line of said Champions Green Drive and with a curve to the right having a radius of 830.00 feet an arc length of 222.89 feet a central angle of 15º23’11” and a chord that bears S 08º45’00” E for 222.22 feet to a capped 5/8” iron set at an angle corner for said Parcel A and this tract;

Thence N 00º55’54” W 1038.51 feet along the West line of said Parcels A and C to a capped 5/8” iron set at an angle corner of said Parcel C and this tract;

Thence along the West line of said Parcels C and B and with a curve to the right having a radius of 1050.00 feet an arc length of 719.38 feet a central angle of 39º15’16” and a chord that bears N 18º40’33” E for 705.39 feet to a capped 5/8” iron set at an angle corner for said Parcel B and this tract;

Thence N 38º19’56” E 381.67 feet along the West line of said Parcel B to a capped 5/8” iron set for the Northwest corner of said Parcel B and of this tract;

Thence S 51º40’17” E 490.13 feet along the North line of said Parcel B and the South line of Green Road (A 100’ wide public right-of-way) to a spike found for the Northeast corner of said Parcel B and the North corner of said Parcel C and angle corner of this tract;

Thence along the North line of said Parcel C and Parcel II and the South line of said Green Road and with a curve to the left having a radius of 2050.00 feet an arc length of 1223.99 feet a central angle of 34º12’34” and a chord that bears S 68º47’10” E for 1205.89 feet to a found iron rod at an angle corner for said Parcel II and this tract;

Thence S 41º16’42” E 21.52 feet along the Northeast line of said Parcel II to a found capped iron rod in the West line of Bencrest Drive (A 60’ wide public right-of-way) and at the angle point for said Parcel II and this tract;

Thence along the East line of said Parcel II and the West line of said Bencrest Drive the following coursed and distances:

1. S 02º51’48” E 10.20 feet to a set 5/8” capped iron rod;

2. with a curve to the right having a radius of 970.00 feet an arc length of 155.70’ feet a central angle of 07º40’17” and a chord that bears S 07º50’14” W for 155.58 feet to a found capped iron rod;

3. S 12º02’32” W 135.80 feet to a found capped iron rod;

4. with a curve to the left having a radius of 1030.00 feet an arc length of 221.68 feet a central angle of 12º19’53” and a chord that bears N 05º52’34” E for 221.25 feet to a set 5/8” capped iron;

Thence S 44º11’25” W 21.14 feet along the southeast cutback line of said Parcel II and in the North line of Hollworth Drive (A proposed 60’ wide public right-of-way) to a found capped iron rod at the angle point for said Parcel II and this tract;

Thence S 89º04’16” W 693.86 feet along the South line of said Parcel II and North line of said Hollworth Drive to a set 5/8” capped iron rod at the Southwest corner of said Parcel II and angle point for this tract;

Thence S 00º55’44” 79.92 feet along the East line said Parcel C and the West line of said Hallworth Drive to a found 5/8” iron rod at the Northeast corner of a called 2.0661 acre tract of land in the name of Harris County Utility District Number 14, Film Code Number 079-98-2274 Harris County, Texas and the angle point for said Parcel C and this tract;

Thence along the common lines of said Parcel C and said Harris County Utility District Number 14 tract the following courses and distances:

1. S 89º04’16” W 196.90 feet to a set 5/8” capped iron rod;

2. N 00º55’44” W 19.92 feet to a set 5/8” capped iron rod;

3. S 89º04’16” W 60.09 feet to a set 5/8” capped iron rod;

4. S 00º55’44” E 369.95 feet to a set 5/8” capped iron rod at the Southeast corner said parcel C and the Southwest corner of said Harris County Utility District Number 14 tract and the angle point for this tract;

Thence N 89º04’16” E 257.14 feet along the North line of said Parcel A and the South line of said Harris County Utility District Number 14 tract to a set 5/8” capped iron rod at the Southeast corner of said Harris County Utility District Number 14 tract and Northeast corner of said Parcel A and the angle point for this tract;

Thence S 00º58’26” E 476.39 feet along the East line of said Parcel A for the POINT OF BEGINNING;

CONTAINING 61.5047 ACRES MORE OR LESS.

TOGETHER WITH that certain Access Easement over and across that one hundred and fifty (150) foot Houston Lighting & Power Company fee strip as set forth in instrument filed for record under Harris County Clerk’s File No. E4324257.

EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA TEXAS, INC. a Texas corporation (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September             , 2008.

SELLER:

ADESA TEXAS, INC., a Texas corporation

By:
Name:
Its:

F-1

EXHIIBIT A

LAND

PARCEL I:

TRACT I:

CHAMPIONS GREEN SECTION ONE, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO 407014, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS. BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS UNDER PARCELS A, B, AND C.

PARCEL A

ALL THAT CERTAIN 15.8175 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE NORTH LINE OF A 18.13 ACRE TRACT DESCRIBED IN A DEED DATED 05-13-1971 FROM LINCOLN ASSOCIATES, INC. TO HOUSTON LIGHTING AND POWER COMPANY FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER E434257 FILM CODE NUMBER ###-##-#### BEING THE SOUTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE SOUTHERNMOST WEST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 89° 03’ 13” W - 1170.00’ WITH THE SOUTH LINE OF SAID 104.4078 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 15° 26’ 03”, A RADIUS OF 830.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 89° 03’ 13” W FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE AND THE EAST RIGHT-OF-WAY LINE OF PROPOSED CHAMPIONS GREEN DRIVE (60’ WIDE) FOR AN ARC DISTANCE OF 223.58’ TO A SET 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

F-2

THENCE N 00° 55’ 44” W - 626.22’ TO A POINT FOR CORNER;

THENCE WITH COMMON LINES TO SAID 106.813 AND 104.4078 ACRE TRACTS

THE FOLLOWING FOUR COURSES AND DISTANCES N 89° 04’ 16” E - 327.36’ TO A POINT FOR CORNER;

S 00° 55’ 44” E -370.00’ TO A POINT FOR CORNER;

N 89° 04’ 16” E - 872.64’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

S 00° 55’ 44” E - 476.75’ TO THE POINT OF BEGINNING CONTAINING 15.8175 ACRES (689,008 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL B

ALL THAT CERTAIN 6.2532 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE NORTHERNMOST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 37° 48’ 04” W - 485.56’ WITH A WEST LINE OF SAID 106.813 ACRE TRACT TO A POINT FOR CORNER;

THENCE N 62° 36’ 58” W - 503.55’, WITH A NORTH LINE OF SAID 106.813 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 56’ 54”, A RADIUS OF 1,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 62° 36’ 58” E FROM SAID POINT;

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE FOR AN ARC DISTANCE OF 200.64’ TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE N 38° 19’ 56” E - 381.67’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

F-3

THENCE S 51° 40’ 04” E - 489.99’, WITH THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 00° 31’ 52”, A RADIUS OF 2,050.00’;

THENCE CONTINUING WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 19.00’ TO THE POINT OF BEGINNING CONTAINING 6.2532 ACRES (272,388 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL C

ALL THAT CERTAIN 28.5516 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 12-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H622519 FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT;

THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 855.41’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE S 89° 04’ 16” W - 197.14’, WITH THE NORTH LINE OF THAT CERTAIN 2.0661 ACRE TRACT OF LAND DESCRIBED IN A DEED DATED 04-16-1984 FROM LINCOLN PROPERTY COMPANY NO. 45, LTD. TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERKS FILE NUMBER J470775 FILM CODE NUMBER ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

F-4

THENCE N 00° 55’ 44” W - 20.00’, WITH THE EAST LINE OF THAT CERTAIN 1,200 SQUARE FEET OF LAND DESCRIBED IN A DEED DATED 03-21-1985 FROM CHAMPIONS GREEN JOINT VENTURE TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NO. K114038, FILM CODE NO. ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOUND FOR CORNER;

THENCE S 89° 04’ 16” W - 60.00’ WITH THE NORTH LINE OF SAID 1,200 SQUARE FEET PARCEL TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 20.00’, WITH THE WEST LINE OF SAID 1,200 SQUARE FEET PARCEL, TO A CALLED AND FOUND 5/8” IRON ROD;

THENCE S 00° 55’ 44” E - 350.00’, WITH THE WEST LINE OF SAID 2.0661 ACRE TRACT, TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE WITH COMMON LINES OF SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES:

S 89° 04’ 16” W - 615.50’ TO A POINT FOR CORNER;

N 00° 55’ 44” W - 370.00’ TO A POINT FOR CORNER;

S 89° 04’ 16” W - 327.36’ TO A POINT FOR CORNER;

THENCE N 00° 55’ 44” W - 412.05’ WITH THE WESTERNMOST LINE OF THE AFOREMENTIONED 106.813 ACRE TRACT, TO A FOUND 5/8” IRON ROD MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 28° 18’ 47”, A RADIUS OF 1.050.00’;

THENCE CONTINUING WITH SAID WESTERNMOST LINE AND SAID CURVE FOR AN ARC DISTANCE OF 518.86’ TO A POINT FOR CORNER;

THENCE S 62° 36’ 58” E - 503.65’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS, TO A POINT FOR CORNER;

THENCE N 37° 48’ 04” E - 485.56’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS TO THE POINT OF BEGINNING CONTAINING 28.5516 ACRES (1,243,706 SQUARE FEET) OF LAND, MORE OR LESS.

TRACT II:

AN ACCESS EASEMENT OVER AND ACROSS THAT ONE HUNDRED AND FIFTY (150) FOOT HOUSTON LIGHTING & POWER COMPANY FEE STRIP AS SET FORTH IN INSTRUMENT FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. E434257.

F-5

PARCEL II:

ALL THAT CERTAIN 10.8978 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-#### BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, AND BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT; THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A FOUND 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 22° 43’ 30”, A RADIUS OF 2,050.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 26° 50’ 46” E FROM SAID POINT AND MARKING AND THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE IN AN EASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 813.09’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 41° 36’ 49” E - 21.42’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED BENCREST DRIVE TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 02° 51’ 48” W - 10.20’, WITH THE WEST RIGHT-OF-WAY LINE OF BENCREST DRIVE (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 09° 11’ 39”, A RADIUS OF 970.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 155.65’ TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE S 12° 03’ 27” W - 135.72’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 12° 19’ 53”, A RADIUS OF 1,030.00’;

F-6

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 221.68’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 44° 11’ 25” W - 21.25’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED HALLWORTHY ROAD TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 89° 04’ 16” W - 693.62’ WITH THE NORTH RIGHT-OF-WAY LINE OF SAID PROPOSED HALLWORTHY ROAD (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 00° 55’ 44” W - 775.41’ TO THE POINT OF BEGINNING CONTAINING 10.8978 ACRES (474,706 SQUARE FEET) OF LAND, MORE OR LESS.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated September 6, 2008 and last revised                     , 2008, designated MSI Site No. 15315 and being more particularly described as follows:

Describing a 2,679,144 square feet or 61.5047 acre tract of land being all of the following tracts of land:

Parcel A known as all that certain 15.8175 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel B known as all that certain 6.2532 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel C known as all that certain 28.5516 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel II known as all that certain 10.8978 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number H822519, Film Code Number 038-90-0047 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

F-7

Said 61.5047 acre tract being more particularly described as follows:

Beginning at a 5/8 inch iron rod found at the Southeast corner of said Tract A, and in the North line of a called 18.1300 acre tract of land in the name of Houston Lighting and Power Company, Recorded in County Clerks file number E43257, Harris County Texas, for the most Southerly Southeast corner of this tract and point of beginning;

Thence S 89º03’13” W 1170.00 feet along the South line of said Parcel A, and North line of said Houston Lighting and Power Company Tract to a capped 5/8” iron set at the Southwest Corner of the said Parcel A and in the East line of Champions Green Drive (A proposed 60’ wide public right-of-way) for the Southwest corner of this tract;

Thence along the West line of said Parcel A and the East line of said Champions Green Drive and with a curve to the right having a radius of 830.00 feet an arc length of 222.89 feet a central angle of 15º23’11” and a chord that bears S 08º45’00” E for 222.22 feet to a capped 5/8” iron set at an angle corner for said Parcel A and this tract;

Thence N 00º55’54” W 1038.51 feet along the West line of said Parcels A and C to a capped 5/8” iron set at an angle corner of said Parcel C and this tract;

Thence along the West line of said Parcels C and B and with a curve to the right having a radius of 1050.00 feet an arc length of 719.38 feet a central angle of 39º15’16” and a chord that bears N 18º40’33” E for 705.39 feet to a capped 5/8” iron set at an angle corner for said Parcel B and this tract;

Thence N 38º19’56” E 381.67 feet along the West line of said Parcel B to a capped 5/8” iron set for the Northwest corner of said Parcel B and of this tract;

Thence S 51º40’17” E 490.13 feet along the North line of said Parcel B and the South line of Green Road (A 100’ wide public right-of-way) to a spike found for the Northeast corner of said Parcel B and the North corner of said Parcel C and angle corner of this tract;

Thence along the North line of said Parcel C and Parcel II and the South line of said Green Road and with a curve to the left having a radius of 2050.00 feet an arc length of 1223.99 feet a central angle of 34º12’34” and a chord that bears S 68º47’10” E for 1205.89 feet to a found iron rod at an angle corner for said Parcel II and this tract;

Thence S 41º16’42” E 21.52 feet along the Northeast line of said Parcel II to a found capped iron rod in the West line of Bencrest Drive (A 60’ wide public right-of-way) and at the angle point for said Parcel II and this tract;

F-8

Thence along the East line of said Parcel II and the West line of said Bencrest Drive the following courses and distances:

1. S 02º51’48” E 10.20 feet to a set 5/8” capped iron rod;

2. with a curve to the right having a radius of 970.00 feet an arc length of 155.70’ feet a central angle of 07º40’17” and a chord that bears S 07º50’14” W for 155.58 feet to a found capped iron rod;

3. S 12º02’32” W 135.80 feet to a found capped iron rod;

4. with a curve to the left having a radius of 1030.00 feet an arc length of 221.68 feet a central angle of 12º19’53” and a chord that bears N 05º52’34” E for 221.25 feet to a set 5/8” capped iron;

Thence S 44º11’25” W 21.14 feet along the southeast cutback line of said Parcel II and in the North line of Hollworth Drive (A proposed 60’ wide public right-of-way) to a found capped iron rod at the angle point for said Parcel II and this tract;

Thence S 89º04’16” W 693.86 feet along the South line of said Parcel II and North line of said Hollworth Drive to a set 5/8” capped iron rod at the Southwest corner of said Parcel II and angle point for this tract;

Thence S 00º55’44” 79.92 feet along the East line said Parcel C and the West line of said Hallworth Drive to a found 5/8” iron rod at the Northeast corner of a called 2.0661 acre tract of land in the name of Harris County Utility District Number 14, Film Code Number 079-98-2274 Harris County, Texas and the angle point for said Parcel C and this tract;

Thence along the common lines of said Parcel C and said Harris County Utility District Number 14 tract the following courses and distances:

1. S 89º04’16” W 196.90 feet to a set 5/8” capped iron rod;

2. N 00º55’44” W 19.92 feet to a set 5/8” capped iron rod;

3. S 89º04’16” W 60.09 feet to a set 5/8” capped iron rod;

4. S 00º55’44” E 369.95 feet to a set 5/8” capped iron rod at the Southeast corner said parcel C and the Southwest corner of said Harris County Utility District Number 14 tract and the angle point for this tract;

Thence N 89º04’16” E 257.14 feet along the North line of said Parcel A and the South line of said Harris County Utility District Number 14 tract to a set 5/8” capped iron rod at the Southeast corner of said Harris County Utility District Number 14 tract and Northeast corner of said Parcel A and the angle point for this tract;

Thence S 00º58’26” E 476.39 feet along the East line of said Parcel A for the POINT OF BEGINNING;

CONTAINING 61.5047 ACRES MORE OR LESS.

TOGETHER WITH that certain Access Easement over and across that one hundred and fifty (150) foot Houston Lighting & Power Company fee strip as set forth in instrument filed for record under Harris County Clerk’s File No. E4324257.

F-9

EXHIBIT G

MEMORANDUM OF GROUND LEASE

(i)	MEMORANDUM OF LEASE

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS	§

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of                     , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA TEXAS, INC. (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in Harris County, Texas, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

Executed on the dates on the certificates of acknowledgment set forth below to be effective as of the date first set forth above.

LANDLORD:

First Industrial, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

THE STATE OF ILLINOIS	§

§

COUNTY OF COOK	§

This instrument was acknowledged before me on the              day of September, 2008 by Johannson L. Yap, Chief Investment Officer, of First Industrial Realty Trust, Inc., a Maryland corporation, which corporation is the general partner of First Industrial, L.P., a Delaware limited partnership, on behalf of said limited partnership.

(Seal)

Notary Public in and for the State of

My commission expires:

TENANT:

ADESA TEXAS, INC., a Texas corporation

By:
Name:
Title:

STATE OF _________	§

§

COUNTY OF _______	§

This instrument was acknowledged before me on this              day of             , 2008, by                                 ,                                  of Adesa Texas, Inc., a Texas corporation, on behalf of such corporation.

Notary Public in and for the State of Texas

My Commission Expires

[SEAL]

EXHIBIT A

To Memorandum of Lease

DESCRIPTION OF PREMISES

PARCEL I:

TRACT I:

CHAMPIONS GREEN SECTION ONE, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED UNDER FILM CODE NO 407014, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS. BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS UNDER PARCELS A, B, AND C.

PARCEL A

ALL THAT CERTAIN 15.8175 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE NORTH LINE OF A 18.13 ACRE TRACT DESCRIBED IN A DEED DATED 05-13-1971 FROM LINCOLN ASSOCIATES, INC. TO HOUSTON LIGHTING AND POWER COMPANY FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER E434257 FILM CODE NUMBER ###-##-#### BEING THE SOUTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE SOUTHERNMOST WEST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 89° 03’ 13” W - 1170.00’ WITH THE SOUTH LINE OF SAID 104.4078 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 15° 26’ 03”, A RADIUS OF 830.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 89° 03’ 13” W FROM SAID POINT;

G-1

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE AND THE EAST RIGHT-OF-WAY LINE OF PROPOSED CHAMPIONS GREEN DRIVE (60’ WIDE) FOR AN ARC DISTANCE OF 223.58’ TO A SET 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE N 00° 55’ 44” W - 626.22’ TO A POINT FOR CORNER;

THENCE WITH COMMON LINES TO SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES

N 89° 04’ 16” E - 327.36’ TO A POINT FOR CORNER;

S 00° 55’ 44” E - 370.00’ TO A POINT FOR CORNER;

N 89° 04’ 16” E - 872.64’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

S 00° 55’ 44” E - 476.75’ TO THE POINT OF BEGINNING CONTAINING 15.8175 ACRES (689,008 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL B

ALL THAT CERTAIN 6.2532 ACRES OF LAND OUT OF THAT CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST EAST CORNER OF SAID 104.4078 ACRE TRACT AND THE NORTHERNMOST CORNER OF THAT CERTAIN CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-####;

THENCE S 37° 48’ 04” W - 485.56’ WITH A WEST LINE OF SAID 106.813 ACRE TRACT TO A POINT FOR CORNER;

THENCE N 62° 36’ 58” W - 503.55’, WITH A NORTH LINE OF SAID 106.813 ACRE TRACT TO A SET 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 56’ 54”, A RADIUS OF 1,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING S 62° 36’ 58” E FROM SAID POINT;

G-2

THENCE IN A NORTHERLY DIRECTION WITH SAID CURVE FOR AN ARC DISTANCE OF 200.64’ TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE N 38° 19’ 56” E - 381.67’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 51° 40’ 04” E - 489.99’, WITH THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 00° 31’ 52”, A RADIUS OF 2,050.00’;

THENCE CONTINUING WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 19.00’ TO THE POINT OF BEGINNING CONTAINING 6.2532 ACRES (272,388 SQUARE FEET) OF LAND, MORE OR LESS.

PARCEL C

ALL THAT CERTAIN 28.5516 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 12-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H622519 FILM CODE NUMBER ###-##-#### OUT OF THE W.C.R.R. COMPANY SURVEY, A-922, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION, FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT;

THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 855.41’ TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

G-3

THENCE S 89° 04’ 16” W - 197.14’, WITH THE NORTH LINE OF THAT CERTAIN 2.0661 ACRE TRACT OF LAND DESCRIBED IN A DEED DATED 04-16-1984 FROM LINCOLN PROPERTY COMPANY NO. 45, LTD. TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERKS FILE NUMBER J470775 FILM CODE NUMBER ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE N 00° 55’ 44” W - 20.00’, WITH THE EAST LINE OF THAT CERTAIN 1,200 SQUARE FEET OF LAND DESCRIBED IN A DEED DATED 03-21-1985 FROM CHAMPIONS GREEN JOINT VENTURE TO HARRIS COUNTY UTILITY DISTRICT NO. 14 FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NO. K114038, FILM CODE NO. ###-##-#### TO A CALLED AND FOUND 5/8” IRON ROD FOUND FOR CORNER;

THENCE S 89° 04’ 16” W - 60.00’ WITH THE NORTH LINE OF SAID 1,200 SQUARE FEET PARCEL TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 00° 55’ 44” E - 20.00’, WITH THE WEST LINE OF SAID 1,200 SQUARE FEET PARCEL, TO A CALLED AND FOUND 5/8” IRON ROD;

THENCE S 00° 55’ 44” E - 350.00’, WITH THE WEST LINE OF SAID 2.0661 ACRE TRACT, TO A CALLED AND FOUND 5/8” IRON ROD FOR CORNER;

THENCE WITH COMMON LINES OF SAID 106.813 AND 104.4078 ACRE TRACTS THE FOLLOWING FOUR COURSES AND DISTANCES:

S 89° 04’ 16” W - 615.50’ TO A POINT FOR CORNER;

N 00° 55’ 44” W - 370.00’ TO A POINT FOR CORNER;

S 89° 04’ 16” W - 327.36’ TO A POINT FOR CORNER;

THENCE N 00° 55’ 44” W - 412.05’ WITH THE WESTERNMOST LINE OF THE AFOREMENTIONED 106.813 ACRE TRACT, TO A FOUND 5/8” IRON ROD MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 28° 18’ 47”, A RADIUS OF 1.050.00’;

THENCE CONTINUING WITH SAID WESTERNMOST LINE AND SAID CURVE FOR AN ARC DISTANCE OF 518.86’ TO A POINT FOR CORNER;

THENCE S 62° 36’ 58” E - 503.65’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS, TO A POINT FOR CORNER;

THENCE N 37° 48’ 04” E - 485.56’, WITH A COMMON LINE OF SAID 106.813 AND 104.4078 ACRE TRACTS TO THE POINT OF BEGINNING CONTAINING 28.5516 ACRES (1,243,706 SQUARE FEET) OF LAND, MORE OR LESS.

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TRACT II:

AN ACCESS EASEMENT OVER AND ACROSS THAT ONE HUNDRED AND FIFTY (150) FOOT HOUSTON LIGHTING & POWER COMPANY FEE STRIP AS SET FORTH IN INSTRUMENT FILED FOR RECORD UNDER HARRIS COUNTY CLERK’S FILE NO. E434257.

PARCEL II:

ALL THAT CERTAIN 10.8978 ACRES OF LAND OUT OF THAT CALLED 106.813 ACRE TRACT DESCRIBED IN A DEED DATED 02-17-1983 FROM FRED RIZK CONSTRUCTION COMPANY TO CHAMPIONS GREEN JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER H822519 FILM CODE NUMBER ###-##-#### BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A CALLED AND FOUND 5/8” IRON ROD LOCATED IN THE SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD (100’ WIDE) BEING THE NORTHERNMOST CORNER OF SAID 106.813 ACRE TRACT AND THE NORTHERNMOST EAST CORNER OF THAT CERTAIN CALLED 104.4078 ACRE TRACT DESCRIBED IN A DEED DATED 12-30-1982 FROM BANK ONE, TEXAS, N.A. TO GREEN CHAMPION JOINT VENTURE FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AT CLERK FILE NUMBER P025500, FILM CODE NUMBER ###-##-####, AND BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 10° 57’ 18”, A RADIUS OF 2,050.00’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 37° 48’ 04” E FROM SAID POINT; THENCE IN A SOUTHEASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE OF GREENS ROAD AND SAID CURVE FOR AN ARC DISTANCE OF 391.97’ TO A FOUND 5/8” IRON ROD WITH CAP BEING A POINT ON A CURVE HAVING A CENTRAL ANGLE OF 22° 43’ 30”, A RADIUS OF 2,050.00’ THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 26° 50’ 46” E FROM SAID POINT AND MARKING AND THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE IN AN EASTERLY DIRECTION WITH SAID SOUTH RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 813.09’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 41° 36’ 49” E - 21.42’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED BENCREST DRIVE TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 02° 51’ 48” W - 10.20’, WITH THE WEST RIGHT-OF-WAY LINE OF BENCREST DRIVE (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 09° 11’ 39”, A RADIUS OF 970.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 155.65’ TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

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THENCE S 12° 03’ 27” W - 135.72’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP MARKING THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 12° 19’ 53”, A RADIUS OF 1,030.00’;

THENCE CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE AND SAID CURVE FOR AN ARC DISTANCE OF 221.68’ TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 44° 11’ 25” W - 21.25’ WITH A 15’ CUT-BACK CORNER FOR PROPOSED HALLWORTHY ROAD TO A FOUND 5/8” IRON ROD WITH CAP FOR ANGLE POINT;

THENCE S 89° 04’ 16” W - 693.62’ WITH THE NORTH RIGHT-OF-WAY LINE OF SAID PROPOSED HALLWORTHY ROAD (60’ WIDE) TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 00° 55’ 44” W - 775.41’ TO THE POINT OF BEGINNING CONTAINING 10.8978 ACRES (474,706 SQUARE FEET) OF LAND, MORE OR LESS.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 6, 2008 and last revised                     , 2008, designated MSI Site No. 15315 and being more particularly described as follows:

Describing a 2,679,144 square feet or 61.5047 acre tract of land being all of the following tracts of land:

Parcel A known as all that certain 15.8175 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel B known as all that certain 6.2532 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel C known as all that certain 28.5516 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number P025500, Film Code Number 117-45-3765 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Parcel II known as all that certain 10.8978 acres of land out of that called 104.4078 acre tract described in a deed dated 12-30-1982 from Bank One, Texas, N.A. to Green Champion, filed in the official public records of real property of Harris County, Texas at Clerk File Number H822519, Film Code Number 038-90-0047 out of the W.C.C.R. Company Survey, A-922, Harris County, Texas.

Said 61.5047 acre tract being more particularly described as follows:

Beginning at a 5/8 inch iron rod found at the Southeast corner of said Tract A, and in the North line of a called 18.1300 acre tract of land in the name of Houston Lighting and Power Company, Recorded in County Clerks file number E43257, Harris County Texas, for the most Southerly Southeast corner of this tract and point of beginning;

Thence S 89º03’13” W 1170.00 feet along the South line of said Parcel A, and North line of said Houston Lighting and Power Company Tract to a capped 5/8” iron set at the Southwest Corner of the said Parcel A and in the East line of Champions Green Drive (A proposed 60’ wide public right-of-way) for the Southwest corner of this tract;

Thence along the West line of said Parcel A and the East line of said Champions Green Drive and with a curve to the right having a radius of 830.00 feet an arc length of 222.89 feet a central angle of 15º23’11” and a chord that bears S 08º45’00” E for 222.22 feet to a capped 5/8” iron set at an angle corner for said Parcel A and this tract;

Thence N 00º55’54” W 1038.51 feet along the West line of said Parcels A and C to a capped 5/8” iron set at an angle corner of said Parcel C and this tract;

Thence along the West line of said Parcels C and B and with a curve to the right having a radius of 1050.00 feet an arc length of 719.38 feet a central angle of 39º15’16” and a chord that bears N 18º40’33” E for 705.39 feet to a capped 5/8” iron set at an angle corner for said Parcel B and this tract;

Thence N 38º19’56” E 381.67 feet along the West line of said Parcel B to a capped 5/8” iron set for the Northwest corner of said Parcel B and of this tract;

Thence S 51º40’17” E 490.13 feet along the North line of said Parcel B and the South line of Green Road (A 100’ wide public right-of-way) to a spike found for the Northeast corner of said Parcel B and the North corner of said Parcel C and angle corner of this tract;

Thence along the North line of said Parcel C and Parcel II and the South line of said Green Road and with a curve to the left having a radius of 2050.00 feet an arc length of 1223.99 feet a central angle of 34º12’34” and a chord that bears S 68º47’10” E for 1205.89 feet to a found iron rod at an angle corner for said Parcel II and this tract;

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Thence S 41º16’42” E 21.52 feet along the Northeast line of said Parcel II to a found capped iron rod in the West line of Bencrest Drive (A 60’ wide public right-of-way) and at the angle point for said Parcel II and this tract;

Thence along the East line of said Parcel II and the West line of said Bencrest Drive the following courses and distances:

1. S 02º51’48” E 10.20 feet to a set 5/8” capped iron rod;

2. with a curve to the right having a radius of 970.00 feet an arc length of 155.70’ feet a central angle of 07º40’17” and a chord that bears S 07º50’14” W for 155.58 feet to a found capped iron rod;

3. S 12º02’32” W 135.80 feet to a found capped iron rod;

4. with a curve to the left having a radius of 1030.00 feet an arc length of 221.68 feet a central angle of 12º19’53” and a chord that bears N 05º52’34” E for 221.25 feet to a set 5/8” capped iron;

Thence S 44º11’25” W 21.14 feet along the southeast cutback line of said Parcel II and in the North line of Hollworth Drive (A proposed 60’ wide public right-of-way) to a found capped iron rod at the angle point for said Parcel II and this tract;

Thence S 89º04’16” W 693.86 feet along the South line of said Parcel II and North line of said Hollworth Drive to a set 5/8” capped iron rod at the Southwest corner of said Parcel II and angle point for this tract;

Thence S 00º55’44” 79.92 feet along the East line said Parcel C and the West line of said Hallworth Drive to a found 5/8” iron rod at the Northeast corner of a called 2.0661 acre tract of land in the name of Harris County Utility District Number 14, Film Code Number 079-98-2274 Harris County, Texas and the angle point for said Parcel C and this tract;

Thence along the common lines of said Parcel C and said Harris County Utility District Number 14 tract the following courses and distances:

1. S 89º04’16” W 196.90 feet to a set 5/8” capped iron rod;

2. N 00º55’44” W 19.92 feet to a set 5/8” capped iron rod;

3. S 89º04’16” W 60.09 feet to a set 5/8” capped iron rod;

4. S 00º55’44” E 369.95 feet to a set 5/8” capped iron rod at the Southeast corner said parcel C and the Southwest corner of said Harris County Utility District Number 14 tract and the angle point for this tract;

Thence N 89º04’16” E 257.14 feet along the North line of said Parcel A and the South line of said Harris County Utility District Number 14 tract to a set 5/8” capped iron rod at the Southeast corner of said Harris County Utility District Number 14 tract and Northeast corner of said Parcel A and the angle point for this tract;

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Thence S 00º58’26” E 476.39 feet along the East line of said Parcel A for the POINT OF BEGINNING;

CONTAINING 61.5047 ACRES MORE OR LESS.

TOGETHER WITH that certain Access Easement over and across that one hundred and fifty (150) foot Houston Lighting & Power Company fee strip as set forth in instrument filed for record under Harris County Clerk’s File No. E4324257.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

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EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M-GKLL; $2M AGG-AL/GL	$500,000
Excess Liability	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
legal liability, tail coverage
Underground Storage Tanks	Zurich	8/13/08 - 8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil& military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15m	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

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Exhibit 10.9

11625 nino way

MIRA LOMA, CALIFORNIA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.	Effective Date of Lease: September 4, 2008

1.2.	Landlord: First Industrial, L.P., a Delaware limited partnership

1.3.	Tenant: ADESA CALIFORNIA, LLC, a California limited liability company

1.4.	Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5.	Premises: Approximately 55.4482 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6.	Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7.	Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8.	Tenant’s Broker: None

1.9.	Security/Damage Deposit: $-0-.

1.10.	Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 10.2 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$1,611,347	$134,278.92
Year 2	$1,611,347	$134,278.92
Year 3	$1,709,478	$142,456.50
Year 4	$1,709,478	$142,456.50
Year 5	$1,813,585	$151,132.08
Year 6	$1,813,585	$151,132.08
Year 7	$1,924,032	$160,336.00
Year 8	$1,924,032	$160,336.00
Year 9	$2,041,206	$170,100.50
Year 10	$2,041,206	$170,100.50
Year 11	$2,165,515	$180,459.58

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Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 12	$2,165,515	$180,459.58
Year 13	$2,297,395	$191,449.58
Year 14	$2,297,395	$191,449.58
Year 15	$2,437,307	$203,108.92
Year 16	$2,437,307	$203,108.92
Year 17	$2,585,739	$215,478.25
Year 18	$2,585,739	$215,478.25
Year 19	$2,743,210	$228,600.83
Year 20	$2,743,210	$228,600.83

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial, L.P., P.O. Box 100363, Pasadena, CA 91189-0363, or if sent by overnight courier, First Industrial, L.P. 100363, JPM Chase, 2710 Media Center, Suite 120, Building 6, Los Angeles, CA 90065 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any

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other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

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2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

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2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)

shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at

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least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s

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monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement

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date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other

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expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of

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Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has

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not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the

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benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

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5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil Code to (i) cause the Landlord to make any replacements or repairs or take other actions in relation to the Premises, (ii) make replacements or repairs or take other actions at Landlord’s expense, or (iii) vacate the Premises.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any

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applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to

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which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the

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Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same,

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Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation,

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those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3)

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provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

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10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $936,829.56 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 10.2; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

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11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

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(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

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13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors,

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officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.2 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity, or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

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18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and any and all other provisions of law from time to time in effect during the Term relating to the effect on leases of partial or total destruction of leased premises. Landlord and Tenant agree that their respective rights upon any damage or destruction of the Premises shall be those specifically set forth herein.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the

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property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $7.77 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 17.44% and Tenant shall receive 82.56% of the remainder of the Award.

If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

Landlord and Tenant hereby waive any statutory right in conflict with the provisions of this Section 18.2, including, without limitation, rights under California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached

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hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is

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due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either (i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a

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“Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate the Lease and Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the worth at the time of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated)); and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsection (i) and (ii), above, the “worth at the time of award” shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 21.2, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. As used in subsection (iii) above, the “worth at the time of award” shall be computed by discounting such amount

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at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord shall use its commercially reasonable efforts to mitigate any damages arising out of or resulting from Tenant’s Default; provided, however, any efforts by Landlord to mitigate damages caused by Tenant’s Default shall not waive Landlord’s right to recover damages under this Section 21.2; or

21.2.2. Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); or;

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord. Tenant hereby waives the provisions of California Civil Code Section 3275 and California Code of Civil Procedure Sections 1174(c) and 1179.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

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21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers

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or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

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24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

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24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

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24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in Riverside County, California with respect to any matter relating to or arising from this Lease.

24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ David Harker
Name:	David Harker
Its:	Executive Director - Investments

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:	/s/ Paul J. Lips
Paul J. Lips, a manager

S-1

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA CALIFORNIA, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Blvd. Suite 500 Carmel, IN 46032 Attn: Michelle Mallon

With a copy to: First Industrial Realty Trust, Inc. 898 North Sepulveda Blvd., Suite 750 El Segundo, California 90245 Attn: Operations Director

With a copy to: Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith	With a copy to: Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

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EXHIBIT A

PREMISES

PARCEL 1:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1170, AS EVIDENCED BY A DOCUMENT RECORDED MAY 19, 2000 AS INSTRUMENT NO. 2000-190491 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 18 THROUGH 22, INCLUSIVE OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175, PAGE(S) 10 THROUGH 15, INCLUSIVE OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; AND CORRECTED BY A CERTIFICATE OF CORRECTION RECORDED JUNE 08, 2000 AS INSTRUMENT NO. 2000-218143 OF OFFICIAL RECORDS.

EXCEPTING THAT PORTION OF PARCEL 18 OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING WITHIN SECTION 8, TOWNSHIP 2 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF LOT “B” (HARREL STREET) AS SHOWN ON BY PARCEL MAP;

THENCE SOUTH 00° 59’ 44” WEST ALONG THE WEST LINE OF SAID LOT “B”, A DISTANCE OF 44.00 FEET TO THE SOUTHWEST CORNER THEREOF; THENCE SOUTH 88° 48’ 02” EAST ALONG THE SOUTH LINE OF SAID LOT “B”, A DISTANCE OF 34.83 FEET;

THENCE SOUTH 1° 11’ 58” WEST, A DISTANCE OF 190.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 1,356.00 FEET;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 23° 24’ 06” AN ARC DISTANCE OF 553.84 FEET TO A POINT ON THE NORTH LINE OF SAID PARCEL 18, FOR THE TRUE POINT OF BEGINNING, THE RADIAL LINE FROM SAID POINT BEARS NORTH 65° 23’ 56” WEST;

THENCE SOUTHERLY ALONG SAID LAST MENTIONED CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 2° 21’ 54” AN ARC DISTANCE OF 55.97 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE EASTERLY HAVING A RADIUS OF 1444.0 FEET, THE RADIAL LINE FROM SAID POINT BEARS NORTH 63° 02’ 01” WEST;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE LEFT, THROUGH A CENTRAL ANGLE OF 05° 12’ 00”, AN ARC DISTANCE OF 131.05 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL 18, THE RADIAL LINE FROM SAID POINT BEARS SOUTH 63° 02’ 01” EAST;

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THENCE NORTH 00° 58’ 44” EAST ALONG SAID WEST LINE, A DISTANCE OF 172.01 FEET TO THE NORTH LINE OF SAID PARCEL 18; THENCE SOUTH 88° 17’ 36” EAST ALONG SAID NORTH LINE, A DISTANCE OF 75.49 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1027, AS EVIDENCED BY A DOCUMENT RECORDED AUGUST 18, 1997 AS INSTRUMENT NO. 1997-296427 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 11 THROUGH 15, INCLUSIVE, AS SHOWN BY PARCEL MAP 25317, ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

LESS AND EXCEPT FROM ALL THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

APN: 156-340-053-7 AND 156-340-054-8

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EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact

2.	Address/Phone

_________________________________________________________________________________________

3.	Provide a brief description of your business and operations:

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports (> 10,000lbs. of hazardous materials STORED at any one time)	YES	NO
b. SARA Title III Section 313 (Tier III) Form R reports (> 10,000lbs. of hazardous materials USED per year)	YES	NO
c. NPDES or SPDES Stormwater Discharge permit (answer “No” if “No-Exposure Certification” filed)	YES	NO
d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

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Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

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EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

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•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

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EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.

Ground Lease Agreement by and between First Industrial Financing Partnership, L.P., as landlord, and ADESA Florida, LLC, as tenant, dated of even date herewith for premises located at 6005 24th Street East, Bradenton, Florida.

5.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

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EXHIBIT E

QUIT CLAIM DEED

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madision Street, Suite 3900

Chicago, Illinois 60606

QUITCLAIM DEED

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (“Grantor”), hereby quitclaims to FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Grantee”), all of Grantor’s interest, if any, in that certain real property located in the City of Mira Loma, County of Riverside, State of California, described on Exhibit “A” attached hereto and made a part hereof, together with Grantor’s interest, if any, in the improvements, buildings, structures, easements, privileges and rights appurtenant thereto.

☒	This transfer is for consideration or net value less than $100.00 and therefore this transfer is exempt from documentary transfer tax pursuant to Revenue and Tax Code Section 11911.

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of                     , 2008.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURES ON NEXT PAGE]

MAIL TAX STATEMENTS TO:

c/o First Industrial Realty Trust

898 N. Sepulveda Blvd., Suite 750

El Segundo, California 90245

E-1

GRANTOR:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

E-2

STATE OF	)
	)	SS.
COUNTY OF	)

On September                     , 2008, before me,                                                      , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1170, AS EVIDENCED BY A DOCUMENT RECORDED MAY 19, 2000 AS INSTRUMENT NO. 2000-190491 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 18 THROUGH 22, INCLUSIVE OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175, PAGE(S) 10 THROUGH 15, INCLUSIVE OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; AND CORRECTED BY A CERTIFICATE OF CORRECTION RECORDED JUNE 08, 2000 AS INSTRUMENT NO. 2000-218143 OF OFFICIAL RECORDS.

EXCEPTING THAT PORTION OF PARCEL 18 OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING WITHIN SECTION 8, TOWNSHIP 2 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF LOT “B” (HARREL STREET) AS SHOWN ON BY PARCEL MAP;

THENCE SOUTH 00° 59’ 44” WEST ALONG THE WEST LINE OF SAID LOT “B”, A DISTANCE OF 44.00 FEET TO THE SOUTHWEST CORNER THEREOF;

THENCE SOUTH 88° 48’ 02” EAST ALONG THE SOUTH LINE OF SAID LOT “B”, A DISTANCE OF 34.83 FEET;

THENCE SOUTH 1° 11’ 58” WEST, A DISTANCE OF 190.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 1,356.00 FEET;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 23° 24’ 06” AN ARC DISTANCE OF 553.84 FEET TO A POINT ON THE NORTH LINE OF SAID PARCEL 18, FOR THE TRUE POINT OF BEGINNING, THE RADIAL LINE FROM SAID POINT BEARS NORTH 65° 23’ 56” WEST;

THENCE SOUTHERLY ALONG SAID LAST MENTIONED CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 2° 21’ 54” AN ARC DISTANCE OF 55.97 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE EASTERLY HAVING A RADIUS OF 1444.0 FEET, THE RADIAL LINE FROM SAID POINT BEARS NORTH 63° 02’ 01” WEST;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE LEFT, THROUGH A CENTRAL ANGLE OF 05° 12’ 00”, AN ARC DISTANCE OF 131.05 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL 18, THE RADIAL LINE FROM SAID POINT BEARS SOUTH 63° 02’ 01” EAST;

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THENCE NORTH 00° 58’ 44” EAST ALONG SAID WEST LINE, A DISTANCE OF 172.01 FEET TO THE NORTH LINE OF SAID PARCEL 18;

THENCE SOUTH 88° 17’ 36” EAST ALONG SAID NORTH LINE, A DISTANCE OF 75.49 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1027, AS EVIDENCED BY A DOCUMENT RECORDED SEPTEMBER 18, 1997 AS INSTRUMENT NO. 1997-296427 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 11 THROUGH 15, INCLUSIVE, AS SHOWN BY PARCEL MAP 25317, ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 156-340-053-7 AND 156-340-054-8

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EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA CALIFORNIA, LLC, a California limited liability company (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September                     , 2008.

SELLER:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

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EXHIIBIT A

LAND

PARCEL 1:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1170, AS EVIDENCED BY A DOCUMENT RECORDED MAY 19, 2000 AS INSTRUMENT NO. 2000-190491 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 18 THROUGH 22, INCLUSIVE OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175, PAGE(S) 10 THROUGH 15, INCLUSIVE OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; AND CORRECTED BY A CERTIFICATE OF CORRECTION RECORDED JUNE 08, 2000 AS INSTRUMENT NO. 2000-218143 OF OFFICIAL RECORDS.

EXCEPTING THAT PORTION OF PARCEL 18 OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING WITHIN SECTION 8, TOWNSHIP 2 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF LOT “B” (HARREL STREET) AS SHOWN ON BY PARCEL MAP;

THENCE SOUTH 00° 59’ 44” WEST ALONG THE WEST LINE OF SAID LOT “B”, A DISTANCE OF 44.00 FEET TO THE SOUTHWEST CORNER THEREOF; THENCE SOUTH 88° 48’ 02” EAST ALONG THE SOUTH LINE OF SAID LOT “B”, A DISTANCE OF 34.83 FEET;

THENCE SOUTH 1° 11’ 58” WEST, A DISTANCE OF 190.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 1,356.00 FEET;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 23° 24’ 06” AN ARC DISTANCE OF 553.84 FEET TO A POINT ON THE NORTH LINE OF SAID PARCEL 18, FOR THE TRUE POINT OF BEGINNING, THE RADIAL LINE FROM SAID POINT BEARS NORTH 65° 23’ 56” WEST;

THENCE SOUTHERLY ALONG SAID LAST MENTIONED CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 2° 21’ 54” AN ARC DISTANCE OF 55.97 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE EASTERLY HAVING A RADIUS OF 1444.0 FEET, THE RADIAL LINE FROM SAID POINT BEARS NORTH 63° 02’ 01” WEST;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE LEFT, THROUGH A CENTRAL ANGLE OF 05° 12’ 00”, AN ARC DISTANCE OF 131.05 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL 18, THE RADIAL LINE FROM SAID POINT BEARS SOUTH 63° 02’ 01” EAST;

THENCE NORTH 00° 58’ 44” EAST ALONG SAID WEST LINE, A DISTANCE OF 172.01 FEET TO THE NORTH LINE OF SAID PARCEL 18;

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THENCE SOUTH 88° 17’ 36” EAST ALONG SAID NORTH LINE, A DISTANCE OF 75.49 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1027, AS EVIDENCED BY A DOCUMENT RECORDED AUGUST 18, 1997 AS INSTRUMENT NO. 1997-296427 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 11 THROUGH 15, INCLUSIVE, AS SHOWN BY PARCEL MAP 25317, ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 156-340-053-7 AND 156-340-054-8

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EXHIBIT G

MEMORANDUM OF GROUND LEASE

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of             , 2008, by and between FIRST INDUSTRIAL, L.P., a Delaware limited partnership (“Landlord”) and ADESA CALIFORNIA, LLC, a California limited liability company (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated , 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in Riverside County, California, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing , 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

5.

This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand,

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diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

☒	The term of this lease is less than 35 years and therefore this transfer is exempt from documentary transfer tax.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of                         , 2008.

LANDLORD:

FIRST INDUSTRIAL, L.P., a Delaware limited liability company

By:	First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner

By:
Name:	Johannson L. Yap
Title:	Chief Investment Officer

TENANT:

ADESA CALIFORNIA, LLC, a California limited liability company

By:
Paul J. Lips, a manager

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STATE OF ________	)
	)	SS.
COUNTY OF ______	)

On September                     , 2008, before me,                                              , a Notary Public, personally appeared Paul J. Lips, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

On August         , 2008, before me,                                                                                  , personally appeared Johannson L. Yap, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

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EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1170, AS EVIDENCED BY A DOCUMENT RECORDED MAY 19, 2000 AS INSTRUMENT NO. 2000-190491 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 18 THROUGH 22, INCLUSIVE OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175, PAGE(S) 10 THROUGH 15, INCLUSIVE OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA; AND CORRECTED BY A CERTIFICATE OF CORRECTION RECORDED JUNE 08, 2000 AS INSTRUMENT NO. 2000-218143 OF OFFICIAL RECORDS.

EXCEPTING THAT PORTION OF PARCEL 18 OF PARCEL MAP 25317, AS SHOWN BY MAP ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA, LYING WITHIN SECTION 8, TOWNSHIP 2 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF LOT “B” (HARREL STREET) AS SHOWN ON BY PARCEL MAP;

THENCE SOUTH 00° 59’ 44” WEST ALONG THE WEST LINE OF SAID LOT “B”, A DISTANCE OF 44.00 FEET TO THE SOUTHWEST CORNER THEREOF;

THENCE SOUTH 88° 48’ 02” EAST ALONG THE SOUTH LINE OF SAID LOT “B”, A DISTANCE OF 34.83 FEET;

THENCE SOUTH 1° 11’ 58” WEST, A DISTANCE OF 190.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 1,356.00 FEET;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 23° 24’ 06” AN ARC DISTANCE OF 553.84 FEET TO A POINT ON THE NORTH LINE OF SAID PARCEL 18, FOR THE TRUE POINT OF BEGINNING, THE RADIAL LINE FROM SAID POINT BEARS NORTH 65° 23’ 56” WEST;

THENCE SOUTHERLY ALONG SAID LAST MENTIONED CURVE, TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 2° 21’ 54” AN ARC DISTANCE OF 55.97 FEET TO A POINT OF REVERSE CURVATURE WITH A CURVE CONCAVE EASTERLY HAVING A RADIUS OF 1444.0 FEET, THE RADIAL LINE FROM SAID POINT BEARS NORTH 63° 02’ 01” WEST;

THENCE SOUTHERLY ALONG SAID CURVE, TO THE LEFT, THROUGH A CENTRAL ANGLE OF 05° 12’ 00”, AN ARC DISTANCE OF 131.05 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL 18, THE RADIAL LINE FROM SAID POINT BEARS SOUTH 63° 02’ 01” EAST;

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THENCE NORTH 00° 58’ 44” EAST ALONG SAID WEST LINE, A DISTANCE OF 172.01 FEET TO THE NORTH LINE OF SAID PARCEL 18;

THENCE SOUTH 88° 17’ 36” EAST ALONG SAID NORTH LINE, A DISTANCE OF 75.49 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT CERTAIN REAL PROPERTY PURSUANT TO THE CERTIFICATE OF PARCEL MERGER #1027, AS EVIDENCED BY A DOCUMENT RECORDED AUGUST 18, 1997 AS INSTRUMENT NO. 1997-296427 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS 11 THROUGH 15, INCLUSIVE, AS SHOWN BY PARCEL MAP 25317, ON FILE IN BOOK 175 PAGE(S) 10 THROUGH 15, INCLUSIVE, OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 156-340-053-7 AND 156-340-054-8

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EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - Incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M - GKLL; $2M AGG -AL/GL	$500,000
Excess Liability legal liability, tail coverage	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
Underground Storage Tanks	Zurich	8/13/08 - 8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil & military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M

Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $ 100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA - Zurich	9/20/04 - 9/20/09	$5M PER / $10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

Exhibit 10.10

6005 24TH STREET EAST

BRADENTON, FLORIDA

GROUND LEASE

1. BASIC TERMS. This Section 1 contains the Basic Terms of this Ground Lease (the “Lease”) between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: September 4, 2008

1.2. Landlord: First Industrial Financing Partnership, L.P., a Delaware limited partnership

1.3. Tenant: ADESA Florida, LLC, a Florida limited liability company

1.4. Guarantor: KAR Holdings, Inc., a Delaware corporation

1.5. Premises: Approximately 53.6 acres of land legally described on Exhibit A attached hereto on which certain buildings and other improvements, all of which are (and, during the Term, as defined below, shall be) owned by Tenant, are located (all buildings and improvements, of any nature whatsoever are collectively referred to as the “Improvements”).

1.6. Lease Term: Twenty (20) years (“Term”), commencing September 4, 2008 (“Commencement Date”) and ending, subject to Sections 2.5, 18 and 21 below, on September 30, 2028 (“Expiration Date”). In the event that Tenant timely and properly exercises either or both Renewal Options (as defined below), then for purposes of this Lease, any reference to the Term shall mean the term of this Lease, as so extended to include either or both of the Renewal Terms (as defined below), as applicable.

1.7. Permitted Uses: Subject to (a) Section 4.1, (b) applicable zoning restrictions, and (c) any applicable private restrictions encumbering the Premises, any lawful purposes; provided, however, that if Tenant desires to use the Premises for any use other than the current use as of the date hereof including (which current use includes, but is not limited to, storage and auction of automobiles, trucks, recreational vehicles and boats, whether damaged or undamaged, and providing services to such vehicles in body shops, detail shops and mechanicals shops located at the Premises), then Tenant must first obtain Landlord’s consent, which consent shall not be withheld, conditioned or delayed unless such use creates a nuisance (e.g., by excessive production or emission of objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations) or materially increases the risk of environmental contamination.

1.8. Tenant’s Broker: None

1.9. Security/Damage Deposit: $-0-.

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. Exhibit A (Legal Description); Exhibit B (Tenant Operations Inquiry Form); Exhibit C (Broom Clean Condition and Repair Requirements), Exhibit D (Other Leases); Exhibit E (Quit Claim Deed); Exhibit F (Quit Claim Bill of Sale); Exhibit G (Memorandum of Ground Lease); and Exhibit H (Schedule of Required Insurance).

2. LEASE OF PREMISES; RENT.

2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord and Tenant specifically acknowledge and agree that Landlord owns the Premises, but Tenant owns the Improvements located at, in or on the Premises as of the Commencement Date and at any time or from time to time during the Term (subject, however, to the provisions of Section 11 with respect to Alterations constructed or installed from and after the Commencement Date). Upon the Expiration Date or any earlier termination date of this Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed in the form attached hereto as Exhibit E and (ii) a quit claim bill of sale in the form attached hereto as Exhibit F, Tenant’s entire right, title and interest in, to and under any Improvements located on the Premises upon the Expiration Date or any earlier termination date of this Lease. On the Commencement Date, Landlord and Tenant shall record a Memorandum of Ground Lease in the form attached hereto as Exhibit G.

2.2. Types of Rental Payments. Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods as set forth below, together with all sales tax payable with respect thereto:

Rental Payments

Lease Period	Annual Base Rent	Monthly Base Rent
Year 1	$394,916.00	$32,909.67
Year 2	$394,916.00	$32,909.67
Year 3	$418,966.00	$34,913.83
Year 4	$418,966.00	$34,913.83
Year 5	$444,481.00	$37,040.08
Year 6	$444,481.00	$37,040.08
Year 7	$471,550.00	$39,295.83
Year 8	$471,550.00	$39,295.83
Year 9	$500,267.00	$41,688.92
Year 10	$500,267.00	$41,688.92
Year 11	$530,733.00	$44,227.75
Year 12	$530,733.00	$44,227.75
Year 13	$563,055.00	$46,921.25
Year 14	$563,055.00	$46,921.25
Year 15	$597,345.00	$49,778.75
Year 16	$597,345.00	$49,778.75
Year 17	$633,723.00	$52,810.25
Year 18	$633,723.00	$52,810.25
Year 19	$672,317.00	$56,026.42
Year 20	$672,317.00	$56,026.42

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Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within ten (10) days of the date when due, a late charge in an amount equal to 5% of the then-delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”; the Late Charge, Default Interest, as defined in Section 21.3 below, Base Rent and Additional Rent shall collectively be referred to as “Rent”) shall be paid by Tenant to Landlord. Landlord and Tenant agree that (a) such Late Charge and Default Interest are intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and do not constitute a penalty, (b) the actual damages to be suffered by Landlord in the event of a late payment of Rent shall be difficult, if not impossible, to ascertain, and (c) that such Late Charge and Default Interest are a reasonable estimate of such charges and damages. Tenant shall deliver all Rent payments to Landlord at: c/o First Industrial Financing Partnership, L.P., 75 Remittance Drive Suite 1543, Chicago, IL 60675-1543, or if sent by overnight courier, The Northern Trust Co., 350 N Orleans Street, 8th Floor Receipt & Dispatch, Chicago, IL 60654, Attn: FIFP Ste 1543 (or to such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise to Tenant not less than thirty (30) days in advance in writing.

2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice (except as otherwise expressly and specifically set forth herein) or demand, and without any abatement, deduction or setoff. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs.

2.4. Net Lease; Nonterminability.

2.4.1. This Lease is a complete “net lease,” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Base Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice (except as otherwise expressly and specifically set forth herein), demand, counterclaim, set-off, deduction, or defense; without abatement, suspension, deferment, diminution or reduction; and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. The obligations of Landlord under this Lease are independent of Tenant’s obligations hereunder. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof that may arise or become due during the Term (whether or not the same shall become payable during the Term of this Lease or thereafter) shall be paid by Tenant, and Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising during the Term from or relating to the Premises or the use or occupancy thereof. All of Landlord, Landlord’s mortgagee or lender, Agent and

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their respective employees, shareholders, officers, directors, members, managers, trustees, partners or principals, disclosed or undisclosed, and all of their respective successors and assigns (hereinafter collectively referred to, inclusive of Landlord, as the “Indemnitees” and each individually as an “Indemnitee”), are and shall be indemnified and saved harmless as provided below. The willful misconduct or gross negligence of any of the Indemnitees shall not be imputed to (x) Landlord’s mortgagee or lender and the Indemnitees of such mortgagee or lender or (y) any other Indemnitee not actually responsible for, or the cause of, such misconduct or gross negligence. Tenant assumes the sole responsibility during the Term for the condition, use, operation, repair, maintenance, replacement of any and all components and systems of, and the underletting and management of, the Premises. Tenant shall and hereby does indemnify, defend and hold the Indemnitees harmless from and against any and all Losses (defined below) actually incurred by any or all of the Indemnitees with respect to, and to the extent of, matters that arise or accrue with respect to the Term of this Lease and in connection with any or all of the ownership, maintenance, repair and operation of the Premises (whether or not the same shall become payable during the Term); and the Indemnitees shall have no (a) responsibility in respect thereof and (b) liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever, except in the event of (and then only to the extent of) such Indemnitee’s respective willful misconduct or gross negligence. The preceding indemnity shall survive the expiration or termination of this Lease. It is the purpose and intention of the parties to this Lease that the Base Rent due hereunder shall be absolutely net to the Landlord and Landlord shall have no obligation or responsibility, of any nature whatsoever, to perform any tenant improvements; to provide any services; or to perform any repairs, maintenance or replacements in, to, at, on or under the Premises, whether for the benefit of Tenant or any other party.

2.4.2. Except as otherwise expressly provided in Sections 18 and 21 of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Premises; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Premises (whether due to any default in, or failure of, Landlord’s title to the Premises or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Premises; (iv) any action, omission or breach on the part of Landlord under this Lease or any other agreement between Landlord and Tenant; (v) the inadequacy or failure of the description of the Premises to demise and let to Tenant the property intended to be leased hereby; (vi) any sale or other disposition of the Premises by Landlord; (vii) the impossibility or illegality of performance by Landlord or Tenant or both; (viii) any action of any court, administrative agency or other governmental authority; or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding. Nothing in this paragraph shall be construed as an agreement by Tenant to perform any illegal act or to violate the order of any court, administrative agency or other governmental authority.

2.4.3. Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of Section 18 of this Lease), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease that may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises, or to any abatement or deferment of any amount payable by Tenant hereunder, or for claims against any Indemnitee for any Losses suffered by Tenant on account of any cause referred to in this Section 2.4 or elsewhere in this Lease (except claims directly arising out of the gross negligence or willful misconduct by such Indemnitee).

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2.5. Option to Renew.

2.5.1. Tenant shall have the two (2) consecutive options (each, a “Renewal Option” and collectively, the “Renewal Options”) to renew this Lease for a term of ten (10) years each (each, a “Renewal Term”), on all the same terms and conditions set forth in this Lease, except that initial Base Rent during the first twenty-four (24) months of any Renewal Term (“Initial Renewal Rent”) shall be equal to Fair Market Rent (as defined in Section 2.5.2 below); provided, however, (a) in no event may the Initial Renewal Rent, on a per annum basis, be any greater than 105% of the Base Rent in effect immediately preceding the commencement date of the then-applicable Renewal Term, nor shall the Initial Renewal Rent be any less than the Renewal Rent Floor, as defined below; and (b) as of the second anniversary of the commencement of each Renewal Term and on each second anniversary thereafter (i.e. every twenty-four (24) months) through the remainder of that Renewal Term, the Base Rent shall increase at the rate of three percent (3.0%) per annum, compounded annually, but actually effectuated and payable on a biennial basis, in the same manner as applies with respect to the adjustment of Base Rent during the initial Term. Tenant shall deliver written notice to Landlord of Tenant’s election to exercise a Renewal Option (“Renewal Notice”) not less than nine (9) months, nor more than twenty-four (24) months prior to the expiration date of the original Term or the then-current Renewal Term, as applicable; and if Tenant fails to timely deliver a Renewal Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Options.

2.5.2. For the purposes of this Lease, “Fair Market Rent” shall be determined by Landlord, in its sole, but good faith, discretion based upon (a) the annual base rental rates then being charged in the industrial market sector of the geographic area where the Premises is situated for land only, without taking into account the value of any improvements thereon, which comparison land is utilized in a manner comparable to the then-applicable utilization of the Premises, (b) for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, and (c) taking into consideration: the geographic location, of the Premises; the extent of service to be provided to the proposed tenant thereunder; applicable distinctions between “gross” and “net” leases; the creditworthiness and quality of Tenant; leasing commissions; incentives being provided to tenants by landlords of comparable land in the geographic area in which the Premises is located; and any other relevant term or condition in making such evaluation, all as reasonably determined by Landlord. In no event, however (and notwithstanding any provision to the contrary in this Section 2.5), shall the Fair Market Rent be less than an amount equal to the Base Rent in effect during the one (1) year period immediately preceding the expiration date of the then-applicable term (the “Renewal Rent Floor”). Landlord shall notify Tenant of Landlord’s determination of Fair Market Rent for any Renewal Term, in writing (the “Base Rent Notice”) within sixty (60) days after receiving the applicable Renewal Notice.

2.5.3. Tenant shall then have thirty (30) days after Landlord’s delivery of the Base Rent Notice in which to advise Landlord, in writing (the “Base Rent Response Notice”), whether Tenant (i) is prepared to accept the Fair Market Rent established by Landlord in the Base Rent Notice and proceed to lease the Premises, during the Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the Renewal Option shall automatically

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be rendered null and void; or (iii) elects to contest Landlord’s determination of Fair Market Rent. In the event that Tenant fails to timely deliver the Base Rent Response Notice, then Tenant shall automatically be deemed to have elected (i) above. Alternatively, if Tenant timely elects (ii), then this Lease shall expire on the original expiry date of the initial Term or the then current Renewal Term, as applicable. If, however, Tenant timely elects (iii), then the following provisions shall apply:

2.5.3.1. The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

2.5.3.2. Within thirty (30) days after Tenant timely delivers its Base Rent Response Notice electing to contest Landlord’s determination of Fair Market Rent, each of Landlord and Tenant shall advise the other, in writing (the “Arbitration Notice”), of both (i) the identity of the individual that each of Landlord and Tenant, respectively, is designating to act as Landlord’s or Tenant’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 2.5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(i)	shall be duly licensed in the jurisdiction in which the Premises is located;

(ii)	shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at least three (3) of those five (5) years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Tenant delivers the Renewal Notice; and

(iii)	shall be independent and have no then-pending (as of the date Landlord or Tenant designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Landlord, Tenant, and any affiliates of either or both of Landlord and Tenant (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Landlord or Tenant, as a Broker Candidate.

2.5.3.3. Within fourteen (14) days after each of Landlord and Tenant delivers its Arbitration Notice to the other, Landlord and Tenant shall cause their respective Representatives to conduct a meeting at a mutually convenient time and location. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Tenant’s Representative shall eliminate a name from the list and then the Landlord’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, on behalf of Landlord and Tenant, to determine the Fair Market Rent in accordance with the provisions of this Section 2.5.3.

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2.5.3.4. The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Landlord and Tenant shall each make a written submission to the Independent Brokers, advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.5. In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Landlord and Tenant deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Landlord and Tenant (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

2.5.3.6. The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

2.5.3.7. The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Landlord and Tenant, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

2.5.3.8. In the event that the initial Term or the then-current Renewal Term, as applicable, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 2.5.3 (the “Determination Date”), Tenant shall pay monthly Base Rent to Landlord at a rate equal to 103% of the most recent rate of monthly Base Rent in effect on the expiration date of the initial Term or the immediately preceding Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Landlord shall pay to Tenant, or Tenant shall pay to

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Landlord, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Landlord or Tenant, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus two percent (2.0%) per annum, from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by JPMorgan Chase Bank NA (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

2.5.3.9. The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 2.5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

2.5.3.10. Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 2.5.3, Landlord and Tenant shall continue to comply with all those terms and provisions of this Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Tenant’s monetary obligations under this Lease; and, with respect to the payment of Base Rent during that portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 2.5.3, the provisions of Section 2.5.3.8 shall apply.

2.5.3.11. During any period of time that an arbitration is pending or proceeding under this Section 2.5.3, Tenant shall have no right to assign this Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in this Lease.

2.5.4. The Renewal Option is granted subject to all of the following conditions:

2.5.4.1. As of the date on which Tenant delivers any Renewal Notice and as of the commencement date of the applicable Renewal Term, there shall not exist any uncured Default by Tenant under this Lease.

2.5.4.2. There shall be no further right of renewal after the expiration of the second Renewal Term.

2.5.4.3. The Renewal Option is personal to Tenant and may only be exercised by Tenant or any assignee of Tenant (provided such assignment was made with Landlord’s prior written consent and otherwise in accordance with the requirements of Section 8 or made without Landlord’s consent but in accordance with Section 8).

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2.5.4.4. The Premises shall be delivered to Tenant during the Renewal Term(s) on an “as-is” “where-is” basis, with no obligation on the part of Landlord to perform any tenant improvements at the Premises.

2.5.4.5. In the event that during the initial Term or the first Renewal Term, as the case may be, Tenant assigns this Lease to an unrelated third party in accordance with the provisions of Section 8 below, then as a condition precedent to the exercise of the first Renewal Term or the second Renewal Term, as applicable, the then-current Tenant shall cause an affiliated entity to act as a replacement guarantor under this Lease, in lieu of KAR Holdings, Inc. (“Replacement Guarantor”). The Replacement Guarantor shall be an entity that is approved by Landlord, in its sole, but reasonable, discretion. The Replacement Guarantor shall have a minimum net worth, as determined in accordance with generally accepted accounting principles (“GAAP Net Worth”), of Five Hundred Million Dollars ($500,000,000.00). Tenant shall cause the Replacement Guarantor to deliver to Landlord any and all documentation and information reasonably requested by Landlord in order to enable Landlord to assess the acceptability and financial condition of the proposed Replacement Guarantor and to evidence its compliance with GAAP Net Worth. If Landlord approves the proposed Replacement Guarantor, then (i) the Replacement Guarantor shall execute and deliver to Landlord substantively the same guaranty of this Lease as is executed and delivered to Landlord, by KAR Holdings, Inc. as of the date of this Lease; and (ii) Landlord shall cancel the original guaranty of this Lease, as provided by KAR Holdings, Inc. At no time during the Term shall Landlord have any obligation whatsoever to release KAR Holdings, Inc. as guarantor under this Lease except as specifically provided in this Section 2.5.4.5. Landlord and Tenant acknowledge and agree that the purpose of this provision is to ensure that KAR Holdings, Inc. shall not be required to continue to guaranty Tenant’s obligations under this Lease during the Renewal Terms if, as of the commencement date of the applicable Renewal Term, the tenant hereunder is no longer the original named Tenant, or any entity affiliated therewith. In the event that a Replacement Guarantor acceptable to Landlord is not provided by the then-current Tenant, such Tenant shall not have the option to extend the Term pursuant to the Renewal Option, the Lease will expire on the then-pending Expiration Date, and KAR Holdings, Inc. shall remain the Guarantor until the Expiration Date.

3. OPERATING EXPENSES.

3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1. Operating Expenses. The term “Operating Expenses” shall mean all costs, expenses and charges of every kind or nature relating to, or incurred in connection with, the ownership, maintenance and operation of the Premises, including, but not limited to the following: (i) Taxes, as hereinafter defined in Section 3.1.2; (ii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; and (iii) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Under no circumstances, however, shall Operating Expenses include: (i) depreciation or amortization on the Premises or any fixtures or equipment installed therein, (ii) federal, state, or local income, margin, revenue, franchise, gift,

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transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, and costs or any expenses incurred by Landlord in connection with such debt and liens, including, without limitation, late charges, default fees and prepayment penalties or premiums (iv) costs, fines or penalties incurred because Landlord violated any governmental rule or authority; (v) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Premises (such as accounting fees, tax returns, and income taxes of such entity); (vi) any sums that Landlord is required to pay Tenant pursuant to any other written agreement between Landlord and Tenant; (vii) costs of capital expenditures; (viii) ground rent; (ix) legal fees, architectural fees and engineering fees; (x) any cost or expenditure arising from the gross negligence or willful misconduct of Landlord; (xi) costs of repairs occasioned by fire, windstorm, other casualty or condemnation to the extent of insurance or condemnation proceeds actually received; (xii) costs, overhead and profit paid to subsidiaries or affiliates of Landlord for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the amount customarily charged by an independent entity for such services, supplies, or materials; (xiii) advertising and promotional expenditures; (xiv) costs of any items for which Landlord receives reimbursement from any source, insurance proceeds, warranties or condemnation awards; (xv) costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises or Improvements, and costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential or actual claims, litigation or arbitrations respecting Landlord; (xvi) any amounts payable by Landlord by way of indemnity for damages; (xvii) costs not billed to Tenant within twenty-four (24) months of the date incurred; (xviii) expenses incurred by Landlord that are not directly related to the Premises or its operations including, without limitation, compensation paid to employees of Landlord; and (xix) other expenses that, under generally accepted accounting principles consistently applied, would not be considered normal maintenance, repair, management, or operation expenses for industrial property in the geographic area in which the Premises is located; however, Operating Expenses shall include those expenses, if any, incurred by Landlord in order to perform or provide any services required of Landlord under this Lease or to provide any services that (x) are specifically requested by Tenant and (y) Landlord elects to provide, upon Tenant’s request, it being understood that Landlord is under no obligation to provide any such services (including, but not limited to, a portion of the compensation paid to employees performing or providing such services, pro-rated to reflect the extent of the employee’s time spent performing or providing such services). If Landlord receives any cash discounts, trade discounts or guaranty discounts in the purchase of any utilities, services, or goods, such discount shall be reflected in the Operating Expenses; provided, however, that Landlord shall have no obligation, of any nature whatsoever, to seek or procure any such discounts referenced above. Notwithstanding the exclusions to Operating Expenses stated in this Section 3.1.1, in no event does Landlord, nor shall Landlord, have any maintenance, repair, replacement or similar obligations with respect to the Land, Improvements, or Premises, except as expressly and specifically set forth in this Lease.

3.1.2. Taxes.

3.1.2.1. The term “Taxes” shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord’s federal, state, or local income, margin, revenue, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes income taxes), whether general, special, ordinary or extraordinary, due at any time or

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from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable, out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises (if Tenant does not exercise its right to contest the Taxes). For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term (including, but not limited to, those Taxes that accrue prior to the Commencement Date), and for any Taxes that are assessed, become a lien, or accrue during any Operating Year (regardless of when payable), which obligation shall survive the termination or expiration of this Lease. Without in any way limiting Tenant’s obligation to pay any and all Taxes, Tenant hereby acknowledges that Tenant shall be solely responsible for any increase in Taxes which is the result of the loss of any tax abatement owed to, or expected by, Tenant pursuant to any tax abatement agreement to which Tenant is a party. To the extent that any retroactive tax liability arises pursuant to any tax abatement agreement to which Tenant is a party, Tenant shall be and remain liable for such retroactive liability, regardless of whether said liability relates to a period of time or accrued prior to, or following, the Commencement Date. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be entitled to the benefits of all existing and future reduction or abatement of Taxes to the extent such reductions and abatements are granted by the applicable taxing authority.

3.1.2.2. Each of Landlord and Tenant shall have the right to contest the amount or validity, in whole or in part, of any Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payment, whether under protest or otherwise, of any amounts required by applicable law to stay or prevent collection activities), provided the right of Tenant to perform any such contest shall be first and prior to the right of Landlord hereunder. If either party hereto elects to initiate any proceeding referred to in this Section 3.1.2.2 (in such case, such party is referred to herein as the “Contesting Party”), such Contesting Party shall promptly so advise the other party hereto (in such case, such party is referred to herein as the “Non-Contesting Party”) in writing (such notice being referred to herein as a “Contest Notice”), but such Non-Contesting Party shall not be required to join such proceeding, except to the extent required by law, in which event such Non-Contesting Party shall, upon written request by the Contesting Party, join in such proceedings or permit the same to be brought in its name, all at the Contesting Party’s sole expense. Tenant shall have the right to reject any Contest Notice provided by Landlord and to initiate the proceedings contemplated by Landlord’s Contest Notice by providing Landlord with written notice of such rejection within ten (10) business days of Tenant’s receipt of such a Contest Notice, in which case Landlord agrees that it shall not initiate or continue to pursue such proceedings and, instead, Tenant shall do so. The Non-Contesting Party, as applicable, agrees to provide, at the Contesting Party’s expense, whatever assistance the Contesting Party may reasonably require in connection with any such contest initiated by such Contesting Party. The Contesting Party, as applicable, covenants that the Non-Contesting Party shall not suffer or sustain any out-of-pocket costs or expenses (including attorneys’ fees) or any liability in connection with any such proceeding initiated by the Contesting Party. No such contest initiated by the Contesting Party shall subject the Non-Contesting Party to any civil liability or the risk of any criminal liability or forfeiture.

3.1.3. Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year during the Term. If the Commencement Date occurs on a date other than the first day of an Operating Year, then the first Operating Year under this Lease shall

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be that period of time from the Commencement Date through December 31st of the Operating Year in which the Commencement Date occurs. If, however, the Expiration Date is other than December 31st, then the last Operating Year shall commence on January 1st of the year in which the Expiration Date occurs and end on the Expiration Date.

3.2. Payment of Operating Expenses. Tenant shall be responsible for any Operating Expenses that are due and payable at any time or from time to time during the Term and for any Operating Expenses that are assessed, become a lien, or accrue during any Operating Year, which obligation shall survive the termination or expiration of this Lease. Landlord shall have the right, at any time or from time to time throughout the Term, to direct Tenant to pay any or all of the Operating Expenses on a direct basis, to the provider or taxing authority, as the case may be, rather than to pay Operating Expenses to Landlord. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.3. Operating Expense Audit. As soon as is reasonably practical after each Operating Year, and provided that Tenant has paid some or all Operating Expenses to Landlord, rather than making payment directly to the provider or taxing authority, as the case may be, Landlord shall provide Tenant with a statement (a “Statement”) setting forth Tenant’s actual ultimate liability for Operating Expenses for the subject Operating Year. If Tenant disputes the amount set forth in a given Statement, Tenant shall have the right, at Tenant’s sole expense (except as otherwise specifically provided below), to cause Landlord’s books and records with respect to the particular Operating Year that is the subject of that particular Statement to be audited (the “Audit”) by a certified public accountant mutually acceptable to Landlord and Tenant (the “Accountant”), provided Tenant (i) has not defaulted under this Lease and failed to cure such default on a timely basis and (ii) delivers written notice (an “Audit Notice”) to Landlord on or prior to the date that is ninety (90) days after Landlord delivers the Statement in question to Tenant (such 90-day period, the “Response Period”). If Tenant fails to timely deliver an Audit Notice with respect to a given Statement, then Tenant’s right to undertake an Audit with respect to that Statement and the Operating Year to which that particular Statement relates shall automatically and irrevocably be waived. Any Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of the applicable Response Period, unless prior thereto, Tenant timely delivers an Audit Notice with respect to the then-applicable Statement. If Tenant timely delivers an Audit Notice, Tenant must commence such Audit within one hundred twenty (120) days after the Audit Notice is delivered to Landlord, and the Audit must be completed within one hundred twenty (120) days of the date on which it is begun. If Tenant fails, for any reason, to commence and complete the Audit within such periods, the Statement that Tenant elected to Audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. The Audit shall take place at the offices of Landlord where its books and records are located, at a mutually convenient time during Landlord’s regular business hours. Before conducting the Audit, Tenant must pay the full amount of Operating Expenses billed under the Statement then in question. Tenant hereby covenants and agrees that the Accountant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. If an Audit is conducted in a timely manner, such Audit shall be deemed final and binding upon Landlord and Tenant and shall, as between the parties, be conclusively deemed correct. If the results of the Audit reveal that the Tenant’s ultimate liability for Operating Expenses does not equal the aggregate amount of Additional Rent actually paid by Tenant to Landlord, for Operating Expenses, during the Operating Year that is the

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subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Accountant’s determination. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Operating Expenses. In the event, however, that any Audit timely and properly performed by Tenant results in Tenant’s receiving a refund of Operating Expenses in excess of three percent (3.0%) of the aggregate amount of Operating Expenses actually paid to Landlord by Tenant during the Operating Year with respect to which the Audit is performed, then Landlord shall be obligated to reimburse Tenant for the actual, documented cost of the Audit. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.

4. USE OF PREMISES.

4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy (or comparable certification or authorization issued by any governmental authority asserting jurisdiction over the Premises), for the Premises; (b) cause injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies, or any covenant, condition or restriction affecting the Premises; (d) exceed the load bearing capacity of the floor of the Improvements; or (e) have any detrimental environmental effect on the Premises that arises out of a violation or violations of any Laws (as defined below). On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit B describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. From time to time during the Term (but no more often than once in any twelve month period, unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord’s request.

4.2. Signage. At all times during the Term, any and all signage must fully comply with all applicable laws, regulations and ordinances. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal.

4.3. Liens. During the Term, Tenant will promptly, but no later than thirty (30) days after the date Tenant first has actual knowledge of the filing thereof, or such shorter period as shall prevent the forfeiture of the Premises, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon any of the Premises, Base Rent and Additional Rent which charge, lien, security interest or encumbrance arises for any reason, including, but not limited to, all liens that arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished, or claimed to have been furnished, to Tenant for the Premises, but not including any encumbrances expressly permitted under this Lease or any charge, lien security interest or encumbrance created as the result of any act or omission of Landlord or in connection with any work performed or indebtedness incurred by or on behalf of Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of

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Landlord, express or implied, by inference or otherwise, to or for the performance of any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that, during the Term, Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Premises or any part thereof through or under Tenant, and that no mechanics or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrances as aforesaid, Landlord may discharge such items by payment or bond or both, and Section 24.4 hereof shall apply. Provided Tenant is diligently contesting any such lien or encumbrance in accordance with applicable law, in lieu of a bond Tenant shall have the option to deposit cash with Landlord in an amount sufficient to fully discharge such lien or encumbrance (as reasonably determined by Landlord, the “Lien Deposit”), which Lien Deposit may be used by Landlord to discharge, settle or otherwise satisfy the applicable lien or encumbrance at any time after the commencement of foreclosure proceedings or before forfeiture of the Premises or any portion thereof.

4.4. Restrictive Covenants. Throughout the Term, Tenant shall be responsible, at its sole cost and expense, for material compliance with the terms, provisions and requirements imposed on the owner of the Land under any and all restrictive covenants, deed restrictions and other private restrictions encumbering the Premises (collectively, “Restrictive Covenants”), and Tenant shall also be responsible for the timely payment of any assessments, maintenance charges or costs imposed, under any Restrictive Covenants, on the owner of the Land.

5. CONDITION AND DELIVERY OF PREMISES. Tenant agrees that Tenant (or an affiliate thereof) is the former owner of the Premises; as a result, Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on a strictly “AS-IS,” “WHERE-IS” basis. Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. At no time during the Term shall either Landlord or Agent be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except to the extent any such repair, replacement or improvement shall be necessitated as the direct result of any gross negligence or willful misconduct of Landlord or Agent or any Indemnitee.

6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

6.1. Subordination and Attornment. This Lease is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages, deeds of trust, and leases as to which Tenant has been provided a reasonable, normal and customary Subordination, Non Disturbance and Attornment Agreement (the “SNDA”). No SNDA shall impose any economic obligations on Tenant in addition to those economic obligations imposed under this Lease, nor may any SNDA require any change in, or modification of, this Lease that shall impose any material obligation or responsibility on Tenant. Tenant shall join with any such lessor, mortgagee or trustee and execute promptly (and, in any event, within ten (10) business days after receipt of a written request therefor) an SNDA.

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6.2. Estoppel Certificate. Each party hereto agrees, from time to time and within ten (10) business days after request by the other party hereto, to deliver to the requesting party, or the requesting party’s designee, an estoppel certificate in reasonable, normal and customary form, as reasonably requested by the requesting party, with such modifications as may be necessary to make such certificate factually accurate. Failure by the party to whom such request has been made to timely execute and deliver such certificate shall automatically constitute an acceptance by such party that the statements included therein are true and correct without exception.

6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant and arising from and after the date of such conveyance, and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to such successor.

7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder on a timely basis (subject to any applicable notice and cure periods provided in this Lease), Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

8. ASSIGNMENT AND SUBLETTING; LEASEHOLD MORTGAGE.

8.1. Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon (a) Tenant’s reputation and creditworthiness, (b) the Guarantor’s execution and delivery of the Guaranty (defined in Section 20.2); and (c) upon the continued operation of the Premises by Tenant for the particular use set forth in Section 1.7 above; therefore, except as expressly permitted below in this Section 8, Tenant shall not, whether voluntarily, or by operation of law, assign or otherwise transfer, mortgage, encumber or pledge all or any portion of its interest under this Lease. Any purported assignment, mortgage, transfer or pledge requiring, but made without, the prior written consent of Landlord, and where applicable, Landlord’s lender, shall be absolutely null and void. No assignment of this Lease (including one permitted pursuant to Section 8.3 below) shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord (and, if applicable, its lender) in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord (and, if applicable, its lender) to a particular assignment, mortgage, transfer or pledge shall not constitute consent or approval of any subsequent assignment, mortgage, transfer or pledge. No consent by Landlord (and, if applicable, its lender) to any assignment or sublease, whether pursuant to this Section 8.1 or Section 8.3, shall be deemed to release either or both of (A) Tenant from its obligations hereunder and (B) Guarantor from its obligations under its Guaranty, as defined below; and (x) Tenant shall remain fully liable for performance and satisfaction of all obligations and liabilities under this Lease; and (y) except as otherwise expressly provided in Section 2.5.4.5 above, Guarantor shall remain fully liable for performance and satisfaction of all obligations and liabilities under the Guaranty.

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8.2. Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of Landlord’s rights), Tenant hereby authorizes Landlord to collect Rent from the assignee or, after default by Tenant under this Lease, from the subtenant or occupant. Landlord or Agent may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8.2.

8.3. Permitted Transfers. The provisions of Section 8.1 shall not apply to (a) a transfer or an assignment of this Lease in connection with the sale of substantially all the original Tenant’s assets if: (I) such sale of assets occurs on an arms’-length basis, to an unrelated third party, and is for a bona fide business purpose and not primarily to transfer Tenant’s interest in this Lease; and (II) upon the consummation of the transfer or assignment, the transferee or assignee is, in the sole, but reasonable determination of Landlord (and its lender, if applicable), capable of satisfying all of Tenant’s obligations hereunder; (b) an assignment of this Lease to a successor to Tenant by merger, consolidation, reorganization or similar corporate restructuring or to an entity that controls, is controlled by, or is under common control with, Tenant; or (c) a subletting of the Premises or any part thereof. In the case of an assignment or sublease that is expressly permitted pursuant to (a) or (c) of this Section 8.3, Tenant shall nevertheless be required to provide Landlord with notice of such assignment or sublease and a true and complete copy of the fully-executed documentation pursuant to which the assignment or sublease, as applicable, has been effectuated within ten (10) business days after the effective date of such assignment or sublease. Any permitted transferee under (a) of this Section 8.3 shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder and to evidence the assignee’s compliance (or ability to comply) with (a)(II) above. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, a Default has occurred and remains continuing under this Lease.

8.4. Financing of Leasehold Interest and Improvements. At no time during the Term shall Tenant have the right to encumber (whether by mortgage, deed of trust, trust deed, pledge or other security interest) all or any portion of either or both of (x) its leasehold interest in the Premises and (y) any or all of its fee simple or other interest in any Improvements. Landlord shall have no obligation, of any nature whatsoever, or under any circumstances, to permit Tenant to encumber (whether by mortgage, deed of trust, trust deed or other security interest) all or any portion of either or both of (x) and (y) above.

9. COMPLIANCE WITH LAWS.

9.1. Compliance with Laws. During the Term, Tenant shall, at its sole expense (regardless of the cost thereof), comply in all material respects with all applicable local, state and federal laws, rules and regulations now or hereafter in force and all applicable judicial and administrative decisions in connection with the enforcement thereof pertaining to either or both of the Premises and Tenant’s use and occupancy thereof (collectively, “Laws”), whether such Laws (a) concern or address matters of an environmental nature; (b) require the making of any structural, unforeseen or extraordinary changes; and (c) involve a change of policy on the part of the body

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enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required by Law for the conduct of Tenant’s business in the Premises, Tenant, at its expense, shall timely procure such license, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged material violation of any Law with respect to either or both of the Premises and the use or occupation thereof.

9.2. Hazardous Materials. If, at any time or from time to time prior to (but during the ownership of the Premises by Tenant or its affiliate), during the Term, any Hazardous Material (defined below) is (or was, as the case may be) generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises: (i) Tenant shall, at its own cost, at all times comply (and cause Tenant’s Parties to comply) in all material respects with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; and (ii) Tenant shall promptly provide Landlord or Agent, upon receipt of written request therefor, with complete copies of all valid and effective written permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the past (during the ownership of the Premises by Tenant or its affiliates) or a current (from time to time throughout the Term) material release or threat of material release of Hazardous Materials on or in the Premises or any portion of the Premises, or the generation, transportation, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials. Landlord, Agent and their respective agents and employees shall have the right to either or both (x) enter the Premises (with such notice as may be required under Section 16 except in the event of an emergency presenting, in Landlord’s good faith determination, an imminent threat of bodily injury, death, or destruction of property) and (y), at Landlord’s sole cost and expense, conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises; however, Landlord shall not exercise the foregoing right unless (A) Tenant is in Default hereunder or (B) Landlord is pursuing a sale or financing of the Premises (and, in the case of a potential sale or financing, Landlord may provide to a potential third party buyer or lender the right to perform normal and customary environmental due diligence at and on the Premises); or (C) Landlord has a reasonable and good faith basis to believe that Tenant has materially failed to comply with its obligations under this Section 9.2; provided, however, in the event that the written results of the tests conducted by or on behalf of Landlord under this Section 9.2(iii)(y) expressly and specifically validate Landlord’s belief that Tenant has materially failed to comply with its obligations under this Section 9.2, Tenant shall promptly reimburse Landlord for Landlord’s out-of-pocket costs and fees incurred in connection with such tests within ten (10) business days of receipt of written demand therefor.

9.3. Storage Tanks. Tenant shall, throughout the Term and at its sole cost and expense, maintain and monitor any and all underground storage tanks, aboveground storage tanks, any subsurface containment structures, clarifiers, oil-water separators, and all related systems (including dispensers) and equipment located on the Premises and used, at any time, to collect or store Hazardous Materials (collectively, “Storage Tanks”) in compliance with all applicable Laws. Within ninety (90) days of the expiration or earlier termination of this Lease (provided that such 90-day period may be extended to the extent necessary to obtain permits or authorizations required by Environmental Law to remove the Storage Tanks), Landlord may, at Landlord’s sole cost and expense, (A) cause the

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complete removal of all Storage Tanks from the Premises, which removal shall be performed in compliance with all applicable Laws, and (B) take any and all actions necessary to close out the registration of the Storage Tanks in compliance with all applicable Laws and procure a Certificate of Closure (or equivalent governmental certification or confirmation) from the applicable governmental authority, confirming that the Storage Tanks are no longer registered as such with the applicable State. In the event Hazardous Materials related to Tenant’s operations of the Storage Tanks is confirmed above applicable industrial use standards allowed under Law (the “Contamination”), Tenant shall reimburse Landlord for all reasonable and documented out-of-pocket costs to investigate and remediate the Contamination, provided Tenant shall not be liable for any releases of Hazardous Materials caused by or related to Landlord’s removal of the Storage Tanks. Any remediation of the Storage Tanks shall be conducted under applicable non-residential use clean-up standards allowed pursuant to applicable Laws (the “Cleanup Standards”). In the event Landlord determines that remediation is required for Contamination from the Storage Tanks and Landlord seeks reimbursement from Tenant for the cost thereof in accordance with the provisions of this Section 9.3, prior to the submission of any documents, reports or other correspondence to any government agency (“Submittals”), Landlord shall provide draft copies to Tenant and allow Tenant at least ten (10) business days for Tenant’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Landlord shall incorporate any reasonable comments proposed by Tenant, provided that such comments are received within ten (10) business days of Tenant’s receipt of the Submittals. Further, if Tenant does not approve the Submittals or provide comments within ten (10) business days of Tenant’s receipt of same, Tenant shall be deemed to have approved such Submittals. Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon the procurement and delivery to Landlord of a so-called “No Further Action” letter or its equivalent from the applicable governmental authority. If the jurisdiction in which the Contamination is located does not routinely issue a “No Further Action” letter or its equivalent, Tenant’s liability related to any investigation or remediation of the Contamination shall terminate upon achieving compliance with applicable Cleanup Standards as such compliance is reasonably determined by Tenant, acting in good faith, which determination by Tenant shall be subject to Landlord’s approval, which approval shall not be unnecessarily withheld.

9.4. Tenant’s Remediation. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any material release of Hazardous Materials occurring in, at, on and under the Premises during the Term of which Tenant has actual knowledge, as well as any material release of Hazardous Materials that occurred in, at, on and under the Premises prior to the Term, but which release is identified, cited, or determined to exist at any time during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall afford Landlord the reasonable opportunity to participate in any such investigation and remediation. All remediation shall be performed in compliance with all applicable Laws. Prior to the submission of any Submittals to any government agency, Tenant shall provide draft copies to Landlord and allow Landlord at least ten (10) business days for Landlord’s review and approval, which approval shall not be unreasonably denied, conditioned or delayed. Tenant shall incorporate any reasonable comments proposed by Landlord provided that such comments are received within ten (10) business days of Landlord’s receipt of the Submittals. Further, if Landlord does not approve the Submittals or provide comments within ten (10) business days of Landlord’s receipt of same, Landlord shall be deemed to have approved such Submittals. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any material claims (defined, for purposes of this

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Section 9.4 only, as a $25,000 penalty or fine for any individual settlement agreement, consent decree or other compromise) relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole, but reasonable, discretion), and affording Landlord the reasonable opportunity to participate in any such proceedings. Additionally, with respect to this Section 9.4, Tenant may not agree to encumber the Premises with any environmental deed restrictions or other environmental land use controls without Landlord’s written consent, which consent may be given in Landlord’s sole, but reasonable, discretion.

9.5. Definitions. As used herein, the term “Hazardous Material” means any pollutant, contaminant, pesticide, petroleum or petroleum product or by product, radioactive substance, hazardous or extremely hazardous waste, dangerous or toxic waste, and any substance or material regulated, listed, limited or prohibited under any Environmental Law, including without limitation: (i) asbestos, asbestos-containing material, presumed asbestos-containing material, polychlorinated biphenyls, solvents and waste oil; (ii) any “hazardous substance” as defined under CERCLA; and (iii) any “hazardous waste” as defined under RCRA; the term “Environmental Law” means any present and future federal, state or local statute, regulation or ordinance or final court order issued with respect to Tenant and/or the Premises, which pertains to environmental matters or contamination of any type whatsoever, as such has been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof), including, without limitation, those relating to: (i) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (ii) air, soil, surface, subsurface, groundwater or noise pollution; (iii) Releases; (iv) protection of wildlife, endangered species, wetlands or natural resources; (v) Containers; and (vi) notification requirements relating to the foregoing; the term “Release” means any discharge, emission, escape, injection, leak, migration, spill, dumping or other release of any Hazardous Material into the environment, except as allowed or permitted under applicable Environmental Laws or Environmental Permits; the term “Environmental Permit” means any license, certificate, permit, directive, registration, government approval, agreement, authorization or consent which is required under or is issued pursuant to an Environmental Law; and the term “Container” means any (i) above-ground or underground storage tank and related equipment; or (ii) barrel, drum, container, clarifier, oil/water separator or piping containing or previously containing any Hazardous Material.

9.6. Indemnity. Except to the extent same may be directly caused or contributed to by the gross negligence or willful misconduct of an Indemnitee, Tenant hereby defends, indemnifies and holds harmless the Indemnitees from and against any and all Losses of whatever kind and nature that any or all of the Indemnitees suffers or incurs as a result of, or due to, or because of either or both of (a) any accident, occurrence, condition involving, or release of, Hazardous Materials in, on or from the Premises prior to or during the Term and (b) the presence in, on or under or migration from the Premises prior to or during the Term of any Hazardous Materials, including, without limitation, in the case of either or both of (a) and (b) any such Losses (x) arising out of any injury or death to any person or damage to any property or (y) requiring (i) remediation, investigation, removal or treatment or (ii) any other remedial action or (iii) payment of any fine under the terms of any applicable Laws or any regulation, rule, guidance or directive of any federal, state or local governmental authority. Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 9.6 will survive the termination or expiration of this Lease and the surrender of the Premises by Tenant.

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9.7. Survival. The undertakings, covenants and obligations imposed on Tenant under this Section 9 shall survive the termination or expiration of this Lease.

10. INSURANCE.

10.1. Policies. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance described on Exhibit H attached hereto and incorporated herein (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of excellent (A- or better) and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days’ prior written notice shall have been given to Landlord; and (c) provide for deductible amounts as set forth in Exhibit H, though Landlord acknowledges that Tenant shall have the right to make reasonable changes to same from time to time in connection with comparable changes made to its overall risk management program. The Tenant’s Policies providing either or both commercial property insurance and commercial general/garage or excess liability insurance shall: (1) provide coverage on an occurrence basis, except for employee benefits liability insurance (under the garage insurance program) which may be on a claims-made basis; (2) except as otherwise specifically provided below, name all of (i) Landlord; (ii) First Industrial Realty Trust, Inc., but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.; and (iii) Landlord’s lender, if applicable, as additional insureds; (3) provide coverage, to the extent reasonably insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision (under Tenant’s commercial general or excess liability policy, but not under Tenant’s commercial property insurance policy); (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage, with no exclusion, for a pollution incident arising from a hostile fire, and if applicable, contain a hostile fire endorsement. Certificates of Insurance and applicable endorsements, including, without limitation, an “Additional Insured-Managers or Landlords of Premises” endorsement, evidencing Tenant’s Policies shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord’s Corporate and Regional Notice Addresses (as set forth on the signature page of this Lease) within thirty (30) days of the renewal date thereof. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may order such insurance and charge the out-of-pocket cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent. Tenant shall give prompt notice to Landlord and Agent of any significant (as determined by Tenant in the exercise of its reasonable judgment) bodily injury, death, significant (as determined by Tenant in the exercise of its reasonable judgment) personal injury, advertising injury or material property damage occurring in and about the Premises of which Tenant has actual knowledge. Notwithstanding anything to the contrary contained in this Section 10, upon the occurrence of a Default, Landlord shall have the right, upon written notice to Tenant, to purchase the aforementioned Tenant’s Policies on Tenant’s behalf and charge the out-of-pocket cost thereof to Tenant, which amounts shall be payable by Tenant to Landlord, upon demand, as Additional Rent.

10.2. Blanket Policies. Notwithstanding anything to the contrary contained in this Section 10, Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called “blanket policy” or policies of insurance; provided, however, that all insurance certificates provided by Tenant to Landlord pursuant to Section 10.1 above shall reflect that Tenant has been afforded coverage specifically with respect to the Premises. If Tenant elects to satisfy any of its insurance obligations

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with a blanket policy or policies, such blanket policies shall contain one or more specific endorsements that (a) name Landlord, First Industrial Realty Trust, Inc. (but only during such period of time as Landlord is an entity related to, or affiliated with, First Industrial Realty Trust, Inc.), and Landlord’s lender as an additional insureds, and (b) reference the Premises.

10.3. Landlord Procurement of Insurance. In the event Tenant fails to maintain same in accordance with the terms of this Section 10, Landlord shall have the right, at any time during the Term and upon sixty (60) days’ prior written notice to Tenant, to elect to provide and carry the insurance described in Exhibit H. In such event, Tenant shall be obligated to reimburse Landlord, as Additional Rent, for any and all premiums that Landlord pays for such insurance coverage, and Tenant shall be relieved of its obligation hereunder to maintain such insurance. Tenant shall pay such reimbursement to Landlord within ten (10) business days after Landlord’s delivery to Tenant of written demand therefor. Notwithstanding any other provision of this Lease, Landlord and Tenant agree that under no circumstances whatsoever is or shall Landlord be required to maintain any insurance, of any nature whatsoever, with respect to any Improvements located on or at the Premises at any time, or from time to time, during the Term. Further, Landlord and Tenant agree that Landlord shall not, at any time or from time to time during the Term, nor under any circumstances, have (or be deemed to have) any premises liability for any bodily injury or property damage occurring in, at, on or upon the Premises.

10.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives its rights of recovery (if any) against Landlord and its officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. This provision is intended to waive, fully and for the benefit of Landlord, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Tenant shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

11. ALTERATIONS.

11.1. Alterations. Tenant may, from time to time at its sole expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), without first procuring Landlord’s consent, provided that:

(i)	the cost to demolish such Alterations, whether pursuant to a single occurrence or a series of occurrences during the Term, will not exceed the amount of $229,602.05 (“Alterations Cap”); and, therefore, require the delivery of a Demo Bid, as defined below;

(ii)	such Alterations are necessary and appropriate, in Tenant’s reasonable and good faith determination, for utilization in connection with Tenant’s then-current use of the Premises, provided that such use is in compliance with Sections 1.7 and 4.1 of this Lease; and

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(iii)	Tenant, in every instance, complies with the terms and conditions of Section 11.3 below.

In connection with Tenant’s potential election to perform Alterations from time to time throughout the Term, Landlord and Tenant have agreed that, as a general matter, Tenant shall have the right to perform Alterations, subject to the requirements imposed under this Section 11; however, Landlord is concerned that the Alterations so performed and constructed by Tenant not significantly increase the cost that Landlord shall incur, upon the Expiration Date or any earlier termination of this Lease, to demolish and remove the Improvements located on the Premises. As a result, Landlord and Tenant have agreed that, when the cost that will be incurred to demolish (i) the then-planned Alterations will exceed the Alterations Cap, or (ii) any then-planned Alterations, together with the cost to demolish any other Alterations that (x) Tenant previously constructed or installed and (y) did not require Landlord’s consent hereunder, will exceed the Alterations Cap, then Tenant may not proceed with the then-planned Alterations without first procuring (A) Landlord’s consent thereto and (B) and delivering to Landlord a bid from a duly-licensed contractor, reasonably acceptable to Landlord, of the demolition cost that would be incurred in order to demolish the Alterations described in (i) or (ii) above, as applicable (each, a “Demo Bid”). In each and every instance that Tenant contemplates the installation or construction of potential Alterations, Tenant shall use its reasonable and good faith efforts to determine, on an up-front basis, whether or not the then-contemplated Alterations shall cause (i) or (ii) to become applicable and, therefore, whether or not Tenant shall be required to provide a Demo Bid to Landlord.

11.2. Consent to Alterations. If Landlord’s consent is required for any Alterations, Landlord shall not unreasonably withhold its consent to any such Alterations: (i) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder); or (ii) reasonably required in order to accommodate Tenant’s business operations at the Premises, which business operations comply with Sections 1.7 and 4.1 of this Lease.

11.3. Other Requirements. Before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord’s consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received Landlord’s approval; (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to maintain policies of builders risk, commercial general liability insurance (providing the same coverages as required in Section 10 above) and workers’ compensation insurance; (iv) cause the Alterations to be performed in compliance with (a) all applicable permits, Laws and requirements of public authorities and (b) any private restrictions encumbering the Premises, as evidenced by a document recorded against the Premises (as well as any other real property) and (v) cause the Alterations to be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to those existing as of the date of this Lease. Upon the completion of any Alterations, Tenant shall provide Landlord with “as built” plans (with respect to vertical improvements), if Tenant procures such as-built plans; copies of all construction contracts, governmental permits and certificates; and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. The parties do not intend that the making of Alterations shall: (A) constitute income to Landlord; or (B) result in a deferral or denial of

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some or all of the federal, state or municipal income tax deductions that Landlord would otherwise be permitted to report with respect to the Premises or this Lease; or (C) cause this Lease not to be a true lease for federal income tax purposes. Notwithstanding anything herein to the contrary, Landlord reserves the right to withhold its consent to any proposed Alteration (for which Landlord’s consent is required) if Landlord, acting in good faith, reasonably concludes that the making or financing of such Alterations would result in some or all of federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Premises or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

12. CELLULAR TOWERS. At any time and from time to time throughout the Term, Landlord shall have the right to erect or cause to be erected one or more cellular towers, at its expense, on the Premises (each and collectively, a “Landlord Cell Tower”). No such Landlord Cell Tower shall constitute a portion of the Improvements under this Lease and, therefore, Landlord shall own all Landlord Cell Towers. Landlord’s right to erect, install, operate and maintain any Landlord Cell Tower shall be subject to the following:

(i)	The location of each Landlord Cell Tower shall be initially satisfactory to Tenant in its sole, but reasonable, discretion;

(ii)	No Landlord Cell Tower may be constructed in a location, or operated in a manner, that shall interfere with the Tenant’s day-to-day operation of its business or use of the Premises or Improvements in accordance with the terms of this Lease, as such determination is made by Tenant in its sole, but reasonable, discretion;

(iii)	Landlord shall have the unilateral right to enter into leases with third parties, for utilization of all or some portion of any Landlord Cell Tower and Landlord shall have the right to retain any and all income, of any nature whatsoever, generated from or by the utilization and operation of all Landlord Cell Towers;

(iv)	Neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party for any Losses or any incidental, consequential, punitive, special or other similarly speculative damages arising out of or relating to any Landlord Cell Tower, irrespective of the cause of such injury, damage or loss. Further, neither Tenant nor any of its affiliates, owners, partners, directors, officers, agents or employees shall be liable to Landlord or any other party (a) for any damage caused by other persons in, upon or about the any Landlord Cell Tower, or caused by operations in construction of any public or quasi-public work involving any Landlord Cell Tower; (b) for any defect in any Landlord Cell Tower; (c) for injury or damage to person or property caused by any reason whatsoever relating directly or indirectly to any Landlord Cell Tower; and

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(v)	Landlord hereby indemnifies, defends, and holds Tenant and all of its affiliates, owners, partners, directors, officers, agents and employees (collectively, the “Tenant Indemnitees”) harmless from and against any and all Losses arising from or in connection with any or all of: (a) the erection, installation, construction, presence, operation, maintenance or lack of maintenance of any or all Landlord Cell Towers located on the Premises from time to time during the Term; (b) any accident, injury or damage whatsoever occurring during the Term in, at or upon any or all Landlord Cell Towers and caused by anyone other than Tenant or any Tenant’s Party; and (c) any violation or alleged violation by any or all Landlord Cell Towers of any Law (collectively, “Landlord’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Tenant Indemnitees by reason of any of Landlord’s Indemnified Matters, Landlord, upon receipt of written notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. The preceding indemnity shall survive the expiration or termination of the Term.

From and after the Commencement Date, Tenant shall have no further right, of any nature, to erect or cause the erection of any cellular towers on the Premises.

13. TENANT’S REPAIRS AND MAINTENANCE. Tenant acknowledges that, with full awareness of its obligations under this Lease, and in light of the fact that Landlord acquired the Premises from Tenant (or an affiliate of Tenant) as of the Commencement Date, Tenant has accepted the condition, state of repair and appearance of the Premises. Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below) Tenant agrees that, at its sole expense and throughout the Term, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted building, structures and other improvements thereto or thereon in such a manner and condition as will comply with all Laws.

14. UTILITIES. Tenant shall purchase all utility services and shall provide for garbage, cleaning and extermination services. Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the services provided by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of any services to the Premises that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of any service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

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16. LANDLORD’S RIGHTS. Upon reasonable prior notice to Tenant (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises during normal business hours (except in the event of emergency for which no prior notice is required) to examine and inspect the Premises and to show it to actual and prospective lenders, prospective purchasers of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing and subject to Tenant’s reasonable consent as to the location of same, to install a sign at or on the Premises to advertise the Premises for sale. During the period of six months prior to the Expiration Date (or at any time, if Tenant has abandoned the Premises or is otherwise in Default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours and upon reasonable prior notice to Tenant (which may be delivered telephonically).

17. NON-LIABILITY AND INDEMNIFICATION.

17.1. Non-Liability. Except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except (and only if and) to the extent directly caused by the willful misconduct or gross negligence of Landlord or Agent or any other Indemnitee, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of HVAC or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same.

17.2. Tenant Indemnification. Except in the event of (and only if and) to the extent directly caused by Landlord’s or Agent’s or any other Indemnitee gross negligence or willful misconduct, and in addition to the indemnity set forth in Section 9.5 above, Tenant hereby indemnifies, defends, and holds all Indemnitees harmless from and against any and all Losses arising from or in connection with any or all of: (a) Tenant’s operation of the Premises during the Term; (b) Tenant’s conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and any or all of its member, partners, officers, directors, employees, invitees, managers, contractors, and representatives (collectively, “Tenant’s Parties”), in or about the Premises during the Term; (c) any act, omission or negligence during the Term of any or all of Tenant and Tenant’s Parties; (d) any accident, injury or damage whatsoever occurring during the Term in, at or upon the Premises and caused by any or all of Tenant and Tenant’s Parties; (e) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (f) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code relating to this

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Lease or Tenant; (g) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law; and (h) any claims made against Landlord by any third party contractor engaged by Tenant (collectively, “Tenant’s Indemnified Matters”). In case any action or proceeding is brought against any or all of the Indemnitees by reason of any of Tenant’s Indemnified Matters, Tenant, upon receipt of written notice from any or all of Landlord, Agent or any Landlord’s lender, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not incidental, consequential, punitive, special or other similarly speculative damages), penalties or fines imposed by any Law, liabilities, losses of every kind and nature (other than incidental, consequential, punitive, special or other similarly speculative damages), suits, administrative proceedings, out-of-pocket costs and fees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, and the out-of-pocket costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity or, as may be applicable based on the context in which the term “Losses” is used, any other indemnity herein. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease.

18. CASUALTY AND CONDEMNATION.

18.1. Casualty. If any Improvements shall be damaged or destroyed by fire or other casualty (each, a “Casualty”), Tenant shall have the right to elect to either (a) repair, rebuild or replace such Improvements or (b) retain the proceeds of any insurance recovered by reason of such damage to, or such destruction of, the Improvements, whichever Tenant deems necessary or desirable, in Tenant’s sole and absolute discretion. Tenant shall advise Landlord, in writing, promptly upon the occurrence of any casualty, and Tenant shall subsequently (within ninety (90) days of the occurrence of the casualty), advise Landlord whether Tenant elects (a) or (b) above in connection with that casualty. In the event that Tenant elects (a) above, then the requirements of Section 11.3 shall apply with respect to any repairs and restoration that Tenant pursues. If Tenant elects (b), then Tenant shall be obligated to promptly demolish the affected Improvements, at Tenant’s sole cost and expense. Any and all demolition shall be performed in compliance with all Laws and all demolition debris shall be removed from the Premises, also in compliance with all applicable Laws. Regardless of the nature of extent of any casualty, Tenant shall not have the right to terminate this Lease.

18.2. Condemnation. If more than twenty percent (20%) of the gross square footage comprising the Premises as of the Commencement Date is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in any case, a “Material Taking”), then Tenant shall have the right to terminate this Lease by so advising Landlord, in writing (“Taking Termination Notice”), within ninety (90) days of the first date on which Tenant receives written notice of the Material Taking, whereupon the termination shall be effective on the date that Tenant states in its Taking Termination Notice (“Taking Termination Date”), but in no event may such stated Taking Termination Date be later than one hundred eighty (180) days after the date of the delivery of the Taking Termination Notice. If Tenant elects to timely deliver the Taking Termination Notice, there shall be no abatement of Rent prior to the Taking Termination Date. If Tenant fails to timely deliver the Taking Termination Notice, then Tenant shall automatically and irrevocably be deemed to have waived its right to terminate this Lease as a result of the Material Taking, whereupon for purposes of this Lease from and after the waiver of the termination option, (a) the Material Taking shall instead be treated as a Partial Taking, as discussed below, and (b) the Award (as defined below) shall be paid in the manner described below. If (i) any portion of the

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Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, but a Material Taking does not occur; or (ii) all or any portion of any Improvements then located on the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof (in the case of (i) or (ii), a “Partial Taking”), neither Landlord nor Tenant shall have any right to terminate this Lease.

In the event of a Material Taking, Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking (“Award”) and Tenant shall (x) have no claim against Landlord for the value of any unexpired portion of this Lease nor (y) have any claim to all or any portion of the Award. Notwithstanding the preceding sentence, however, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, for its personal property or otherwise shall be the property of Tenant, and Tenant shall have the right to separately and independently seek such compensation, so long as any such compensation paid to Tenant does not reduce Landlord’s Award.

If a Partial Taking occurs, but such Partial Taking involves and affects only the Premises, without involving or affecting any of the Improvements, then the entire Award shall be paid to Landlord.

If a Partial Taking occurs, such Partial Taking affects and involves both the Premises and the Improvements, and the applicable governmental authority either (i) issues a single Award for the Partial Taking, or pays a single purchase price, if the Partial Taking is a purchase in lieu of formal governmental action (for purposes of this Section 18, such a purchase price shall also constitute an Award), and that governmental entity specifies an allocation of the Award between the value of the portion of the Premises taken (to be paid to Landlord) and the value of the portion of the Improvements taken (to be paid to Tenant), or (ii) issues separate and distinct Awards for the value of the Premises and the value of the Improvements taken, respectively, then Landlord and Tenant shall be bound by the determination of that governmental authority and either (1) the Award shall be shared between Landlord and Tenant in accordance with the government-directed allocation of value between Premises and Improvements, or (2) the separate and distinct Awards shall be paid to Landlord (for the value of the Premises taken) and paid to Tenant (for the value of the Improvements taken), and neither Landlord nor Tenant shall have any right to contest the determination of the governmental authorities allocation of the Award (whether by way of a single Award or the issue of two separate and distinct Awards).

If, however, a Partial Taking occurs that affects and involves both the Premises and the Improvements, and the applicable governmental authority fails or refuses to either (1) allocate its single Award between value as to the portion of the Premises that is the subject of the Partial Taking and value of the portion of the Improvements that is the subject of the Partial Taking or (2) issue separate and distinct Awards for the portion of the Premises that is the subject of the Partial Taking and the value of the portion of the Improvements that is the subject of the Partial Taking, then Landlord and Tenant shall allocate the single Award between them, as follows: (A) first, the sum of $1.97 per square foot of the Premises so taken shall be paid to Landlord from the Award; and (B) second, Landlord shall receive 10.49% and Tenant shall receive 89.51% of the remainder of the Award.

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If a Partial Taking occurs (or if a Material Taking occurs, but this Lease is not terminated), then the Rent due hereunder shall be ratably adjusted, effective as of the effective date of the Taking . Such adjustment shall be on a proportionate basis, reducing the annual Base Rent by the percentage that is represented by the fraction in which the numerator is the aggregate number of square feet comprising that portion of the Premises that is the subject of the Taking and the denominator is the aggregate number of square feet comprising the Premises immediately preceding the Taking.

19. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any repossession of the Premises by Landlord hereunder: (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” (as defined by Exhibit B, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease, subject only to ordinary wear and tear (as is attributable to deterioration by reason of time and use, in spite of Tenant’s reasonable care); (b) Tenant shall remove all of Tenant’s personal property therefrom, except as otherwise expressly provided in this Lease; (c) Tenant shall remove from the Premises all motor vehicles of any nature whatsoever (including, but not limited to, automobiles, trucks, recreational vehicles and boats); and (d) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Upon prior notice (which may be delivered telephonically) and as long as Landlord does not unreasonably interfere with Tenant’s operations, Landlord shall be permitted to inspect the Premises during normal business hours in order to verify compliance with this Section 19 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 19 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession (collectively, the “Termination Date”): (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay the Holdover Percentage (as defined below) multiplied by the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages (but not incidental, consequential, punitive, special or other similarly speculative damages) sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. As used herein, the “Holdover Percentage” shall mean either (A) during the first ninety (90) days after the Termination Date, 125% or (B) from and after ninety-one (91) days after the Termination Date, 150%. The provisions of this Section 19 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

20. EVENTS OF DEFAULT.

20.1. Bankruptcy of Tenant or Guarantor. It shall be a default by Tenant under this Lease (“Default” or “Event of Default”) if either or both of Guarantor and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Guarantor and Tenant, as the case may be, under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Guarantor and Tenant, as the case may be, or of, or for, the property of either or both of Guarantor and Tenant, as the case may be, shall be appointed (and, in the case of an involuntary receivership, such receivership has not been vacated or set aside within sixty (60) days thereafter), or either or both of Guarantor and Tenant, as the case may be, admits it is insolvent or is not able to pay its debts as they mature.

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20.2. Default Provisions. In addition to any Default arising under Section 20.1 above, each of the following shall constitute a Default: (a) if Tenant fails to pay Rent or any other payment when due hereunder within ten (10) days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a ten (10) day period in which to cure any such failure; (b) except as is otherwise provided below in this Section 20.2, if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 20.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then, as long as Tenant continues to diligently pursue such a cure to completion, Landlord shall not exercise its remedies under Section 21 unless such default remains uncured for more than 270 days after the initial delivery of Landlord’s original default notice and same shall not be deemed to be a “Default” for purposes of this Lease; (c) the occurrence of a default under any or all of the leases scheduled on Exhibit D (“Other Leases”), which default under one or more of the Other Leases is not cured on a timely basis, pursuant to the terms of the applicable Other Lease(s) (“Other Lease Default”); upon the occurrence of an Other Lease Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder; rather, the occurrence of an Other Lease Default shall immediately constitute a Default under this Lease; and (d) Guarantor defaults under any or all of its obligations under that certain Guaranty of Lease, dated of even date herewith (the “Guaranty”), and fails to cure same within the time period, if any, provided in the Guaranty (each, a “Guaranty Default”); upon the occurrence of any Guaranty Default, there shall be no notice required to be delivered hereunder, nor shall any cure period be available to Tenant hereunder, but rather the occurrence of a Guaranty Default shall immediately constitute a Default under this Lease.

20.3. Termination of Cross-Default. In the event that, at any time during the Term, the original Landlord named hereunder elects to sell, transfer or convey its interest in the Premises to an unrelated third party, on a so-called “one off” basis (a “Third Party Sale”), then in connection with the consummation of that Third Party Sale, Landlord and Tenant shall enter into an amendment to this Lease in order to delete subsection 20.2(c) from this Lease. As a result, from and after the date on which the originally named Landlord consummates the Third Party Sale, this Lease shall no longer be cross-defaulted with any or all of the Other Leases; provided, however, that all of the Other Leases shall remain subject to the Cross-Default Concept, as defined below. Additionally, in connection with such Third Party Sale, Exhibit D to each and all of the Other Leases shall be automatically modified in order to delete this Lease therefrom as of the date on which the Third Party Sale is consummated. Landlord and Tenant agree that the cross-default concept created as a result of the inclusion of Section 20.2(c) herein and in the Other Leases (“Cross-Default Concept”) shall remain in effect, with respect to this Lease and all of the Other Leases for so long as all of (a) the Premises and (b) all of the real properties encumbered by all of the Other Leases (the “Other Properties”) are all owned by either

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(i) a single third party, regardless of whether or not that single third party is comprised of multiple entities (“Third Parties”) or (ii) multiple third parties that are directly or indirectly owned by a Third Party (e.g., a series of separate, but related, entities, each of which owns one or some, but less than all, of the Premises and the Other Properties). As a result, then, if at any time or from time to time during the Term, Landlord (whether the originally named Landlord or a successor thereto) and the landlords under the Other Leases sell, transfer or convey all of their respective right, title and interest in all of (x) the Premises and (y) the Other Properties in a single portfolio transaction, such that the Premises and the Other Properties are all acquired by a party described in (i) or (ii) above (in either case, a “Replacement Landlord”), then neither this Lease nor the Other Leases shall be modified to delete Section 20.2(c) therefrom nor to delete any of this Lease and the Other Leases from Exhibit D. Tenant acknowledges that there are three (3) original landlord entities acquiring all of the Premises and the Other Properties (“Original Landlord Entities”). Those Original Landlord Entities are related to one another. For so long as any of the Original Landlord Entities, or any other parties that are controlled by, control, or are under common control with, any of the Original Landlord Entities (collectively, with the Original Landlord Entities, the “Collective Landlord Entities”), own any or all of the Premises and the Other Properties, the Cross-Default Concept shall remain in effect and applicable with respect to all leases (whether this Lease and/or any or all of the Other Leases) encumbering all of the Premises and Other Properties owned from time to time by the Collective Landlord Entities. As an example only, if the Original Landlord Entities sell three (3) of the Other Properties via three (3) separate and distinct Third Party Sales, but the Collective Landlord Entities continue to own the Premises and the remaining Other Properties, then the Cross-Default Concept shall continue to apply with respect to this Lease and the Other Leases encumbering the Other Properties owned by the Collective Landlord Entities.

21. RIGHTS AND REMEDIES.

21.1. Landlord’s Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may (but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

21.2. Landlord’s Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

21.2.1. Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated; (ii) the worth, at the time of award, of the amount by which (x) the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the Losses proximately caused by the Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, including but not limited to, the out-of-pocket cost of recovering possession of the Premises, expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of

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the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under Section 21, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus three percent (3%) per annum. If this Lease is terminated through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

21.2.2. Continue the Lease and Tenant’s right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession; or

21.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located.

21.2.4. Without limitation of any of Landlord’s rights in the event of a Default by Tenant, Landlord may also exercise its rights and remedies with respect to any security held or maintained by Landlord.

Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord, provided same is performed with commercially reasonable care, at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all out-of-pocket expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not removed from the Premises as of the Expiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant’s right to possession shall relieve Tenant from its liability under the indemnity provisions of this Lease.

For purposes of determining any recovery of Rent or damages by Landlord that depends upon the amount that Landlord could collect by using reasonable efforts to relet the Premises, in the event such determination is required by applicable Law, notwithstanding the foregoing waiver by Tenant, it is understood and agreed that:

(a) Landlord may decline to incur out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.

(b) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Improvements and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.

(c) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate financial wherewithal.

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(d) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time, Landlord cannot be expected to collect any revenue from reletting.

(e) Listing the Premises with a broker in a manner consistent with parts (a) through (c) above constitutes reasonable efforts on the part of Landlord to relet the Premises.

21.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate equal to the lesser of (a) the greatest rate permitted by applicable Law, or (b) Prime, plus 3% per annum (“Default Interest”), from the due date thereof (provided, however, that if Tenant is entitled to notice and opportunity to cure a monetary default under Section 20.2, then such interest shall not accrue until expiration of such cure period) until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law. In addition to any provisions which may be additionally provided for by law, Tenant hereby grants to Landlord a security interest, pledged for the payment of any and all sums due under this Lease, into any and all personal property, goods, furnishings or equipment which may be owned by Tenant and located on the Premises subject to this Lease or housed within the Improvements and shall provide such UCC statements as Landlord may require. In the event of default, Tenant hereby consents that Landlord may immediately take possession of the Premises including personal property thereon contained and may dispose or otherwise liquidate the same for the payment of Base Rent or Additional Rent with any surplus to inure to the benefit of the Tenant. Tenant further consents to the entry of ex parte injunctive relief to prohibit the removal of any personalty from the Improvements or the leased Premises at any time wherein Tenant may be in default. Tenant further waives the provisions of the posting of any bond by Landlord as provided for by Chapter 83 of the Florida Statutes or otherwise by law. The effective date of both the statutory Landlord’s Lien and this aforementioned security interest shall be the inception of Tenant’s tenancy of the Premises, it being expressly agreed that any renewal, extension or modification of this Lease shall not result in a novation nor in a new lease, such that this effective date shall remain unchanged throughout Tenant’s tenancy.

21.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease,

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whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

21.5. Sale of Premises. Notwithstanding anything contained in this Lease to the contrary, the sale of the Premises by Landlord shall not constitute Landlord’s acceptance of Tenant’s abandonment of the Premises or rejection of the Lease or in any way impair Landlord’s rights upon Tenant’s default, including, without limitation, Landlord’s right to damages.

22. BROKER. Tenant covenants, warrants and represents that no broker represented Tenant in the negotiation of this Lease. Landlord covenants, warrants and represents that, no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

23. FINANCIAL INFORMATION.

23.1. Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. For so long as the original named Tenant remains the Tenant under this Lease, then Tenant shall deliver to Landlord, on a quarterly basis, income statements (prepared in accordance with generally accepted accounting principles) for each of Tenant and ADESA Auctions, an affiliate of Tenant. Each such income statement shall be certified, as to its accuracy, by a duly authorized officer of the entity for which the operating statement is prepared. In the event that either or both of the following applies: (a) the Guarantor is no longer a Public Filer and (b) this Lease has been assigned or otherwise transferred in accordance with the provisions of Section 8 above, then the following requirements shall apply to either or both of Guarantor or Tenant, as the case may be: (i) from time to time during the Term but not more frequently than once in any consecutive twelve month period (except in the event that (A) a Guaranty Default occurs, (B) Tenant is otherwise in Default hereunder or (C) in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of each of Guarantor and Tenant, respectively; and if no such audited financial statements have been theretofore prepared

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and, therefor, are not available for either or both of Guarantor and Tenant, then either or both of Guarantor and Tenant, as the case may be, shall instead deliver to Landlord their most currently available unaudited balance sheets, operating statements, income statements and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Tenant shall deliver to Landlord, or cause Guarantor and Tenant to deliver to Landlord, as the case may be, their respective annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery, whether by Guarantor or by Tenant, of any such financial information described in clause (i) above, Guarantor and Tenant each shall be deemed (unless Guarantor and/or Tenant specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of either or both of Guarantor and Tenant, as the case may be, from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

24. MISCELLANEOUS.

24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below each party’s respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service. For the purpose of this Lease, (i) Landlord’s counsel may provide notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord and (ii) Tenant’s counsel may provide notices to Landlord on behalf of Tenant and such notices shall be binding on Landlord as if such notices have been provided directly by Tenant.

24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

24.4. Advances by Landlord. If Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. Landlord shall give

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Tenant five (5) business days’ notice (except in the case of an emergency) prior to Landlord making such payment or protective advance. All amounts so paid by Landlord and all incidental out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with such payment or performance, together with interest at the Default Interest rate (or at the highest rate not prohibited by applicable law, whichever is less) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Premises. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether successor landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

24.6. Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state; provided, however, Landlord and Tenant agree to execute a recordable memorandum of this Lease in the form attached hereto as Exhibit G, which memorandum shall be recorded, at Tenant’s expense, in the real property records of the county in which the Premises are situated.

24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

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24.10. Authority of Landlord. Landlord and the person(s) executing this Lease on behalf of Landlord hereby represent, warrant, and covenant with and to Tenant as follows: the individual(s) acting as signatory on behalf of Landlord is(are) duly authorized to execute this Lease; Landlord has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Landlord; and Landlord shall timely and completely perform all of its obligations hereunder.

24.11. WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

24.12. Interpretation. Any references in this Lease to “Landlord” shall include any successors and assigns of Landlord hereunder.

24.13. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

24.14. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all such counterparts shall together constitute a single, complete and fully-executed document.

24.15. Entire Lease. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease is the entire agreement of the parties; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing in this Lease. This Lease may not be altered, waived, amended or extended except by an instrument in writing executed and delivered by Landlord and Tenant in the same manner as the execution and delivery of this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease.

24.16. EXCULPATION. IF LANDLORD SHALL BE IN DEFAULT UNDER THIS LEASE AND, IF AS A CONSEQUENCE OF SUCH DEFAULT, TENANT SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF THE RIGHT, TITLE AND INTEREST OF LANDLORD IN THE PREMISES AND NEITHER LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD SHALL BE LIABLE FOR ANY DEFICIENCY. IN NO EVENT SHALL TENANT HAVE THE RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD NOR ANY PERSON OR ENTITY COMPRISING LANDLORD OTHER THAN ITS INTEREST IN THE PREMISES AS HEREIN EXPRESSLY PROVIDED.

24.17. Jurisdiction and Venue. Each party hereby consents to jurisdiction and venue in the federal and state courts located in Manatee County, Florida with respect to any matter relating to or arising from this Lease.

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24.18. No Partnership. This Lease does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, and no party shall have any right to obligate or bind any other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons, parties or entities.

24.19. Lien Prohibition. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.

The language of this provision shall be binding upon the Landlord, its successors and assigns, and the heirs, assignees, administrators, legal representatives, executors or successors of the Tenant.

THE INTEREST OF THE LANDLORD IN THE PREMISES SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR ALTERATIONS MADE BY THE TENANT OR ANY OTHER ACT OF TENANT.

A notice concerning this provision of this Lease has been executed by Landlord and has been recorded with the clerk of the Court of Manatee County. This Notice reads as follows:

SPECIMEN

NOTICE REGARDING MECHANICS LIENS

Notice is hereby given of certain provisions contained in the Leases between First Industrial Financing Partnership, L.P., as Landlord, and the Tenant of the Premises on property hereinafter described. This notice is given pursuant to 713.10, Florida Statutes, 1997. First Industrial Financing Partnership, L.P., as Landlord, and on behalf of its successors and assigns, hereby gives notice as follows:

1.	The name of the Landlord is First Industrial Financing Partnership, L.P.

2.	The legal description of the parcel of land to which this notice applies is described in Exhibit “A” attached hereto and by this reference made a part hereof.

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3.	MECHANICS LIEN. Tenant agrees that Tenant will pay or cause to be paid all costs for Alterations and other acts done by Tenant or caused to be done by Tenant on the Premises of a character which could, but for the prohibitions hereinafter contained, result in liens on Landlord’s interest therein, and Tenant will keep the Premises free and clear of all mechanics liens and other liens on account of Alterations done for Tenant or persons claiming under Tenant. Tenant agrees to and hereby does indemnify and save Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney’s fees and costs of discovery and suit, on account of claims of liens of laborers or materialmen or others for Alterations performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant.

THE INTEREST OF THE LANDLORD IN THE PREMISES SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR ALTERATIONS MADE BY THE TENANT OR ANY OTHER ACT OF TENANT.

4.	All leases entered into for space in the Premises described in Exhibit “A” attached hereto contain the language identified in paragraph 3 above.

LANDLORD: First Industrial Financing Partnership, L.P.

BY:
END OF SPECIMEN

Tenant agrees that the Public Notice contained above, which has been recorded in the public records of the county where the Premises are located, may be effectively discharged, released, and removed from said public records by Landlord alone executing and recording in the public records a notice that the Premises are discharged and released from the terms of this Section, as well as all other provisions of this Lease.

24.20. Intent of Parties. It is the intention and purpose of the respective parties hereto that this Lease shall be a “Net Lease” to the Landlord, and all cost or expense of whatever character or kind, general and special, ordinary and extraordinary, foreseen and unforeseen and of every kind and nature whatsoever that may be necessary in or about the operation of the Premises are to be viewed in light of such intention and purpose so as to construe this Lease as a “Net Lease”.

24.21. Radon Disclosure: In accordance with Florida Statute 404.056 effective January 1, 1989, the following information is provided:

Radon Gas: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Signed in the presence of:	LANDLORD:

FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership
Witness:

	By:	First Industrial Finance Corporation, a Maryland corporation, its sole general partner

Witness:	By:	/s/ David Harker
	Name:	David Harker
	Title:	Executive Director - Investments

	Date:	September 4, 2008

Signed in the presence of:	TENANT:

ADESA FLORIDA, LLC, a Florida limited liability company

	By:	/s/ Paul J. Lips
Witness:		Paul J. Lips, a manager

Witness:	Date:	September 4, 2008

Landlord’s Addresses for Notices:	Tenant’s Addresses for Notices:

c/o First Industrial Realty Trust, Inc. 311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606 Attn: Operations Department	ADESA FLORIDA, LLC c/o ADESA, Inc. 13085 Hamilton Crossing Boulevard, Suite 500 Carmel, Indiana 46032 Attn: Michelle Mallon

With a copy to: First Industrial Realty Trust, Inc. 5313 Johns Road, Suite 201 Tampa, Florida 33634 Attn: ________________________	With a copy to: Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Attn: Ankur Gupta

S-1

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 Attn: Suzanne Bessette-Smith

S-2

EXHIBIT A

PREMISES

PARCEL #1 (NORTH LOT):

FROM THE S.E. CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN N 83°18’56” W, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORDS BOOK 1005, PAGE 1295, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 00°00’28” E, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 891.46 FEET TO THE POINT OF BEGINNING; THENCE N 89°17’00” W, A DISTANCE OF 1000.00 FEET TO THE BEGINNING OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS N 89°59’32” W, AT A DISTANCE OF 355.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°48’27”, A DISTANCE OF 166.10 FEET TO THE P.R.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 305.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°43’59”, A DISTANCE OF 142.31 FEET TO THE P.T. OF SAID CURVE; THENCE N 00°04’00” W, A DISTANCE OF 119.86 FEET TO THE NORTH LINE OF BLOCK 8 OF ONECO PARK SUBDIVISION AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE S 89°14'45" E, ALONG SAID NORTH LINE A DISTANCE OF 1071.10 FEET TO SAID WEST RIGHT OF WAY LINE OF U.S. 301; THENCE S 00°00’28” W, A DISTANCE OF 415.54 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

PARCEL #2 (AUCTION LOT):

FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35

SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORDS BOOK 1005, PAGE 1295, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 236.46 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°17’00” WEST, A DISTANCE OF 1000.00 FEET; THENCE NORTH 00°00’28” EAST, A DISTANCE OF 655.00 FEET; THENCE SOUTH 89°17’00” EAST, A DISTANCE OF 1000.00 FEET TO SAID WEST RIGHT OF WAY LINE; THENCE SOUTH 00°00’28” WEST, A DISTANCE OF 655.00 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

TOGETHER WITH AN EASEMENT OVER THE FOLLOWING DESCRIBED TRACT: (ARLIN DRIVE ACCESS EASEMENT)

FROM THE NE CORNER OF SECTION 19, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN N 89°18’56” W, ALONG THE NORTH LINE OF SAID SECTION 19, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY FLORIDA; THENCE S 00°00’28” W, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION OF THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R. BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 89°36’42” W, ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE N 89°36’42” W, A DISTANCE OF 20.00 FEET TO THE WEST LINE OF LOT 2, BLOCK 13, OF ONECO PARK SUBDIVISION AS RECORDED IN PLAT BOOK 1, PAGE 217 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 00°20’23” E, A DISTANCE OF 125.10 FEET TO THE N.W. CORNER OF SAID LOT 2; THENCE N 89°18’56” W, ALONG THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 2, A DISTANCE OF 15.00 FEET TO THE CENTERLINE OF THE VACATED RIGHT OF WAY AS SHOWN ON PLAT; THENCE N

00°20’23” E, ALONG SAID CENTERLINE, A DISTANCE OF 15.00 FEET TO THE NORTH LINE OF SAID SECTION 19; THENCE N 89°18’56” W, ALONG SAID NORTH LINE, A DISTANCE OF 13.64 FEET TO A POINT ON THE ARC OF A CURVE TO THE RIGHT WHOSE RADIUS POINT BEARS S 84°36’07” E, AT A DISTANCE OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19°01’17”, A DISTANCE OF 116.20 FEET TO THE P.R.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 300,00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°24’42”, A DISTANCE OF 127.82 FEET TO THE P.T. OF SAID CURVE; THENCE N 00°00’28” E, A DISTANCE OF 655.00 FEET; THENCE S 89°59’32” E, A DISTANCE OF 50.00 FEET; THENCE SOUTH 00°00’28” W, A DISTANCE OF 655.00 FEET TO THE P.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 350.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°24’42”, A DISTANCE OF 149.12 FEET TO THE P.R.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 300.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°04’47”, A DISTANCE OF 126.08 FEET TO THE P.T. OF SAID CURVE; THENCE S 00°20’23” W, A DISTANCE OF 109.43 FEET TO THE POINT OF BEGINNING. LYING AND BEING IN SECTIONS 18 AND 19, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY FLORIDA.

PARCEL #3 (RECON CENTER):

LOT 1, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

PARCEL #4 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; RUNNING NORTH ALONG THE EAST BOUNDARY LINE A DISTANCE OF 150 FEET, THEN WEST PARALLEL WITH THE SOUTH BOUNDARY LINE FOR A DISTANCE OF 250 FEET, THEN SOUTH PARALLEL WITH THE EAST BOUNDARY LINE A DISTANCE OF 150 FEET, THENCE EASTERLY ALONG THE LOT LINE, A DISTANCE OF 250 FEET TO THE POINT OF BEGINNING.

PARCEL #5 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE GO NORTH 150 FEET FOR THE POINT OF BEGINNING; THENCE CONTINUE NORTH 180 FEET; THENCE WEST 318.75 FEET; THENCE SOUTH 330 FEET; THENCE EAST 68.75 FEET; THENCE NORTH 150 FEET; THENCE EAST 250 FEET TO THE POINT OF BEGINNING.

PARCEL #6 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE GO WEST 318.75 FEET FOR A POINT OF BEGINNING; THENCE CONTINUE WEST 318.75 FEET; THENCE NORTH 330 FEET; THENCE EAST 318.75 FEET; THENCE SOUTH 330 FEET TO A POINT OF BEGINNING.

PARCEL #7 (6120 15TH STREET EAST):

THE NORTH 1/2 OF THE NE 1/4 OF THE NE 1/4 OF THE NE 1/4, LESS AND EXCEPT THE EAST 50 FEET OF SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA; ALSO LESS THE ROW FOR 61ST AVENUE EAST, AKA PITCAIRN ROAD, AS SHOWN ON ROAD PLAT BOOK 9, PAGES 65 THROUGH 74, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

ALSO, LESS AND EXCEPT THE FOLLOWING TRACT OF LAND:

(STATION SITE)

A TRACT OF LAND IN SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA, DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 24; THENCE S 00°14’21” E. ALONG THE EASTERLY LINE OF SAID NORTHEAST QUARTER A DISTANCE OF 332.62 FEET TO THE SOUTHERLY LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE S 89°45’58” W., ALONG SAID SOUTHERLY LINE A DISTANCE OF 50.00 FEET TO THE WESTERLY RIGHT OF WAY LINE OF 15TH STREET EAST (U.S. 301, STATE ROAD 683) FOR THE POINT OF BEGINNING; THENCE CONTINUE S 89°45’58” W., ALONG SAID SOUTHERLY LINE, A DISTANCE OF 210.00 FEET TO A LINE 210.00 FEET WESTERLY OF AND PARALLEL WITH THE WESTERLY RIGHT OF WAY LINE OF 15TH STREET EAST; THENCE N 00°14’21” W., ALONG SAID PARALLEL LINE, A DISTANCE OF 312.36 FEET TO THE SOUTHERLY MAINTAINED RIGHT OF WAY LINE OF 61ST AVENUE EAST, RECORDED IN ROAD PLAT BOOK 9 AT PAGE 65 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA (THE FOLLOWING TWO CALLS ARE ALONG SAID SOUTHERLY MAINTAINED RIGHT OF WAY LINE); THENCE S 89°40’25” E., A DISTANCE OF 80.50 FEET; THENCE S 88°57’16” E., A DISTANCE OF 129.53 FEET TO THE AFOREMENTIONED WESTERLY RIGHT OF WAY LINE OF 15TH STREET EAST; THENCE S 00°14’21” E., ALONG SAID WESTERLY RIGHT OF WAY LINE, A DISTANCE OF 308.69 FEET TO THE POINT OF BEGINNING.

PARCEL #8 (1230 61ST AVENUE EAST):

THE EAST 1/2 OF THE NW 1/4 OF THE NE 1/4 OF THE NE 1/4 OF SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA,

PARCEL: #9 (1230 61ST AVENUE EAST):

COMMENCE AT THE NW CORNER OF THE W 1/2 OF THE NW 1/4 OF THE NE 1/4 OF THE NE 1/4 OF SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST OF MANATEE COUNTY, FLORIDA; THENCE RUN E ALONG THE N LINE OF SAID W 1/2 OF NW 1/4 OF NE 1/4 OF NE 1/4 A DISTANCE OF 333.25 FEET TO THE NE CORNER OF THE W 1/2 OF THE NW 1/4 OF NE 1/4 OF NE 1/4; THENCE RUN S 0°01’ W, ALONG THE E LINE OF THE W 1/2 OF NW 1/4 OF NE 1/4 OF NE 1/4 A DISTANCE OF 30.0 FEET FOR A POINT OF BEGINNING; THENCE RUN W 60.80 FEET; THENCE RUN S 0°01’ W, 100.00 FEET; THENCE RUN W 140.00 FEET; THENCE RUN S 0°01’ W, 203.1 FEET; THENCE RUN E 4.68 FEET; THENCE RUN S 0°01’ W, 141.6 FEET; THENCE RUN W 112.0 FEET TO POINT ON E LINE OF 12TH STREET EAST; THENCE RUN S 0°01’ W, ALONG THE E SIDE OF 12TH STREET EAST, 50.0 FEET; THENCE RUN E 112.0 FEET; THENCE RUN S 0°01’ W, A DISTANCE OF 141.6 FEET TO AN IRON PIPE ON S LINE OF THE W  1/2 OF NW  1/4 OF NE  1/4 OF NE  1/4; THENCE RUN E ALONG THE SIDE OF SAID W  1/2 OF NW  1/4 OF NE  1/4 OF NE  1/4 A DISTANCE OF 196.25 FEET TO THE SE CORNER OF SAID W  1/2 OF NW  1/4 OF NE  1/4 OF NE  1/4 ; THENCE RUN N 0°01’ E, ALONG THE E SIDE OF SAID W  1/2 OF NW 1/4 OF NE  1/4 OF NE  1/4 A DISTANCE OF 636.3 FEET TO THE POINT OF BEGINNING,

LESS FROM PARCEL 7, PARCEL 8 AND PARCEL 9: THE MITIGATION AREA DESCRIBED AS FOLLOWS:

A TRACT OF LAND IN SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 24; THENCE S 00°14’21” E., ALONG THE EASTERLY LINE OF SAID NORTHEAST QUARTER A DISTANCE OF 332.62 FEET TO THE SOUTHERLY LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE S 89°45’58” W., ALONG SAID SOUTHERLY LINE A DISTANCE OF 260.00 FEET TO A LINE 210.00 FEET WESTERLY OF AND PARALLEL WITH THE WESTERLY RIGHT OF WAY OF 15TH STREET EAST ( U.S. 301, STATE ROAD 683) FOR THE POINT OF BEGINNING; THENCE CONTINUE S 89°45’58” W., ALONG SAID SOUTHERLY LINE, A DISTANCE OF 406.48 FEET TO THE EASTERLY LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE S 00°14’32” W., ALONG SAID EASTERLY LINE, A DISTANCE OF 332.47 FEET TO THE SOUTHERLY LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE S 89°46’44” W,, ALONG SAID SOUTHERLY LINE, A DISTANCE OF 529.48 FEET TO THE EASTERLY LINE OF LOT 19, C,C. FRASER’S SUBDIVISION, RECORDED IN PLAT BOOK 4 AT PAGE 100 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, THENCE N 00°14’38” W., ALONG SAID EASTERLY LINE, A DISTANCE OF 84.00 FEET TO A LINE 84.00 FEET NORTHERLY OF AND PARALLEL WITH THE SOUTHERLY LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE N 89°46'44" E, ALONG SAID PARALLEL LINE, A DISTANCE OF 445.48 FEET TO A LINE 84.00 FEET WESTERLY OF AND PARALLEL WITH THE EASTERLY LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE N 00°14’32” W., ALONG SAID PARALLEL LINE, A DISTANCE OF 332.45 FEET TO A LINE 84.00 FEET NORTHERLY OF AND PARALLEL WITH THE SOUTHERLY LINE OF THE NORTH HALF OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 24; THENCE N 89°45’58” E., ALONG SAID PARALLEL LINE, A DISTANCE OF 490.48 FEET TO THE AFOREMENTIONED LINE 210.00 FEET WESTERLY OF AND PARALLEL WITH THE WESTERLY RIGHT OF WAY LINE OF 15TH STREET EAST; THENCE S 00° 14’21” E., ALONG SAID PARALLEL LINE A DISTANCE OF 84.00 FEET TO THE POINT OF BEGINNING.

PARCEL #10 (1307 61ST AVENUE EAST):

THE EAST 1/2 OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 13, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA, LESS THE ROAD RIGHT-OF-WAY FOR 61ST AVENUE EAST.

PARCEL #11 (1319 61ST AVENUE EAST);

THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SECTION 13, TOWNSHIP 35 SOUTH, RANGE 17 EAST, MANATEE COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS: BEGINNING AT THE NW CORNER OF THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SAID SECTION 13; THENCE EAST ALONG THE NORTH LINE OF THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SAID SECTION 13, 430 FEET; THENCE SOUTH 461.8 FEET MORE OR LESS TO A POINT WHICH IS 200 FEET NORTH OF THE CENTERLINE OF 61ST AVENUE EAST AND 430 FEET EAST OF THE WEST BOUNDARY OF THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SAID SECTION 13; THENCE WEST PARALLEL TO THE CENTERLINE OF 61ST AVENUE EAST, 190 FEET; THENCE SOUTH PARALLEL TO THE WEST LINE OF THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SAID SECTION 13, 200 FEET TO THE CENTERLINE OF 61ST AVENUE EAST; THENCE WEST ALONG THE CENTERLINE OF 61ST AVENUE EAST, 40 FEET; THENCE NORTH PARALLEL TO THE WEST LINE OF THE SE 1/4 OF THE SE 1/4 OF THE SE 1/4 OF SAID SECTION 13, 200 FEET; THENCE WEST PARALLEL TO THE CENTERLINE OF 61ST AVENUE EAST, 200 FEET TO THE WEST LINE OF THE SE 1/4 OF THE SE 1/4 OF THE SE  1/4 OF SAID SECTION 13; THENCE NORTH ALONG SAID WEST LINE 462.6 FEET TO THE P.O.B.; LESS THE SOUTH 25 FEET FOR THE RIGHT OF WAY OF 61ST AVENUE EAST.

PARCEL 12 (SOUTH LOTS)

LOTS 1, 2, 3, 4 AND 5, BLOCK A, 301 PARK OF COMMERCE, PHASE I, AS PER PLAT THEREOF RECORDED

IN PLAT BOOK 25, PAGES 75 THROUGH 79, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA. EASEMENT DESCRIPTION 1:

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS, DRAINAGE, UTILITIES AND COMMUNICATION SERVICES FOR THE BENEFIT OF PARCELS 1, 2 AND 12, AS GRANTED BY THAT CERTAIN EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 1259, PAGE 3196, AS ASSIGNED BY ASSIGNMENT OF NONEXCLUSIVE EASEMENT RIGHTS RECORDED IN OFFICIAL RECORDS BOOK 1268, PAGE 3188. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

EASEMENT DESCRIPTION 2:

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS, DRAINAGE, UTILITIES AND COMMUNICATION SERVICES FOR THE BENEFIT OF PARCELS 1,2 AND 12, AS GRANTED BY THE CERTAIN EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 1268, PAGE 3163, AND RE-RECORDED IN OFFICIAL RECORDS BOOK 1269, PAGE 30&6. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

TOGETHER WITH THE FOLLOWING EASEMENTS:

EASEMENT DESCRIPTION 3:

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS DESCRIBED WITHIN ASSIGNMENT OF THAT CERTAIN EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORD BOOK 1259, PAGE 3196, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, OVER THE FOLLOWING DESCRIBED LAND:

THE WESTERLY 30 FEET OF THE FOLLOWING DESCRIBED PROPERTY; LOT8, BLOCK 13, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, AND THAT PART OF LOT 6, SAID BLOCK 13, LYING SOUTHERLY OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN A DEED FROM H. H. BASKIN, JR., TRUSTEE AND INDIVIDUALLY, TO LOWE’S OF FLORIDA, INC., RECORDED IN OFFICIAL RECORD BOOK 1124, PAGE 3157, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA. LESS RIGHT-OF-WAY FOR SAUNDERS ROAD (63RD AVENUE EAST) RECORDED IN O.R. BOOK 162, PAGE 273 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 4:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: 20 FOOT DRAINAGE EASEMENT: A TRACT OF LAND FOR A 20 FOOT DRAINAGE EASEMENT WHOSE CENTERLINE IS MORE PARTICULARLY DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST; RUN NORTH 89°18’56” WEST ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORD BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE SOUTH 00°00’28” WEST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION WITH THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R. BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 89°36’42” WEST ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTHERLY ALONG SAID RIGHT-OF-WAY THE FOLLOWING FOUR COURSES; THENCE NORTH 00° 20’23” EAST, A DISTANCE OF 109.43 FEET TO THE P.C. OF A CURVE TO THE RIGHT OF HAVING A RADIUS OF 300.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT, A DISTANCE OF 126.08 FEET THROUGH A CENTRAL ANGLE

OF 24°04’47” TO THE POINT Of REVERSE CURVATURE WITH A CURVE TO THE LEFT HAVING A RADIUS OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 149.12 FEET THROUGH A CENTRAL ANGLE OF 24°24’42” TO THE P.T. OF SAID CURVE; THENCE NORTH 00°08’28” EAST, A DISTANCE OF 105.21 FEET; THENCE NORTH 89°59’32” WEST, A DISTANCE OF 555.00 FEET TO THE POINT OF BEGINNING OF SAID CENTERLINE; THENCE SOUTH 00°08’00” EAST ALONG SAID CENTERLINE, A DISTANCE OF 275.68 FEET TO THE POINT OF TERMINATION OF SAID CENTERLINE. LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 5:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: 25 FOOT DRAINAGE EASEMENT: A TRACT OF LAND FOR A 25 FOOT DRAINAGE EASEMENT WHOSE CENTERLINE IS MORE PARTICULARLY DESCRIBED AS FOLLOWS: FROM THE SOUTH EAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORD BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE SOUTH 00°00’28” WEST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION WITH THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R. BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 89°36’42” WEST ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTHERLY ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING FOUR COURSES: NORTH 00°20’23” EAST, A DISTANCE Of 105.43 FEET TO THE P.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 300.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 126.08 FEET THROUGH A CENTRAL ANGLE OF 24°04’47” TO THE POINT OF REVERSE CURVATURE WITH A CURVE TO THE LEFT HAVING A RADIUS OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 149.12 FEET THROUGH A CENTRAL ANGLE OF 24°24’42” TO THE P.T; THENCE NORTH 00°00’28” EAST, A DISTANCE OF 105.21 FEET TO THE POINT OF BEGINNING OF SAID CENTERLINE; THENCE NORTH 89°59’32” WEST ALONG SAID CENTERLINE, A DISTANCE OF 565.00 FEET TO THE POINT OF TERMINATION OF SAID CENTERLINE, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 6:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: SEWER EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, A DISTANCE OF 246.80 FEET TO THE WESTERLY LIMITED ACCESS RIGHT-OF-WAY LINE OF U.S. 301; THENCE NORTH 00°00’28” EAST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 236.46 FEET; THENCE NORTH 89°17’00” WEST, A DISTANCE OF 1000.00 FEET TO THE POINT OF BG INNING; ALSO BEING ON THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTH 83°59’32” WEST, A DISTANCE OF 50.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SAID ACCESS EASEMENT; THENCE NORTH 00°00’28” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 655.00 FEET TO THE P.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 305.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 14270 FEET THROUGH A CENTRAL ANGLE OF 26°48’27” TO THE POINT OF REVERSE CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 355.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 165.64 FEET THROUGH A CENTRAL ANGLE OF 26°43’59” THENCE NORTH 00°04’00” WEST, A DISTANCE OF 120.57 FEET; THENCE SOUTH 89°14’45” EAST, A DISTANCE OF 50.01 FEET; THENCE SOUTH 00°04’00” EAST, A

DISTANCE OF 119.86 FEET TO THE P.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 305.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 142.31 FEET THROUGH A CENTRAL ANGLE OF 26°43’59” TO THE POINT OF REVERSE CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 355.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 166.10 FEET THROUGH A CENTRAL ANGLE OF 26°48’27”; THENCE SOUTH 00°00’28” WEST ALONG THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT, A DISTANCE OF 655.00 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 7:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: A UTILITY EASEMENT FOR THE CONSTRUCTION OF A SANITARY SEWER LINE BEING DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 1306.99 FEET TO THE NORTH LINE OF BLOCK 8, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 89°14’45” WEST, ALONG SAID NORTH LINE, A DISTANCE OF 1056.10 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 89°14,45” WEST, A DISTANCE OF 60,01 FEET; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 864.72 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 60.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00" EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” E., A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 20.0 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.58 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 8:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: 15 FOOT WIDE UTILITY EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 2205.21 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 1093.62 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 15.00 FEET; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 135.91 FEET; THENCE SOUTH 89°10’32” EAST, A DISTANCE OF 296.16 FEET; THENCE NORTH 00°49’28” EAST, A DISTANCE OF 320.00 FEET TO THE NORTH LINE OF THE SOUTHEAST 1/4 OF SAID SECTION 18; THENCE SOUTH 89°10’32” EAST, ALONG SAID NORTH LINE, A DISTANCE OF 15.00 FEET; THENCE SOUTH 00°49’28” WEST, A DISTANCE OF 335.00 FEET; THENCE NORTH 89°10’32” WEST, A DISTANCE OF 295.93 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 120.68 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 9:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: LIFT STATION EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°10’56” WEST, ALONG THE SOUTH LINE OF SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 2205.21 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 1083.62 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 49.50 FEET TO A POINT ON THE ARC OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS SOUTH 57°50’41” WEST, AT A DISTANCE OF 75.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°59’16”, A DISTANCE OF 35.33 FEET; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 25.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 25.00 FEET TO THE POINT OF BEGINNING. LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

The above described Land is the same as that shown on the survey prepared by Millman Surveying, Inc., dated August 27, 2008 and last revised September 2, 2008, designated MSI Site No. 15420 (5772) and being more particularly described as follows:

PARCEL #1 (NORTH LOT)

FROM THE S.E. CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN N 89°18’56” W, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORDS BOOK 1005, PAGE 1295, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 00°00’28” E, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 891.46 FEET TO THE POINT OF BEGINNING; THENCE N 89°17’00” W, A DISTANCE OF 1000.00 FEET TO THE BEGINNING OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS N 89°59’32” W, AT A DISTANCE OF 355.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°48’27”, A DISTANCE OF 166.10 FEET TO THE P.R.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 305.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°43’59”, A DISTANCE OF 142.31 FEET TO THE P.T. OF SAID CURVE; THENCE N 00°04’00” W, A DISTANCE OF 119.86 FEET TO THE NORTH LINE OF BLOCK 8 OF ONECO PARK SUBDIVISION AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE S 89°14’45” E, ALONG SAID NORTH LINE A DISTANCE OF 1071.10 FEET TO SAID WEST RIGHT OF WAY LINE OF U.S. 301; THENCE S 00°00’28” W, A DISTANCE OF 415.54 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

PARCEL #2 (AUCTION LOT):

FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.30 FEET TO THE WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORDS BOOK 1005, PAGE 1295, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 236.46 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°17’00” WEST, A DISTANCE OF 1000.00 FEET; THENCE NORTH 00°00’28” EAST, A DISTANCE OF 655.00 FEET; THENCE SOUTH 89°17’00” EAST, A DISTANCE OF 1000.00 FEET TO SAID WEST RIGHT OF WAY LINE; THENCE SOUTH 00°00’28” WEST, A DISTANCE OF 655.00 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

TOGETHER WITH AN EASEMENT OVER THE FOLLOWING DESCRIBED TRACT: (ARLIN DRIVE ACCESS EASEMENT) FROM THE NE CORNER OF SECTION 19, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN N 89°18’56” W, ALONG THE NORTH LINE OF SAID SECTION 19, A DISTANCE OF 246.80 FEET TO THE

WEST RIGHT OF WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY FLORIDA; THENCE S 00°00’28” W, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION OF THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R. BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 89°36’42” W, ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE N 89°36’42” W, A DISTANCE Of 20.00 FEET TO THE WEST LINE OF LOT 2, BLOCK 13, OF ONECO PARK SUBDIVISION AS RECORDED IN PLAT BOOK 1, PAGE 217 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE N 00°20’23” E, A DISTANCE OF 125.10 FEET TO THE N.W. CORNER OF SAID LOT 2; THENCE N 89°18’56” W, ALONG THE WESTERLY PROLONGATION OF THE NORTH LINE OF SAID LOT 2, A DISTANCE OF 15.00 FEET TO THE CENTERLINE OF THE VACATED RIGHT OF WAY AS SHOWN ON PLAT; THENCE N 00°20’23” E, ALONG SAID CENTERLINE, A DISTANCE OF 15.00 FEET TO THE NORTH LINE OF SAID SECTION 19; THENCE N 89°18’56”, ALONG SAID NORTH LINE, A DISTANCE OF 13.64 FEET TO A POINT ON THE ARC OF A CURVE TO THE RIGHT WHOSE RADIUS POINT BEARS S 84°36’07” E, AT A DISTANCE OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19°01’17”, A DISTANCE OF 116.20 FEET TO THE P.R.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 300,00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°24’42”, A DISTANCE OF 127.82 FEET TO THE P.T. OF SAID CURVE; THENCE N 00°00’28” E, A DISTANCE OF 655.00 FEET; THENCE S 89°59’32” E, A DISTANCE OF 50.00 FEET; THENCE SOUTH 00°00’28” W, A DISTANCE OF 655.00 FEET TO THE P.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 350.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°24’42” DISTANCE OF 149.12 FEET TO THE P.R.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 300.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 24°04’47” A DISTANCE OF 126.08 FEET TO THE P.T. OF SAID CURVE; THENCE S 00°20’23” W, A DISTANCE OF 109.43 FEET TO THE POINT OF BEGINNING. LYING AND BEING IN SECTIONS 18 AND 19, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY FLORIDA.

PARCEL #3 (RECON CENTER):

LOT 1, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

PARCEL #4 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; RUNNING NORTH ALONG THE EAST BOUNDARY LINE A DISTANCE OF 150 FEET, THEN WEST PARALLEL WITH THE SOUTH BOUNDARY LINE FOR A DISTANCE OF 250 FEET, THEN SOUTH PARALLEL WITH THE EAST BOUNDARY LINE A DISTANCE OF 150 FEET, THENCE EASTERLY ALONG THE LOT LINE, A DISTANCE OF 250 FEET TO THE POINT OF BEGINNING.

PARCEL #5 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE GO NORTH 150 FEET FOR THE POINT OF BEGINNING; THENCE CONTINUE NORTH 180 FEET; THENCE WEST 318.75 FEET; THENCE SOUTH 330 FEET; THENCE EAST 68.75 FEET; THENCE NORTH 150 FEET; THENCE EAST 250 FEET TO THE POINT OF BEGINNING.

PARCEL #6 (RECON CENTER):

BEGINNING AT THE SE CORNER OF LOT 3, BLOCK 14, ONECO PARK SUBDIVISION, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY,

FLORIDA; THENCE GO WEST 318.75 FEET FOR A POINT OF BEGINNING; THENCE CONTINUE WEST 318.75 FEET; THENCE NORTH 330 FEET; THENCE EAST 318.75 FEET; THENCE SOUTH 330 FEET TO A POINT OF BEGINNING.

PARCELS #7, 8 & 9

SITUATED IN THE CITY OF BRADENTON, COUNTY OF MANATEE, STATE OF FLORIDA, PART OF N.E.  1/4 OF SECTION 24, TOWNSHIP 35 SOUTH, RANGE 17 EAST, BEING A 459,845 SQ.FT. TRACT OF LAND MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE SOUTH LINE OF 61ST STREET WITH THE EAST LINE OF 12TH STREET; THENCE, S 89°59’45” E, ALONG SAID SOUTH LINE, A DISTANCE OF 249.16 FEET TO THE PLACE OF BEGINNING OF THE TRACT LAND HEREIN DESCRIBED THENCE, CONTINUING S 89°59’45” E, A DISTANCE OF 802.53 FEET TO AN IRON PIN SET; THENCE, S 00°00’00” E, A DISTANCE OF 312.22 FEET AT A STAKE FOUND; THENCE, S 89°59’41” W, A DISTANCE OF 407.09 FEET TO A CONCRETE MONUMENT FOUND; THENCE, S 00°04’32” E, A DISTANCE OF 332.80 FEET TO A CONCRETE MONUMENT FOUND; THENCE, S 89°44’l0” W, A DISTANCE OF 333.44 FEET TO A 1” IRON PIPE FOUND; THENCE, N 89°38’57” W, A DISTANCE OF 196.88 FEET TO AN IRON PIN SET; THENCE, N 00°17’25” E, A DISTANCE OF 141.60 FEET TO AN IRON PIN SET; THENCE, N 89°42’35” W, A DISTANCE OF 112.00 FEET TO A CONCRETE MONUMENT FOUND ON THE EAST LINE OF 12TH STREET; THENCE, N 00°17’25” E, ALONG SAID EAST LINE, A DISTANCE OF 50.10 FEET TO A CONCRETE MONUMENT FOUND; THENCE, LEAVING SAID EAST LINE, S 89°42’35” E, A DISTANCE OF 112.00 FEET TO AN IRON PIN SET; THENCE, N 00017’25” E, A DISTANCE OF 141.60 FEET TO AN IRON PIN SET; THENCE, S 90°00’00” W, A DISTANCE OF 4.68 FEET TO AN IRON PIN SET; THENCE, N 00°29’45” W, A DISTANCE OF 209.59 FEET TO AN IRON PIN SET; THENCE, N 89°50’45” E, A DISTANCE OF 137.72 FEET TO AN IRON PIN SET; THENCE, N 00°29’45” W, A DISTANCE OF 100.00 FEET TO THE PLACE OF BEGINNING AND CONTAINING 459,845 SQ.FT. (l0.5566 AC.) OF LAND.

PARCELS #10 & 11:

SITUATED IN THE CITY OF BRADENTON, COUNTY OF MANATEE, STATE OF FLORIDA, PART OF S.E,  1/4 OF SECTION 13, TOWNSHIP 35 SOUTH, RANGE 17 EAST, BEING A 301,893 SQ.FT. TRACT OF LAND MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTH LINE OF 61ST STREET WITH THE EAST LINE OF 12TH STREET; THENCE, S 89°59’45” E, ALONG SAID NORTH LINE, A DISTANCE OF 479.09 FEET TO A CONCRETE MONUMENT FOUND AT THE PLACE OF BEGINNING OF THE TRACT LAND HEREIN DESCRIBED; THENCE, N 00° 18’53” E, A DISTANCE OF 630.79 FEET TO AN IRON PIN SET; THENCE, S 89°39’36” E, A DISTANCE OF 164.66 FEET; THENCE, CONTINUING S 89°39’36” E, A DISTANCE OF 423.08 FEET TO AN IRON PIN SET; THENCE, S 00°2O’53” W, A DISTANCE OF 450.85 FEET TO AN IRON PIN SET; THENCE, N 89°59’29” W, A DISTANCE OF 182.42 FEET TO AN IRON PIN SET; THENCE, 00°20’53” W, A DISTANCE OF 175,28 FEET TO THE NORTH LINE OF 61ST STREET; THENCE, N 89°59’45” W, ALONG SAID NORTH LINE, A DISTANCE OF 40.00 FEET TO AN IRON PIN SET; THENCE, LEAVING SAID NORTH LINE, N 00°20’53” E, A DISTANCE OF 175.28 FEET TO AN IRON PIN SET; THENCE, S 89°55’27” W, A DISTANCE OF 200.00 FEET TO AN IRON PIN SET; THENCE, S 00°20’53” W, A DISTANCE OF 200.00 FEET TO AN IRON PIN SET IN THE NORTH LINE OF 61ST STREET; THENCE, N 89°59’45” W, ALONG SAID NORTH LINE, A DISTANCE OF 164.97 FEET TO THE PLACE OF BEGINNING AND CONTAINING 301,893 SQ.FT. (6.9305 AC.) OF LAND.

PARCEL #12 (SOUTH LOTS):

LOTS 1, 2, 3, 4 AND 5, BLOCK A, 301 PARK OF COMMERCE, PHASE I, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 25, PAGES 75 THROUGH 79, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 1:

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS, DRAINAGE, UTILITIES AND COMMUNICATION SERVICES FOR THE BENEFIT OF PARCELS 1, 2 AND 12, AS GRANTED BY THAT CERTAIN EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 1259, PAGE 3196, AS ASSIGNED BY ASSIGNMENT OF NON-EXCLUSIVE EASEMENT RIGHTS RECORDED IN OFFICIAL RECORDS BOOK 1268, PAGE 3188. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

EASEMENT DESCRIPTION 2:

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS, DRAINAGE, UTILITIES AND COMMUNICATION

SERVICES FOR THE BENEFIT OF PARCELS 1, 2 AND 12, AS GRANTED BY THE CERTAIN EASEMENT

RECORDED IN OFFICIAL RECORDS BOOK 1268, PAGE 3163, AND RE-RECORDED IN OFFICIAL RECORDS

BOOK 1269, PAGE 3066. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID

INSTRUMENT.

TOGETHER WITH THE FOLLOWING EASEMENTS:

EASEMENT DESCRIPTION 3:

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS DESCRIBED WITHIN ASSIGNMENT OF THAT CERTAIN EASEMENT AGREEMENT RECORDED IN OFFICIAL RECORD BOOK 1259, PAGE 3196, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, OVER THE FOLLOWING DESCRIBED LAND: THE WESTERLY 30 FEET OF THE FOLLOWING DESCRIBED PROPERTY; LOT 8, BLOCK 13, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, AND THAT PART OF LOT 6, SAID BLOCK 13, LYING SOUTHERLY OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN A DEED FROM H. H. BASKIN, JR., TRUSTEE AND INDIVIDUALLY, TO LOWE’S OF FLORIDA, INC., RECORDED IN OFFICIAL RECORD BOOK 1124, PAGE 3157, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA. LESS RIGHT-OF-WAY FOR SAUNDERS ROAD (63RD AVENUE EAST) RECORDED IN O.R. BOOK 162, PAGE 273 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 4:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: 20 FOOT DRAINAGE EASEMENT: A TRACT OF LAND FOR A 20 FOOT DRAINAGE EASEMENT WHOSE CENTERLINE IS MORE PARTICULARLY DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNIER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST; RUN NORTH 89°18’56” WEST ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORD BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE SOUTH 00°00’28” WEST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION WITH THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R. BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY; FLORIDA; THENCE NORTH 89°36’42” WEST ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTHERLY ALONG SAID RIGHT-OF-WAY THE FOLLOWING FOUR COURSES; THENCE NORTH 00°20’23” EAST, A DISTANCE OF 109.43 FEET TO THE P.C. OF A CURVE TO THE RIGHT OF HAVING A RADIUS OF 300.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT, A DISTANCE OF 126.08 FEET THROUGH A CENTRAL ANGLE OF 24°04’47” TO THE POINT OF REVERSE CURVATURE WITH A CURVE TO THE LEFT HAVING A RADIUS OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 149.12 FEET THROUGH A CENTRAL ANGLE OF 24°24’42” TO THE P.T. OF SAID CURVE; THENCE NORTH 00°00’28” EAST, A DISTANCE OF 105.21 FEET; THENCE NORTH 89°59’32” WEST, A DISTANCE OF

555.00 FEET TO THE POINT OF BEGINNING OF SAID CENTERLINE; THENCE SOUTH 00°08’00” EAST ALONG SAID CENTERLINE, A DISTANCE OF 275.68 FEET TO THE POINT OF TERMINATION OF SAID CENTERLINE. LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 5:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: 25 FOOT DRAINAGE EASEMENT: A TRACT OF LAND FOR A 25 FOOT DRAINAGE EASEMENT WHOSE CENTERLINE IS MORE PARTICULARLY DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN OFFICIAL RECORD BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE SOUTH 00°00’28” WEST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 134.54 FEET TO THE INTERSECTION WITH THE EASTERLY PROLONGATION OF THE NORTH LINE OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN O.R, BOOK 1124, PAGE 3157 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 89°36’42” WEST ALONG SAID LINE, A DISTANCE OF 1058.69 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTHERLY ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING FOUR COURSES: NORTH 00°20’23” EAST, A DISTANCE OF 109.43 FEET TO THE P.C. OF A CURVE TO THE RIGHT HAVING A RADIUS OF 300.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 126.08 FEET THROUGH A CENTRAL ANGLE OF 24°04’47” TO THE POINT OF REVERSE CURVATURE WITH A CURVE TO THE LEFT HAVING A RADIUS OF 350.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 149.12 FEET THROUGH A CENTRAL ANGLE OF 24°24’42” TO THE P.T.; THENCE NORTH 00°00’28” EAST, A DISTANCE OF 105.21 FEET TO THE POINT OF BEGINNING OF SAID CENTERLINE; THENCE NORTH 89°59’32” WEST ALONG SAID CENTERLINE, A DISTANCE OF 565.00 FEET TO THE POINT OF TERMINATION OF SAID CENTERLINE, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 6:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND: DESCRIPTION: SEWER EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, A DISTANCE OF 246.80 FEET TO THE WESTERLY LIMITED ACCESS RIGHT-OF-WAY LINE OF U.S. 301; THENCE NORTH 00°00’28” EAST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 236.46 FEET; THENCE NORTH 89°17’00” WEST, A DISTANCE OF 1000.00 FEET TO THE POINT OF BEGINNING; ALSO BEING ON THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT; THENCE NORTH 89°59’32” WEST, A DISTANCE OF 50.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SAID ACCESS EASEMENT; THENCE NORTH 00°00’28” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 655.00 FEET TO THE P.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 305.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 142.70 FEET THROUGH A CENTRAL ANGLE OF 26°48’27” TO THE POINT OF REVERSE CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 355.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 165.64 FEET THROUGH A CENTRAL ANGLE OF 26°43’59”; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 120.57 FEET; THENCE SOUTH 89°14’45” EAST, A DISTANCE OF 50.01 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 119.86 FEET TO THE P.C. OF A CURVE TO THE LEFT HAVING A RADIUS OF 305.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 142.31 FEET THROUGH A CENTRAL ANGLE OF 26°43’59” TO THE POINT OF REVERSE CURVATURE OF A CURVE TO THE RIGHT HAVING A RADIUS OF 355.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE, A DISTANCE OF 166.10 FEET THROUGH A CENTRAL ANGLE OF 26°48’27”; THENCE SOUTH 00°00’28” WEST ALONG THE EASTERLY RIGHT-OF-WAY LINE OF ARLIN DRIVE ACCESS EASEMENT, A DISTANCE

OF 655.00 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 7:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: A UTILITY EASEMENT FOR THE CONSTRUCTION OF A SANITARY SEWER LINE BEING DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 1306.99 FEET TO THE NORTH LINE OF BLOCK 8, ONECO PARK SUBDIVISION, AS RECORDED IN PLAT BOOK 1, PAGE 217 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 89°14’45” WEST, ALONG SAID NORTH LINE, A DISTANCE OF 1056.10 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 89°14’45” WEST, A DISTANCE OF 60.01 FEET; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 864.72 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 60.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” E., A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 20.0 FEET; THENCE SOUTH 00°04’0O” EAST, A DISTANCE OF 40.00 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 235.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 20.00 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 40.58 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 8:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: 15 FOOT WIDE UTILITY EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°18’56” WEST, ALONG THE SOUTH LINE OF SAID SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH 00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 2205.21 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 1093.62 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 15.00 FEET; THENCE NORTH OF 00°04’00” WEST, A DISTANCE; OF 135.91 FEET; THENCE SOUTH 89°10’32” EAST, A DISTANCE OF 296.16 FEET; THENCE NORTH 00°49’28” EAST, A DISTANCE OF 320.00 FEET TO THE NORTH LINE OF THE SOUTHEAST 1/4 OF SAID SECTION 18; THENCE SOUTH 89°10’32” EAST, ALONG SAID NORTH LINE, A DISTANCE OF 15,00 FEET; THENCE SOUTH 00°49’28” WEST, A DISTANCE OF 335.00 FEET; THENCE NORTH 89°10’32” WEST, A DISTANCE OF 295.93 FEET; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 120.68 FEET TO THE POINT OF BEGINNING, LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

EASEMENT DESCRIPTION 9:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT OVER THE FOLLOWING DESCRIBED LAND:

DESCRIPTION: LIFT STATION EASEMENT: FROM THE SOUTHEAST CORNER OF SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, RUN NORTH 89°10’56” WEST, ALONG THE SOUTH LINE OF SECTION 18, A DISTANCE OF 246.80 FEET TO THE WEST RIGHT-OF-WAY LINE OF U.S. 301 AS RECORDED IN O.R. BOOK 1005, PAGE 1295 OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE NORTH

00°00’28” EAST, ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 2205.21 FEET; THENCE SOUTH 89°56’00” WEST, A DISTANCE OF 1083.62 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°04’00” EAST, A DISTANCE OF 49.50 FEET TO A POINT ON THE ARC OF A CURVE TO THE LEFT WHOSE RADIUS POINT BEARS SOUTH 57°50’41” WEST, AT A DISTANCE OF 75.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 26°59’16”, A DISTANCE OF 35.33 FEET; THENCE NORTH 00°04’00” WEST, A DISTANCE OF 25.00 FEET; THENCE NORTH 89°56’00” EAST, A DISTANCE OF 25.00 FEET TO THE POINT OF BEGINNING. LYING AND BEING IN SECTION 18, TOWNSHIP 35 SOUTH, RANGE 18 EAST, MANATEE COUNTY, FLORIDA.

LESS AND EXCEPT FROM ALL OF THE ABOVE DESCRIBED PARCELS ANY BUILDINGS AND IMPROVEMENTS LOCATED ON THE LAND.

EXHIBIT B

PREMISES

TENANT OPERATIONS INQUIRY FORM

1.	Name of Company/Contact _____________________________________________________________

2.	Address Phone

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

3.	Provide a brief description of your business and operations:

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

4.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO

(> 10,000lbs. of hazardous materials STORED at any one time)

b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO

(> 10,000lbs. of hazardous materials USED per year)

c. NPDES or SPDES Stormwater Discharge permit	YES	NO

(answer “No” if “No-Exposure Certification” filed)

d. EPA Hazardous Waste Generator ID Number	YES	NO

5.	Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

B-1

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

B-2

EXHIBIT C

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

•	All lighting is to be placed into good working order. This includes replacement of bulbs and ballasts, as needed.

•	All truck doors and dock levelers should be in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator).

•	All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation.

•

HVAC system shall be in good working order. Working order shall include, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor mutually and reasonably agreeable to both parties to determine the condition of the HVAC systems.

•	All holes over 1/4” in diameter in the office space and in the sheet rock walls shall be repaired prior to move-out.

•	Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse.

•	Facilities shall be returned in a broom clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises.

•

There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

•	All exterior windows with cracks or breakage shall be replaced.

•	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

•

All mechanical and electrical systems shall be left in a safe condition that conforms to all codes applicable to Tenant and the Premises as of the termination of the Lease. Bare wires shall be clipped to the nearest junction box and dangerous installations shall be corrected to Landlord’s reasonable satisfaction.

•	All plumbing fixtures shall be in good working order, including, but not limited to, the water heater.

•	All dock bumpers shall be left in place and well-secured.

•	No ceiling tiles may be missing or materially damaged.

C-1

•	All trash shall be removed from both inside and outside of the Improvements.

•	All signs in front of the Improvements and on glass entry door and rear door shall be removed.

•	All roof penetrations shall be repaired and sealed.

C-2

EXHIBIT D

OTHER LEASES

1.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC and ADESA San Diego, LLC, collectively, as tenant, dated of even date herewith for premises located at 849 Kiefer Boulevard, Sacramento, California.

2.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

3.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA San Diego, LLC, as tenant, dated of even date herewith for premises located at 2175 Cactus Road, San Diego, California.

4.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith for premises located at 11625 Nino Way, Mira Loma, California.

5.	Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Texas, Inc., as tenant, dated of even date herewith for premises located at 4526 N. Sam Houston Parkway, Houston, Texas.

6.

Ground Lease Agreement by and between and First Industrial, L.P., as landlord, and ADESA Washington, LLC, as tenant, dated of even date herewith for premises located at 621 37th Street NW, Auburn, Washington.

7.	Ground Lease Agreement by and between First Industrial Pennsylvania, L.P., as landlord, and ADESA California, LLC, as tenant, dated of even date herewith, for premises located at 18501 W. Stanford Road, Tracy, California.

8.	Sub-Ground Lease Agreement by and between First Industrial, L.P., as landlord, and ADESA Atlanta, LLC, as tenant, dated [TBD]* for premises located at 50055 Oakley Industrial Boulevard, Fairburn, Georgia.

*	Note: Inclusion of the referenced Sub-Ground Lease Agreement is subject to closing of the transactions contemplated by that certain Purchase and Sale Agreement by and between ADESA Atlanta, LLC, as seller, and First Industrial Acquisitions, Inc., as buyer, dated of even date herewith.

D-1

EXHIBIT E

QUIT CLAIM DEED

This instrument prepared by: Jill J. Littlejohn Barack Ferrazzano Kirscbaum & Perlman LLP 200 West Madison, Suite 3900 Chicago, IL 60606	After recording return to: Jill J. Littlejohn Barack Ferrazzano Kirscbaum & Perlman LLP 200 West Madison, Suite 3900 Chicago, IL 60606

Property appraisers parcel identification Folio Number(s): ___________________ Consideration is $0.00.

QUITCLAIM DEED

This quitclaim deed, made the ___ day of ______________, 2008, by ADESA FLORIDA, LLC, a Florida limited liability company, whose post office address is 13085 Hamilton Crossing Blvd., Suite 500, Carmel, Indiana 46032, hereinafter called the Grantor, to FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership, whose post office address is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, hereinafter called the Grantee.

The Grantor, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable considerations, receipt which of is hereby acknowledged, hereby grants and conveys unto the Grantee without warranty, all of the Grantor’s right, title and interest, if any, in that certain land, situated in Manatee County, State of Florida, viz:

See Exhibit A attached hereto and incorporated herein by reference.

Together with all buildings and other improvements situated thereon or attached thereto and all tenements, hereditaments, improvements, appurtenances, rights, easements, licenses, benefits and rights-of-way appurtenant thereto.

This deed is executed and delivered by the Grantor on a quitclaim basis and with no warranty of any kind or nature.

[SIGNATURE PAGE TO FOLLOW]

In witness whereof, the said Grantor has signed and sealed these presents the day and year first above written.

Signed, sealed and delivered	GRANTOR:

in the presence of:
AD ESA FLORIDA, LLC, a Florida limited liability company

Witness signature

By:
Paul J. Lips, a manager

Printed name
Post Office Address:

13085 Hamilton Crossing Blvd., Suite 500
Witness signature	Carmel, Indiana 46032

Printed name

STATE OF ________	)
	)	SS
COUNTY OF _______	)

The foregoing instrument was acknowledged before me this ____ day of ____________, 2008, by ______________________, the _______________________________of _____________________, on behalf of the ______________________. (He)(She) is personally known to me.

Notary	Public

Name:

My Commission Expires:

[Seal]

EXHIBIT A

Legal Description

E-1

EXHIBIT F

QUIT CLAIM BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, ADESA FLORIDA, LLC a Florida limited liability company (“Seller”), hereby quitclaims unto FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all improvements located on that certain real estate legally described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), including, but not limited to, those certain buildings constructed on the Land and any other structures, systems, and utilities and fixtures affixed thereto (the “Property”). The Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Property.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of September ___, 2008.

Signed, sealed and delivered in the presence of:	SELLER:

ADESA FLORIDA, LLC, a Florida limited liability company

By:
Witness signature	Paul J. Lips, a manager

Printed name	Post Office Address:
13085 Hamilton Crossing Blvd., Suite 500 Carmel, Indiana 46032
Witness signature

Printed name

F-1

EXHIIBIT A

LAND

F-2

EXHIBIT G

MEMORANDUM OF GROUND LEASE

This instrument prepared by:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, IL 60606

After recording return to:

Jill J. Littlejohn

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, IL 60606

Parcel Identification No. _____________

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of ___________, 2008, by and between FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”) and ADESA FLORIDA, LLC, a Florida limited liability company (“Tenant”).

1.	Landlord and Tenant have entered into that certain Ground Lease dated ________________, 2008 (the “Lease”) by which Landlord has leased to Tenant that certain tract or parcel of real property, located in Manatee County, Florida, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

2.	Capitalized terms used but not defined herein shall have the meanings attributed to same in the Lease.

3.	The Lease is for a term of twenty (20) years, commencing ____________, 2008. The Lease contains two (2) options to renew and extend the term for ten (10) years each.

4.	Tenant owns the Improvements located at the Premises. Upon the Expiration Date or any earlier termination date of the Lease, (a) title to all Improvements shall immediately vest in Landlord, and (b) as an accommodation to Landlord, Tenant shall convey to Landlord, via both (i) a quit claim deed and (ii) a quit claim bill of sale, Tenant’s entire right, title and interest, if any, in, to and under any Improvements located on the Premises.

G-1

5.	This Memorandum shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns; provided, however, that this Memorandum is solely for public notice and recording purposes and shall not be construed to alter, modify, limit, expand, diminish or supplement any of the terms or provisions of the Lease or any of the rights granted to or covenants made by Landlord or Tenant under the Lease. In the event of any conflict between the terms and provisions of this Memorandum and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

[Remainder of page intentionally left blank. Signature page(s) on the following pages.]

G-2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of ________________, 2008.

Signed, sealed and delivered in the presence of:	LANDLORD:

FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership
Witness signature

By: First Industrial Finance Corporation, a Maryland corporation, its sole general partner
Printed name

By:
Name:
Witness signature	Title:
Post Office Address:

311 South Wacker Drive, Suite 4000 Chicago, Illinois 60606
Printed name

Signed, sealed and delivered in the presence of:	TENANT:

ADESA FLORIDA, LLC, a Florida limited liability company

Witness signature	By:
Paul J. Lips, a manager

Printed name	Post Office Address:

13085 Hamilton Crossing Blvd., Suite 500 Carmel, Indiana 46032
Witness signature

Printed name

STATE OF	)
) SS

G-3

COUNTY OF                     )

The foregoing instrument was acknowledged before me this ____ day of ____________, 2008, by ______________________, the _______________________________of _____________________, on behalf of the ______________________. (He)(She) is personally known to me.

Notary	Public

Name:

My Commission Expires:

[Seal]

STATE OF	)
) SS
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of ____________, 2008, by ______________________, the _______________________________of _____________________, on behalf of the ______________________. (He)(She) is personally known to me.

Notary	Public

Name:

My Commission Expires:

[Seal]

G-4

EXHIBIT A

LEGAL DESCRIPTION

G-5

EXHIBIT H

SCHEDULE OF REQUIRED INSURANCE

Exhibit H - Schedule of Applicable Insurance Coverages

As of August 2008

Policy	Insurance Carrier	Current Policy Term	Coverage	Deductible (All USD)
Workers’ Comp (AOS) - incl. Em. Liab	Liberty Mutual	1/1/08-09	Statutory Limits;	$500,000
Garage Liability (Includes Garage Liability, GKLL, General Liability, Auto Physical Damage, Auto Liability)
Garage - US All States	Liberty Mutual	1/1/08-09	$1M - GKLL; $2M AGG - AL/GL	$500,000
Excess Liability
legal liability, tail coverage	Zurich - Lead	1/1/08-1/1/09	$25M	$1,000,000
Underground Storage Tanks	Zurich	8/13/08-8/13/09	$1M PER / $2M AGGREGATE	$10,000
ALL - Risk Property	LEXINGTON	3/1/08 - 3/1/09	$ 100M	$100,000
Includes:

All Risk Policy with sublimits for accounts receivable automatic coverage, newly acquired, civil& military authority, decontamination expense, Earth Movement, E&O, Fine Arts Leasehold interest, service interruption, transit, valuable papers (See Policy Summary)

Flood - Non High Hazard	LEXINGTON	3/1/08 - 3/1/09	$50M	$100k
Flood - High Hazard	LEXINGTON	3/1/08 - 3/1/09	$2.5M	$1M
Property - CA Earthquake	LEXINGTON	3/1/08 - 3/1/09	$5M	5% of TIV/BI subject to $100k minimum
Includes:	Axis	3/1/08 - 3/1/09	$15M	$—
Excess Earthquake coverage to CA locations
Environmental	ADESA-Zurich	9/20/04 - 9/20/09	$5M PER /$10M AGGREGATE	$250,000
	IAAI - IRG	5/26/2005 - /2010		$250,000

Exhibit 10.11

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA SAN DIEGO, LLC, a California limited liability company, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in San Diego, California, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

1

(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

2

4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc. a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhbit 10.12

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA CALIFORNIA, LLC, a California limited liability company, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in San Diego, California, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc. a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.13

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial Pennsylvania, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA CALIFORNIA, LLC, a California limited liability company, and ADESA SAN DIEGO, LLC, a California limited liability company, each with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (collectively, “Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Sacramento, California, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

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(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of

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Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in

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the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements

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of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc. a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.14

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial Pennsylvania, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA CALIFORNIA, LLC, a California limited liability company, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Tracy, California, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc.
a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.15

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA WASHINGTON, LLC, a Washington limited liability company with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Auburn, Washington, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc.
a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.16

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA TEXAS, INC., a Texas corporation, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Houston, Texas, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc.
a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.17

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA CALIFORNIA, LLC, a California limited liability company, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Mira Loma, California, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc. a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 10.18

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of September 4, 2008, by KAR Holdings, Inc., a Delaware corporation, with an address at 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Guarantor”), to First Industrial Financing Partnership, L.P., a Delaware limited partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Landlord”).

W I T N E S S E T H :

WHEREAS:

A. Landlord has been requested by ADESA FLORIDA, LLC, a Florida limited liability company, with an office at c/o ADESA, Inc., 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032 (“Tenant”), to enter into a Ground Lease dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises located in Bradenton, Florida, as more particularly described in the Lease (the “Premises”).

B. Guarantor is the indirect owner of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

(a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Rent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a Default occurs under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.

(b) Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

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(c) Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate Default under the Lease; provided, however, that if the basis for the occurrence of a default under this Guaranty is the occurrence of a default by Tenant under the Lease, then the default under this Guaranty shall not constitute a Default under the Lease until any applicable notice and cure period to which the Tenant is entitled under the Lease has expired; provided further, however, that under no circumstances shall this provision be construed to entitle Tenant to multiple notices or cure periods in connection with a given default under the Lease.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice to Guarantor of nonpayment, nonperformance or nonobservance by Tenant, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of the obligations of Tenant.

(b) If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period, except as otherwise expressly and specifically provided in the Lease.

(c) Except as otherwise expressly and specifically provided in the Lease, this Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v) any assignment or transfer of all of any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord’s release of any security provided under the Lease, or (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking, entering into or otherwise causing any or all of the foregoing actions or omissions.

(d) Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective notwithstanding that at any time the payment of any amount due under the Lease or this Guaranty may be rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

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4. WAIVERS OF GUARANTOR.

(a) Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all Defaults under the Lease, except to the extent Guarantor is expressly identified as a party to whom notice is to be provided under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

(b) GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OR ALL OF THIS GUARANTY; THE LEASE; ANY CLAIM OF LIABILITY AGAINST OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

5. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a) Guarantor is a Delaware corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or fulfillment of any condition.

(b) To the knowledge of Guarantor, the execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(c) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d) Guarantor’s principal place of business is 13085 Hamilton Crossing Boulevard, Suite 500, Carmel, Indiana 46032.

(e) Guarantor hereby represents and warrants that Guarantor is the indirect owner of Tenant and, as such, will derive substantial economic benefit from the execution and delivery of the Lease.

As used in this Guaranty, references to the “knowledge” of Guarantor means the actual knowledge of each and all of Eric Loughmiller, Warren Byrd and Kevin Neal.

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a) if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Michelle Mallon, with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Ankur Gupta; and

(b) if to Landlord, at Landlord’s address set forth on the signature page of the Lease (with a copy to Landlord’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of Illinois and the federal courts sitting in the State of Illinois and shall be subject to service of process in the State of Illinois with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal or change of venue to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9. FINANCIAL INFORMATION.

(a) Deliveries. Throughout the period of time during which Guarantor submits ‘34 Act filings on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system of the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934, as amended from time to time (“Public Filer”), Guarantor shall have no obligation to furnish Landlord with any financial information and Landlord shall procure and such financial information concerning Guarantor from publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission. In the event that, and at all times while, Guarantor is no longer a Public Filer, then the following requirements shall apply: (i) from time to time during the term of this Guaranty, but not more frequently than once in any consecutive twelve month period (except in the event that Tenant is in Default under the Lease or in the event that Landlord is pursuing a potential sale or refinancing of the Premises), Guarantor shall deliver to Landlord, within ten (10) business days following receipt of Landlord’s written request therefor, the most currently available audited financial statements of Guarantor; and if no such audited financial statements have been theretofore prepared and, therefore, are not available, then Guarantor shall instead deliver to Landlord its most currently available unaudited balance sheet, operating statement, income statement and statements of cash flow and equity; (ii) without the need for Landlord to make any written request therefor, Guarantor shall deliver to Landlord its annual federal tax returns within thirty (30) days after the filing thereof with the Internal Revenue Service; and (iii) upon the delivery of any such financial

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information described in clause (i) above, Guarantor shall, as of the date of each such delivery, be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that such financial information is true, accurate and complete in all material respects, and that, except as specifically stated in writing, there has been no material adverse change in the financial condition of Guarantor from the date that such financial information was prepared through the date such financial information is delivered to Landlord.

(b) Financial Covenant Compliance. To the knowledge of Guarantor, as of the date hereof, Guarantor is not in default (nor has Guarantor received any written notice alleging the occurrence of a default) under any of its financial covenants set forth in any document evidencing or pertaining to its current senior credit facility. For purposes of this Guaranty, any reference to “Senior Debt” shall mean Guarantor’s current senior credit facility, as that facility may be renewed, amended, modified, restated, rearranged or refinanced, and any credit facility into which Guarantor enters during the term of this Guaranty that replaces or provides credit in lieu of that current senior credit facility or any replacement or substitute facility, as the case may be. Guarantor shall provide to Landlord written notice of any default by Guarantor under any of its financial covenants set forth in any document evidencing or pertaining to its Senior Debt (the “Debt Covenants”), such notice to be delivered by Guarantor to Landlord within twenty (20) days after Guarantor first obtains knowledge of such default (a “Debt Covenant Default”) or, if Guarantor is entitled to notice of such Debt Covenant Default under the applicable loan documents, within twenty (20) days after receipt by Guarantor of such notice of such Debt Covenant Default. Notwithstanding the foregoing, throughout the period of time during which the Guarantor is a Public Filer, notice of any Debt Covenant Default by Guarantor shall be deemed given to Landlord in satisfaction of Guarantor’s obligations hereunder if such Debt Covenant Default is disclosed in a form 8-K filed by Guarantor or in any other publicly available information filed with, at the direction of, or pursuant to the requirements of, the Securities and Exchange Commission.

10. ASSIGNMENT; SALE OF ASSETS; CHANGE IN CONTROL. Guarantor shall have the right to freely, and without the obligation to obtain Landlord’s consent thereto, (a) assign (whether directly or indirectly), in whole or in part, this Guaranty, or (b) allow this Guaranty to be transferred, in whole or in part and whether directly or indirectly, by operation of law or by merger or dissolution, or (c) sell, transfer or convey (whether directly or indirectly) some or all of its tangible and intangible assets to any entity that is not controlled by, or under common control with, Guarantor, or (d) transfer a controlling interest (i.e. greater than a forty-nine percent (49.0%) voting or non-voting ownership interest) of stock, membership interests or partnership interests in Guarantor (each of (a) through (d) being referred to herein as a “Transfer”), provided that immediately following the applicable Transfer the successor Guarantor resulting from such Transfer (the “Successor Guarantor”) has a net worth, as determined in accordance with generally accepted accounting principles (“GAAP”), that equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000) (the “Threshold Net Worth”). Guarantor shall provide written notice to Landlord of any Transfer no later than ten (10) days prior to the consummation of the Transfer and, at that time, Guarantor shall also advise Landlord, in writing, whether or not the Successor Guarantor shall satisfy the Threshold Net Worth requirement immediately upon the consummation of the Transfer. Prior to the consummation of the Transfer, Guarantor shall also deliver to Landlord whatever information and documentation Landlord reasonably requests in order to evidence the Successor Guarantor’s net worth, as determined in accordance with GAAP (“GAAP Net Worth”), as such GAAP Net Worth shall exist immediately upon the consummation of the then-pending Transfer. In the event that immediately after any such Transfer, the Successor Guarantor would not have a GAAP Net Worth that equals or exceeds the Threshold Net Worth (a “Net Worth Deficiency”), Guarantor shall have the right to proceed with the then-pending Transfer if and only if Guarantor or the Successor Guarantor deposits, or causes to be deposited, with Landlord a Net Worth Security LC (as defined hereinbelow) prior to the consummation of the then-pending Transfer. Further, following any such Transfer in which a Net Worth Security LC is required to be deposited with Landlord, the Successor Guarantor shall continue to maintain with Landlord a Net Worth Security LC at all such times during the Term in which a Net Worth Deficiency continues to exist on the part of the Successor Guarantor. As used herein, a “Net Worth Security LC” shall mean an irrevocable and unconditional (except as provided in (e) below) standby letter of credit (a) in an amount equal to the amount set forth in the table below opposite the corresponding GAAP Net Worth of the Successor Guarantor, as also set forth in the table below (the “Stated Amount”); (b) issued by a federal or state chartered bank or other financial institution reasonably acceptable to Landlord (the “Issuer”); (c) naming Landlord as beneficiary; (d) having a stated expiration date not earlier than one (1) year after its date of issuance and automatically renewing for one (1) year periods unless the Issuer provides Landlord with at least 60 days’ advance written notice that the Net Worth Security LC will not be renewed; (e) being payable upon presentation of sight drafts accompanied only by Landlord’s statement that it is entitled to the amount drawn in accordance with this Guaranty; and (f) allowing partial and multiple drawings.

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GAAP Net Worth of Successor Guarantor	Stated Amount of Net Worth Security LC
$400,000,000.00 - $449,999,999.99	1 year of then-current Base Rent
$350,000,000.00 - $399,999,999.99	1 1/2 years of then-current Base Rent
$349,999,999.99 or less	2 years of then-current Base Rent

Notwithstanding the foregoing, in the event that: (x) the expiration date of any Net Worth Security LC occurs before the earlier of (i) the date on which Landlord is required to release and return the Net Worth Security LC to Guarantor or the Successor Guarantor, as the case may be, pursuant to the requirements of this Section 10 or (ii) the expiration date of the Lease term, (y) the Issuer has advised Landlord that the Issuer will not automatically renew the Net Worth Security LC; and (z) Guarantor or the Successor Guarantor, as the case may be, fails to deliver to Landlord, at least forty-five (45) days prior to the expiration of such Net Worth Security LC either (A) an amendment thereto extending the expiration date of such Net Worth Security LC for not less than twelve (12) months, or (B) a new Net Worth Security LC, in form and substance in accordance with (a) through (f) above, then Landlord may draw on such Net Worth Security LC and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that either or both (i) Tenant Defaults under the Lease or (ii) Guarantor defaults under this Guaranty (in addition to any other remedies available to Landlord under this Guaranty). If Tenant Defaults under the Lease or Guarantor defaults hereunder, Landlord may, without notice to Guarantor or the Successor Guarantor, as the case may be, draw on the Net Worth Security LC and apply the proceeds in whatever manner Landlord deems appropriate, in addition to any and all other remedies available to Landlord under the Lease and this Guaranty. In the event Landlord draws against the Net Worth Security LC, Guarantor shall, upon demand, at Guarantor’s option, immediately either (aa) deposit with Landlord a sum of cash equal to amount drawn under the Net Worth Security LC or (bb) deliver to Landlord an additional Net Worth Security LC in an amount equal to the amount drawn. Landlord may deliver the Net Worth Security LC to any purchaser or other assignee of Landlord’s interest in the Premises, whereupon Landlord shall be discharged from any further liability with respect to the Net Worth Security LC. In the event that Landlord exercises its rights under the preceding sentence, Guarantor shall fully cooperate with Landlord, in all reasonable respects, to cause the Net Worth Security LC to be assigned and conveyed to, or reissued to, such purchaser. The Successor Guarantor will be solely responsible for any fees or charges imposed in connection with the issuance or replacement of the Net Worth Security LC, and Landlord will be solely responsible for any bank fees or charges imposed in connection with any transfer or reissuance of the Net Worth Security LC that occurs in connection with an assignment of the Lease and this Guaranty.

Provided that no Default under the Lease then exists and no default under this Guaranty then exists, Landlord will deliver the Net Worth Security LC to the Issuer for cancellation within thirty (30) days after the first to occur of (1) the expiration of the Lease term or (2) such sooner date on which the Successor Guarantor demonstrates, to the reasonable satisfaction of Landlord, that the Successor Guarantor has a GAAP Net Worth that equals or exceeds the Threshold Net Worth and has maintained a GAAP Net Worth that equals or exceeds the Threshold Net Worth for six (6) consecutive calendar months.

If, at any time or from time to time during any period that Landlord is holding a Net Worth Security LC, the Base Rent (as defined in the Lease) increases pursuant to the requirements of the Lease, then within fifteen (15) business days of the date on which the Base Rent adjustment occurs under the Lease, Guarantor shall deliver to Landlord either (AA) an amendment to the Net Worth Security LC, increasing the amount thereto to an amount that satisfies the requirements of the table set forth above, based on the then-current annual Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued) or (BB) a new Net Worth Security LC, in form and substance in accordance with the requirements of (a) through (f) above, but in an amount that satisfies the requirements of the table set forth above, based on the then-current Base Rent due under the Lease (and assuming that Guarantor’s GAAP Net Worth is the same amount as it was when the Net Worth Security LC was originally issued).

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11. MISCELLANEOUS.

(a) Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part to any successor to Landlord’s interest under the Lease. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns; provided, however, in the event of any such assignment of this Guaranty by Landlord, Guarantor shall have no obligation hereunder to Landlord’s successors or assigns until such time as Guarantor shall have received written notice from Landlord of any such assignment.

(b) Guarantor promises to pay all of Landlord’s expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Landlord in enforcing the terms and conditions of this Guaranty.

(c) Guarantor shall, from time to time within ten (10) business days after receipt of Landlord’s written request therefor, but not more than once per calendar year during the Term (except that such obligation shall not be subject to a once per year annual limitation in the event of (i) a Default by Tenant under the Lease, (ii) a default by Guarantor hereunder, (iii) a potential sale or financing of the Premises by Landlord), execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d) If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e) The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f) Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g) Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h) The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Illinois, without giving effect to the principles of conflicts of law.

(i) The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

KAR Holdings, Inc.
a Delaware corporation

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Its:	EVP, General Counsel & Secretary

Exhibit 99.1

For Immediate Release

Eric Loughmiller

Executive Vice President & Chief Financial Officer

(317) 249-4254

eric.loughmiller@adesa.com

KAR Holdings, Inc. Announces Sale and Leaseback Transaction

Carmel, IN, September 9, 2008 — KAR Holdings, Inc. announced today the completion of the sale and leaseback of land at seven used vehicle auctions located in the states of California, Florida, Texas and Washington. The company received net cash proceeds of approximately $73.1 million from the sale of the land. The transaction includes lease agreements with initial terms of 20 years each, plus multiple renewal options. The properties will continue to house ADESA’s used vehicle auctions. KAR Holdings, Inc. will utilize 50% of the net proceeds to repay debt in accordance with terms of its Senior Credit Agreement.

“The sale and leaseback of land at these seven used vehicle auctions allows KAR Holdings to monetize valuable real estate and use the proceeds to repay debt and fund growth initiatives,” said Eric Loughmiller, Executive Vice President and Chief Financial Officer for KAR Holdings, Inc.

Additionally, KAR Holdings, Inc. has entered into a purchase and sale agreement for the sale and leaseback of its ground leasehold interest in the land at one of its used vehicle auctions located in Georgia, the closing for which is expected to occur at the end of September, 2008.

About KAR Holdings, Inc.

KAR Holdings, Inc. is the holding company for ADESA, a leading provider of wholesale used vehicle auctions whose operations span North America with 62 used vehicle sites, Insurance Auto Auctions, Inc., a leader in total automotive loss control and specialty salvage services in the United States whose operations span North America with 149 sites and Automotive Finance Corporation, a leading capital funding source for the used vehicle industry with 96 sites across North America. For further information on KAR Holdings Inc., ADESA, Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at http://www.karholdingsinc.com.